IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE
___________________________
IN RE:                     )
                           )  Chapter 11
OWENS CORNING, et al.,     )
                           )  Case No. 00-03837 (JKF)
                  Debtors. )
                           )  Jointly Administered
___________________________)

                              Related to Docket Nos. 7438, 7999, 8460, and 8461 Hearing Date: August 27, 2003 at 9:00 a.m. Objection Deadline: August 22, 2003 at 4:00 p.m.

         DISCLOSURE STATEMENT WITH RESPECT TO THIRD AMENDED JOINT PLAN
                    OF REORGANIZATION FOR OWENS CORNING AND
               ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

SAUL EWING LLP                              SKADDEN, ARPS, SLATE, MEAGHER
Norman L. Pernick (I.D. # 2290)             & FLOM LLP
J. Kate Stickles (I.D. # 2917)              Ralph Arditi
222 Delaware Avenue                         D.J. Baker
P.O. Box 1266                               Four Times Square
Wilmington, DE 19899-1266                   New York, NY 10036-6522
(302) 421-6800                              (212) 735-3000

Charles O. Monk, II                         Special Counsel to Debtors
Jay A. Shulman                              and Debtors-in-Possession
Edith K. Altice
100 South Charles Street                    COVINGTON & BURLING
Baltimore, MD 21201-2773                    1201 Pennsylvania Avenue, N.W.
(410) 332-8600                               Mitchell F. Dolin
                                            Anna P. Engh
Adam H. Isenberg                            Washington, D.C. 20004-2401
MaryJo Bellew                               (202) 662-6000
Centre Square West
1500 Market Street, 38th Floor              Special Insurance Counsel to Debtors
Philadelphia, PA 19102-2186                 and Debtors-in-Possession
(215) 972-7777

Attorneys for the Debtors and
Debtors-in-Possession





KAYE SCHOLER LLP                            CAPLIN & DRYSDALE, CHARTERED
Michael J. Crames                           Elihu Inselbuch
Jane W. Parver                              399 Park Avenue
Andrew A. Kress                             New York, NY 10022
Edmund M. Emrich                            (212) 319-7125
425 Park Avenue
New York, NY 10022                          Peter Van N. Lockwood
(212) 836-8000                              Julie W. Davis
                                            One Thomas Circle, N.W.
YOUNG, CONAWAY,                             Washington, D.C. 20005
STARGATT & TAYLOR LLP                       (202) 862-5000
James L. Patton, Jr. (I.D. # 2202)
Edwin J. Harron (I.D. # 3396)               CAMPBELL & LEVINE, LLC
The Brandywine Building                     Marla Eskin  (I.D. # 2989)
1000 West Street, 17th Floor                Mark T. Hurford (I.D. # 3299)
P.O. Box 391                                800 King Street
Wilmington, DE 19899-0391                   Wilmington, DE 19801
(302) 571-6600                              (302) 426-1900

Attorneys for James J. McMonagle,           Attorneys for the Official
Legal Representative for Future Claimants   Committee of Asbestos Claimants

Dated as of August 8, 2003

                               TABLE OF CONTENTS


                                                                                                               Page
PREFATORY SECTIONS

NOTICE WITH RESPECT TO INJUNCTIONS................................................................................i
DISCLAIMER.......................................................................................................ii
NOTE ON DEFINED TERMS............................................................................................iv
SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS......................................................................v

I.       INTRODUCTION.............................................................................................1
II.      PLAN VOTING INSTRUCTIONS AND PROCEDURES..................................................................2
         A.       Definitions.....................................................................................2
         B.       Notice to Holders of Claims and Interests.......................................................2
         C.       Solicitation Package............................................................................4
         D.       Voting Procedures, Ballots and Voting Deadline..................................................4
         E.       Confirmation Hearing and Deadline for Objections to Confirmation................................5
III.     GENERAL INFORMATION CONCERNING THE DEBTORS...............................................................5
         A.       History and Description of Business.............................................................5
         B.       Financial Structure of the Company at the Petition Date........................................11
IV.      BACKGROUND OF ASBESTOS-RELATED LITIGATION...............................................................17
         A.       Pre-Petition Claims Against OCD................................................................17
         B.       Pre-Petition Claims Against Fibreboard.........................................................17
         C.       National Settlement Program....................................................................18
         D.       Establishment of Financial Reserves for Asbestos Liability;
                  Estimation of Asbestos Liability...............................................................23
V.       CHAPTER 11 CASES........................................................................................26
         A.       Events Leading to the Chapter 11 Filings.......................................................26
         B.       The Chapter 11 Filings.........................................................................27
         C.       Continuation of Business; Stay of Litigation...................................................28
         D.       Professionals Retained in the Chapter 11 Cases.................................................28
         E.       "First Day" and Other Orders...................................................................38
         F.       Significant Events During the Chapter 11 Cases.................................................39
         G.       Avoidance Actions In the Chapter 11 Cases......................................................83
VI.      FUTURE BUSINESS OF THE REORGANIZED DEBTORS..............................................................91
         A.       Structure and Business of the Reorganized Debtors..............................................91
         B.       Board of Directors and Management of Reorganized Debtors.......................................92
         C.       Terms of Certificate of Incorporation of Reorganized OCD......................................102
         D.       Projected Financial Information...............................................................103
VII.     SUMMARY OF THE PLAN OF REORGANIZATION..................................................................104
         A.       Structure of the Plan.........................................................................105
         B.       Substantive Consolidation under the Plan......................................................106
         C.       Classification and Treatment of Claims and Interests..........................................108
         D.       Summary of Debt to be Incurred, Securities to be Issued and
                  Other Consideration Under the Plan; Execution of Related Documents............................127
         E.       Distributions under the Plan..................................................................130
         F.       Treatment of Executory Contracts and Unexpired Leases.........................................135
         G.       Resolution and Treatment of Disputed, Contingent, and Unliquidated
                  Claims........................................................................................140
         H.       Exit Facility.................................................................................141
         I.       Conditions Precedent to Confirmation and Effectiveness of the Plan............................141
         J.       Certain Releases and Injunctions Under the Plan...............................................148
         K.       Summary of Other Provisions of the Plan.......................................................154
         L.       Effects of Confirmation.......................................................................156
         M.       Retention of Jurisdiction.....................................................................161
         N.       Revesting of Assets...........................................................................163
         O.       Rights of Action..............................................................................163
         P.       Payment of Statutory Fees.....................................................................164
         Q.       Post-Consummation Operations of the Debtors...................................................164
VIII.    THE ASBESTOS PERSONAL INJURY TRUST.....................................................................164
         A.       General Description of the Asbestos Personal Injury Trust.....................................165
         B.       Asbestos Personal Injury Trust Distribution Procedures........................................170
         C.       The Asbestos Personal Injury Permanent Channeling Injunction..................................187
IX.      THE FB ASBESTOS PROPERTY DAMAGE TRUST..................................................................188
         A.       General Description of the FB Asbestos Property Damage Trust..................................189
         B.       FB Asbestos Property Damage Claims Procedures.................................................192
         C.       Injunction Channeling FB Asbestos Property Damage Claims......................................195
X.       THE LITIGATION TRUST...................................................................................195
         A.       General Description of the Litigation Trust...................................................195
         B.       Distributions of Litigation Trust Recoveries..................................................197
XI.      REGISTRATION RIGHTS/RESTRICTIONS ON TRANSFERS OF
         CORPORATE SECURITIES AND CERTAIN CLAIMS................................................................198
XII.     APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS.....................................................199
         A. Offer and Sale of New OCD Securities Pursuant to the Plan:
                  Bankruptcy Code Exemption from Registration Requirements......................................199
         B.       Subsequent Transfers of New OCD Securities....................................................200
XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
         OF THE PLAN............................................................................................202
         A.       Federal Income Tax Consequences to the Debtors................................................203
         B.       Federal Income Tax Consequences to Claim Holders..............................................206
         C.       Importance of Obtaining Professional Tax Assistance...........................................213
XIV.     FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS................................................213
         A.       Feasibility of the Plan.......................................................................213
         B.       Acceptance of the Plan........................................................................215
         C.       Best Interests Test...........................................................................216
         D.       Liquidation Analysis..........................................................................217
         E.       Valuation of the Reorganized Debtors..........................................................217
         F.       Application of the "Best Interests" of Creditors Test to the Liquidation
                  Analysis and the Valuation....................................................................224
         G.       Confirmation Without Acceptance of All Impaired Classes:
                  "Cramdown"....................................................................................224
XV.      CERTAIN RISK FACTORS TO BE CONSIDERED..................................................................225
         A.       Certain Factors Relating to the Chapter 11 Proceedings........................................225
         B.       Certain Factors Relating to Securities to be Issued Pursuant to the Plan......................226
         C.       Certain Factors Relating to the Reorganized Debtors...........................................227
XVI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF
         THE PLAN...............................................................................................230
         A.       Alternative Plan(s) of Reorganization or Liquidation..........................................230
         B.       Liquidation Under Chapter 7 or Chapter 11.....................................................230
XVII.    THE SOLICITATION; VOTING PROCEDURE.....................................................................232
         A.       Parties in Interest Entitled to Vote..........................................................232
         B.       Classes Impaired under the Plan...............................................................233
         C.       Waivers of Defects, Irregularities, etc.......................................................233
         D.       Withdrawal of Ballots; Revocation.............................................................233
         E.       Further Information; Additional Copies........................................................234
XVIII.   RECOMMENDATION AND CONCLUSION..........................................................................235

                      NOTICE WITH RESPECT TO INJUNCTIONS

THE THIRD AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION (THE "PLAN"), WHICH IS ATTACHED AS APPENDIX A TO THIS DISCLOSURE STATEMENT, CONTAINS AN ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION UNDER 11 U.S.C. ss. 524(g). THE PLAN ALSO CONTAINS AN INJUNCTION UNDER 11 U.S.C. ss. 105, WHICH CHANNELS ALL ASBESTOS PROPERTY DAMAGE CLAIMS AGAINST FIBREBOARD CORPORATION, AN INJUNCTION UNDER 11 U.S.C. ss. 105 WITH RESPECT TO CLAIMS AGAINST THE HARTFORD ENTITIES AND AN INJUNCTION WITH RESPECT TO CLAIMS AGAINST RELATED PERSONS OF THE DEBTORS BY HOLDERS OF CLAIMS WHO VOTE IN FAVOR OF THE PLAN, WHICH ARE INJUNCTIONS AGAINST CONDUCT NOT OTHERWISE ENJOINED UNDER THE BANKRUPTCY CODE. FOR A DESCRIPTION OF THE ACTS TO BE ENJOINED AND THE IDENTITY OF THE ENTITIES THAT WOULD BE SUBJECT TO EACH OF THESE INJUNCTIONS, SEE THE FOLLOWING SECTIONS OF THIS DISCLOSURE STATEMENT:

(1) THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION: SECTION VIII.C OF THIS DISCLOSURE STATEMENT ENTITLED "THE ASBESTOS PERSONAL INJURY TRUST--THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION" AND
SECTION 5.14(b) OF THE PLAN;

(2) THE INJUNCTION CHANNELING FB ASBESTOS PROPERTY DAMAGE CLAIMS: SECTION IX.C OF THIS DISCLOSURE STATEMENT ENTITLED "THE FB ASBESTOS PROPERTY DAMAGE TRUST-- INJUNCTION CHANNELING FB ASBESTOS PROPERTY DAMAGE CLAIMS " AND SECTION 3.3(g) OF THE PLAN;

(3) THE INJUNCTION WITH RESPECT TO CLAIMS AGAINST THE HARTFORD ENTITIES:
SECTION VII.J.6 OF THIS DISCLOSURE STATEMENT ENTITLED "INJUNCTION WITH RESPECT TO CLAIMS AGAINST THE HARTFORD ENTITIES" AND SECTION 5.13(d) OF THE PLAN; AND

(4)THE INJUNCTION WITH RESPECT TO CLAIMS AGAINST RELATED PERSONS OF THE DEBTORS BY HOLDERS OF CLAIMS WHO VOTE IN FAVOR OF THE PLAN: SECTION VII. J.2 OF THIS DISCLOSURE STATEMENT ENTITLED "CERTAIN RELEASES AND INJUNCTIONS UNDER THE PLAN -- RELEASES BY HOLDERS OF CLAIMS AND INTERESTS" AND SECTION VII. J.3 ENTITLED "INJUNCTIONS RELATED TO RELEASES" AND SECTIONS 5.13(b) AND (c) OF THE PLAN.


                                  DISCLAIMER

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE THIRD AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION (THE "PLAN"), FILED BY OWENS CORNING ("OCD") AND THOSE ENTITIES LISTED ON SCHEDULE I OF THE PLAN (COLLECTIVELY, THE "SUBSIDIARY DEBTORS" AND, TOGETHER WITH OCD, THE "DEBTORS"), JAMES J. MCMONAGLE, THE LEGAL REPRESENTATIVE FOR FUTURE CLAIMANTS ("FUTURE CLAIMANTS' REPRESENTATIVE"), AND THE OFFICIAL COMMITTEE OF ASBESTOS CLAIMANTS ("ASBESTOS CLAIMANTS' COMMITTEE") (THE DEBTORS, THE FUTURE CLAIMANTS' REPRESENTATIVE, AND THE ASBESTOS CLAIMANTS' COMMITTEE, COLLECTIVELY, THE "PLAN PROPONENTS"). THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ANNEXED TO THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME BEFORE OR AFTER THE DATE HEREOF.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE, 11 U.S.C. ss.ss. 101-1330 (AS AMENDED, THE "BANKRUPTCY CODE") AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE (THE "BANKRUPTCY RULES") AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS.

         EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR THE SECURITIES REGULATORS OF ANY STATE, AND NEITHER THE SEC NOR ANY STATE REGULATORS HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF OR CLAIMS AGAINST OCD OR ANY OF THE SUBSIDIARY DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, OCD OR ANY OF THE SUBSIDIARY DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AT THIS TIME. A HEARING TO CONSIDER THE ADEQUACY OF THIS DISCLOSURE STATEMENT UNDER SECTION 1125 OF THE BANKRUPTCY CODE HAS BEEN SET BY THE BANKRUPTCY COURT FOR AUGUST 27, 2003 AT 9:00 A.M. AS MAY BE CONTINUED FROM TIME TO TIME BY THE BANKRUPTCY COURT. THE PLAN PROPONENTS RESERVE THE RIGHT TO MODIFY OR SUPPLEMENT THIS DISCLOSURE STATEMENT PRIOR TO AND UP TO THE TIME OF THE CONCLUSION OF SUCH HEARING.

                             NOTE ON DEFINED TERMS

         For purposes of this Disclosure Statement, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan, attached to the Disclosure Statement as Appendix A, except as expressly provided or unless the context clearly requires otherwise. A Glossary of Additional Terms is attached to this Disclosure Statement as Appendix A-1. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Disclosure Statement that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code.


                                     SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS

         The treatment of each of the Classes is summarized as follows:

--------------------- ---------------------------- ------------- -------------------- --------------------------------
CLASS                 DESCRIPTION                  TREAT-        ESTIMATED            ESTIMATED RECOVERY
                                                   MENT          ALLOWED
                                                                 CLAIMS
                                                                 (in millions)
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Unclassified          DIP Facility Claims          N/A           $0                   100%
Claims
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Unclassified          Administrative Claims        N/A           $46                  100%
Claims
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Unclassified          Priority Tax Claims          N/A           Up to $135           100%
Claims
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 1 Claims        Other Priority Claims        Unimpaired    $0                   100%
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 2A Claims       Other Secured Tax Claims     Unimpaired    $5                   100%
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 2B Claims       Other Secured Claims         Unimpaired    $6                   100%
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 3 Claims        Convenience Claims           Impaired      $18                  100%

--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 4 Claims        Bank Holders Claims          Impaired      $1,472 to $1,577     See attachment to this Chart

--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 5 Claims        Bondholders Claims           Impaired      $1,389               See attachment to this Chart

--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 6 Claims        General Unsecured Claims     Impaired      $323 to $687         See attachment to this Chart
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 7 Claims        OC Asbestos Personal         Impaired      See attachment to    See attachment to this Chart
                      Injury Claims                              this Chart
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 8 Claims        FB Asbestos Personal         Impaired      See attachment to    See attachment to this Chart
                      Injury Claims                              this Chart
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 9 Claims        FB Asbestos Property         Impaired      $2 to $7             100%
                      Damage Claims
--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 10 Claims       Intercompany Claims          Impaired      N/A                  0%

--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 11 Claims       Subordinated Claims          Impaired      N/A                  0%

--------------------- ---------------------------- ------------- -------------------- --------------------------------
Class 12 Interests    OCD Interests                Impaired      N/A                  0%

--------------------- ---------------------------- ------------- -------------------- --------------------------------



---------------------------------------------- -----------------------------------------------------------------------
Class Description                              Treatment Under Plan
---------------------------------------------- -----------------------------------------------------------------------

---------------------------------------------- -----------------------------------------------------------------------
Unclassified Claims
---------------------------------------------- -----------------------------------------------------------------------

---------------------------------------------- -----------------------------------------------------------------------
         DIP Facility Claims                   The Plan provides for DIP Facility Claims to be paid in full.  On, or as soon as reasonably practicable after, the latest of (i) the
         Estimated Allowed Claims:  $0         Initial Distribution Date, (ii) the date on which a DIP Facility
                                               Claim becomes an Allowed DIP Facility Claim or (iii) the date on
         Estimated Recovery:  100%             which a DIP Facility Claim becomes payable pursuant to any agreement between a Debtor and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (a) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing.
---------------------------------------------- -----------------------------------------------------------------------
         Administrative Claims                 The Plan generally provides for Administrative Claims to be paid in full.  Except as otherwise provided in the Plan and subject to the
         Estimated Allowed Claims:             requirements of the Plan, on, or as soon as reasonably practicable
         $46 million                           after, the latest of (i) the Initial Distribution Date, (ii) the date on which an Administrative Claim becomes an Allowed Administrative
         Estimated Recovery:  100%             Claim or (iii) the date on which an Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative
                                               Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim
                                               (a) Cash equal to the unpaid portion of such Allowed Administrative
                                               Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing; provided, however, that Allowed
                                               Administrative Claims with respect to liabilities incurred by a
                                               Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.
---------------------------------------------- -----------------------------------------------------------------------
         Priority Tax Claims                   Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Distribution Date
         Estimated Allowed Claims:             or has agreed in writing to a different treatment, each holder of an
         Up to $135 million                    Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed
         Estimated Recovery:  100%             Priority Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Priority Tax Claim, including any interest on such Allowed Class 2A Claims required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Initial
                                               Distribution Date and the date such Priority Tax Claim becomes an
                                               Allowed Claim, or as soon thereafter as is practicable, (ii) deferred
                                               Cash payments, having a value as of the Effective Date equal to such
                                               Allowed Priority Tax Claim, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or
                                               (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing.
---------------------------------------------- -----------------------------------------------------------------------
Unimpaired Classes of Claims
---------------------------------------------- -----------------------------------------------------------------------

---------------------------------------------- -----------------------------------------------------------------------
         Class 1 -Other Priority Claims        Class 1 consists of all Allowed Claims entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than
         Estimated Allowed Claims:  $0         DIP Facility Claims, Administrative Claims or Priority Tax Claims.

         Estimated Recovery:  100%             On, or as soon as reasonably practicable after, the latest of (i) the
                                               Initial Distribution Date, (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, or (iii) the date on which such
                                               Class 1 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 1 Claim, each holder of an
                                               Allowed Class 1 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1
                                               Claim (a) Cash equal to the unpaid portion of such Allowed Class 1
                                               Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing.  All Allowed Class 1 Claims which are not by their terms due and payable on or before the
                                               Effective Date will be paid in the ordinary course of business in accordance with the terms thereof.

                                               Class 1 Claims are Unimpaired. Holders of Claims in Class 1
                                               will be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
Unimpaired Classes of Claims
---------------------------------------------- -----------------------------------------------------------------------

---------------------------------------------- -----------------------------------------------------------------------
         Class 2A - Other Secured Tax          Class 2A consists of all Claims which otherwise would be tax claims
         Claims                                entitled to priority under Section 507(a)(8) of the Bankruptcy
                                               Code, but which are secured by a valid and unavoidable Encumbrance in
         Estimated Allowed Claims:             or on any of the Debtors' property (to the extent of the value of the
         $5 million                            Claim holder's interest in the Debtors' property, as determined pursuant to Section 506 of the Bankruptcy Code).

         Estimated Recovery:  100%             Except to the extent that a holder of an Allowed Other Secured Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an
                                               Allowed Other Secured Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed
                                               Other Secured Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Other Secured Tax Claim on the later of the Initial Distribution Date and the date such Other Secured Tax
                                               Claim becomes an Allowed Claim, or as soon thereafter as is practicable,
                                               (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Other Secured Tax Claim, over a period not exceeding six (6) years after the assessment of the tax on which such
                                               Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable
                                               Debtor and such holder shall have agreed in writing.

                                               Each holder of an Allowed Class 2A Claim shall retain the Encumbrances
                                               (or replacement Encumbrances as may be contemplated under nonbankruptcy law) securing its Allowed Class 2A Claim as of the Effective Date until full and final payment of such Allowed Class 2A Claim is made as provided in the Plan, and upon such full and final payment, such
                                               Encumbrances shall be deemed null and void and shall be unenforceable for all purposes.

                                               Although for Unsecured Claims, a Claim becomes Allowed unless objected to by the Claims Objection Deadline, the Debtors' failure to object to any Class 2A Claim in the Chapter 11 Cases will be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere will preclude the Debtors or Reorganized
                                               Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral notwithstanding a failure to file an objection by the Claims Objection Deadline.

                                               Class 2A Claims are Unimpaired. Holders of Claims in Class 2A will be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------

---------------------------------------------- -----------------------------------------------------------------------
Class Description                              Treatment Under Plan
---------------------------------------------- -----------------------------------------------------------------------

---------------------------------------------- -----------------------------------------------------------------------
         Class 2B -Other Secured Claims        Class 2B consists of Claims secured by a valid Encumbrance in or on any of the Debtors' property, which is not void or voidable under the
         Estimated Allowed Claims:             Bankruptcy Code or any other applicable law, to the extent of the
         $6 million                            value of the Claim holder's interest in the Debtors' property, but excluding the Other Secured Tax Claims.

         Estimated Recovery:  100%             On, or as soon as reasonably practicable after, the latest of (i) the
                                               Initial Distribution Date, (ii) the date on which such Class 2B Claim becomes an Allowed Class 2B Claim or (iii) the date on which such Class
                                               2B Claim becomes due and payable pursuant to any agreement between a
                                               Debtor and the holder of an Allowed Class 2B Claim, each holder of an
                                               Allowed Class 2B Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2B
                                               Claim, at the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Class 2B Claim, (b) Reinstatement of the legal equitable and contractual rights of the holder of such Allowed
                                               Class 2B Claim, subject to the provisions of Article VII of the Plan, or
                                               (c) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

                                               Although for Unsecured Claims, a Claim becomes Allowed unless objected to by the Claims Objection Deadline, the Debtors' failure to object to any Class 2B Claim in the Chapter 11 Cases will be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere will preclude the Debtors or Reorganized
                                               Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral notwithstanding a failure to file an objection by the Claims Objection Deadline.

                                               Class 2B Claims are Unimpaired. Holders of the Claims in Class 2B are
                                               deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
Impaired Classes of Claims
---------------------------------------------- -----------------------------------------------------------------------

---------------------------------------------- -----------------------------------------------------------------------
         Class 3 -Convenience Claims           Class 3 consists of all Claims against any of the Debtors that would otherwise be classified as a Class 6 Claim, which (i) is in an amount
         Estimated Allowed Claims (after       that is equal to or less than $5,000 or (ii) on the Ballot has been
         adjustment to account for Holders     reduced to $5,000 by the holder of such Claim.
         of Convenience Claims in amounts
         greater than $5,000 who elect to      On, or as soon as reasonably practicable after, the latest of (i) the
         opt                                   Initial Distribution Date, (ii) the date on which such Class 3 Claim becomes
         into Class 3):                        an Allowed Class 3 Claim, or (iii) the date on which such Class 3 Claim
         $18 million                           becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 3 Claim, each holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement, release and discharge of and in
         Estimated Recovery:  100%             exchange for such Allowed Class 3 Claim (a) Cash equal to the amount of such Allowed Class 3 Claim or (b) such other treatment as the applicable
                                               Debtor and such holder shall have agreed in writing.

                                               Any holder of a Claim in Class 6 that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting
                                               Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such
                                               Claim.

                                               Class 3 Claims are Impaired. Holders of the Claims in Class 3 are
                                               entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
Impaired Classes of Claims
---------------------------------------------- -----------------------------------------------------------------------

---------------------------------------------- -----------------------------------------------------------------------
         Class 4 -Bank Holders Claims          Class 4 consists of Claims held by the Bank Holders arising under or as a result of the Debtors' obligations under the 1997 Credit
         Estimated Allowed Claims:             Agreement (the "Bank Holders Claims" or "Class 4 Claims").
         $1,472 million to $1,577 million
                                               On, or soon as reasonably practicable after, the latest of (i) the
         Estimated Recovery:                   Initial Distribution Date, (ii) the date on which such Class 4 Claim
         See Attached Chart                    becomes an Allowed Class 4 Claim, or (iii) the date on which such Class
                                               4 Claim becomes due and payable pursuant to any agreement between a
                                               Debtor and a holder of a Class 4 Claim, each holder of an Allowed Class
                                               4 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 4 Claim such holder's Pro Rata share of the portion of the Combined Distribution
                                               Package equal to the Class 4 Initial Distribution Percentage.

                                               In addition, on or as soon as reasonably practicable after the Final
                                               Distribution Date, each holder of an Allowed Class 4 Claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 4
                                               Final Distribution Percentage of Excess Available Cash, (ii) Excess
                                               Senior Notes in an aggregate principal amount equal to the Class 4 Final
                                               Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 4
                                               Final Distribution Percentage of the Excess New OCD Common Stock, and
                                               (iv) Cash in an amount equal to the Class 4 Final Distribution
                                               Percentage of the Excess Litigation Trust Recoveries.

                                               Class 4 Claims are Impaired. To the extent and in the man-ner provided in the Voting Procedures Order, holders of the Claims in Class 4 are entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
         Class 5 -Bondholders Claims           Class 5 consists of Claims held by the Bondholders arising under or as a result of the Debtors' obligations under the Pre-petition Bonds
         Estimated Allowed Claims:             (the "Bondholders Claims" or "Class 5 Claims").
         $1,389 million
                                               On, or as soon as reasonably practicable after, the later of (i) the
         Estimated Recovery:                   Initial Distribution Date, (ii) the date on which such Class 5 Claim
         See Attached Chart                    becomes an Allowed Class 5 Claim, or (iii) the date on which such
                                               Class 5 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 5 Claim, each holder of an Allowed
                                               Class 5 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 5 Claim such holder's Pro Rata share of the portion of the Combined Distribution
                                               Package equal to the Class 5 Initial Distribution Percentage.

                                               In addition, on or as soon as reasonably practicable after the Final
                                               Distribution Date, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 5
                                               Final Distribution Percentage of Excess Available Cash, (ii) Excess
                                               Senior Notes in an aggregate principal amount equal to the Class 5 Final
                                               Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 5
                                               Final Distribution Percentage of the Excess New OCD Common Stock, and
                                               (iv) Cash in an amount equal to the Class 5 Final Distribution
                                               Percentage of the Excess Litigation Trust Recoveries.

                                               Holders of Class 5 Bond Holder Claims may have their distributions under the Plan reduced to the extent Pre-petition Indenture Trustees exercise any applicable rights under the Pre-petition Bond Indentures to recover their costs and/or expenses from the distributions to be paid to Holders of Class 5 Bond Holder Claims under the Plan. Any payment of such costs or expenses will commensurately reduce the recovery realized under the
                                               Plan by holders of Class 5 Bond Holder Claims.

                                               Class 5 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 5 are entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
         Class 6 - General Unsecured           Class 6 consists of those Claims against the Debtors that are General
         Claims                                Unsecured Claims, which are Claims against any of the Debtors that
         Estimated Allowed Claims:             are not a DIP Facility Claim, an Administrative Claim, a Priority Tax
         $323 million to $687 million          Claim, an Other Priority Claim, an Other Secured Tax Claim, an Other
                                               Secured Claim, a Convenience Claim, a Bank Holders Claim, a
         Estimated Recovery:                   Bondholders Claim, an OC Asbestos Personal Injury Claim, an FB
         See Attached Chart                    Asbestos Personal Injury Claim, an FB Asbestos Property Damage Claim,
                                               an Intercompany Claim or an OCD Interest. General Unsecured Claims
                                               include, without limitation, all Environmental Claims and OC Asbestos
                                               Property Damage Claims ("General Unsecured Claims" or "Class 6 Claims").

                                               On, or as soon as reasonably practicable after, the later of (i) the
                                               Initial Distribution Date, (ii) the date on which such Class 6 Claim becomes an Allowed Class 6 Claim, or (iii) the date on which such Class
                                               6 Claim becomes due and payable pursuant to any agreement between a
                                               Debtor and a holder of a Class 6 Claim, each holder of an Allowed Class
                                               6 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 6 Claim such holder's Pro Rata share of the portion of the Combined Distribution
                                               Package equal to the Class 6 Initial Distribution Percentage.

                                               In addition, on or as soon as reasonably practicable after the Final
                                               Distribution Date, each holder of an Allowed Class 6 Claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 6
                                               Final Distribution Percentage of Excess Available Cash, (ii) Excess
                                               Senior Notes in an aggregate principal amount to the Class 6 Final
                                               Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 6
                                               Final Distribution Percentage of the Excess New OCD Common Stock, and
                                               (iv) Cash in an amount equal to the Class 6 Final Distribution
                                               Percentage of the Excess Litigation Trust Recoveries.

                                               Class 6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 6 are entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
         Class 7 -OC Asbestos Personal         Class 7 consists of OC Asbestos Personal Injury Claims ("Class 7 Claims").
         Injury Claim

         Estimated Allowed Claims:             An "OC Asbestos Personal Injury Claim" means any present or future
         See Attached Chart                    right to payment, claim, remedy, liability or Demand against any OC
                                               Person for death, bodily injury, or other personal damages (whether
         Estimated Recovery:                   physical, emotional or otherwise), whether or not such right, claim,
         See Attached Chart                    remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any OC
                                               Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Personal Injury Claims (i) include OC Indirect
                                               Asbestos PI Trust Claims and Unpaid OC Resolved Asbestos Personal Injury
                                               Claims, but (ii) exclude OC Resolved Asbestos Personal Injury Claims, OC
                                               Asbestos Property Damage Claims, OC Indirect Asbestos Property Damage
                                               Claims, workers' compensation claims, FB Asbestos Personal Injury
                                               Claims, FB Indirect Asbestos PI Trust Claims, FB Asbestos Property
                                               Damage Claims, and FB Indirect Asbestos Property Damage Claims.

                                               All Class 7 Claims will be channeled to the Asbestos Personal Injury
                                               Trust, and shall be processed, liquidated and paid pursuant to the terms and provisions of the Asbestos Personal Injury Trust Distribution
                                               Procedures and the Asbestos Personal Injury Trust Agreement. The sole recourse of the holder of a Class 7 Claim shall be the Asbestos Personal
                                               Injury Trust, and such holder shall have no right whatsoever at any time to assert its Claim or Demand against any Protected Party. Without limiting the foregoing, on the Effective Date, all persons shall be permanently and forever stayed, restrained, and enjoined from taking any
                                               Enjoined Actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Class 7
                                               Claim (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between the Debtors or Reorganized Debtors and the Asbestos
                                               Personal Injury Trust, which actions shall be in conformity and compliance with the provisions of the Plan.)

                                               The Asbestos Personal Injury Trust will be funded as follows:

                                               On the Effective Date, or as soon as practicable after, the Reorganized
                                               Debtors shall irrevocably transfer and assign to the Asbestos Personal
                                               Injury Trust for allocation to the OC Sub-Account the following: (i) the portion of the Combined Distribution Package equal to the Class 7
                                               Initial Distribution Percentage, (ii) the OC Asbestos Personal Injury
                                               Liability Insurance Assets and (iii) the OCD Insurance Escrow.

                                               On or as soon as reasonably practicable after the Final Distribution
                                               Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) Cash in an amount equal to the Class 7 Final
                                               Distribution Percentage of Excess Available Cash, (ii) Excess Senior
                                               Notes in an aggregate principal amount equal to the Class 7 Final
                                               Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 7
                                               Final Distribution Percentage of the Excess New OCD Common Stock, and
                                               (iv) Cash in an amount equal to the Class 7 Final Distribution
                                               Percentage of the Excess Litigation Trust Recoveries.

                                               Class 7 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 7 are entitled to vote accept or reject the Plan. Among such conditions to confirmation is the requirement that at least 75% of the Holders of
                                               Class 7 Claims that vote on the Plan vote in favor of the Plan.

---------------------------------------------- -----------------------------------------------------------------------
Class 8 - FB Asbestos                          Class 8 consists of FB Asbestos Personal Injury Claims ("Class 8
Personal Injury Claims                         Claims").

Estimated Allowed Claims:                      An "FB Asbestos Personal Injury Claim" means any present or future
See Attached Chart                             right to payment, claim, remedy, liability or Demand against any FB
                                               Person for death, bodily injury, or other personal damages (whether
Estimated Recovery:                            physical, emotional or otherwise), whether or not such right, claim,
See Attached Chart                             remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, by the presence of, or exposure to asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. FB Asbestos
                                               Personal Injury Claims (i) include FB Indirect Asbestos PI Trust Claims and Unpaid FB Resolved Asbestos Personal Injury Claims, but (ii) exclude
                                               FB Resolved Asbestos Personal Injury Claims, FB Asbestos Property Damage
                                               Claims, FB Indirect Asbestos Property Damage Claims, workers'
                                               compensation claims, OC Asbestos Personal Injury Claims, OC Indirect
                                               Asbestos PI Trust Claims, OC Asbestos Property Damage Claims, and OC
                                               Indirect Asbestos Property Damage Claims.

                                               All Class 8 Claims will be channeled to the Asbestos Personal Injury
                                               Trust, and shall be processed, liquidated and paid pursuant to the terms and provisions of the Asbestos Personal Injury Trust Distribution
                                               Procedures and the Asbestos Personal Injury Trust Agreement. The sole recourse of the holder of a Class 8 Claim shall be the Asbestos Personal
                                               Injury Trust, and such holder shall have no right whatsoever at any time to assert its Claim or Demand against any Protected Party. Without limiting the foregoing, on the Effective Date, all Persons shall be permanently and forever stayed, restrained, and enjoined from taking any
                                               Enjoined Actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Class 8
                                               Claim (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between the Debtors or Reorganized Debtors and the Asbestos
                                               Personal Injury Trust, which actions shall be in conformity and compliance with the provisions of the Plan.)

                                               The Asbestos Personal Injury Trust will be funded as follows:

                                               On the Effective Date, or as soon as practicable thereafter, the
                                               Reorganized Debtors will irrevocably transfer and assign to the Asbestos
                                               Personal Injury Trust for allocation to the FB Sub-Account the following: (i) the FB Reversions, (ii) the Committed Claims Account, and
                                               (iii) the FB Sub-Account Settlement Payment. The Reorganized Debtors
                                               will, or will use all commercially reasonable efforts to, cause the trustees of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard Insurance Settlement
                                               Trust Assets, and (ii) any and all of the Fibreboard Insurance
                                               Settlement Trust's rights in the FB Reversions, to the Asbestos Personal
                                               Injury Trust, for allocation to the FB Sub-Account, on the Effective
                                               Date or as soon as practicable thereafter.

                                               The Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustees of the Fibreboard Insurance Settlement
                                               Trust to irrevocably transfer and assign (i) the Existing Fibreboard
                                               Insurance Settlement Trust Assets, and (ii) any and all of the
                                               Fibreboard Insurance Settlement Trust's rights in the FB Reversions, to the Asbestos Personal Injury Trust, for allocation to the FB
                                               Sub-Account, on the Effective Date or as soon as practicable thereafter.
                                               The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustees of the Fibreboard
                                               Insurance Settlement Trust to execute and deliver, to the Asbestos
                                               Personal Injury Trust such documents as the Asbestos Personal Injury
                                               Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets
                                               and the FB Reversions.

                                               Class 8 Claims are impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 8 are entitled to vote to accept or reject the Plan. Among such conditions to confirmation is the requirement that at least 75% of the Holders of
                                               Class 8 Claims that vote on the Plan vote in favor of the Plan.

---------------------------------------------- -----------------------------------------------------------------------
         Class 9 -FB Asbestos Property         Class 9 consists of FB Asbestos Property Damage Claims ("Class 9 Claims").
         Damage Claims

         Estimated Allowed Claims:             An "FB Asbestos Property Damage Claim" means any present or future
         $2 million to $7 million              right to payment, claim, remedy, or liability against, or debt or obligation of, any FB Person, whether or not the facts or legal basis
         Estimated Recovery:  100%             for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or
                                               asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person prior to the
                                               Petition Date, or for which any FB Person is liable due to the acts or omissions of any FB Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate,
                                               consequential, general and special damages) and including punitive damages.  FB Asbestos Property Damage Claims include FB Indirect
                                               Asbestos Property Damage Claims.

                                               All Class 9 Claims will be channeled to the FB Asbestos Property Damage
                                               Trust, and will be processed, liquidated and paid pursuant to the terms and provisions of the FB Asbestos Property Damage Trust Agreement and
                                               the FB Asbestos Property Damage Trust Distribution Procedures. The sole recourse of the holder of an Allowed Class 9 Claim will be the FB
                                               Asbestos Property Damage Trust, and such holder will have no right whatsoever at any time to assert its Class 9 Claim against any FB
                                               Person. Without limiting the foregoing, on the Effective Date, all
                                               Persons shall be permanently and forever stayed, restrained, and enjoined from taking any Enjoined Actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any FB Asbestos Property Damage Claims (other than actions brought to enforce any right or obligation under the Plan, any
                                               Exhibits to the Plan, or any other agreement or instrument between the
                                               Debtors or Reorganized Debtors and the FB Asbestos Property Damage
                                               Trust, which actions shall be in conformity and compliance with the provisions of the Plan.)

                                               The FB Asbestos Property Damage Trust will be funded as follows:

                                               On the later of the Effective Date and the date by which the FB Asbestos
                                               Property Damage Trustee has executed the FB Asbestos Property Damage
                                               Trust Agreement, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the FB Asbestos Property Damage
                                               Trust the FB Asbestos Property Damage Insurance Assets. The FB Asbestos
                                               Property Damage Insurance Assets means rights to coverage for FB
                                               Asbestos Property Damage Claims under liability insurance policies issued to Fibreboard and identified in Schedule XV to the Plan, to be filed at least ten (10) Business Days prior to the Objection Deadline.
                                               The foregoing includes, without limitation, (i) rights under such insurance policies, rights under settlement agreements made with respect to such insurance policies, Insolvent Insurer PD Rights, and Insurance
                                               Guarantee Fund PD Rights; and (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors for FB
                                               Asbestos Property Damage Claims under any such policies or related agreements, provided that a reciprocal release of the Debtors in connection with said policies or agreements is given in exchange by the insurer or other released insurance entity and further provided that any such release shall not encompass rights with respect to coverage for workers' compensation claims or with respect to coverage other than for
                                               FB Asbestos Property Damage Claims.

                                               Class 9 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 9 are entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
Class 10 - Intercompany Claims                 Class 10 consists of Intercompany Claims ("Class 10 Claims").

Estimated Allowed Claims:  N/A                 An "Intercompany Claim" is any Claim, including, without limitation, any Administrative Claim, by a Debtor against another Debtor or a
Estimated Recovery:  0%                        non-Debtor Subsidiary against a Debtor, but excluding the Claims set forth on Schedule XIII to the Plan, as it may be filed or amended at least ten (10) Business Days prior to the Objection Deadline.

                                               Under the Plan, on the Effective Date, all Intercompany Claims other than such Claims set forth in Schedule XIII, to be filed or amended at least ten (10) Business Days prior to the Objection Deadline, shall be deemed cancelled and extinguished in accordance with Section 5.2 of the
                                               Plan. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such Intercompany
                                               Claim. Schedule XIII shall indicate the classification and/or treatment of the Claims set forth therein.

                                               Class 10 Claims are Impaired. Holders of Claims in Class 10 will be deemed to have rejected the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
         Class 11 - Subordinated Claims        Class 11 consists of all Subordinated Claims ("Class 11 Claims").

         Estimated Allowed Claims:  N/A        "Subordinated Claims" consist of the Claims or Interests (in the event that a Claim might be characterized as an Interest) of any
         Estimated Recovery:  0%               Person who has entered in a subordination agreement that is enforceable under applicable non-bankruptcy law and which
                                               subordinates such Claims or Interests to any holders of Claims who will not be paid in full on account of such holder's Allowed Claims under the Plan.  Subordinated Claims shall include, without limitation, the MIPS Claims and Interests.

                                               On the Effective Date, all of the Subordinated Claims shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such Subordinated Claims.

                                               Class 11 Claims are Impaired. The holders of the Claims in Class 11 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------
         Class 12 - OCD Interests              Class 12 consists of all OCD Interests ("Class 12 Interests").

         Estimated Allowed Interests:  N/A     "OCD Interests" consist of, (i) collectively, all Existing OCD Common
                                               Stock, Existing OCD Preferred Stock and Existing OCD Options,
         Estimated Recovery:  0%               together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD
                                               Preferred Stock, Existing OCD Options or other capital stock in OCD, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of the capital stock of OCD, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, OCD or another Debtor; and (ii) all shares of Preferred Stock and Class A Common Stock of Integrex,
                                               together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, relating to such stock, held by Blue Ridge Investments, L.L.C. or its successors and assigns.

                                               On the Effective Date, all of the OCD Interests outstanding at the
                                               Effective Date will be deemed cancelled and extinguished. No holder thereof will be entitled to, or will receive or retain any property or interest in property on account of, such OCD Interests.

                                               Class 12 Interests are Impaired. The holders of the Interests in Class
                                               12 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

---------------------------------------------- -----------------------------------------------------------------------

         THE PLAN PROPONENTS BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST
THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

                 SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS

                  The calculation of estimated recoveries for Classes 4, 5, 6, 7 and 8 are dependent upon the determination of the Allowed Claim amounts for Class 7 - OC Asbestos Personal Injury Claims and Class 8 - FB Asbestos Personal Injury Claims. Classes 4, 5, 6 and 7 share in the Combined Distribution Package, which consists of Cash, Senior Notes, and New OCD Common Stock.

                  The following chart details five scenarios assuming varying asbestos claim amounts, ranging from the Company's current asbestos reserve of $5.8 billion to $24 billion.


--------------------------------------------------------- ------------------------------------------------------------
                                                          ESTIMATED AGGREGATE CLAIM AMOUNT
------------------ -------------------------------------- ----------- ------------ ----------- ----------- -----------

CLASS              DESCRIPTION                                A            B           C           D           E

------------------ -------------------------------------- ----------- ------------ ----------- ----------- -----------
Class 7            OC Asbestos Personal Injury                            6,688       10,700      13,375     16,050
                   Claims                                     3,564
------------------ -------------------------------------- ----------- ------------ ----------- ----------- -----------
Class 8            FB Asbestos Personal Injury                2,310       3,312        5,300       6,625       7,950
                   Claims
--------------------------------------------------------- ----------- ------------ ----------- ----------- -----------
                         TOTAL                               $5,874     $10,000      $16,000     $20,000    $24,000
--------------------------------------------------------- ----------- ------------ ----------- ----------- -----------


         The estimated recovery of each of the Classes for each of the various asbestos claim assumptions, is as follows:

-------------------------------------------------------------- -------------------------------------------------------
                                                               ESTIMATED RECOVERY
---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------

CLASS            DESCRIPTION                        CLAIM*         A           B          C          D          E
---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 4          Bank Holder Claims                   $1,472       51.0%       34.6%      24.4%      20.5%      17.6%

---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 5          Bond Holder Claims                   $1,389       51.0%       34.6%      24.4%      20.5%      17.6%

---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 6          General Unsecured Claims               $323       51.0%       34.6%      24.4%      20.5%      17.6%

---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 7          OC Asbestos Personal Injury       See Above       53.3%       36.2%      25.6%      21.5%      18.5%
                 Claims
---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 8          FB Asbestos Personal Injury       See Above       66.6%       46.5%      29.0%      23.2%      19.4%
                 Claims
---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 9          FB Asbestos Property Damage              $2      100.0%      100.0%     100.0%     100.0%     100.0%
                 Claims
---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 10         Intercompany Claims                      $0        0.0%        0.0%       0.0%       0.0%       0.0%

---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 11         Subordinated Claims                     N/A        0.0%        0.0%       0.0%       0.0%       0.0%

---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------
Class 12         OCD Interests                           N/A        0.0%        0.0%       0.0%       0.0%       0.0%

---------------- ------------------------------- ------------- ----------- ---------- ---------- ---------- ----------

*  Recovery calculations based upon low-end claim estimate for Classes 4, 5, 6 and 9

                                I. INTRODUCTION

         Owens Corning, a Delaware corporation ("OCD"), certain of its direct and indirect Subsidiaries that are also debtors and debtors-in-possession (the "Subsidiary Debtors" and, together with OCD, the "Debtors") in the reorganization cases (the "Chapter 11 Cases") under Chapter 11 of the Bankruptcy Code ("Chapter 11"), James J. McMonagle, the Legal Representative for Future Claimants (the "Future Claimants' Representative"), and the Official Committee of Asbestos Claimants (the "Asbestos Claimants' Committee") (the Debtors, the Future Claimants' Representative, and the Asbestos Claimants' Committee, collectively, the "Plan Proponents") submit this disclosure statement (the "Disclosure Statement") pursuant to Section 1125 of Title 11 of the United States Code (the "Bankruptcy Code") for use in the solicitation of votes on the Amended Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-in-Possession, dated as of March 28, 2003 (the "Plan"), as it may be further amended from time to time in accordance with its terms and in accordance with Section 1127 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3019, proposed by the Plan Proponents and filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). A copy of the Plan is attached as Appendix A to this Disclosure Statement.

         This Disclosure Statement sets forth certain information regarding the Debtors' operating and financial history prior to October 5, 2000, the Petition Date, the reasons for seeking protection and reorganization under Chapter 11, significant events that have occurred since the Chapter 11 Cases were commenced, and the anticipated organization, operations and financing of the Debtors upon emergence from Chapter 11 (the "Reorganized Debtors"). This Disclosure Statement also describes certain terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims entitled to vote under the Plan must follow for their votes to be counted.

         Unless otherwise noted herein, all dollar amounts provided in this Disclosure Statement and in the Plan are given in United States dollars.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN, PLEASE SEE SECTION VII OF THIS DISCLOSURE STATEMENT, ENTITLED "SUMMARY OF THE PLAN OF REORGANIZATION," AND SECTION XV OF THIS DISCLOSURE STATEMENT, ENTITLED "CERTAIN RISK FACTORS TO BE CONSIDERED."

         ALTHOUGH THE PLAN PROPONENTS BELIEVE THAT THE SUMMARIES OF THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE PLAN PROPONENTS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

         THE PLAN PROPONENTS BELIEVE THAT THE PLAN WILL ENABLE THE DEBTORS TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THE HOLDERS OF CLAIMS AND INTERESTS. THE PLAN PROPONENTS URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO VOTE TO ACCEPT THE PLAN.

         NOTHING CONTAINED HEREIN SHALL BE DEEMED TO CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF ALLOWED CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

                 II. PLAN VOTING INSTRUCTIONS AND PROCEDURES

         A. Definitions

         All capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Article I of the Plan, which is attached hereto as Appendix A, if defined in the Plan, or in the Glossary of Additional Terms, attached hereto as Appendix A-1, except as expressly provided or unless the context clearly requires otherwise. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Disclosure Statement that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. Additionally, the rules of construction contained in Section 102 of the Bankruptcy Code apply to the construction of this Disclosure Statement.

         B. Notice to Holders of Claims and Interests

         This Disclosure Statement is being transmitted to holders of Impaired Claims that are entitled under the Bankruptcy Code to vote on the Plan, as well as other parties. See Section XVII of this Disclosure Statement entitled "The Solicitation; Voting Procedure" for a description of the Classes of Claims that are entitled to vote on the Plan. Holders of Interests that do not receive any distributions under the Plan on account of their Interests are deemed to have rejected the Plan and are not entitled to vote on the Plan. The primary purpose of this Disclosure Statement is to provide adequate information to enable holders of Claims against the Debtors to make a reasonably informed decision whether to vote to accept or reject the Plan.

         Approval by the Bankruptcy Court of this Disclosure Statement means the Bankruptcy Court has found that this Disclosure Statement contains information of a kind and in sufficient and adequate detail to enable such Claim holders to make an informed judgment whether to accept or reject the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

         IF THE PLAN IS APPROVED BY THE REQUISITE VOTE OF HOLDERS OF CLAIMS ENTITLED TO VOTE AND IS SUBSEQUENTLY CONFIRMED BY THE BANKRUPTCY COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS, WHETHER OR NOT THEY WERE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICES AND SCHEDULES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR REJECT THE PLAN.

         THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein. No such information shall be relied upon in making a determination to vote to accept or reject the Plan.

         CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. Except with respect to the Pro Forma Financial Projections and Reorganization Balance Sheet set forth in Appendix B attached hereto and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not purport to reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Debtors do not undertake any obligation to, and do not intend to, update the Financial Projections; thus, the Financial Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

         EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         C. Solicitation Package

         Each person entitled to vote to accept or reject this Plan is being transmitted (1) this Disclosure Statement; (2) the Plan (attached as Appendix A to this Disclosure Statement); (3) notification of (a) the time by which Ballots or Master Ballots, as applicable, to accept or reject the Plan must be submitted, (b) the date, time and place of the hearing to consider confirmation of the Plan and related matters, and (c) the time for filing objections to confirmation of the Plan; and (4) a Ballot or Master Ballot, as applicable (and return envelopes), to be used in voting to accept or reject the Plan. Any person who receives this Disclosure Statement but does not receive a Ballot or Master Ballot and who believes that he is entitled to vote to accept or reject the Plan should contact the Voting Agent at the address or telephone number set forth in Section XVII of this Disclosure Statement.

         D. Voting Procedures, Ballots and Voting Deadline

         After carefully reviewing the Plan, this Disclosure Statement and all related material including, without limitation, the Voting Procedures attached hereto as Appendix H (the "Voting Procedures"), creditors should indicate acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot or Master Ballot and return it in the envelope provided. Only original Ballots and Master Ballots will be accepted.

         Each Ballot and Master Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, only the coded Ballots or Master Ballots accompanying this Disclosure Statement may be used.

         IN ORDER FOR VOTES TO BE COUNTED, BALLOTS AND MASTER BALLOTS MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING PROCEDURES AND RECEIVED NO LATER THAN [DATE], AT [TIME] (-_- TIME) (THE "VOTING DEADLINE") BY ROBERT L. BERGER & ASSOCIATES, L.L.C. (THE "VOTING AGENT") OR BY INNISFREE M&A INCORPORATED (THE "SPECIAL VOTING AGENT"). NO STOCK CERTIFICATES OR DEBT INSTRUMENTS OR OTHER INSTRUMENTS OR DOCUMENTS REPRESENTING CLAIMS OR INTERESTS SHOULD BE RETURNED WITH THE BALLOT OR MASTER BALLOT.

         Questions about (1) the Voting Procedures, (2) the packet of materials that has been transmitted, (3) the amount of a Claim or (4) requests for an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents (for which a charge may be imposed unless otherwise specifically provided by Federal Rule of Bankruptcy Procedure 3017(d)) should be directed to:

                                 OWENS CORNING
                   c/o Robert L. Berger & Associates, L.L.C.
                        16501 Ventura Blvd., Suite 440
                               Encino, CA 91436
                             818-906-8300 (phone)
                              818-783-2737 (fax)

         FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XVII OF THIS DISCLOSURE STATEMENT ENTITLED "THE SOLICITATION; VOTING PROCEDURE."

         E. Confirmation Hearing and Deadline for Objections to Confirmation

         Pursuant to Section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), a hearing has been scheduled on confirmation of the Plan (the "Confirmation Hearing") for__________ __, 2003, at ____ _.m. The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. Objections to confirmation of the Plan must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount and class of the Claim. Any such objection must be filed with the Bankruptcy Court on or before __________ __, 2003 at ____ _.m. Objections to confirmation of the Plan are governed by Federal Rule of Bankruptcy Procedure 9014. Additional information regarding the filing of any objections to confirmation of the Plan is contained in the Notice accompanying this Disclosure Statement.

               III. GENERAL INFORMATION CONCERNING THE DEBTORS

         The following information is only a summary and is qualified in its entirety by reference to OC's Annual Report on Form 10-K for the year ended December 31, 2002, OC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, OC's Annual Report on Form 10-K for the year ended December 31, 2001, and OC's Annual Report on Form 10-K for the year ended December 31, 2000, copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. Readers of this Disclosure Statement are directed to the full text of those reports for additional information concerning the historical business and operations of OC. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

         A.       History and Description of Business

         1.       Introduction

                  OCD began as a glass fiber joint venture in the 1930's between Owens-Illinois and Corning Glass. At the end of 1938, the year in which it was incorporated, OCD reported sales of $2,555,000 and had 632 employees. Today, OCD, along with its approximately 85 direct and indirect subsidiaries in the United States and throughout the world (collectively, OCD and its subsidiaries are referred to as "OC" or the "Company") is a global leading producer of glass fiber materials used in composites and a leading home building products company. For the year ended December 31, 2002, OC had over $4.8 billion in sales, approximately 17,500 employees around the world, and manufacturing, sales and research facilities, including joint venture and licensee relationships, in more than 30 countries. See Appendix F for a chart depicting OC's corporate structure as of March, 2003, and Appendix G for a description of the anticipated corporate structure of the Reorganized Debtors after the Effective Date.

         2.       General Description of OC's Business

                  OC operates in two business segments: Building Materials Systems and Composite Solutions. In 2002, the Building Materials Systems segment accounted for approximately 73% of OC's total sales, while Composite Solutions accounted for the remainder. The products and systems provided by OC's Building Materials Systems segment are used in residential remodeling and repair, commercial improvement, new residential and commercial construction, and other related markets. The products and systems offered by OC's Composite Solutions segment are used in end-use markets such as building construction, automotive, telecommunications, marine, aerospace, energy, appliance, packaging and electronics. Many of OC's products are marketed under registered trademarks, including Propink(R), Advantex(R) and/or the color PINK.

                  Approximately 65% of OC's sales are related to home improvement, non-residential markets, sales of composite materials and sales outside U.S. markets. Approximately 35% of OC's 2002 sales are related to new U.S. residential construction.

                  OC also has affiliate companies in a number of countries. Generally, affiliated companies' sales, earnings and assets are not included in either operating segment unless OC owns more than 50% of the affiliate and the ownership is not considered temporary.

                  As part of OC's strategy to divest non-strategic business, OC sold the majority of its Engineered Pipe Business during the first quarter of 2001 and sold its 40% interest in Alcopor Owens Corning, its European building materials joint venture, during the fourth quarter of 2001.

                  Revenue from external customers, income from operations and total assets attributable to each of OC's operating segments and geographic regions, as well as information concerning the dependence of its operating segments on foreign operations, for each of the years 2002, 2001, and 2000, are contained in Note 2 to OC's Consolidated Financial Statements, entitled "Segment Data." See OC's Annual Report on Form 10-K for the year ended December 31, 2002, OC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, OC's Annual Report on Form 10-K for the year ended December 31, 2001, and OC's Annual Report on Form 10-K for the year ended December 31, 2000, copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

                  (a)      Building Materials Systems

                           Principal Products and Methods of Distribution.
Building Materials Systems operates primarily in North America. It also has a presence in Latin America and Asia Pacific. Building Materials Systems sells a variety of products and systems in two major categories: (i) insulating systems, including thermal and acoustical insulation and air ducts formed from glass wool fibers and foam insulation, and (ii) exterior systems for the home, including roofing shingles, vinyl and metal siding and accessories, windows and doors, cast stone building products and branded housewrap. These products are used primarily in the home improvement, new residential construction, manufactured housing and commercial construction markets.

                           Sales of building insulation systems, roofing
shingles and accessories, housewrap, and vinyl siding are made through home centers, lumberyards, retailers and distributors. Other channels of distribution for insulation systems in North America include insulation contractors, wholesalers, specialty distributors, metal building insulation laminators, mechanical insulation distributors and fabricators, manufactured housing producers and appliance, office products and automotive manufacturers. Foam insulation and related products are sold to distributors and retailers who resell to residential builders, remodelers and do-it-yourself customers; commercial and industrial markets through specialty distributors; and, in some cases, large contractors, particularly in the agricultural and cold storage markets.

                           Outside North America, OC has a foam technology
facility in Italy and a majority-owned joint venture foam plant in China and has licensed others for the manufacture of foam products at locations in Europe, the Middle East and Asia. OC sells foam products through traditional agents and distributors.

                           In Latin America, OC produces and sells building
and mechanical insulation primarily through an affiliate joint venture in Mexico, as well as exports from U.S. plants. In Asia Pacific, OC sells primarily mechanical insulation through joint venture businesses, including two majority owned insulation plants and an insulation fabrication center in China, a minority owned joint venture in Saudi Arabia, and licensees.

                           Seasonality. Sales of the Building Materials
Systems segment tend to follow seasonal patterns in the home improvement, remodeling and renovation, and new construction industries. Sales levels for the segment, therefore, are typically lower in the winter months.

                           Major Customers. No customer of the Building
Materials Systems segment accounted for more than 6% of the segment's sales in 2002.

                  (b)      Composite Solutions Segment

                           Principal Products and Methods of Distribution.
Composite Solutions operates in North America, Europe, Latin America and Asia Pacific, with affiliates and licensees around the world.

                           OC is a leading producer of glass fiber materials
used in composites. Composites are made up of two or more components (e.g., plastic resin and a fiber, traditionally a glass fiber) used in various applications to replace traditional materials, such as aluminum, wood and steel. OC is increasingly providing systems that are designed for a specific end-use application and entail a material, a proprietary process and a fully assembled part or system. The global composites industry has thousands of end-use applications. OC has selected strategic markets and end-users in which OC provides integral solutions, such as the building construction, transportation, and telecommunications/electronics markets. A large portion of the business also serves thousands of applications within the consumer, industrial and infrastructure markets, which include sporting goods and marine applications. OC sells composite materials to original equipment manufacturers and boat builders, both directly and through distributors.

                           Within the building construction market, glass
fiber mat is used to provide fire and mildew resistance in 95% of all asphalt roofing shingles. OC sells glass fiber and/or mat directly to a small number of major shingle manufacturers, including its own roofing business. Tubs, showers and other related internal building components used for both remodeling and new construction are also major applications of composite materials in the construction market. These end-use products are some of the first successful material substitution conversions normally encountered in developing countries. Glass fiber reinforcements and composite material solutions for these markets are sold to direct accounts, and also to distributors around the world, who in turn service thousands of customers.

                           A significant portion of transportation-related
composite solutions are used in automotive applications. Non-automotive transportation applications include heavy trucks, rail cars, shipping containers, refrigerated containers, trailers and commercial ships. Growth continues in automotive applications, as composite systems create new applications or displace other materials in existing applications. There are hundreds of composites applications, including body panels, door modules, integrated front-end systems, instrument panels, chassis and underbody components and systems, pick-up truck beds and heat and noise shields. These composite parts are either produced by original equipment manufacturers or are purchased by original equipment manufacturers from first-tier suppliers.

                           Within the telecommunications and electronics
markets, glass fiber composites are used to protect and reinforce fiber optic and copper cables. OC also produces central strength members for fiber optic cables. Other end-uses include connectors, circuit breaker boxes, computer housings, electricians' safety ladders and hundreds of various electro/mechanical components.

                           OC sells asphalt products, primarily for industrial
and specialty applications, under the Trumbull brand name. There are three principal kinds of industrial asphalt: built-up roofing asphalt, used in commercial flat roof systems to provide waterproofing and adhesion; saturants or coating asphalt, used to manufacture roofing mats, felts and residential shingles; and industrial specialty asphalt, used by manufacturers in a variety of products such as waterproofing systems, adhesives, coatings, dyes and product extenders, as well as in various automotive applications. There are several channels of distribution for these products. They are used internally in the manufacture of residential roofing products and are also sold to other shingle manufacturers. In addition, asphalt is sold to roofing contractors and distributors for built-up roofing asphalt systems and to manufacturers in a variety of other industries, including automotive, chemical, rubber and construction.

                           Major Customers. No customer of the Composite
Solutions segment accounted for more than 7% of the segment's sales in 2002.

                  (c) Business Realignment Preceding Commencement of Chapter 11 Cases

                           Prior to the commencement of the Chapter 11 Cases,
OC consummated several significant acquisitions and divestitures of non-strategic businesses and realigned existing businesses.

                           During the period 1994 through 1996, OC made a
number of acquisitions for its Building Materials Systems segment in the United States and Europe. The combined purchase price for the acquisitions totaled approximately $370 million. The largest of these acquisitions was the $110 million acquisition in 1994 of Pilkington Insulation Limited and Kitsons Insulation Products Limited, the United Kingdom-based insulation manufacturing and industrial supply businesses of Pilkington PLC.

                           On June 27, 1997, OC acquired Fibreboard
Corporation ("Fibreboard"), a North American manufacturer of vinyl siding and accessories, as well as manufactured stone. At the time of the acquisition, Fibreboard was a leading producer of vinyl siding and accessories, with plants in Georgia, Missouri and North Carolina in the United States, and British Columbia and Ontario in Canada. Marketing products under the brand names Norandex and Vytec, Fibreboard also operated more than 130 company-owned distribution centers in 32 states. The purchase price of the acquisition totaled approximately $660 million, including assumed debt of $138 million.

                           On July 28, 1997, OC acquired Amerimark Building
Products, Inc. ("Amerimark") (including its wholly-owned subsidiaries, Wolverine Coil Coating, Inc. and RBP, Inc.) for a purchase price of approximately $317 million. Amerimark was a specialty building products company serving the exterior residential housing industry. Major product lines included vinyl siding, vinyl windows and aluminum accessories for the exterior of the home.

                           In April 1998, OC completed the sale of its 50%
interest in the Alpha/Owens Corning, L.L.C. joint venture, a manufacturer and marketer of unsaturated polyester and vinylester resins. OC sold its interest to the joint venture and Alpha Corporation of Tennessee. OC and Alpha Corporation of Tennessee had created the joint venture in 1994, combining their existing resin businesses to form the largest manufacturer of polyester resins in North America.

                           In September 1998, OC completed the formation of a
joint venture with a U.S. subsidiary of Groupe Porcher Industries. The joint venture manufactured and sold yarns and specialty materials. OC contributed two manufacturing plants and certain proprietary technology to the joint venture, in return for a 49% interest in the joint venture. The remaining 51% interest in the joint venture was sold to the Groupe Porcher subsidiary for approximately $550 million.

                           In late 1999, certain OC entities, including
Fibreboard, underwent an internal reorganization. On December 15, 1999, OCD approved the transfer of the assets and liabilities of Cultured Stone Corporation ("Cultured Stone"), a Fibreboard subsidiary, to OCD in exchange for the transfer by OCD of stock of Amerimark to Fibreboard. Effective December 31, 1999, Cultured Stone and Vytec Sales Corporation, also a Fibreboard subsidiary, merged with and into Fibreboard. On that same date, Fibreboard exchanged the Cultured Stone assets and liabilities for the Amerimark stock. Also on the same date, Fabwel, Inc. ("Fabwel"), a Fibreboard subsidiary, and the newly acquired Amerimark were merged with and into Norandex, Inc. ("Norandex"), a Fibreboard subsidiary, which then changed its name to Exterior Systems, Inc. ("Exterior Systems").

                           During 2000, OC implemented the first phase of a
strategic restructuring program, which continued throughout 2001. On February 2, 2000, OC completed the sale of the assets of Falcon Foam, a producer of expanded polystyrene foam insulation in Michigan and California, to Atlas Roofing Corp. for net proceeds of approximately $50 million. On June 5, 2000, OC completed the sale of its European building materials business to Alcopor Owens Corning Holding AG ("Alcopor Owens Corning"), an unconsolidated joint venture between OC and Alcopor Holding AG, in which OC retained a 40% interest. Proceeds from the sale, net of OC's $34 million cash infusion into the joint venture, were $177 million.

         3. Acquisitions, Divestitures and Business Realignments During the Pendency of the Chapter 11 Cases

                  (a)      Business Realignments

                           Beginning in 2000, and continuing after the filing
with the Bankruptcy Court of voluntary petitions for relief under Chapter 11 made by OCD and the Subsidiary Debtors (the "Filing"), OC reviewed its cost structures as a response to the overall slowed economy in both the building materials and composites industries. As a result of that review, various restructuring programs were put into place as OC assessed cost structures of certain businesses and facilities as well as overhead expenditures for the entire company. One result of such assessments was the determination to exit certain businesses and consolidate in others, leading to significant restructuring charges as assets were written down to realizable value or other exit costs were recognized. In addition, a strategic review of OC's businesses resulted in additional restructuring charges in 2002.

                           By Order dated December 9, 2002, OC received
Bankruptcy Court approval for the restructuring of two of OC's joint ventures in China, namely OC Shanghai and OC Guangzhou. The restructuring involved the extension of certain debt maturities and the reduction of principal by the China Lenders (as defined below), who were owed approximately $22 million, which debt was originally guaranteed by OCD. The restructuring, pursuant to the terms of the China Standstill Agreement, extended the debt maturities through December 31, 2005, and reduced the principal. In consideration for the proposed maturity extensions and reduction in principal, OC agreed that the China Lenders have an Allowed unsecured guaranty Claim against the Estate in the aggregate amount of $22 million.

                  (b)      Acquisitions

                           In June 2002, OC received Bankruptcy Court approval
to consummate the restructuring of OC's Indian joint venture, Owens-Corning (India) Limited ("OCIL"), a producer of composite material. As part of the restructuring, OC, through its wholly-owned subsidiary, IPM Inc.("IPM"), contributed approximately $3 million of cash into OCIL and agreed to allow a guaranty claim in the amount of approximately $19 million in its Chapter 11 proceedings in respect of OCIL's junior debt. In addition, OCIL's senior debt maturities were extended, and its junior debt was converted to approximately $7 million of redeemable convertible debentures. Through these restructuring efforts, OC's ownership interest in OCIL increased from approximately 50% to approximately 60%. OC began consolidating OCIL on July 1, 2002, when the restructuring was consummated by all of the parties to the restructuring and approved by the Indian Government.

                  (c)      Divestitures

                           During the first quarter of 2001, OC completed the
sale of the majority of its interest in Engineered Pipe Systems, Inc. ("EPS"), a producer of glass-reinforced plastic pipe with operations mostly in Europe. EPS and Saudi Arabian Amiantit Co. ("Amiantit") had entered into a Stock Purchase Agreement, dated February 28, 2001, pursuant to which EPS sold to Amiantit all of the capital stock of its wholly-owned subsidiaries, Flowtite A/S and Flowtite Technology A/S. Also pursuant to the Stock Purchase Agreement, Amiantit purchased from Norske EPS BOT A/S, its interest in Flowtite Botswana Ltd. The purchase price was $2 million. By letter dated May 29, 2001, the Unsecured Creditors' Committee represented to the Debtors that it had no objection to the Stock Purchase Agreement, or the implementation of the transactions related to these agreements. Net proceeds from the sale were $22 million.

                           OC completed its divestiture of the pipe business
with a sale of certain other operations to Amiantit pursuant to a Stock Purchase Agreement, dated November 21, 2001. The purchase price for the sale of these interests was $2.6 million. By letter dated November 29, 2001, the Unsecured Creditors' Committee represented to the Debtors that it had no objection to the Stock Purchase Agreement or the implementation of the transactions provided for under the agreement.

                           During the fourth quarter of 2001, OC sold its
remaining 40% interest in Alcopor Owens Corning, an unconsolidated joint venture for net proceeds of $23 million. On October 29, 2001, OC received approval from the Bankruptcy Court to finalize the transaction, as modified.

         B.       Financial Structure of the Company at the Petition Date

         1.       Capitalization

                  The following table sets forth the consolidated current liabilities and capitalization of OC as at the dates indicated. The table does not reflect OC's pre-petition asbestos liability. This information is qualified in its entirety by, and should be read in connection with, the Consolidated Financial Statements of OC (including the notes thereto) that are included in OC's Annual Report on Form 10-K for the year ended December 31, 2002, as well as the Consolidated Financial statements of OC included in OC's other reports filed with the SEC, which may be obtained, free of charge, through OC's website at www.owenscorning.com. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.


-----------------------------------------------------------------------------------------------
                                   (in millions of dollars)
                                                                As of

------------------------------------------- -------------------------- ------------------------
                                                 October 4, 2000          December 31, 2002
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Current Liabilities
------------------------------------------- -------------------------- ------------------------
         Accounts Payable and                                   $ 281                    $ 756
         Accrued Liabilities
------------------------------------------- -------------------------- ------------------------
         Short-term Debt                                           50                       40
------------------------------------------- -------------------------- ------------------------
         Long-term Debt - current portion                          10                       65
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Long-term Debt                                                     66                       71
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Other
------------------------------------------- -------------------------- ------------------------
         Other employee benefits liability                        322                      368
------------------------------------------- -------------------------- ------------------------
         Pension Plan liability                                    41                      500
------------------------------------------- -------------------------- ------------------------
         Other                                                    133                      103
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Liabilities Subject to Compromise                               3,503                    3,362
(excluding Asbestos)
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Company-obligated Securities of Entities                          195                      200
Holding Solely Parent Debentures-subject
to compromise
------------------------------------------- -------------------------- ------------------------
Minority Interest                                                  47                       49
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Total Liabilities and Minority Interest                       $ 4,648                  $ 5,514
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Stockholders' Equity
------------------------------------------- -------------------------- ------------------------
         Common Stock                                               6                        6
------------------------------------------- -------------------------- ------------------------
         Additional Paid-In Capital                               694                      690
------------------------------------------- -------------------------- ------------------------
         Deficit                                              (1,876)                  (4,766)
------------------------------------------- -------------------------- ------------------------
         Accumulated other                                      (103)                    (395)
         comprehensive loss
------------------------------------------- -------------------------- ------------------------
         Other                                                    (9)                      (3)
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Total Stockholders' Equity                                    (1,288)                  (4,468)
------------------------------------------- -------------------------- ------------------------

------------------------------------------- -------------------------- ------------------------
Total Liabilities and Stockholders'                           $ 3,360                  $ 1,046
Equity (excluding Asbestos)
------------------------------------------- -------------------------- ------------------------

         2.       Pre-petition Indebtedness

                  As of the Petition Date, OCD, the Subsidiary Debtors and certain Non-Debtor Subsidiaries were parties to a Credit Agreement, dated as of June 26, 1997 (the "Credit Agreement"), with certain banks listed in Annex A thereto and with Credit Suisse First Boston, as agent for the lenders signatory thereto. The Credit Agreement initially provided a revolving credit line of up to $2 billion available in the form of revolving loans. The initial borrowers under the Credit Agreement were: OCD, European Owens-Corning Fiberglas S.A., N.V., Owens-Corning S.A., Owens-Corning Canada Inc., Owens-Corning UK Holdings Ltd. and Sierra Corp. (and Fibreboard as successor to Sierra Corp. after the merger of Sierra Corp. with Fibreboard). The Credit Agreement was amended by Amendment No. 1, dated as of February 20, 1998 ("Amendment No. 1"), pursuant to which Owens-Corning Fiberglas (U.K.) Ltd., Owens Corning Building Products (U.K.) Ltd., Owens Corning Polyfoam UK Ltd. and Owens-Corning Isolation France S.A. were added as borrowers under the credit facility. In addition, Amendment No. 1, among other things, reduced the maximum amount of the commitment under the credit facility to $1.8 billion. The Credit Agreement was again amended by Amendment No. 2, dated as of November 30, 1998, pursuant to which, among other things, certain financial covenants were modified to accommodate the NSP ("Amendment No. 2", and the Credit Agreement as amended by Amendment No. 1 and Amendment No. 2, the "1997 Credit Agreement"). The obligations under the 1997 Credit Agreement were guaranteed by certain Subsidiaries of OCD (collectively, the "Subsidiary Guarantors"). OCD was a guarantor, in addition to a borrower, under the 1997 Credit Agreement.

                  At the Petition Date, IPM, Vytec Corporation, Owens-Corning Fiberglas Sweden Inc., Falcon Foam Corporation, Integrex, Fibreboard, Exterior Systems, Inc., Owens-Corning Fiberglas Technology Inc., and Soltech, Inc. were Subsidiary Guarantors of the obligations under the 1997 Credit Agreement. As of the Petition Date, the principal amount outstanding under the 1997 Credit Agreement was $1,565,919,519 (including contingent liabilities for undrawn letters of credit in the amount of $250,919.519). See Section VII.C.3.b(iii) of this Disclosure Statement for a description of the treatment of the Bank Holders Claims under the Plan and Section V.F.11 of this Disclosure Statement entitled "Implementation of Process for Resolution of Inter-Creditor Issues" and Section V.G. entitled "Avoidance Actions in the Chapter 11 Cases" of this Disclosure Statement, for a description of certain pending litigation relating to the Subsidiary Guarantees.

                  OC's other principal loan indebtedness as of the Petition Date (excluding intercompany indebtedness) included:

        ---------------------------------------- ------------------------- -------------------------------
                                                                           Amount Outstanding (principal
        Notes                                    Aggregate Original        and accrued interest) as of
                                                 Principal Amount          October 1, 2000
        ---------------------------------------- ------------------------- -------------------------------
        $400 Million Debentures due 2018 (7.5%)  $400,000,000              $405,333,333
                                                                           ($400,000,000 / $5,333,333)
        ---------------------------------------- ------------------------- -------------------------------
        $550 Million Term Notes (First Series)   $300,000,000              $309,625,000
        due 2005 (7.500%)                                                  ($300,000,000 / $9,625,000)
        ---------------------------------------- ------------------------- -------------------------------
        $550 Million Term Notes (Second          $250,000,000              $258,234,722
        Series) due 2008 (7.700%)                                          ($250,000,000 / $8,234,722)
        ---------------------------------------- ------------------------- -------------------------------
        $250 Million Notes due 2009 (7.000%)     $250,000,000              $250,923,611
                                                                           ($250,000,000 / $923,611)
        ---------------------------------------- ------------------------- -------------------------------
        $150 million 8.875% Debentures of the    $150,000,000              $41,269,153
        $300 Million High Coupon Debentures                                ($40,045,000 / $1,224,153)
        due 2002
        ---------------------------------------- ------------------------- -------------------------------
        $150 million 9.375% Debentures of the    $150,000,000              $7,213,654
        $300 Million High Coupon Debentures                                ($6,988,000 / $225,654)
        due 2012
        ---------------------------------------- ------------------------- -------------------------------
        130 Million DEM Bearer Bonds             130,000,000 DEM           $62,776,357
        due 2000 (7.250%)                                                  ($60,572,174 / $2,204,183)
        ---------------------------------------- ------------------------- -------------------------------
        Industrial Revenue Bonds                                           $9,950,000
        ---------------------------------------- ------------------------- -------------------------------
            TOTAL                                                          $1,345,325,830
                                                                           ($1,317,555,174 / $27,770,656)

                  Collectively, the debt securities listed above are referred to as the "Pre-petition Bonds". See Section VII.C.3.b(iv) of this Disclosure Statement for a description of the treatment of Bondholders Claims under the Plan.

                  In May 1995, Owens-Corning Capital L.L.C., a special purpose Delaware limited liability company, issued and sold four million shares of 6 1/2 % Convertible Monthly Income Preferred Securities (the "MIPS") for aggregate gross proceeds of approximately $200 million. Owens-Corning Capital L.L.C. then lent the proceeds from the MIPS issuance, together with the proceeds from the issuance of common limited liability company interests, to OCD, which loan was evidenced by the issuance by OCD to Owens-Corning Capital L.L.C. of approximately $253 million in aggregate principal amount of OC's 6.5% Convertible Subordinated Debentures due 2002. As of December 31, 2002, $253,104,600 of these convertible subordinated debentures remained outstanding. Under the Plan, the term "MIPS Claims and Interests" is defined to mean all Claims asserted directly or indirectly against OCD (or Interests to the extent any such Claims may be characterized as Interests) by the holders of the 6 1/2 % Convertible Monthly Income Preferred Securities issued by Owens-Corning Capital L.L.C. or any Person (including any trustee) asserting such Claims derivatively or otherwise on behalf of such holders, including, without limitation, (i) the Claims of Owens-Corning Capital L.L.C. for approximately $253 million original aggregate principal amount arising from OCD's 6.5% Convertible Subordinated Debentures due 2002, issued pursuant to an indenture dated as of May 10, 1995, between OCD, Owens-Corning Capital L.L.C. and Harris Trust and Savings Bank, as trustee, (ii) Claims arising under the guarantee agreement, dated as of May 10, 1995, in respect of such Convertible Subordinated Debentures, executed by OCD as guarantor, (iii) the Claim of The Bank of New York ("BONY"), as Special Trustee on behalf of the holders of the MIPS, and (iv) any Interests of the foregoing to the extent any rights of such holders may be characterized as Interests. Because the rights against OCD under the Convertible Subordinated Debentures are contractually subordinated to substantially all indebtedness, and since the MIPS are themselves equity securities, the MIPS Claims and Interests are treated as Subordinated Claims under Class 11 of the Plan. As a result, the MIPS Claims and Interests shall be deemed extinguished. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account the MIPS Claims and Interests. For a discussion of the treatment of Subordinated Claims generally, see Section VII.C.3.b(x) of this Disclosure Statement entitled "Class 11--Subordinated Claims."

                  BONY, as successor Trustee under the Indenture dated as of May 10, 1995, for the 6.5% Convertible Subordinated Debentures due 2002 (the "MIPS Indenture"), has alleged several defects in the Plan with respect to its asserted claims and the rights of the holders of the MIPS. BONY has asserted:
(a) that the Plan improperly places the MIPS Claims and Interests in the same class, because the MIPS Claims and Interests constitute both claims and interests; (b) that, to the extent the Plan's definition of "MIPS Claims and Interests" includes claims of BONY for fees and expenses, the Plan improperly classifies claims that are not subordinated with subordinated claims; and (c) that the Plan improperly discriminates between The Bank of New York's claim for fees and expenses and the claims of Pre-petition Indenture Trustees, by excluding the MIPS Indenture from the Plan's definition of Pre-Petition Bond Indentures. The Debtors disagree with each of these assertions. The Debtors believe that whether or not the parties holding or asserting rights under the MIPS Indenture hold "claims" or "interests," such rights are subject to contractual subordination such that they are not entitled to receive any recovery under the Plan. The Debtors similarly believe that there are no circumstances that would support the payment of fees and expenses to BONY. Although the Plan gives BONY, as trustee, different treatment, regarding fees and expenses, than it provides to Pre-petition Indenture Trustees (e.g., by not providing for BONY to retain its liens, if any, on any payments or distribution made to the holders of the MIPS Claims and Interests), the Debtors believe such disparate treatment is justified. The holders of the MIPS Claims and Interests receive no distributions under the Plan and, as a consequence, BONY will not be disbursing any funds to such holders and there will be no property to which its lien could attach.

                  In 1991, OCD formed O. C. Funding B.V. ("O.C. Funding"), a closed company with limited liability organized under the laws of The Netherlands, as a wholly-owned subsidiary of OCD for the purposes of obtaining financing for OCD and its subsidiaries. O.C. Funding subsequently issued $150,000,000 aggregate principal amount of its 10% Guaranteed Debentures due 2001 (the "O.C. Funding B.V. Debentures"), which were guaranteed as to payment of principal and interest, on an unsubordinated basis, by OCD. The O.C. Funding B.V. Debentures were issued pursuant to an indenture dated as of May 15, 1991, between O.C. Funding, OCD and The Bank of New York, as trustee. The guarantee by OCD was issued pursuant to that indenture.

                  Substantially all of the net proceeds of the issuance of the O.C. Funding B.V. Debentures were lent by O.C. Funding to OCD pursuant to a loan agreement dated June 11, 1991. The intercompany loan was evidenced by a promissory note in the principal amount of $148,000,000 (the "Debentures Intercompany Note"). In accordance with terms required by OCD's then current bank credit agreement, payment on the intercompany loan was subordinated in accordance with the terms of an attached schedule.

                  As of the Petition Date, $42,395,000 aggregate principal amount of the O.C. Funding B.V. Debentures remained outstanding. Wilmington Trust Company, as successor trustee, filed a proof of claim against OCD in the amount of $43,855,272 on account of the foregoing guaranty plus accrued interest. This Claim is defined in the Plan as the "Wilmington Trust/O.C. Funding B.V. Claim." See Section 1.211 of the Plan, defining the "Wilmington Trust/O.C. Funding B.V. Claim".

                  KBC Bank Nederland N.V. ("KBC Bank") loaned $20 million to O.C. Funding under a Credit Agreement dated August 10, 1999, between O.C. Funding and KBC Bank (the "KBC Agreement"). The loan to O.C. Funding was guaranteed on an unsubordinated basis by OCD. O.C. Funding subsequently lent the proceeds of its borrowing under the KBC Agreement to OCD, which intercompany borrowing was represented by a promissory note in the principal amount of $20,000,000.

                  Westdeutsche Landesbank Girozentrale ("West LB") loaned $10 million to O.C. Funding under a Credit Facility dated February 24, 2000, between O.C. Funding and West LB (the "West LB Facility"). The loan to O.C. Funding was guaranteed on an unsubordinated basis by OCD. O.C. Funding subsequently lent the proceeds of its borrowing under the KBC Agreement to OCD, which intercompany borrowing was represented by a promissory note in the principal amount of $11,800,000.

                  As of the Petition Date, $20,379,264 (including accrued interest) was outstanding under the KBC Agreement, and $10,135,236 (including accrued interest) was outstanding under the West LB Facility. KBC Bank filed a proof of claim based on its guaranty from OCD in the amount of $20,379,264 and West LB filed a proof of claim based on its guaranty from OCD in the amount of $10,135,236, exclusive of postpetition interest.

                  In July 2003, Goldman Sachs & Co. Inc. ("Goldman Sachs") advised OCD that it was the beneficial holder of more than 50% of the outstanding O.C. Funding B.V. Debentures and that it was cooperating with KBC Bank and West LB concerning the assertion of claims relating to the O.C Funding B.V. Debentures, the KBC Agreement and the West LB Facility. Goldman Sachs made a number of claims relating to the indebtedness under the O.C. Funding B.V. Debentures. Among other claims, Goldman Sachs alleged that the subordination provisions governing certain of the intercompany indebtedness were not enforceable, and Goldman Sachs began court proceedings in The Netherlands seeking, among other relief, to compel O.C. Funding to assert its claim under such intercompany indebtedness on an unsubordinated basis. Although OCD believes that it has meritorious positions with respect to the assertions made by Goldman Sachs, OCD believed it was in the best interests of its creditors and the maintenance of undisrupted business operations to settle Goldman Sachs' claims by reaching an agreement as to the amount and priority of claims that OCD would support as allowed claims in the bankruptcy proceedings. Accordingly, OCD has reached an agreement in principle with Goldman Sachs pursuant to which OCD would support (a) Allowed Claims in Class 5 aggregating $74,377,708 in respect of the claims of the holders of the O.C. Funding B.V. Debentures, the KBC Agreement and the West LB Facility against OCD arising under the direct guarantees by OCD, (ii) Allowed Claims in Class 6 aggregating $32,371,570 in respect of the claims of O.C. Funding against OCD under the intercompany notes entered into in respect of the related financings, (iii) an Allowed Claim in Class 6 of $15,628,430 in respect of a negotiated portion of the claims of the holders of the O.C. Funding B.V. Debentures against OCD under the Debentures Intercompany Note, and (iv) An allowed Claim in Class 11 of $26,205,260 in respect of the remaining claims of the holders of the O.C. Funding B.V. Debentures against OCD under the Debentures Intercompany Note. The amounts of such claims specified above may be adjusted subject to verification of the exact amounts and dates of intercompany borrowings and other related matters.

                  The agreement in principle with respect to such claims has not yet been set forth in definitive documentation, and is subject to approval of the Bankruptcy Court, and may be challenged by other creditors. In addition, while the agreement in principle described above has been reached with Goldman Sachs, it has not been approved by the other holders of the O.C. Funding B.V. Debentures, KBC Bank, West LB or Wilmington Trust Company, the successor trustee under the O.C. Funding B.V. Debentures. If such other parties to do not agree to the terms of this agreement in principle, or if the agreement in principle is not set forth in definitive documentation, the amounts of the claims asserted by the parties described above, and the relative seniority thereof, would likely be different than as described above. The amounts of such claims actually allowed by the Bankruptcy Court may be more or less than the amounts indicated above.

                  OC's other indebtedness subject to compromise at the Petition Date and as of December 31, 2002, consisted of other long-term debt through 2012 at rates from 6.25% to 13.8% in an aggregate amount of $62 million and $92 million, respectively. For a description of other indebtedness, see OC's Annual Report on Form 10-K for the year ended December 31, 2002, OC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, OC's Annual Report on Form 10-K for the year ended December 31, 2001, OC's Annual Report on Form 10-K for the year ended December 31, 2000, and OC's Quarterly Report on Form 10-Q for the quarter ended March 31,2003, copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

         3.       Pre-petition Equity

                  Prior to the Petition Date, OCD's common stock, par value $0.10 per share (the "Existing OCD Common Stock") was listed on the New York Stock Exchange ("NYSE") under the ticker symbol "OWC". As of the Petition Date, OCD had 100 million shares of authorized common stock, of which 55,423,132 shares were outstanding. Effective January 30, 2003, OCD's common stock was removed from listing and registration on the NYSE for failing to meet certain continued listing standards of the NYSE. Effective December 19, 2002, OCD's common stock has been traded on the Over-The-Counter Bulletin Board under the ticker symbol "OWENQ".

                  OCD declared and paid regular dividends of $0.75 per share of Existing OCD Common Stock for each of the first two quarters of 2000. As a result of the Filing, on October 5, 2000, OCD declared but did not pay the regular dividend for the third quarter of 2000. See Sections V.G.3.a of this Disclosure Statement entitled "Dividend Action" for a discussion of certain actions that have been filed in the Chapter 11 Cases to avoid certain dividends paid to certain of the Debtors' shareholders and to recover such dividends for the Debtors' Estates as a fraudulent conveyance.

                  As of February 28, 2003, there were 6,929 stockholders of record of the Existing OCD Common Stock.

                  See Section VII.C.3.b(xi) of this Disclosure Statement for a description of the treatment of the Existing OCD Common Stock under the Plan.

                IV. BACKGROUND OF ASBESTOS-RELATED LITIGATION

         A.       Pre-Petition Claims Against OCD

         Prior to the Petition Date, numerous claims had been asserted against OCD alleging personal injuries arising from inhalation of asbestos fibers. Virtually all of these claims arose out of OCD's manufacture, distribution, sale or installation of an asbestos-containing calcium silicate, high temperature insulation product, the manufacture and distribution of which was discontinued in 1972. OCD received approximately 18,000 asbestos personal injury claims during 2000, approximately 32,000 such claims during 1999 and approximately 69,000 such claims during 1998.

         B.       Pre-Petition Claims Against Fibreboard

         Prior to 1972, Fibreboard manufactured asbestos-containing products, including insulation products. Fibreboard has since been named as a defendant in many thousands of personal injury claims for injuries allegedly caused by asbestos exposure. Fibreboard received approximately 22,000 asbestos personal injury claims during 2000.

         1.       The Fibreboard Insurance Settlement Trust

                  In an effort to deal with the financial impact of its existing and future asbestos-related personal liability in the early 1990's, Fibreboard entered into a settlement agreement with two of its insurers, ultimately resulting in the creation of a trust (the "Fibreboard Insurance Settlement Trust"). See Section IV.C.3(c) of this Disclosure Statement entitled "Insurance Settlement" for a discussion of the Insurance Settlement entered into by Fibreboard with respect to its asbestos-related liability.

                  During the fourth quarter of 1999, the Fibreboard Insurance Settlement Trust was funded with $1.873 billion in proceeds from the settlement referred to above. The terms of the Fibreboard Insurance Settlement Trust provided for the funds in the trust to be applied solely to the costs of resolving pending and future Fibreboard asbestos-related liabilities, whether incurred as a result of a judgment in litigation or a settlement, or otherwise.

                  During 2000 prior to the Petition Date, payments made out of the Fibreboard Insurance Settlement Trust for asbestos-related claims against Fibreboard totaled $820 million, including $45 million in defense, claims processing and administrative expenses. As a result of the Filing, no payments for such claims have been made from the Fibreboard Insurance Settlement Trust since the Petition Date.

                  The assets of the Fibreboard Insurance Settlement Trust are comprised of marketable securities. The Fibreboard Insurance Settlement Trust has received a ruling from the United States Internal Revenue Service ("IRS") that it is a "qualified settlement fund" for federal income tax purposes. At December 31, 2002, the fair value of assets in the Fibreboard Insurance Settlement Trust was $1.238 billion. In addition, there are $127 million in Administrative Deposits held in settlement accounts to pay applicable Fibreboard asbestos claim settlements. See Section IV.C.4 of this Disclosure Statement entitled "NSP Administrative Deposits" for a discussion of these Administrative Deposits.

         2.       The Committed Claims Account

                  Fibreboard also has an interest of approximately $30 million in the balance of the account (the "Committed Claims Account") established by Fibreboard and Continental Casualty Company ("Continental") pursuant to the Agreement Between Fibreboard and Continental On Remaining Issues, dated December 13, 1999, which was the subject of a Stipulation and Agreed Order Between Debtors and Continental Casualty Company Regarding Status and Disposition of Funds in Committed Claims Account and Related Matters Under Buckets Agreement, entered by the Bankruptcy Court on June 27, 2001. Under the Plan, the Committed Claims Account is being transferred to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of the holders of Allowed Claims in Class 8, FB Asbestos Personal Injury Claims. See Section VII.C.3.b(vii) of this Disclosure Statement entitled "Impaired Classes of Claims--Class 8 - FB Asbestos Personal Injury Claims."

         C.       National Settlement Program

         1.       General

                  Beginning in late 1998, OCD implemented the National Settlement Program ("NSP") to resolve personal injury asbestos claims through settlement agreements with individual plaintiffs' law firms (the "NSP Agreements").

                  The NSP was intended to better manage the asbestos liabilities of OCD and to help OCD better predict the timing and amount of indemnity payments for both pending and future asbestos claims. The number of law firms participating in the NSP expanded from approximately 50 when the NSP was established to approximately 120 as of the Petition Date. The NSP Agreements extended through at least 2008 and provided for the resolution of existing asbestos claims, including unfiled claims pending with the participating law firm at the time it entered into an NSP Agreement ("Initial Claims"). The NSP Agreements also established procedures and fixed payments for resolving, without litigation, claims against either OCD or Fibreboard, or both, arising after a participating firm entered into an NSP Agreement ("Future Claims").

                  Settlement amounts for both Initial Claims and Future Claims were negotiated with each firm participating in the NSP, and each firm was to communicate with its respective clients to obtain authority to settle individual claims. Payments to individual claimants were to vary based on a number of factors, including the type and severity of disease, age and occupation. All such payments were subject to delivery of satisfactory evidence of a qualifying medical condition and exposure to OCD's and/or Fibreboard's products, delivery of customary releases by each claimant, and other conditions. Certain claimants settling non-malignancy claims with OCD and/or Fibreboard were entitled to an agreed pre-determined amount of additional compensation if they later developed a more severe asbestos-related medical condition.

                  As to Future Claims, each participating NSP firm agreed (consistent with applicable legal requirements) to recommend to its future clients, based on appropriately exercised professional judgment, to resolve their asbestos personal injury claims against OCD and/or Fibreboard through an administrative processing arrangement, rather than litigation. In the case of Future Claims involving non-malignancy, claimants were required to present medical evidence of functional impairment, as well as the product exposure criteria and other requirements set forth above, to be entitled to compensation.

         2.       OCD's Experience with the NSP

                  (a)      NSP Claims Against OCD

                           As of the Petition Date, the NSP covered
approximately 239,000 Initial Claims against OCD, approximately 150,000 of which had satisfied all conditions to final settlement, including receipt of executed releases, or other resolution (the "Final NSP Settlements") at an average cost per claim of approximately $9,300. As of the Petition Date, approximately 89,000 of such Final NSP Settlements had been paid in full or otherwise resolved, and approximately 61,000 were unpaid in whole or in part. As of such date, the remaining balance payable under NSP Agreements in connection with these unpaid Final NSP Settlements was approximately $510 million. Through the Petition Date, OCD had received approximately 6,000 Future Claims under the NSP.

                  (b)      Non-NSP Claims Against OCD

                           As of the Petition Date, approximately 29,000
asbestos personal injury claims were pending against OCD outside the NSP. This compares to approximately 25,000 such claims pending on December 31, 1999. The information needed for a critical evaluation of pending claims, including the nature and severity of disease and definitive identifying information concerning claimants, typically becomes available only through the discovery process or as a result of settlement negotiations, which often occur years after particular claims are filed. As a result, OCD has limited information about many of such claims.

                           OCD resolved (by settlement or otherwise)
approximately 10,000 asbestos personal injury claims outside the NSP during 1998, 5,000 such claims during 1999 and 3,000 such claims during 2000 prior to the Petition Date. The average cost of resolution was approximately $35,900 per claim for claims resolved during 1998, $34,600 per claim for claims resolved during 1999, and $44,800 per claim for claims resolved during 2000 prior to the Petition Date. Generally, these claims were settled as they were scheduled for trial, and they typically involved more serious injuries and diseases. Accordingly, OCD does not believe that such average costs of resolution are representative of the value of the non-NSP claims then pending against OCD.

                  (c)      Asbestos-Related Payments by OCD

                           As a result of the Filing, OCD has not made any
asbestos-related payments since the Petition Date except for approximately $20 million paid on its behalf by third parties pursuant to appeal bonds issued prior to the Petition Date. During 1999 and 2000 (prior to the Petition Date), OCD made asbestos-related payments falling within four major categories: (1) settlements in respect of verdicts incurred or claims resolved prior to the implementation of the NSP; (2) NSP settlements; (3) non-NSP settlements covering cases not resolved by the NSP; and (4) defense, claims processing and administrative expenses, as follows:

--------------------------------------------- --------------------------------- --------------------------------------
                                                                          1999              2000 (through October 4)1
                                                      (In millions of dollars)               (In millions of dollars)
--------------------------------------------- --------------------------------- --------------------------------------
Pre-NSP Settlements                                                       $170                                   $ 51
--------------------------------------------- --------------------------------- --------------------------------------
NSP Settlements                                                            570                                    538
--------------------------------------------- --------------------------------- --------------------------------------
Non-NSP Settlements                                                         30                                     42
--------------------------------------------- --------------------------------- --------------------------------------
Defense, Claims Processing and                                              90                                     54
Administrative Expenses
--------------------------------------------- --------------------------------- --------------------------------------
Total2                                                                    $860                                   $685
--------------------------------------------- --------------------------------- --------------------------------------

-------------------

1 Since the Petition date, all pre-petition asbestos claims and pending litigation against the Debtors, including, without limitation, claims under the NSP, have been automatically stayed.

2        Amounts shown are before tax and application of insurance recoveries.

                           Prior to the Petition Date, OCD deposited certain
amounts in settlement accounts to facilitate claims processing under the NSP ("Administrative Deposits"). See Section IV.C.4 of this Disclosure Statement entitled "NSP Administrative Deposits" for a further discussion of the settlement accounts.

         3.       Fibreboard's Experience with the NSP

                  (a)      NSP Claims Against Fibreboard

                           As described above, OCD acquired Fibreboard in
1997. Fibreboard executed the NSP Agreements and became a participant in the NSP effective in the fourth quarter of 1999. The NSP Agreements settled asbestos personal injury claims that had been filed against Fibreboard by participating plaintiffs' law firms and claims that could have been filed against Fibreboard by such firms following the lifting, in the third quarter of 1999, of an injunction which had barred the filing of asbestos personal injury claims against Fibreboard.

                           As of the Petition Date, the NSP covered
approximately 206,000 Initial Claims against Fibreboard, approximately 118,000 of which had satisfied all conditions to final settlement, including receipt of executed releases, or other resolution as Final NSP Settlements at an average cost per claim of approximately $7,400. As of the Petition Date, approximately 62,000 of such Final NSP Settlements had been paid in full or otherwise resolved, and approximately 56,000 were unpaid in whole or in part. As of such date, the remaining balance payable under NSP Agreements in connection with these unpaid Final NSP Settlements was approximately $330 million. The NSP Agreements also provided for the resolution of Future Claims under the NSP against Fibreboard through the administrative processing arrangement described above. Through the Petition Date, Fibreboard had received approximately 6,000 Future Claims under the NSP.

                  (b)      Non-NSP Claims Against Fibreboard

                           As of the Petition Date, approximately 9,000
asbestos personal injury claims were pending against Fibreboard outside the NSP. This compares to approximately 1,000 such claims pending on December 31, 1999. Fibreboard resolved (by settlement or otherwise) approximately 2,000 asbestos personal injury claims outside the NSP during 2000 prior to the Petition Date at an average cost of resolution of approximately $45,000 per claim. Generally, these claims were settled as they were scheduled for trial, and they typically involved more serious injuries and diseases. Accordingly, OC does not believe that such average costs of resolution are representative of the value of the non-NSP claims then pending against Fibreboard.

                  (c)      Insurance Settlement

                           In 1993, Fibreboard entered into certain settlement
arrangements in an attempt to address the financial impact of its existing and future asbestos-related personal injury liabilities. One such arrangement was an insurance settlement (the "Insurance Settlement") between Fibreboard and two of its insurers, Continental and Pacific Indemnity Company ("Pacific"). Under the terms of the Insurance Settlement, Continental and Pacific were, among other things, to provide up to $2 billion minus interim settlements, plus accrued interest, to resolve asbestos personal injury claims pending against Fibreboard as of August 27, 1993 and all future asbestos personal injury claims asserted against Fibreboard after such date, including defense costs. These funds were to be put into the Fibreboard Insurance Settlement Trust. See Section V.F.6 of this Disclosure Statement entitled "Insurance Settlement" and OC's Annual Report on Form 10-K for the year ended December 31, 2002, (which is available free of charge from OC's website, www.owenscorning.com), for a further description of the Insurance Settlement. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

                           The Insurance Settlement became effective in 1999
and, during the fourth quarter of 1999, Continental and Pacific funded the Fibreboard Insurance Settlement Trust with $1.873 billion.

                  (d)      Asbestos-Related Payments by Fibreboard

                           As a result of the Filing, Fibreboard has not made
any asbestos-related payments since the Petition Date. During 2000 (prior to the Petition Date), gross payments for asbestos-related claims against Fibreboard, all of which were paid/reimbursed by the Fibreboard Insurance Settlement Trust, fell within four major categories, as follows:

                 ------------------------------------------ ---------------------------------------
                                                            2000 (through October 4, 2000)3
                                                            (In millions of dollars)

                 ------------------------------------------ ---------------------------------------
                 Pre-NSP Settlements                                                           $29
                 ------------------------------------------ ---------------------------------------
                 NSP Settlements                                                               705
                 ------------------------------------------ ---------------------------------------
                 Non-NSP Settlements                                                            41
                 ------------------------------------------ ---------------------------------------
                 Defense, Claims Processing and                                                 45
                   Administrative Expenses
                 ------------------------------------------ ---------------------------------------
                          Total                                                               $820
                 ------------------------------------------ ---------------------------------------

-------------------

3 Only payments through October 4, 2000, are reflected. Since the Petition date, all pre-petition asbestos claims and pending litigation against the Debtors, including, without limitation, claims under the NSP, have been automatically stayed.


                           The payments for settlements under the NSP include
certain administrative deposits during the reporting period in respect of Fibreboard claims. Of this, approximately $127 million remains in settlement accounts and is or will be the subject of litigation to determine if any of these funds are recoverable by Fibreboard's estate. See Section IV.C.4 of this Disclosure Statement entitled "NSP Administrative Deposits" for a further discussion of the settlement accounts.

         4.       NSP Administrative Deposits

                  As referred to above, prior to the Petition Date, OCD and Fibreboard entered into settlement agreements with four law firms including Baron & Budd, P.C. ("B&B"), whereby OCD and Fibreboard would make certain Administrative Deposits to facilitate claims processing under the NSP Agreements. These Administrative Deposits were made to settlement accounts maintained by such law firms for the benefit of their clients under the NSP Agreements. Each of the NSP Agreements contemplated that clients of the four firms, who received written approval from OCD and/or Fibreboard that they qualified for settlement payments pursuant to the terms of the particular NSP Agreement, would receive their settlement distribution from the Administrative Deposits maintained by their law firm.

                  After the Petition Date, the Debtors did not authorize any further distributions from the Administrative Deposits. Nonetheless, at least one law firm, Waters & Kraus LLP, made distributions after the Petition date in the amount of approximately $11.6 million. At December 31, 2002, approximately $106 million of Administrative Deposits previously made by OCD, and $127 million of Administrative Deposits previously made by Fibreboard had not been finally distributed to claimants and are reflected in OCD's consolidated balance sheet as restricted assets ("Restricted Cash") and have not been subtracted from OCD's or Fibreboard's reserve for asbestos personal injury claims.

                  The Administrative Deposits held by B&B have been the subject of litigation during the Chapter 11 Cases. See Section V.F.7 of this Disclosure Statement entitled "Baron & Budd Administrative Deposits." The Debtors are negotiating with the three other law firms holding Administrative Deposits to resolve disputes relating to the Debtors' rights to the return of some portion of the Administrative Deposits. If no settlement is reached, the Debtors will pursue the return of an appropriate portion of the Administrative Deposits.

         D. Establishment of Financial Reserves for Asbestos Liability; Estimation of Asbestos Liability

         1.       Financial Statement Reserves for Asbestos Liability

                  For financial reporting purposes, OC estimates a reserve in accordance with generally accepted accounting principles to reflect asbestos-related liabilities that have been asserted or are probable of assertion, in which liabilities are probable and reasonably estimable. This reserve in respect of OCD's asbestos-related liabilities was established initially through a charge to income in 1991 with additional charges to income of $1.1 billion in 1996, $1.4 billion in 1998, $1.0 billion in 2000 and $1.4 billion in the third quarter of 2002 and as of December 31, 2002, the reserve in respect of OCD asbestos-related liabilities was approximately $3.6 billion. Similarly, OC estimates a reserve in respect of Fibreboard's asbestos-related liabilities and, as of December 31, 2002, the aggregate reserve in respect of Fibreboard asbestos-related liabilities was approximately $2.3 billion. Thus, OC's aggregate reserve for potential asbestos-related liability was approximately $5.9 billion as of December 31, 2002. For additional information with respect to the establishment and amount of reserves for asbestos-related liability, see Note 19 of the Notes to Consolidated Financial Statements set forth in OC's Annual Report on Form 10-K for the year ended December 31, 2002, and Note 8 of the Notes to Consolidated Financial Statements set forth in OC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. Copies of OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request in accordance with the directions set forth in Appendix D.

                  As OC has discussed in its public filings, any estimate for financial reporting purposes of its liabilities for pending and expected future asbestos claims is subject to considerable uncertainty because such liabilities are influenced by numerous variables that are inherently difficult to predict. As discussed further below, such uncertainties significantly increased as a result of the Filing. Prior to the Petition Date, such variables included, among others, the cost of resolving pending non-NSP claims; the disease mix and severity of disease of pending NSP claims; the number, severity of disease, and jurisdiction of claims filed in the future (especially the number of mesothelioma claims); how many future claimants were covered by an NSP Agreement; the extent, if any, to which individual claimants exercised a right to opt out of an NSP Agreement and/or engage counsel not participating in the NSP; the extent, if any, to which counsel not bound by an NSP Agreement undertook the representation of asbestos personal injury plaintiffs against OCD and Fibreboard; the extent, if any, to which OC exercised its right to terminate one or more of the NSP Agreements due to excessive opt-outs or for other reasons; and the success in controlling the costs of resolving future non-NSP claims.

                  As a result of the Filing, the inherent difficulties and uncertainties involved in estimating the number and cost of resolution of present and future asbestos-related claims against OCD and Fibreboard have significantly increased and will likely have the effect of increasing the number and ultimate cost of resolution of such claims substantially. This could result from the following factors:

         o The settlement values for specified categories of disease set forth in the NSP Agreements were established by arms-length negotiations with the participating law firms in circumstances very different from those prevailing in the Chapter 11 Cases. The settlement values available to individual claimants under the arrangements to be included in any plan or plans of reorganization may vary substantially from those contemplated by the NSP Agreements. Because OC's estimate of liabilities in respect of non-NSP claims assumed payment of settlement values similar to those contained in the NSP Agreements, such estimate is subject to similar uncertainty.

         o OC anticipates that the number and estimated aggregate value of allowed future claims will ultimately be determined either as a result of negotiations involving the Future Claimants' Representative and the other interested constituencies or, if necessary, by the Bankruptcy Court. It is not possible to predict the outcome of such negotiations, or Bankruptcy Court determination, at this time.

                  As a result of the foregoing, the asbestos liability reserve estimates set forth in OC's consolidated financial statements are subject to change. In addition, for the reasons stated below, the estimation of the asbestos liability reserve for financial statement purposes may differ from the competing estimations of asbestos liability for Plan purposes.

         2.       Estimation of Asbestos Liability for Plan Purposes

                  Unlike the estimation of asbestos-related liability for the purposes of establishing financial statement reserves, which are based upon a range of probable and reasonably estimable liabilities, the estimation of asbestos-related liability for the purposes of determining the relative allocation of plan consideration is based upon an estimation of the number of Allowed Claims and their value, including future claims. The proposed Plan provides that such estimated liabilities would be determined by the District Court or Bankruptcy Court as part of the confirmation hearing on the Plan. It is therefore anticipated that the number and estimated aggregate value of Asbestos Personal Injury Claims will ultimately be resolved through negotiations involving the Asbestos Claimants' Committee and the Future Claimants' Representative and the other interested constituencies or, if necessary, determined by the District Court or Bankruptcy Court through litigation. It is not possible to predict the outcome of such negotiations or litigation at this time.

                  In connection with establishing the number and estimated aggregate value of Asbestos Personal Injury Claims, and as a basis for establishing the alternative scenarios for creditor recoveries, the Debtors, the Unsecured Creditors' Committee, the Asbestos Claimants' Committee and the Future Claimants' Representative retained experts to assist them in estimating the number and value of OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims. Such estimates are necessary under Section 524(g) of the Bankruptcy Code, which requires an estimate of the number of claims that will be filed against the Debtors in the future. These estimates, particularly in light of the extended length of the forecast period, necessarily result in more uncertainty than generally holds for estimates of other types of contingent liability. In addition, to make these estimates, each of the experts must make certain assumptions, including the propensity of asbestos claimants to file a claim against the Debtors, the timing and disease severity of those claims, and the appropriate average settlement value of claims, all of which add to the uncertainty and can result in significant variations in the final estimates.

                  Based on facts currently known to it, including positions that have been articulated by various interested constituencies since the Petition Date, the Company believes that the estimates included in most or all such analyses are likely to vary substantially from the amounts of OCD's and Fibreboard's respective asbestos reserves in prior periods, and are likely to also vary substantially from one another, for a number of reasons.

                  First, such analyses will not involve the same type of estimation process required in connection with the preparation of financial statements under generally accepted accounting principles. In general, such accounting principles require accruals with respect to contingent liabilities (including asbestos liabilities) only to the extent that such liabilities are both probable and reasonably estimable. With respect to such liabilities that are probable as to which a reasonable estimate can be made only in terms of a range (with no point within the range determined to be more probable than any other point in such range), such accounting principles require only the accrual of the amount representing the low point in such range.

                  Moreover, because such analyses are prepared solely for use in the negotiation of a plan of reorganization, they will naturally reflect the respective interests of the different constituencies putting them forward. Certain constituencies, for example, may have an interest in presenting an analysis that estimates such liability at the highest level that can arguably be justified; others may have an interest in estimating such liability at the lowest possible level; while others may have an interest in estimating such liability at a point between the two extremes, in an effort to achieve consensus in the negotiation of the plan of reorganization. In addition, interested constituencies in the Debtors' bankruptcy proceedings may also take into account the implications of any such analyses prepared for use in the Debtors' bankruptcy proceedings on their position in one or more of the other asbestos-related bankruptcy cases pending in the District of Delaware or elsewhere.

                  Ultimately, OCD's (and Fibreboard's) total liability for asbestos claims will be finally determined after a lengthy period of negotiations and, if necessary, by the Bankruptcy Court, taking into account numerous factors not present in OCD's (and Fibreboard's) pre-petition environment. Such factors include the claims of competing creditor groups as to the appropriate treatment of their Allowed Claims, the size of the total estimated asbestos liability, the total number of present Asbestos Personal Injury Claims Allowed, the total amount of future Asbestos Personal Injury Claims, and the impact of the procedural consolidation before Judge Wolin of the Chapter 11 Cases of the Debtors with the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc., and USG Corporation on the timing, outcome or other aspects of the Chapter 11 Cases, including estimates of the number and cost of resolution of asbestos-related claims.

                             V. CHAPTER 11 CASES

         A.       Events Leading to the Chapter 11 Filings

         Since the adoption of its NSP in the fourth quarter of 1998, OC's strategy had been to use that program to avoid the costly and unpredictable traditional tort system and to quantify the amount of payments to asbestos claimants and control the timing of those payments to match the Company's ability to make such payments. The NSP achieved these goals in many respects and also facilitated the negotiation of the deferral of payments to NSP participants during 2000 prior to the Filing. As discussed in more detail below, however, OC's inability to obtain ongoing financing on acceptable terms, the lack of support for additional payment deferrals, the higher than anticipated number of asbestos-related claims (which adversely affected the Company's estimated liquidity needs through 2004), and the deterioration of OC's operations during 2000, resulted in the decision by OC to seek protection for the Debtors under Chapter 11 of the Bankruptcy Code.

         During the third quarter of 2000, OC met on a number of occasions with CSFB, as the agent for the lenders under the 1997 Credit Agreement, to discuss a refinancing of its $1.8 billion credit facility under the 1997 Credit Agreement, which was scheduled to expire in June 2002. OC requested that the refinancing extend into 2005 and be increased to an amount sufficient to meet its expected liquidity needs, including the repayment on maturity of $300 million of debentures in 2005. Following extended negotiations, OC concluded at the end of the third quarter of 2000 that its lenders would not be willing to agree to a refinancing that would meet OC's needs. Moreover, OC concluded that the lenders would require, as a part of any refinancing, that OC pledge its assets to secure the loans and agree to limits on payments for asbestos liabilities that would be inconsistent with its anticipated asbestos payment obligations.

         During the course of the third quarter of 2000, support for asbestos payment deferrals was adversely impacted by several factors. First, as a result of the downturn in the Company's operations in the third quarter of 2000 (discussed below), OC approached certain NSP firms to request additional payment deferrals. Based on those discussions, OC determined that it would not be feasible to obtain additional payment deferrals and that the likely terms of the refinancing would be unacceptable to the NSP participants. Second, the executive committee under the NSP and other participants in the NSP declined to agree to any deferral in payments due from Fibreboard. Finally, several NSP firms declined to grant the deferrals previously agreed upon in principle and initiated legal proceedings to enforce the terms of their respective NSP Agreements.

          Prior to the Filing, OC noted several trends which indicated that it would likely be required to defer asbestos-related payments in excess of deferrals previously negotiated with law firms participating in the NSP. First, OC began to see evidence that a higher than anticipated number of new asbestos-related claims, particularly higher value claims, was being filed by non-NSP firms, including new firms (where the timing of resolution is uncertain and the amount and timing of payments may be determined by the traditional tort system). Second, OC noted a substantial increase in the rate of claims filed, particularly during September 2000. Approximately 7,800 asbestos-related claims were received by OC (excluding Fibreboard) during the third quarter of 2000, compared to approximately 3,400 and 4,200 claims received during the first and second quarters, respectively. While OC believed that this increase in claims filings represented an acceleration of claims from future periods as a result of the downgrading of OC's credit rating in mid-2000, rather than an increase in the total number of asbestos-related claims to be expected, this trend would have had the effect of accelerating the related settlement payments and increasing liquidity needs through 2004 and/or the need to negotiate further deferrals of asbestos payments.

         OC's results of operations deteriorated significantly in the third quarter of 2000, with expectations for the quarter declining particularly during the last half of the period. As a result of, among other factors, the fall in demand for building materials, elevated energy and raw materials costs and the inability of OC to fully recapture these costs in price adjustments, OC's margins and income from operations were significantly reduced. As a result, OC's ability to service its ongoing asbestos payments and continue to comply with its pre-petition loan covenants was adversely affected. OC concluded at the end of the third quarter of 2000 that, unless it used a substantial portion of its cash to repay a portion of its debt under the 1997 Credit Agreement, OC would be in violation of the leverage ratio covenant under that agreement. Moreover, in view of reduced expectations concerning operating results in the fourth quarter of 2000 and beyond, OC concluded that its long-term liquidity needs (driven in large measure by asbestos payment obligations) could not likely be met by its cash and available credit under the 1997 Credit Agreement (which was limited by leverage ratio and other loan covenants).

         As a result of the above factors, OC's management determined late in the third quarter that it was unlikely that OC would be able to meet its long-term liquidity needs, including agreed and other required asbestos payments and repayment of debt on maturity. While OC held $378 million of Cash and cash equivalents at the end of the third quarter of 2000, and OC's operations (excluding the effects of asbestos) were traditionally profitable and generated strong positive cash flow, management determined that a Chapter 11 filing in October would be in the best interest of all OC stakeholders.

         B.       The Chapter 11 Filings

         On October 5, 2000, OCD and the Subsidiary Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. The cases are being jointly administered as In re Owens Corning, et al., Case No. 00-03837 (JKF) (the "Chapter 11 Cases"). The Subsidiary Debtors that also filed for protection under Chapter 11 of the Bankruptcy Code on the Petition Date are:

    CDC Corporation                                         Integrex Testing Systems LLC
    Engineered Yarns America, Inc.                          HOMExperts LLC
    Falcon Foam Corporation                                 Jefferson Holdings, Inc.
    Integrex                                                Owens-Corning Fiberglas Technology Inc.
    Fibreboard Corporation                                  Owens Corning HT, Inc.
    Exterior Systems, Inc.                                  Owens-Corning Overseas Holdings, Inc.
    Integrex Ventures LLC                                   Owens Corning Remodeling Systems, LLC
    Integrex Professional Services LLC                      Soltech, Inc.
    Integrex Supply Chain Solutions LLC

The Subsidiary Debtors include only the Subsidiaries listed above and do not include any other United States Subsidiaries of OCD or any of OCD's foreign Subsidiaries (collectively, the "Non-Debtor Subsidiaries"). A list of the Non-Debtor Subsidiaries may be found in Schedule II to the Plan, attached to this Disclosure Statement as Appendix A.

         C.       Continuation of Business; Stay of Litigation

         Since the Petition Date, the Debtors have continued to operate their businesses as debtors-in-possession under the Bankruptcy Code. Pursuant to the Bankruptcy Code, the Debtors are required to comply with certain statutory reporting requirements, including the filing of monthly operating reports. As of the date hereof, the Debtors have complied with such requirements, and intend to continue to comply with such requirements. The Debtors are authorized to operate their businesses in the ordinary course of business, with transactions out of the ordinary course of business requiring Bankruptcy Court approval. In accordance with the Bankruptcy Code, the Debtors are not permitted to pay any claims or obligations that arose prior to the Petition Date unless specifically authorized by the Bankruptcy Court. Similarly, claimants may not enforce any Claims against the Debtors that arose prior to the Petition Date unless specifically authorized by the Bankruptcy Court. As debtors-in-possession, the Debtors have the right, under Section 365 of the Bankruptcy Code, subject to the Bankruptcy Court's approval, to assume or reject pre-petition executory contracts and unexpired leases in existence at the Petition Date. Parties to contracts or leases that are rejected may assert rejection damages claims as permitted by the Bankruptcy Code. See Section VII.F of this Disclosure Statement entitled "Treatment of Executory Contracts and Unexpired Leases".

         As a consequence of the Filing, all pending litigation against the Debtors was stayed automatically by Section 362 of the Bankruptcy Code and, absent further order of the Bankruptcy Court, no party may take any action to recover on pre-petition claims against the Debtors.

         D.       Professionals Retained in the Chapter 11 Cases

         1.       The Debtors' Professionals

                  The attorneys and advisors that have been retained by the Debtors to assist them in the conduct of their Chapter 11 Cases are set forth below:

                           Principal Reorganization Counsel to the Debtors:

                           SAUL EWING LLP
                           222 Delaware Avenue
                           Wilmington, DE 19899-1266

                           Special Counsel to the Debtors:

                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           Four Times Square
                           New York, NY 10036-6522

                           Special Reorganization Counsel to the Debtors:

                           ARNOLD & CARUSO, LTD.*
                           1822 Cherry Street
                           Toledo, OH  43608
                           * On August 26, 2002, the Bankruptcy Court entered an order vacating the employment and retention of Arnold & Caruso, Ltd.; however, Arnold & Caruso, Ltd. was retained as an ordinary course professional.

                           Special Reorganization Counsel to the Debtors:

                           SHUMAKER, LOOP & KENDRICK, LLP
                           North Courthouse Square
                           1000 Jackson
                           Toledo, OH 43624

                           Special Reorganization Counsel to the Debtors:

                           BROBECK, PHLEGER & HARRISON, LLP*
                           Spear Street Tower
                           One Market
                           San Francisco, CA 94105
                           * Brobeck, Phleger & Harrison, LLP has ceased performing services for the Debtors.

                           Special Counsel to the Debtors:

                           DEBEVOISE & PLIMPTON
                           919 Third Avenue
                           New York, NY 10022

                           Special Counsel to the Debtors:

                           FORMAN PERRY WATKINS KRUTZ & TARDY, PLLC
                           1200 One Jackson Place
                           188 East Capitol Street
                           Jackson, MS  39225-2608

                           Special International Counsel to the Debtors:

                           BINGHAM MCCUTCHEN LLP
                           One State Street
                           Hartford, CT 06103

                           Special Insurance Counsel to the Debtors:

                           COVINGTON & BURLING
                           1201 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2401

                           Special Claims Conflict Counsel for the Debtors

                           Adelman Lavine Gold and Levin
                           1100 North Market Street, 11th Floor
                           Wilmington, DE 19801-1292

                           Auditor, Tax Advisor, Accounting Advisor & Financial Advisor to the Debtors:

                           ARTHUR ANDERSEN LLP*
                           33 West Monroe
                           Chicago, IL  60603
                           * Arthur Andersen LLP has ceased performing services for the Debtors.

                           Special Financial Advisor to the Debtors:

                           PRICEWATERHOUSECOOPERS LLP
                           203 North LaSalle Street
                           Chicago, IL  60601

                           Information Technology Advisor to the Debtors:

                           CAP GEMINI ERNST & YOUNG US LLC
                           1200 Skylight Office Tower
                           1660 West 2nd Street
                           Cleveland, OH 44113

                           Financial and Consulting Services to the Debtors:

                           CRAWFORD FINANCIAL CONSULTING LLC
                           (d/b/a CRAWFORD & WINIARSKI)
                           Suite 1500
                           535 Griswold
                           Detroit, MI 48226

                           Audit, Accounting, Actuarial and Tax Advisory Services to the Debtors:

                           ERNST & YOUNG LLP
                           555 California Street
                           San Francisco, CA  94104

                           Investment Banker and Financial Advisor to the
                           Debtors:

                           LAZARD FRERES & CO. LLC
                           30 Rockefeller Plaza , 61st Floor
                           New York, NY 10020

                           Investment Banker to the Debtors:

                           GOLDSMITH AGIO HELMS SECURITIES, INC.
                           601 Second Avenue South, 46th Floor
                           Minneapolis, MN 55402

                           Asbestos Personal Injury Claims Valuation Consultants to the Debtors:

                           Thomas E. Vasquez, Ph.D.
                           ARPC
                           420 Lexington Ave.
                           Suite 1840
                           New York, NY 10170

         2.       The Debtors' Ordinary Course Professionals

                  Separately, throughout the Chapter 11 Cases, the Debtors have employed certain other professionals to render post-petition services to the Debtors in the ordinary course of their businesses, pursuant to an order of the Bankruptcy Court dated November 30, 2000 (the "OCP Order"). The OCP Order establishes certain standards, guidelines and procedures for the Debtors' retention and payment of ordinary course professionals during the Chapter 11 Cases. The OCP Order authorizes the Debtors to employ and compensate ordinary course professionals without additional approval from the Bankruptcy Court subject to certain limitations. Among other limitations, the OCP Order requires the Debtors to obtain approval under Sections 330 and 331 of the Bankruptcy Code if payments to the ordinary course professionals exceed an average of $35,000 per month for the professionals (with certain exceptions), and/or if the payments to all ordinary course professionals exceed a total of $3 million in any given month. In accordance with the terms of the OCP Order, every two months throughout the Chapter 11 Cases, the Debtors have submitted (and continue to submit) a statement with the Bankruptcy Court which reports the name of the ordinary course professionals, the amounts paid as compensation for services rendered and reimbursement of expenses incurred by each ordinary course professional during the previous two-month period, and a general description of the services rendered by each ordinary course professional.

         3.       The Appointment of Official Committees

                  On October 23, 2000, the United States Trustee for the District of Delaware appointed two creditors' committees, pursuant to Section 1102(a) of the Bankruptcy Code, one representing general unsecured creditors (as thereafter amended or reconstituted, the "Unsecured Creditors' Committee") and the other representing asbestos claimants (as thereafter amended or reconstituted, the "Asbestos Claimants' Committee" and, together with the Unsecured Creditors' Committee, the "Committees").

                  (a)      Unsecured Creditors' Committee

                           The Unsecured Creditors' Committee represents
general unsecured creditors of the Debtors, including the Bank Holders, the Bondholders, trade creditors and holders of Environmental Claims. The current four members of, and professionals retained by, the Unsecured Creditors' Committee are set forth below:

                           Members of the Unsecured Creditors' Committee:

                           Credit Suisse First Boston
                           Eleven Madison Avenue
                           New York, NY 10010-3629

                           JP Morgan Chase Manhattan Bank
                           380 Madison Avenue
                           New York, NY 10017-2513

                           John Hancock Life Insurance Company
                           200 Clarendon Street
                           Boston, MA 02117

                           Jackson National Life Insurance Company
                           225 West Wacker
                           Suite 1200
                           Chicago, IL 60606

                           Counsel to the Unsecured Creditors' Committee:

                           DAVIS, POLK & WARDWELL
                           450 Lexington Avenue
                           New York, NY 10017

                           MORRIS, NICHOLS, ARSHT & TUNNELL
                           1201 North Market Street
                           P.O.  Box 1347
                           Wilmington, DE 19899-1347

                           Financial Advisors to the Unsecured Creditors'
                           Committee:

                           HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.
                           685 Third Avenue
                           15th Floor
                           New York, NY 10017

                           Asbestos Personal Injury Claims Valuation Consultants Unsecured Creditors' Committee:

                           CHAMBERS ASSOCIATES, INC.
                           805 15th Street, N.W. - Suite 500
                           Washington, D.C. 20005

                           The Unsecured Creditors' Committee has
establishedtwo unofficial sub-committees (the Bank Holders' sub-committee and the Bondholders' and trade creditors' sub-committee), each of which is represented by separate counsel and financial advisors.

                           The Bank Holders' unofficial sub-committee is
represented by the following attorneys and financial advisors:

                           Counsel to the Bank Holders' Sub-Committee:

                           KRAMER LEVIN, NAFTALIS & FRANKEL LLP
                           919 Third Avenue
                           New York, NY 10022

                           RICHARDS LAYTON & FINGER, P.A.
                           One Rodney Square
                           P.O.  Box 551
                           Wilmington, DE 19899

            Financial Advisors to the Bank Holders' Sub-Committee:

                           FTI POLICANO & MANZO
                           622 Third Avenue
                           New York, NY  10017

                           On July 16, 2001, the Bankruptcy Court entered an
order authorizing and approving the employment of special counsel for the Bondholders' and trade creditors' unofficial sub-committee (also referred to herein as the "Designated Members"). The Bondholders' and trade creditors' unofficial sub-committee is represented by the following attorneys and financial advisors:

                           Counsel to the Bondholders' and Trade Creditors' Unofficial Sub-Committee:

                           ANDERSON KILL & OLICK, P.C.
                           1251 Avenue of the Americas
                           New York, NY 10020

                           MONZACK AND MONACO, P.A.
                           (f/k/a WALSH MONZACK AND MONACO, PA)
                           400 Commerce Ctr.
                           1201 Orange Street
                           P.O.  Box 2031
                           Wilmington, DE 19899

                           Financial Advisors to the Bondholders' and Trade Creditors' Unofficial Sub-Committee:

                           BDO SEIDMAN
                           330 Madison Avenue
                           New York, NY 10017

                  (b)      Asbestos Claimants' Committee

                           The Asbestos Claimants' Committee represents
persons alleging asbestos-related personal injuries due to exposure to products manufactured by the Debtors. The current thirteen members of, and professionals retained by, the Asbestos Claimants' Committee are set forth below:

                           Members of the Asbestos Claimants' Committee:

                           David Fitts
                           c/o Brayton & Purcell
                           222 Rush Landing Road
                           P.O. Box 2109
                           Novato, CA 94948

                           Delores Ramsey
                           c/o Baron & Budd
                           Attn: Fred Baron, Esquire
                           The Centrum
                           3102 Oak Lawn Avenue
                           Suite 1100
                           Dallas, TX 75219-4281

                           Charles Barrett
                           c/o Weitz & Luxenberg
                           Attn: Perry Weitz, Esquire
                           180 Maiden Lane
                           New York, NY 10038

                           John Edward Keane
                           c/o Kelley & Ferraro, LLP
                           1901 Bond Court Building
                           1300 E. 9th Street
                           Cleveland, OH 44114

                           Mary F. Stone
                           c/o Hartley & O'Brien
                           Attn: R. Dean Hartley, Esquire
                           827 Main Street
                           Wheeling, WV 26003

                           Glenn L. Arnott
                           c/o Goldberg, Perskey, Jennings & White, P.C.
                           Attn: Mark C. Meyer, Esquire
                           1030 Fifth Avenue
                           Pittsburgh, PA 15219

                           Elmer Richardson
                           c/o Cumbest, Cumbest, Hunter & McCormick P.A.
                           Attn: David O. McCormick, Esquire
                           729 Watts Avenue
                           P.O. Drawer 1176
                           Pascagoula, MS 39568

                           Barbara Casey
                           c/o Cooney & Conway
                           Attn: John D. Cooney, Esquire
                           701 6th Avenue
                           LaGrange, IL 60425

                           James Nelson Allen
                           c/o Glasser & Glasser
                           Attn: Richard S. Glasser, Esquire
                           Crown Center Building
                           6th Floor
                           580 E.  Main Street
                           Norfolk, VA 23510

                           Margaret Elizabeth Fitzgerald
                           c/o Thorton & Naumes, LLP
                           Attn: Michael P. Thornton, Esquire
                           100 Summer Street
                           30th Floor
                           Boston, MA 02110

                           Yolanda England
                           c/o Peter G. Angelos, Esquire
                           5905 Harford Road
                           Baltimore, MD 21214

                           Deborah Jean Johnson
                           Personal Representative of the Estate of
                           Stephen Johnson
                           c/o Bergman Senn Pageler & Frockt
                           Attn: Matthew Bergman, Esquire
                           P.O. Box 2010
                           17530 Vashon Highway SW
                           Vashon, WA  98070

                           Joyce Salinas
                           Plaintiff on her own behalf and representative of John Salinas (deceased)
                           c/o Kazan, McClain, Eaises, Abrams, Fernandez, Lyons & Farrise
                           Attn: Steven Kazan, Esquire
                           171 Twelfth Street
                           3rd Floor
                           Oakland, CA  94607

                           Counsel for the Asbestos Claimants' Committee:

                           CAPLIN & DRYSDALE, CHARTERED
                           399 Park Avenue
                           New York, NY 10022-4614

                           CAMPBELL & LEVINE, LLC
                           800 King Street
                           Wilmington, DE 19801

                           Financial Advisors and Asbestos Personal Injury Claims Valuation Consultants for the
                           Asbestos Claimants' Committee:

                           L. TERSIGNI CONSULTING, P.C.
                           2001 West Main Street
                           Suite 220
                           Stamford, CT 06902

                           Claims Expert for the Asbestos Claimants' Committee:

                           LEGAL ANALYSIS SYSTEMS
                           970 Calle Arroyo
                           Thousand Oaks, CA 91360

         4.       Future Claimants' Representative

                  A key element of the Plan is the Asbestos Personal Injury Permanent Channeling Injunction, pursuant to which all current and future personal injury asbestos-related Claims and Demands against the Debtors and other covered Persons will be channeled to the Asbestos Personal Injury Trust established to equitably distribute available assets to holders of all such Allowed Claims and Demands. A channeling injunction is permitted by Section 524(g) of the Bankruptcy Code and may be issued if a number of specific conditions are met, including the appointment of a legal representative for the purpose of protecting the rights of persons that might subsequently assert future Demands against the Debtors. Specifically, Congress and the courts have recognized the need in Chapter 11 cases involving asbestos claims to protect and represent the interests of persons who may have claims and/or Demands against a debtor arising in the future, and have directed bankruptcy courts to appoint a legal representative (the "Future Claimants' Representative") for such claimants in cases where a channeling injunction is sought.

                  Shortly after the commencement of the Chapter 11 Cases, the Debtors began discussions with the Unsecured Creditors' Committee and the Asbestos Claimants' Committee, and their respective legal and financial advisors, to consider the appointment of a Future Claimants' Representative. Following careful consideration of the potential candidates for Future Claimants' Representative, the Debtors determined that James J. McMonagle was well-qualified to represent the interests of any and all persons described in
Section 524(g)(4)(B)(i) of the Bankruptcy Code who may assert Demands against one or more of the Debtors, and therefore, should be appointed as the Future Claimants' Representative for such persons in these cases.

                  On September 28, 2001, the Court appointed James J. McMonagle, nunc pro tunc to June 12, 2001, as the Future Claimants' Representative of any and all persons described in Section 524(g)(4)(B)(i) of the Bankruptcy Code who may assert Demands for asbestos-related personal injury claims against one or more of the Debtors, including without limitation, OCD and Fibreboard. The Debtors believe the appointment of the Future Claimants' Representative has facilitated the negotiation of the Plan with the Asbestos Claimants' Committee and the Future Claimants' Representative by assuring that all parties in interest, including the future claimants, have had a fair opportunity to participate in the process.

                  The name and address of the Future Claimants' Representative and the professionals retained by him are set forth below:

                  Future Claimants' Representative:

                  James J. McMonagle, Esq.
                  Vorys Sater Seymour & Pease LLP
                  2100 One Cleveland Center
                  1375 E. Ninth Street
                  Cleveland, OH  44114

                  Counsel to the  Future Claimants' Representative:

                  KAYE SCHOLER LLP
                  425 Park Avenue
                  New York, NY 10022

                  YOUNG CONAWAY STARGATT & TAYLOR, LLP
                  The Brandywine Building
                  1000 West Street, 17th Floor
                  P.O. Box 391 Wilmington, DE 19899-0391

                  Financial Advisor to the  Future Claimants' Representative:

                  PETER J. SOLOMON CO.
                  767 Fifth Avenue, 26th Floor
                  New York, NY 10153

                  Asbestos Personal Injury Claims Valuation Consultants for the Future Claimants' Representative:

                  HAMILTON, RABINOVITZ & ALSCHULER, INC.
                  Francine Rabinovitz, Executive Vice President
                  6033 West Century Blvd., Suite 890
                  Los Angeles, CA 90045

         5.       Other Professionals and Advisors

                  (a)      The Claims, Noticing and Balloting Agent

                           On October 6, 2000, the Bankruptcy Court appointed
Robert L. Berger & Associates, Inc., 16501 Ventura Blvd., Suite 440, Encino, CA 91436, as the claims, noticing and balloting agent ("Claims Agent" or "Voting Agent", as the context requires) in the Chapter 11 Cases, pursuant to 28 U.S.C.ss.156(c).

                  (b)      Special Voting Agent

                           On March 19, 2003, the Debtors filed an application
to retain Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, as Special Voting Agent to address notice issues related to securities.

                  (c)      Fee Auditor

                           On June 20, 2002, the Bankruptcy Court appointed
Warren H. Smith & Associates, P.C. 900 Jackson Street, 120 Founders Square, Dallas, Texas 75202, as the Fee Auditor, to act as a special consultant to the Bankruptcy Court for professional fee and expense review and analysis, nunc pro tunc to April 29, 2002.

         E.       "First Day" and Other Orders

         On or about October 6, 2000, the Debtors filed a series of motions seeking relief by virtue of so-called "first day" orders. First day orders are intended to facilitate the transition between a debtor's pre-petition and post-petition business operations by approving certain regular business practices that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court. These orders were designed to allow the Debtors to continue business operations with minimum disruptions and to ease the strain on the Debtors' relationships with their employees and other parties. The first day orders obtained in these cases are typical for large Chapter 11 cases. Set forth below is a brief summary of the significant first day orders and other orders relating to motions filed by the Debtors at or near the commencement of the Chapter 11 Cases. The descriptions of the relief sought or obtained in the Chapter 11 Cases set forth below and throughout this Disclosure Statement are summaries only and reference should be made to the actual pleadings and orders for their complete content.

         The first day orders and other orders, entered at or near the commencement of the Chapter 11 Cases, provide for, among other things:

         o the payment of employees' accrued pre-petition wages, salaries, commissions and reimbursable business expenses; the continuation of employee benefit plans and programs post-petition; and the direction for all banks to honor pre-petition checks for payment of employee obligations;

         o the payment of certain pre-petition import obligations (including customs duties, freight, trucking charges and brokerage fees), shipping charges and related possessory liens;

         o the payment of certain miscellaneous contractors in satisfaction of perfected or potential mechanics', materialmen's or similar liens;

         o a prohibition on the Debtors' utility services providers from discontinuing services on account of outstanding pre-petition invoices and establishing procedures for utility providers to seek adequate assurance of the Debtors' future performance;

         o        the payment of certain pre-petition tax claims;

         o the honoring of certain pre-petition obligations to customers under various warranty and other customer programs, and the continuation of warranty and customer programs post-petition;

         o the payment of certain critical pre-petition trade vendors' claims;

         o the joint administration of each of the Debtors' bankruptcy cases;

         o confirming administrative expense treatment for obligations arising from post-petition delivery of goods, administrative expense treatment for certain holders of valid reclamation claims and a prohibition against third parties reclaiming goods or interfering with delivery of goods to the Debtors; and

         o the extension of time for filing the Debtors' Schedules and Statement of Financial Affairs (the "SOFAS").

         F.       Significant Events During the Chapter 11 Cases

         In addition to the first day relief sought and received in the Chapter 11 Cases, the Debtors have sought and received authority with respect to various matters designed to assist in the administration of the Chapter 11 Cases, to maximize the value of the Debtors' Estates and to provide the foundation for the Debtors' emergence from Chapter 11. Set forth below is a brief summary of the principal motions the Debtors have filed, and to which they have been granted relief by the Bankruptcy Court, during the pendency of the Chapter 11 Cases.

         1.       Employee Related Matters

                  In connection with the filing of the Chapter 11 Cases, the Debtors obtained orders of the Bankruptcy Court authorizing the Debtors to (a) pay employees pre-petition wages, salaries and other compensation, (b) continue certain employee benefit programs, including maintenance of self-insured workers' compensation programs, (c) adopt a Retention Program and a supplemental Severance Program (as defined in the Retention and Severance Motion described below), and (d) modify certain employee retirement benefits programs to provide limited enhancement to those programs and to bring them into compliance with certain provisions of the Tax Reform Act of 1986.

                  On December 22, 2000, the Debtors filed a Motion For Order Under 11 U.S.C. ss.ss. 105, 363 and 365 Authorizing Continuation or Implementation of Employee Retention, Emergence, Severance, Incentive, 401(k) Contribution and Global Awards Programs (the "Retention and Severance Motion"), which sought approval of various new or existing programs designed to prevent excessive turnover of key employees during the Chapter 11 Cases. On January 17, 2001, the Bankruptcy Court entered an order approving in part the Retention and Severance Motion. Thereafter, on February 16, 2001, the Debtors filed a Supplement to the Retention and Severance Motion by which the Debtors sought an order approving and authorizing the continuation, modification and implementation of certain employee compensation programs. On March 26, 2001, following certain modifications, the Bankruptcy Court approved the remaining portion of the Retention and Severance Motion.

                  Pursuant to the January 17, 2001 and March 26, 2001 orders approving the Retention and Severance Motion, the Debtors were authorized to continue or to implement the following programs: (a) an employee retention program under which the Debtors were authorized to pay retention bonuses at specified intervals to approximately 236 key employees; (b) a supplemental employee retention and emergence program, under which certain key employees are entitled to receive additional bonuses in the event that the Debtors emerge from bankruptcy by 2004; (c) continuation of the Debtors' existing employee severance programs consisting of a "Salaried Employee Separation Allowance Plan," which extends to all salaried employees in the United States except senior management, as well as individually negotiated severance agreements; (d) certain of the Debtors' existing incentive-based compensation programs, consisting of (i) the "Corporate Incentive Plan," which provides for discretionary performance-based incentive payments to approximately 1,250 of the Debtors' employees, and (ii) the "Officer Stretch Incentive Plan," an incentive program for approximately 59 of the Debtors' senior managers and key employees; (e) certain of the Debtors' existing 401(k)-related employee programs, consisting of (i) a 401(k) plan, a non-incentive based program pursuant to which the Debtors make matching contributions for the benefit of a broad cross-section of the Debtors' employees and (ii) the "Profit Sharing Contribution Plan", an incentive-based program pursuant to which the Debtors make additional cash contributions for the benefit of a broad cross-section of the Debtors' employees in an amount based on objective Company performance measures; and (f) the Debtors' "Global Awards Program," originally a stock-based employee incentive program, which, as modified, provides for additional cash awards to employees based on objective company performance measures.

                  On March 5, 2002, the Debtors filed a Motion to Authorize the Continuance of Employee Compensation Programs. On September 10, 2002, the Court entered an Order Authorizing Continuation, Modification and Implementation of Employee Compensation Programs. In addition, the Court authorized the Debtors to continue the employee compensation programs in the ordinary course of the Debtors' business without additional court approval, subject to a specific procedure identified in the motion. Specifically, court authority is unnecessary to continue the compensation programs; provided, however, that the Debtors advise the Committees and the Future Claimants' Representative of the Company's annual Business Plan and annual funding criteria for the employee compensation programs, including the data necessary to assess the reasonableness of the Debtors' business judgment as soon as possible after January 1 in any given year, but under no circumstances later than February 28. In the event that the Committees and/or the Future Claimants' Representative do not consent to the Debtors' proposed employee compensation programs, they are required, within 30 days after receipt of the annual program review, to provide written notice to the Debtors' counsel of their specific objections to the proposed employee compensation programs. If the parties are unable to resolve the objections, the Debtors are required to file the appropriate pleading with the Bankruptcy Court.

                  On April 28, 2003, the Court approved a Stipulation and Order Regarding Employee Compensation Programs, by and between the Debtors, Committees, and Future Claimants' Representative, which authorized the continuation of the Employee Compensation Programs (as defined in the Stipulation), eliminated the Corporate Stretch Incentive Plan, and approved the implementation of the Long Term Incentive Plan by the Debtors. The Court's approval of the Stipulation was intended to constitute "shareholder approval" for the purposes of all applicable law, including, without limitation, section 162(m) of the Internal Revenue Code.

         2.       Vendor and Customer Issues

                  Immediately following the commencement of the Chapter 11 Cases, the Debtors received numerous inquiries from their vendors, customers, and other parties providing services to the Debtors concerning the Debtors' ability to satisfy debts incurred prior to the Petition Date and their continuing commitments. The Debtors believe that the maintenance of relationships with their vendors, customers and other business partners has been, and will continue to be, a critical factor in the continued viability of the Debtors' ongoing business operations and the ultimate success of their rehabilitation effort.

                  (a)      Relief at Commencement of Chapter 11 Cases

                           In order to enable the Debtors to minimize the
adverse effects of the Chapter 11 Cases, and in their efforts to maintain relationships and goodwill with certain of their vendors and customers, the Debtors obtained orders from the Bankruptcy Court that authorized them to:

                           (i) honor certain pre-petition obligations to
customers under the Debtors' warranty and other customer programs (including product warranties, cash discounts, rebates, category management, preferred contractor incentive programs, and customer dispute resolution), and to continue and maintain such programs on a post-petition basis;

                           (ii) pay pre-petition claims of contractors
(including mechanics, tradespersons and other contractors) in satisfaction of perfected or potential mechanics', materialmen's or similar liens or interests;

                           (iii) grant administrative expense status to
vendors and suppliers for undisputed obligations arising from pre-petition purchase orders outstanding as of the Petition Date for products and goods received by the Debtors on or subsequent to the Petition Date;

                           (iv) pay vendors and suppliers for post-petition
delivery of goods in the ordinary course of business;

                           (v) pay critical pre-petition trade claims
(discussed below); and

                           (vi) grant administrative expense treatment for
certain holders of valid reclamation claims; and prohibit third parties from reclaiming goods or interfering with the delivery of goods to the Debtors (discussed below).

                  (b)      Critical Trade Vendors

                           Recognizing the importance of certain vendors to
the Debtors' businesses, the Debtors included among their "first day" motions several motions for authorization to pay critical pre-petition trade vendors, which were granted by orders of the Bankruptcy Court dated October 6, 2000 (the "Critical Vendor Orders"). The Critical Vendor Orders authorized, but did not require, the Debtors to pay the pre-petition claims of certain critical suppliers of raw and processed materials, goods and services with whom the Debtors continued to do business and whose materials, goods and services were essential to the Debtors' business operations. In connection with the Critical Vendor Orders, the Debtors were authorized to pay critical vendors up to an aggregate amount of approximately $123 million. Such amount was comprised of certain elements: (a) $3.0 million for critical trade payments on account of customs duties, ocean freight, air freight and the like; (b) $25 million on account of amounts owed to commercial common carriers; (c) $48 million on account of amounts owed to critical materials vendors; (d) $19 million, on account of amounts owed to critical project vendors; (e) $23 million, on account of amounts owed to critical affiliated vendors; and (f) $5.0 million, on account of amounts owed to mechanics lien creditors. In return for receiving payment of these claims, the critical vendors were required to extend normalized trade credit terms to the Debtors for the duration of the Chapter 11 Cases. By order dated November 21, 2000, the Bankruptcy Court supplemented one of the Critical Vendor Orders and granted the Debtors authority to pay the pre-petition claims of foreign taxing authorities, foreign landlords and other foreign creditors, as necessary to facilitate the continued operation of the Debtors' foreign divisions.

                           The Debtors identified approximately 860 of its
vendors and suppliers as "critical" vendors, many of which were freight carriers. The Debtors reached settlements with the critical vendors whereby, in general, the Debtors paid the vendors less than the total pre-petition amounts owed in satisfaction of claims those vendors may have held against the Debtors for pre-petition goods or services, and those vendors agreed to maintain or return to normal credit terms.

                  (c)      Reclamation Claims

                           At the commencement of the Chapter 11 Cases, the
Debtors anticipated that many of their vendors and suppliers would attempt to assert their right to reclaim goods delivered to the Debtors shortly before or soon after the Petition Date pursuant to Section 546(c) of the Bankruptcy Code and Section 2-702 of the Uniform Commercial Code. As part of their "first day" motions, the Debtors sought certain initial relief in connection with the treatment of reclamation claims, which relief was granted by order dated October 6, 2000 (the "Initial Reclamation Procedures Order"). The Initial Reclamation Procedures Order established preliminary reclamation procedures in order to facilitate the continued operation of the Debtors' businesses, to prevent distraction of the Debtors' management and professionals and to allow the Debtors the opportunity to conduct a thorough review and evaluation of the reclamation claims. Among other things, the Initial Reclamation Procedures Order provided that vendors would be entitled to administrative expense claims if and to the extent that the vendor made a valid, written reclamation demand for the goods at issue, and to the extent that such vendor proved the validity of its demand. The Initial Reclamation Procedures Order also prohibited vendors and other third parties from reclaiming or interfering with the post-petition delivery of goods to the Debtors.

                           As anticipated, the Debtors received a large number
of reclamation claims - approximately 220 claims, with an aggregate approximate amount of $34 million, exclusive of claims which did not specify an amount. The Debtors devoted substantial time and effort in reviewing and analyzing the claims, in order to determine which claims were valid reclamation claims.

                           Between February and September, 2002, the Debtors
filed five separate motions (each of which addressed certain of the 220 reclamation claims), requesting orders approving their proposed allowance and/or disallowance of the reclamation claims, and approving their proposed treatment of the allowed reclamation claims (together, the "Reclamation Motions"). More specifically, in the Reclamation Motions, the Debtors requested orders (i) granting administrative expense priority status for reclamation claims to the extent, and in the amounts, the Debtors determined such claims to be allowable pursuant to the applicable provisions of the Bankruptcy Code; (ii) denying administrative expense priority status for all other reclamation claims; and (iii) authorizing the Debtors to pay the Allowed amount of each valid reclamation claim. The Bankruptcy Court granted the Reclamation Motions and, upon Court approval of the Debtors' proposed treatment of the individual reclamation claims, the Debtors were authorized to pay the Allowed claims.

                   Approximately sixteen reclamation claimants filed objections and/or responses to the Reclamation Motions, and many other reclamation claimants contacted the Debtors concerning the Debtors' proposed treatment of their claims as described in the Reclamation Motions. Through discussions, negotiations and/or the exchange of documents and information between parties, the Debtors reached a consensual resolution with the majority of these claimants, either by entering a settlement stipulation or by the Bankruptcy Court's entry of a modified order.

                           As of the date of this Disclosure Statement, the
vast majority of reclamation claims have been resolved. The Debtors continue to negotiate with the specific claimants in their efforts to resolve the few outstanding claims.

                  (d)      Setoffs

                           Section 553 of the Bankruptcy Code recognizes the
right of setoff of mutual, pre-petition obligations if certain criteria are met. However, Section 362(a)(7) of the Bankruptcy Code operates as a stay of the setoff of any debt owing to the debtor that arose pre-petition against any pre-petition claim against the debtor. Rule 4001 of the Bankruptcy Rules allows for parties to consensually modify the automatic stay provisions to allow for setoff in appropriate circumstances.

                           Throughout the Chapter 11 Cases, the Debtors have
entered a number of stipulations (the "Setoff Stipulations") with various vendors and suppliers authorizing a modification of the automatic stay to effectuate the setoff of pre-petition mutual debts. The Debtors determined that entering the Setoff Stipulations would be in the best interest of the Debtors' estates and their creditors because, in general, among other reasons, the setoffs allowed the Debtors to reconcile their books and records without further dispute, maintain amicable relationships with their customers and vendors, and continue the free flow of goods and services from their customers and vendors.

         3.       Debtor-in-Possession Financing and the DIP Facility

                  In connection with the Filing, and in order to fund its on-going business operations during the pendency of the Chapter 11 Cases, the Debtors, excluding Jefferson Holdings, Inc., obtained a debtor-in-possession credit facility (the "DIP Facility") from a group of lenders (the "DIP Lenders") led by Bank of America, N.A., as administrative agent (the "DIP Agent"). On November 17, 2000, the Bankruptcy Court approved the Final Order Authorizing Post-Petition Financing on a Superpriority Administrative Claim Basis Pursuant to 11 U.S.C. ss. 364(c)(1) and Granting Relief from the Automatic Stay Pursuant to 11 U.S.C. ss. 362 (the "DIP Order"). The DIP Order authorized, among other things, (a) the Debtors to borrow from the DIP Lenders, on specified terms and conditions, post-petition financing of up to $500 million, including revolving loans and letters of credit, pursuant to an agreement among the Debtors and Lenders; (b) the execution by the Debtors of notes and other documents requested by the DIP Lenders evidencing the post-petition financing; and (c) the granting of certain protections to the DIP Agent and the DIP Lenders including without limitation a superpriority administrative claim over any and all administrative expenses of the kinds specified in Sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a), 546(c),
726 or 1112 of the Bankruptcy Code.

                  The DIP Facility also provided for unsecured post-petition financing from the DIP Lenders for general working capital and other general corporate purposes in an aggregate principal amount not to exceed $500 million. The amount available under the DIP Facility depends on a borrowing base of qualifying receivables and inventory of the Debtors. Borrowings under the DIP Facility bear interest at a floating rate equal to LIBOR plus a margin varying from 0.75% to 2.00%, based upon the average daily outstanding balance. In addition, a commitment fee is payable on unused portions of the aggregate commitment amount under the DIP Facility of 0.375% per annum and a letter of credit fee is payable based on the average daily maximum aggregate amount available to be drawn under all outstanding letters of credit and certain other expenses incurred by the DIP Lenders issuing the letters of credit. The DIP Facility contains covenants, representations and warranties, events of default, and other terms and conditions typical of credit facilities of a similar nature.

                  The DIP Facility was to expire on November 15, 2002 in accordance with its terms. On October 28, 2002, the DIP Lenders and the Debtors entered into an amendment to the DIP Facility, approved by the Bankruptcy Court, pursuant to which, among other things, the maximum available credit amount under the DIP Facility was reduced at the Debtors' request to $250 million and its term was extended through November 15, 2004.

                  The Debtors have never utilized the facility except for standby letters of credit and similar uses. As of December 31, 2002, approximately $62 million of availability under this facility was utilized for standby letters of credit and similar uses. As of the Effective Date, the Debtors expect to have no outstanding borrowings, but approximately $90 million in outstanding standby letters of credit and similar uses.

                  Obligations under the DIP Facility have "superpriority" claim status under Section 364(c)(1) of the Bankruptcy Code, meaning that such obligations have priority as to repayment over all administrative expenses, with certain limited exceptions. The claims of the DIP Lenders are subject to the fees and expenses of the Office of the United States Trustee (under
Section 1930 of Title 28 of the United States Code) and the Clerk of the Bankruptcy Court, and are also subject to the payment of professional fees and disbursements (capped at $10 million upon the occurrence of an event of default under the DIP Facility) incurred by the borrowers under the DIP Facility and statutory committees approved under the Chapter 11 Cases.

         4.       Standstill Agreement with the Bank Holders

                  (a)      The Standstill Agreement

                           Prior to the Petition Date, OCD, as borrower and
guarantor, certain other borrowers and guarantors and Credit Suisse First Boston, as agent and lender (the "Pre-petition Agent") and approximately forty-six banks (including their assignees and participants, the "Bank Holders") entered into the 1997 Credit Agreement. On or about the Petition Date, certain of the Bank Holders imposed an administrative freeze on funds of certain Debtors and Non-Debtor Subsidiaries, including foreign Subsidiaries and Affiliates in the approximate amount of $46 million.

                           On the Petition Date, the Debtors filed a Verified
Complaint for Declaratory and Injunctive Relief (the "Complaint") against the Bank Holders, commencing the adversary proceeding entitled Owens Corning, et al. v. Credit Suisse First Boston, et al., Adv. Pro. No. A-00-1575 (the "Standstill Adversary Proceeding"). By the Complaint, the Debtors sought to enjoin the Bank Holders from (i) exercising their purported rights of setoff under Section 13.06 of the 1997 Credit Agreement against money in bank accounts of the Debtors and Non-Debtor Subsidiaries held by the Bank Holders;
(ii) declaring any Non-Debtor Subsidiaries in default under any separate banking agreements as a result of the Filings; (iii) accelerating the payments under any separate banking agreements as a result of the Filings; (iv) freezing, impairing or otherwise moving against the funds of Non-Debtor Subsidiaries that are held by the Bank Holders as a result of the Filings; and
(v) declaring the rights and obligations of the parties under Section 13.06 of the 1997 Credit Agreement.

                           Concurrent with the filing of the Complaint, the
Debtors filed a Motion for Temporary Restraining Order and Preliminary Injunction under Sections 105(a) and 362(a) of the Bankruptcy Code (the "TRO Motion"). By the TRO Motion, the Debtors requested an order that enjoined (i) the Bank Holders from calling, canceling, or revoking credit facilities of the Non-Debtor Subsidiaries solely as a result of the Debtors' seeking relief under Chapter 11 of the Bankruptcy Code; and (ii) the Bank Holders and their affiliates from setting off against funds deposited by the Non-Debtor Subsidiaries in bank accounts at the Bank Holders or their affiliates.

                           The purpose of the Standstill Adversary Proceeding
and the TRO Motion was to protect the assets of the Non-Debtor Subsidiaries by preventing their assets from being used to satisfy all or a portion of the obligations under the 1997 Credit Agreement that had been guaranteed by certain Non-Debtor Subsidiaries.

                           On October 10, 2000, with the consent of the Bank
Holders, the Court entered a temporary restraining order ("TRO") enjoining and restraining the Bank Holders from exercising any enforcement right or remedy under the 1997 Credit Agreement against any Non-Debtor Subsidiaries, including any setoff rights, under any other agreement, or under applicable law. Notwithstanding the injunction, the TRO permitted the Bank Holders to impose an administrative freeze on any funds in accounts of the designated Non-Debtor Subsidiaries as of the Petition Date and to refuse to make additional loans or advances to the Non-Debtor Subsidiaries.

                           Following negotiations between counsel for the
Debtors and the Bank Holders (except for the China Lenders as discussed below), and in order to preserve the status quo for the benefit of the Debtors' bankruptcy estates and their creditors, the Debtors and the Bank Holders entered into various modifications and extensions of the TRO, which were approved by the Court.

                           The Debtors and the Bank Holders continued to
engage in discussions for the purpose of entering into an agreement pursuant to which the Bank Holders would stand still from exercising certain enforcement rights and remedies against the Non-Debtor Subsidiaries, waive certain rights and remedies under the 1997 Credit Agreement and certain credit facilities with the Non-Debtor Subsidiaries (the "Bilateral Facilities"), amend the 1997 Credit Agreement to release, discharge and waive all claims against certain Non-Debtor Subsidiaries, and resolve disputes regarding setoff rights. On May 30, 2001, after successful negotiations between the Debtors and the Bank Holders, the Debtors filed the Motion for Order Under 11 U.S.C. ss.ss. 105(a), 362(a), and Fed. R. Bankr. P. 6004, 7065 and 9019 (I)
Authorizing the Debtors to Enter Into, and to Take All Necessary or Appropriate Action to Effectuate the Terms of, a Standstill and Waiver Agreement with Certain Defendants, (II) Terminating the Temporary Restraining Order Entered with Respect to Certain Defendants, (III) Dismissing this Adversary Proceeding with Respect to Certain Defendants, (IV) Authorizing the Debtors to Compromise and Settle Setoff Rights Asserted by the Defendants and Terminating the Stay of 11 U.S.C. ss. 362(a) with Respect to Certain Setoff Rights, and (V) Releasing, Discharging, and Waiving Certain Claims of Defendants (the "Standstill Motion").

                           The Standstill Motion was approved by Court Order
dated June 19, 2001 (the "Standstill Order"). The Standstill Order, among other things, authorized the Debtors to enter into the Standstill and Waiver Agreement among the Debtors, certain Non-Debtor Subsidiaries and the Bank Holders (the "Standstill Agreement"), authorized the Debtors to settle the setoff rights asserted by the Bank Holders, released, discharged and waived certain claims of the Defendants, and dismissed, without prejudice, the Standstill Adversary Proceeding and terminated the TRO with respect to all the Defendants except the China Lenders, as defined below.

                           Pursuant to the terms of the Standstill Agreement,
the Bank Holders agreed not to exercise certain remedies against the Non-Debtor Subsidiaries during the Specified Period (the "Standstill Period") in consideration of certain undertakings of the Debtors and Non-Debtor Subsidiaries, including subjecting certain Non-Debtor Subsidiaries to affirmative and negative covenants. The Standstill Period would expire on the earliest to occur of (i) the date of filing of a plan or plans of reorganization, (ii) a termination due to an event of default under the Standstill Agreement, or (iii) a date no earlier than October 31, 2002 which is 45 days after written notice to the Debtors and their counsel by the Pre-petition Agent that the requisite number of Bank Holders (as determined in the 1997 Credit Agreement) elected to terminate the Standstill Period.

                           More specifically, the Standstill Agreement
provides that, during the Standstill Period the Bank Holders are not to exercise any right or remedy for the enforcement, collection or recovery of any of the guaranteed obligations under the 1997 Credit Agreement from any of the Non-Debtor Subsidiaries other than with respect to valid setoff rights in existence on the Petition Date. In addition, the Standstill Agreement precludes those Bank Holders that are parties to the Bilateral Facilities from exercising, as a result of any default under such facilities arising solely from the commencement of the Chapter 11 Cases (which default is waived during the Standstill Period), enforcement rights or remedies against such Non-Debtor Subsidiaries other than with respect to valid setoff rights existing as of the Petition Date. However, the Bank Holders are not required to make additional loans or advances under a Bilateral Facility nor are they prevented from exercising any other rights or remedies available to them under a Bilateral Facility.

                           The Standstill Agreement also provided that the
Debtors, the Non-Debtor Subsidiaries and the Bank Holders would provide information to determine the validity of setoff rights and seek in good faith to resolve all disputes regarding setoff rights. Pending resolution of the setoff rights, the TRO remained in effect and all parties' rights with respect to the setoff issue were preserved.

                           Pursuant to the Standstill Agreement, OCD made a
payment of $3 million to the Pre-petition Agent for and on behalf of the Bank Holders executing the Standstill Agreement (the "Participating Lenders") with each Participating Lender receiving a pro rata share of such fee based on such Participating Lender's outstanding commitment under the 1997 Credit Agreement. OCD also paid a fee of $200,000 to each of the Pre-petition Agent and Chase Manhattan Bank, in their respective capacities as co-chairs of the Bank Holders' steering committee. OCD was also responsible for payment of certain fees and expenses of the Bank Holders, subject to certain monetary limits.

                           On November 25, 2002, the parties to the Standstill
Agreement executed a Stipulation and Order to Amend the Standstill and Waiver Agreement (the "Standstill Amendment") to, among other things, extend the Standstill Period, which was approved by the Court on November 25, 2002. The Standstill Amendment provides, in part, that the extended Standstill Period will end on the earliest to occur of (i) a termination due to an event of default specified in the Standstill Amendment, or (ii) the date which is 45 days after written notice of intention to terminate the Standstill Agreement has been given to OCD or the Pre-petition Agent as provided in the Standstill Amendment. The Standstill Amendment also provides that the Pre-petition Agent approved of the first amendment to the DIP Facility and that the fraudulent conveyance actions filed on or about October 4, 2002 by the Debtors, as described in more detail below, or the appointment of a limited purpose trustee or examiner would not constitute an event of default under the Standstill Agreement.

                  (b)      The China Standstill Agreement

                           Since the Petition Date, the Debtors also have been
engaged in ongoing negotiations with Standard Chartered Bank ("SCB"), as agent and co-ordinating arranger for the Loan Facility Agreement, dated March 12, 1998 (the "Revolving Loan Facility") among SCB, Societe Generale ("Soc Gen") and KBC Bank, N.V. ("KBC" and, together with SCB and Soc Gen, the "China Lenders"), Owens Corning (China) Investment Company, Ltd. ("OCI"), Owens-Corning (Guangzhou) Fiberglas Co., Ltd. ("OC Guangzhou"), Owens-Corning (Shanghai) Fiberglas Co., Ltd. ("OC Shanghai"), as borrowers, and OCD as guarantor, to effectuate the continued servicing of the Revolving Loan Facility and to settle certain setoff rights asserted by SCB in the approximate amount of $7.8 million. Resolution of the issues surrounding the Revolving Loan Facility was necessary to settle the setoff rights asserted by SCB and would permit OC to realize future value and profits from OC Guangzhou and OC Shanghai, which provide valuable production support to OC's global insulation business and are strategically important to OC's long term business strategy in China.

                           Following negotiations, OCD, OC Guangzhou, OC
Shanghai and the China Lenders reached agreement on the key terms of a Standstill and Amendment Agreement (the "China Standstill Agreement"). On October 16, 2002, the Debtors filed a motion for an order under 11 U.S.C.ss.ss.363 and 105, and Fed. R. Bankr. P. 6004 and 9019 authorizing and approving (i) execution of the China Standstill Agreement by and among OCD, OC Guangzhou, OC Shanghai, and the China Lenders; (ii) consummation of the transactions contemplated in the China Standstill Agreement; and (iii) granting the China Lenders an Allowed, General Unsecured Claim against OCD in the amount of $22 million conditioned upon the closing of the China Standstill Agreement (the "China Standstill Motion"). The Court approved the China Standstill Motion on December 9, 2002.

                           The China Standstill Agreement became effective and
on January 27, 2003, the Bankruptcy Court entered a Stipulation and Order terminating the TRO and dismissing the Standstill Adversary Proceeding as related to the China Lenders.

                           A portion of the $7.8 million setoff has been
released, a portion has been used to cover outstanding obligations in connection with letters of credit, and the remaining portion will be released by SCB upon full payment of the outstanding letter of credit obligations, which is scheduled to occur approximately June 30, 2003.

                  (c)      Setoff of Bank Accounts

                           In connection with the consummation of the
Standstill Agreement, the Debtors and the Bank Holders agreed to conduct discussions in an attempt to reach a consensual resolution with respect to the Bank Holders' setoff rights against both the Debtors and the Non-Debtor Subsidiaries. The dispute concerning the Bank Holders' potential setoff rights centered around the accounts upon which the Bank Holders had placed an administrative freeze after the commencement of the Chapter 11 Cases (as described above). In their efforts to reach a resolution, the parties to the Standstill Agreement exchanged information and documents which enabled them to stipulate to material facts regarding most of the frozen accounts. These facts were set forth in a Stipulation Concerning Debtors' Frozen Bank Accounts, which was filed in the Bankruptcy Court on February 15, 2002.

                           Contemporaneous with the filing of the factual
stipulation, the Bank Holders filed a motion in the Bankruptcy Court, entitled Motion of Credit Suisse First Boston, as Agent, for an Order Modifying the Automatic Stay to Permit Setoff of Frozen Funds (the "Setoff Motion"). By the Setoff Motion, the Bank Holders requested relief from the automatic stay to exercise setoff rights against 22 frozen bank accounts of certain Debtors Non-Debtor Subsidiaries, totaling approximately $35 million. The Debtors, as well as certain other creditor groups, objected to the Setoff Motion. In their objection, the Debtors disputed the amount of the Bank Holders' setoff rights and asserted, among other things, that the Bank Holders were wrongfully withholding the entire balance of many of the frozen accounts, and that the Bank Holders did not have valid setoff rights with respect to a substantial number of the frozen accounts.

                           After extensive settlement negotiations, the
Debtors and the Bank Holders agreed to settle the Setoff Motion and the parties' competing claims to the bank accounts at issue, together with certain other bank accounts not covered by the Setoff Motion, which accounts totaled $36,779,719.99, plus interest earned after the Petition Date. The parties executed an agreement for the settlement of the Setoff Motion, the terms of which authorized the release of specified funds totaling $18,953,325.31 plus 51.532% of the interest accrued on the frozen funds to the Debtors and permitted the Bank Holders to exercise their setoff rights with respect to the balance of the frozen funds, $17,826,394.68 plus 48.468% of the accrued interest. The settlement agreement was approved by order of the Bankruptcy Court, dated June 20, 2002.

                  (d)      Cash Management System

                           On October 6, 2000, the Debtors filed a motion for
interim and final orders (i) authorizing (a) the maintenance of certain existing bank accounts, (b) the continued use of existing business forms, (c) the use of a modified cash management system and (d) the transfer of funds to Non-Debtor Subsidiaries and (ii) waiving certain investment and deposit requirements of Section 345(b) of the Bankruptcy Code (the "Cash Management Motion"). The Court granted the relief requested in the Cash Management Motion, as modified by an "Exhibit D-1" (which was introduced into evidence at the hearing on the Cash Management Motion), by "so ordering" the record, to be followed by the submission of an agreed-upon form of written order.

                           On June 19, 2001, the Court approved the
Agreed-Upon Interim Order Under 11 U.S.C. ss.ss. 105, 345(b) and 363 (I) Authorizing (A) Maintenance of Certain Existing Bank Accounts, (B) Continued Use of Existing Business Forms, (C) Use of Modified Cash Management System, and (D) Transfer of Funds to Non-Debtor Subsidiaries; and (II) Waiving, on an Interim Basis, Investment and Deposit Requirements of 11 U.S.C. ss. 345(b) (the "Interim CMO").

                           The Interim CMO originally had an expiration date
of December 18, 2001. On December 17, 2001, the Court entered a Stipulation and Order which extended the expiration date of the Interim CMO until February 26, 2002. The Debtors and Creditors submitted and the Court approved the final cash management order (the "Final CMO"), which became effective on February 25, 2002 and is to continue in effect until confirmation of the Plan.

                           Pursuant to the Final CMO, in accordance with
Sections 105 and 363 of the Bankruptcy Code, the Debtors may (i) designate, maintain and continue to use all of their respective collection, collateral, operating, depository, payroll and other accounts existing at the Petition Date in accordance with existing account agreements, (ii) close any such accounts, and (iii) treat such accounts as accounts of the Debtors in their capacity as debtors-in-possession. The Final CMO provides that the Debtors and Non-Debtor Subsidiaries are permitted to utilize their cash management system existing prior to the Petition Date.

                           With certain allowed exceptions, the Final CMO
prohibits the Debtors and Non-Debtor Subsidiaries from transferring funds to pay pre-petition intercompany indebtedness. However, the Final CMO permits transfers of funds among Debtors and Non-Debtor Subsidiaries in payment for goods and services provided to the payor after the Petition Date. The Final CMO also permits transfers of funds among Debtors and Non-Debtor Subsidiaries for capital expenditures, working capital and short term liquidity as long as the transfers are evidenced as loans, within the appropriate monetary limits and properly recorded on applicable accounts, with additional limits on transfers of funds to negative net worth Debtors and Non-Debtor Subsidiaries. The Final CMO permits the Debtors and Non-Debtor Subsidiaries to invest and deposit funds in accordance with their established deposit and investment practices as of the Petition Date. The Final CMO also approved eight specific transactions as exceptions to the limitations set forth in the Final CMO.

         5.       Unexpired Leases and Executory Contracts

                  As of the Petition Date, the Debtors were party to thousands of unexpired leases and executory contracts, including, among others, real property leases, information technology agreements, equipment leases, plant-related service agreements, and supply agreements. During the pendency of the Chapter 11 Cases, the Debtors have evaluated the costs and potential benefits of these agreements, including the availability of alternate services and more profitable end-users for its products, all without disrupting core business operations.

                  Section 365 of the Bankruptcy Code authorizes a debtor, subject to approval of the Bankruptcy Court, to assume or reject unexpired leases and executory contracts. Under the Bankruptcy Code, a debtor has until confirmation of a plan of reorganization to assume or reject executory contracts and unexpired leases of residential real property or of personal property of the debtor. A debtor in a Chapter 11 case ordinarily must assume or reject unexpired leases of nonresidential real property within sixty (60) days after commencement of the case. If a debtor fails to assume this type of lease within the applicable time period, the lease is deemed rejected. The bankruptcy court may extend the relevant time periods for cause.

                  (a)      Real Property Leases

                           The Debtors are lessees under approximately 200
unexpired nonresidential real property leases. Most of the unexpired leases are for space used by the Debtors for conducting the production, warehousing, distribution, sales, sourcing, accounting and general administrative functions that comprise the Debtors' businesses. Given the size and complexity of the Chapter 11 Cases, the Debtors determined that they would be unable to complete their analysis of all nonresidential real property leases during the time limitation prescribed in Section 365(d)(4) of the Bankruptcy Code. Accordingly, the Debtors sought, and the Bankruptcy Court approved, six (6) extensions of the time by which the Debtors must assume or reject their unexpired leases of nonresidential real property. The last extension was granted by the Bankruptcy Court on May 21, 2003, and expires on the earlier of
(i) December 4, 2003, or (ii) the effective date of any confirmed plan in the Chapter 11 Cases.

                           Throughout the Chapter 11 Cases, the Debtors were
actively engaged in an ongoing review of the unexpired nonresidential real property leases to determine whether the rejection or assumption and assignment of the leases was in the best interest of their respective estates. Through the end of 2002, the Debtors had rejected approximately seventy (70) nonresidential real property leases; assumed six (6) nonresidential real property leases; and assumed and assigned three (3) nonresidential real property leases. The Debtors continue their review and analysis of their unexpired nonresidential real property leases.

                           Generally, all unexpired nonresidential real
property leases that have not previously been assumed or rejected by the Debtors will be assumed under the Plan, except for those leases specified on
Schedule IV of the Plan, which must be filed at least five (5) days prior to the Objection Deadline. See Section VII.F of this Disclosure Statement entitled "Treatment of Executory Contracts and Leases."

                  (b)      Executory Contracts and Unexpired Leases

                           Since the Petition Date, the Debtors have
instituted an internal process to review all executory contracts and unexpired leases to evaluate the economic costs and benefits to each of them. Throughout the Chapter 11 Cases, the Debtors have successfully renegotiated or rejected numerous leases and executory contracts, resulting in a reduction in fixed costs. The Debtors also have assumed, assumed as modified, or assumed and assigned a number of executory contracts and unexpired personal property leases since the Petition Date. By their review process, the Debtors have realized significant savings without business interruption.

                           Generally, all unexpired nonresidential real
property leases that have not previously been assumed or rejected by the Debtors will be assumed under the Plan, except for those leases specified on
Schedule IV of the Plan, which must be filed at least five (5) days prior to the Objection Deadline. See Section VII.F of this Disclosure Statement entitled "Treatment of Executory Contracts and Leases."

                           The following is a description of the disposition
of certain of the Debtors' executory contracts and unexpired leases throughout the Chapter 11 Cases:

                           (i) Enron. In January 2001, the Debtors, with
Bankruptcy Court authority, assumed their various executory contracts with Enron Energy Services, Inc. and other Enron-related entities. Among other things, these contracts required Enron to provide to the Debtors certain commodities and commodity-related services, as well as certain energy, energy efficiency and consultation services. Among the services provided by Enron were billing consolidation services, by which Enron would assemble and consolidate third-party energy bills for presentation to OCD. OCD would make payment on such bills to Enron, which was contractually obligated to convey the appropriate portion of such payments to the underlying third party providers. In connection with the assumption of these contracts, the Debtors made a cure payment of approximately $20 million to Enron, on account of funds owed to Enron and/or to third party energy providers. By order dated August 28, 2001, the Debtors obtained Bankruptcy Court approval to amend the previously-assumed Enron agreements so as to, among other things, expand the services provided thereunder to additional facilities of the Debtors. On December 2, 2001, Enron Corp. and certain of its affiliates filed Chapter 11 bankruptcy petitions in the United States Bankruptcy Court for the Southern District of New York. Prior to Enron Corp.'s bankruptcy filing, the Debtors sent one or more notices to Enron by which the Debtors terminated their various contractual agreements with Enron. Enron has asserted significant post-petition claims against OCD as a result of the foregoing contract terminations. By motion filed on May 9, 2003, OCD sought Court approval of a settlement with Enron Corp. and certain of its affiliates that would resolve all disputes among the parties. Among other things, such settlement resolved the following issues: (i) the amount, if any, owed by OCD to Enron on account of OCD's purchase of commodities from Enron subsequent to the Petition Date;
(ii) the amount, if any, owed by OCD in connection with certain projects under construction for OC by Enron or parties controlled by Enron, including incomplete projects; (iii) the amount, if any, owed by OCD on account of OCD's alleged cost savings from such projects; and (iii) invoices allegedly issued by Enron or affiliated parties in connection with uncompleted projects under construction for OCD; (iv) the appropriate disposition of Owens Corning Energy LLC, a limited liability company owned by OCD and an Enron affiliate; (v) whether OCD or any of its affiliates were entitled to an allowed claim against any of the Enron bankruptcy cases; (vi) whether any of the Enron debtors were entitled to an allowed administrative or other claim against OCD or any of the Debtors; (vii) the status and disposition of certain of the property leased to OCD pursuant to certain lease agreement among the parties; and (viii) which of the parties was entitled to certain natural gas stored at OCD's natural gas storage facilities.

                           Under the terms of such settlement, which was
approved by Court Order dated June 13, 2003: (a) certain agreements among the parties are deemed to have been terminated as of December 1, 2001; (b) the master leases among the parties will be terminated and the property leased to OCD thereunder was transferred to OCD "as is, where is and with all faults" with no representations or warranties and free and clear of the liens or encumbrances, other than certain excluded liens; (c) OCD will pay to Enron Energy Services Operations, Enron Energy Services International Leasing, Inc. and Owens Corning Energy LLC $43.0 million in cash as follows: $13,805,312 to Owens Corning Energy LLC, $427,505 to Enron Energy Services International Leasing, Inc. and the remainder to Enron Energy Services Operations; (d) releases are to be exchanged among the parties; (e) certain other assets are to be transferred to OCD free and clear of all liens, claims and encumbrances, other than specified excluded liens; (f) OCD is to withdraw with prejudice any claims filed by it or any controlled affiliate in the Enron bankruptcy cases arising out of certain specified agreements and the transactions contemplated thereby; (g) Enron and certain affiliates are to withdraw with prejudice any proof of claim filed by them or any controlled affiliate against any of the Debtors arising out of specified agreements and the transactions contemplated thereby; (h) OCD is to assign its interests in Owens Corning Energy LLC to Enron Energy Services Organization; and (i) Enron and specified affiliates are to transfer to OCD any natural gas currently stored at OCD's natural gas storage facilities.

                           (ii) Xerox Corp. OCD and Xerox Corp. were parties
to a pre-petition services agreement pursuant to which Xerox Corp. was obligated to operate OCD's global documents management systems, the term of which expired on December 31, 2001. Prior to the expiration of the agreement, and after extensive negotiations, OCD and Xerox Corp. entered into a post-petition document services agreement, which was approved by order of the Bankruptcy Court dated July 16, 2001. OCD's execution of the post-petition document services agreement, which replaced the original agreement as of May 21, 2001, was necessary to the Debtors' ongoing business operations. In accordance with the entry of the post-petition agreement, Xerox Corp. became entitled to an Allowed General Unsecured Claim against OCD in the approximate amount of $3 million, and became entitled to assert an additional General Unsecured Claim against OCD in the approximate amount of $892,000.

                           (iii) SAP America, Inc. With Bankruptcy Court
approval in June 2001, OCD assumed, with certain modifications, its software license agreement with SAP America, Inc. Under the agreement, SAP America, Inc. licenses certain software to OCD, which software is absolutely fundamental to the Debtors' business operations. Upon the assumption of the agreement, OCD and SAP America, Inc. agreed to make modifications to the agreement in order to provide the Debtors with greater operational flexibility and to facilitate the Debtors' potential divestiture of certain assets and/or business units. In connection with the assumption of the agreement, OCD made a cure payment to SAP America, Inc. in the approximate amount of $6.3 million. In addition, SAP America, Inc. became entitled to an Allowed General Unsecured Claim against OCD in the approximate amount of $287,000.

                           (iv) Owens-Corning (India) Limited. In connection
with the restructuring of OCD's Indian joint venture, Owens-Corning (India) Limited ("OCIL") (discussed in Section III.A.3.b of this Disclosure Statement), OCD assumed, as amended and restated, several executory contracts between OCD and OCIL pursuant to which OCD provides OCIL with certain services and OCIL provides certain products to OCD. Assumption of the agreements, as modified (which included technology license agreements, a trademark and trade name license agreement, an alloy services agreement, an offtake contract, a shareholder agreement and an investment agreement), was part of the overall restructuring of OCIL, which provided significant benefit to OCD's estate. No cure payments were owed with respect to the assumption of the agreements. The Bankruptcy Court authorized OCD's assumption of the agreements by order dated June 18, 2002.

                           (v) Miscellaneous executory contracts and unexpired
leases. Since the Petition Date and through the end of January 2003, the Debtors have filed twelve (12) motions rejecting miscellaneous contracts and unexpired leases that no longer were required for the Debtors' business operations, and have filed numerous additional motions to reject specific contracts and leases, which have resulted in the rejection of such contracts and unexpired leases.

         6.       Insurance

                  (a)      General

                           During the 20-year period prior to the initiation
of the Chapter 11 Cases, billions of dollars of insurance proceeds were paid out by various insurers to directly fund or reimburse OCD for funding the settlement and defense of asbestos claims. During the pendency of the Chapter 11 Cases, the Debtors have been involved in litigation, arbitration and negotiation in which the Debtors have sought to establish asbestos-related coverage rights under policies that were not previously released in full with respect to asbestos claims. In the second quarter of 2001, OCD entered into a settlement agreement with a group of its excess level insurance carriers, resolving a dispute concerning coverage from such insurers for non-products asbestos-related personal injury claims. As a result, during the third quarter of 2001, those carriers funded $55 million into an escrow account to be released upon the substantial consummation of a plan of reorganization confirmed by the entry of a final order of the Bankruptcy Court in the Chapter 11 Cases. During the third and fourth quarters of 2001 and the second quarter of 2002, OCD also received payments of approximately, $5 million, $2 million and $5 million, respectively, in respect of previously allowed claims from liquidators of insolvent insurers, and expect to receive significant additional amount over the next several years in respect of distribution on asbestos claims previously allowed.

                           OCD also has other unconfirmed potential coverage
rights for asbestos-related bodily injury claims against solvent excess level carriers and liquidators and others who now bear responsibility for insolvent carriers. OCD is actively pursuing insurance recoveries under these remaining excess policies in litigation, arbitration and otherwise. In October 2001, OCD filed a lawsuit in Lucas County, Ohio, against ten excess level insurance carriers for declaratory relief and damages for failure to make payments for asbestos non-products claims; that lawsuit is in the discovery stages. Under the ADR procedures of the Wellington Agreement, OCD is seeking recovery for asbestos non-products claims against one excess carrier and expects to initiate ADRs against the remaining Wellington insurers with which it has not previously settled all asbestos products and non-products issues. OCD is also pursuing litigation against a state guaranty association on account of its responsibility for asbestos claims that would otherwise have been paid by a now-insolvent excess insurer. Finally, OCD is continuing to pursue asbestos-related coverage rights against liquidators of certain of its excess insurers and recently entered into an agreement with one such liquidator that is contingent on approval by both the Bankruptcy Court and the court supervising the liquidation.

                           In addition, on June 27, 2001, the Court entered an
order approving the stipulation between Fibreboard and Continental, one of Fibreboard's insurers, resolving disputes relating to Continental's obligations under a certain settlement agreement and directing funds be transferred to the Fibreboard Insurance Settlement Trust. Prior to the Petition Date, Fibreboard and Continental had entered into an agreement (the "Buckets Agreement") which reapportioned their respective liabilities to certain asbestos personal injury claimants. The Buckets Agreement provided for, among other things, the payment of Committed Disputed Presently Settled Claims and Committed Unsettled Present Claims (collectively, the "Committed Claims") through a $44 million Committed Claims Account funded by Continental. Continental and Fibreboard further agreed that any money remaining in the Committed Claims Account after all Committed Claims have been paid pursuant to the Buckets Agreement would be transferred to the Fibreboard Insurance Settlement Trust. The Stipulation approved by the Court provides, among others, that no funds would be released from the Committed Claims Account while the Chapter 11 Cases were pending, and that Continental would have a first priority perfected security interest in the Committed Claims Account securing its rights under the Buckets Agreement to reimbursement or other payment in respect of Continental's payments under the Buckets Agreement. As of the Petition Date, approximately $30 million remained in the Committed Claims Account. The Plan provides that, pursuant to the Stipulation, the remaining funds in the Committed Claims Account will be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust to compensate holders of Allowed FB Asbestos Personal Injury Claims.

                  (b)      Insurance Coverage Issues

                           OCD has unconfirmed potential coverage rights for
asbestos-related bodily injury claims against solvent excess level carriers and liquidators and others who now bear responsibility for insolvent carriers. OCD is actively pursuing insurance recoveries under these remaining excess policies in litigation, arbitration and otherwise.

                           (i) Litigation Against Non-Wellington Carriers.

                           On October 26, 2001, OCD filed a lawsuit in Lucas
County, Ohio, styled Owens Corning v. Birmingham Fire Insurance Co. et al. No. CI0200104929, against the following ten excess level insurance carriers for declaratory relief and damages for failure to make payments for asbestos non-products claims under excess policies issued in the period between June 18, 1974 and September 1, 1984: Birmingham Fire Insurance Company of Pennsylvania, Granite State Insurance Company, Landmark Insurance Company, Lexington Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., Mt. McKinley Insurance Company, Allianz Insurance Company, Allianz Underwriters Insurance Company, Affiliated FM Insurance Company, and Royale Belge, S.A. That lawsuit is in the discovery stages; the trial date in the Case Management Order is April 6, 2004. The insurer defendants each have raised numerous defenses and dispute OCD's right to any coverage for non-products claims. On June 6, 2003, the defendants filed a partial summary judgment motion with respect to policies issued after September 1, 1980, contending that there is no coverage available under those policies because all of the claims fall under the completed operations hazard. OCD strongly disputes the defendants' position. The motion is pending.

                           (ii) Wellington ADR Proceedings.

                           Under the ADR procedures of the Wellington
Agreement, OCD is seeking recovery for asbestos non-products claims under policies issued by Insurance Company of North America. In addition to its claims against corporate affiliates of ACE USA, Owens Corning is pursuing coverage for asbestos non-products claims from the following insurer groups that are signatories to the Wellington Agreement: Royal, Continental, and Zurich. Those companies have reserved their rights with respect to coverage. These claims are not yet in an ADR proceeding.

                           (iii) Proceedings Involving Policies Issued By
Insolvent Carriers.

                           OCD is pursuing litigation against a state guaranty
association on account of its responsibility for asbestos claims that would otherwise have been paid by a now-insolvent excess insurer. Also, OCD is continuing to pursue asbestos-related coverage rights against liquidators of certain of its excess insurers. OCD recently entered into an agreement with Midland's liquidator that is now before the court on an approval motion. OCD is involved in another proceeding in which it seeks coverage for asbestos and other claims from an insolvent carrier estate.

         7.       Baron & Budd Administrative Deposits

                  Prior to the Petition Date, B&B was the law firm of record for various plaintiffs in a number of asbestos-related personal injury lawsuits against OCD and Fibreboard who were participants in the NSP. Under a settlement agreement between OCD, Fibreboard and B&B, OCD and Fibreboard were required to pay Administrative Deposits into settlement accounts to be maintained by B&B for the benefit of its clients. The settlement agreement provided for payments to be made in each of 2000, 2001, and 2002. OCD made its first required payment of approximately $66 million on March 13, 2000 and Fibreboard made its first required payment of approximately $44 million on April 6, 2000. Prior to the Petition Date, and after receiving written approval from OCD and/or Fibreboard, B&B distributed approximately $23 million from the settlement accounts to its clients pursuant to the terms of the settlement agreement. Because of the Chapter 11 filings, the Debtors did not make the 2001 or 2002 payments to B&B and B&B did not make the 2001 or 2002 distributions to plaintiffs.

                  Under the settlement agreement, B&B was required to invest the funds held for the plaintiffs and maintain the funds in settlement accounts. Any income from the funds was designated as Investment Proceeds under the agreement ("Investment Proceeds") and declared to be the property of either OC or Fibreboard (the entity that deposited the funds).

                  After the Petition Date, B&B proposed to distribute the funds remaining in the settlement accounts to its various beneficiaries and, on September 12, 2001, filed a motion with the Bankruptcy Court for an order determining that the automatic stay does not apply to the undistributed settlement funds made by OCD and Fibreboard or, in the alternative, terminating the automatic stay. B&B argued that the settlement payments were not property of the Debtors' Estate because an enforceable trust had been created and the Debtors did not retain an equitable interest in the payments.

                  Numerous objections and/or responses were filed to B&B's motion, including by the Debtors, the Unsecured Creditors' Committee, the Asbestos Claimants' Committee, the Future Claimants' Representative and Plant Insulation Company ("Plant"). In their response, the Debtors disagreed with B&B's characterization that the settlement agreement created an express trust; instead, the Debtors argued that the agreement created an escrow account. On November 15, 2001, B&B filed an amended motion for relief from the stay (if the automatic stay were applicable), by which it no longer maintained its position that the settlement agreement was an express trust. Without arguing whether the funds were held in an express trust or in an escrow account, B&B asserted that, in either instance, the automatic stay does not apply to B&B's proposed disbursement of the funds.

                  The Future Claimants' Representative and the Unsecured Creditors' Committee disputed the existence of a trust or an escrow arrangement and asserted that the entire balance in each of the settlement accounts was property of OCD's and Fibreboard's respective estates.

                  After numerous hearings on the pleadings during 2001 and 2002, on June 20, 2002, the Bankruptcy Court issued an order granting B&B's amended motion in part and denying it in part. The Bankruptcy Court ordered, among other things, that: (a) the Investment Proceeds (approximately $8 million) were property of OCD and Fibreboard's respective estates and must be returned to OCD and Fibreboard; (b) as to those plaintiffs who received written notice of approval for payment pursuant to the agreement from OCD or Fibreboard, and who had received payment of the first installment of their settlement prior to the Petition Date (the "Qualifying OC and Fibreboard Plaintiffs"), B&B, OCD and Fibreboard had met the standards under Texas law to establish that the requirements of an escrow were fulfilled pre-petition as to the principal balance; (c) to the extent that the principal balance in the B&B settlement accounts of the settlement payments by OCD and Fibreboard represented amounts due under the settlement agreement to the Qualifying OC and Fibreboard Plaintiffs, then such balance (the "Qualifying OC and Fibreboard Balance," approximately $70 million) was not property of the Debtors' estates; (d) the Qualifying OC and Fibreboard Plaintiffs were entitled to receive the second and third installments of their settlement out of the Qualifying OC and Fibreboard Balance; and (e) the principal balance remaining in the B&B settlement account, after deducting the Qualifying OC and Fibreboard Balance (the "OC and Fibreboard Residual Balance", approximately $6 million) was property of the Debtors' estates and must be returned to OCD (amounts due under settlement agreements to Qualifying Fibreboard Plaintiffs would exhaust the remaining principal balance in the Fibreboard settlement account).

                  On June 27, 2002, B&B filed a motion to amend the judgment, requesting that the Bankruptcy Court amend its June 20, 2002 order to clarify the method of calculating the Investment Proceeds and the OC and Fibreboard Residual Balance, or, in the alternative, for a new trial. In the motion, B&B asserted that the Qualifying OC and Fibreboard Plaintiffs were entitled to the payment of interest from the dates they were to have received their second and third installments. The Debtors, the Unsecured Creditors' Committee, the Future Claimants' Representative and Plant each filed objections to B&B's motion to amend the judgment.

                  On September 20, 2002, the Bankruptcy Court amended its order of June 20, 2002 and ordered that the Investment Proceeds earned subsequent to June 20, 2002 and all interest and other earnings on the post-June 20, 2002 Investment Proceeds, should be allocated as follows: (i) the Investment Proceeds on the Qualifying OC and Fibreboard Balance should be allocated respectively to the Qualifying OC and Fibreboard Plaintiffs; and
(ii) the Investment Proceeds on the OC and Fibreboard Residual Balance should be payable respectively to OCD and Fibreboard. The Bankruptcy Court further ordered that the Investment Proceeds, interest and other earnings on the Qualifying OC and Fibreboard Balance and the OC and Fibreboard Residual Balance earned prior to June 20, 2002, should be payable respectively to OCD and Fibreboard.

                  On October 2, 2002, B&B filed a notice of appeal of the Bankruptcy Court's September 20, 2002 order. The Future Claimants' Representative and the Unsecured Creditors' Committee also filed notices of appeal from the June 20 and September 20, 2002 orders. The appeals have been consolidated and the parties proceeded under a briefing schedule established by the District Court, by order dated December 23, 2002. The briefing of the issues is complete and the appeal is pending before Judge Wolin. The Plan Proponents express no opinion as to the outcome of the appeal.

         8. Coordination Between the Debtors, the Committees and the Future Claimants' Representative

                  Since their formation, the Committees and the Future Claimants' Representative have consulted with the Debtors concerning the administration of the Chapter 11 Cases. The Debtors have kept the Committees and the Future Claimants' Representative informed concerning their operations and have sought the concurrence of the Committees and the Future Claimants' Representative for actions outside the ordinary course of business. The Asbestos Claimants' Committees and the Future Claimants' Representative participated actively, together with the Debtors' management and advisors, in the negotiation and formulation of the Plan.

         9.       Implementation of Process for Resolution of Inter-Creditor
                  Issues

                  Shortly after the Petition Date, the Debtors' counsel began an extensive review of the facts and circumstances relating to certain potential inter-creditor issues (the "Inter-Creditor Issues"), including issues relating to the Guarantees (the "Subsidiary Guarantees") entered into by the Subsidiary Guarantors under the 1997 Credit Agreement, which include a number of the Debtors and certain Non-Debtor Subsidiaries. (See Section V.G.3.c of this Disclosure Statement entitled "Guarantee/Bank Holders Action" for further discussion of the adversary proceedings filed in the Chapter 11 Cases to avoid and set aside or equitably subordinate the Claims of the Bank Holders under the Subsidiary Guarantees as fraudulent conveyances.) The Inter-Creditor Issues include any and all claims, objections, motions, contested matters, adversary proceedings or any other proceedings involving, related to or affecting issues of the amount, validity, enforceability or priority of Claims by the Bank Holders against any of the Debtors or any Non-Debtor Subsidiary (to the extent the Bankruptcy Court has jurisdiction to affect the Claims against Non-Debtor Subsidiaries) which is a Subsidiary Guarantor of the Debtors' obligations to the Bank Holders, including without limitation: (a) any claims relating to substantive consolidation of the Debtors; (b) any claims relating to the validity, enforcement or priority of the Pre-petition Bonds; (c) any claims relating to the validity or enforceability of a License Agreement, dated as of October 1, 1991, by and between OCD and OCFT (as amended) and a License Agreement, dated as of April 27, 1999, by and between OCFT and Amerimark; (d) any claims regarding the amount, validity, enforceability or priority of the Subsidiary Guarantees; (e) any claims against any direct or indirect Subsidiary of OCD in respect of OCD's asbestos liability; and (f) any claims as to the amount, validity, enforceability, priority or avoidability of any intercompany transfers.

                  The Debtors' counsel advised the various creditor constituencies that the manner of resolution of Inter-Creditor Issues could materially impact their respective recoveries. To assist the various creditor constituencies in their analysis of the Inter-Creditor Issues, the Debtors proposed a process by which the corporate and financial interrelationships between the Subsidiary Debtors and the Non-Debtor Subsidiaries could efficiently be reviewed. The Debtors' goal was to inform the creditor constituencies about these issues in order to initiate negotiations and thus avoid a litigated resolution of the complex legal and factual issues, or in the event that a consensual resolution could not be reached, to provide an efficient manner for conducting factual discovery.

                  To facilitate a consensual resolution of the Chapter 11 Cases, in the spring of 2001, the Debtors voluntarily agreed to produce a documentary record that would aid in this review. During the period between July 2001 and October 2001, the Debtors produced a large volume of documents designed to be a compilation of relevant documents that would be useful in reviewing and investigating each Debtor or Subsidiary Guarantor's corporate history, major creditor relationships, and significant cash and value transfers (the "Inter-Creditor Project").

                  The Debtors established an information and document depository (the "Information Depository") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York City. To date, over four hundred-fifty thousand pages of information and materials have been deposited in the Information Depository, available to be reviewed by those who entered into a confidentiality agreement with the Company (the "Participating Parties"), which confidentiality agreements were necessary to assure the protection of privileged and confidential material included in the production of documents to the Information Depository.

                  In addition to the Information Depository, the Debtors also created a secure, web-enabled database by which the Participating Parties were able to access the same documents and materials located in the Information Depository.

                  After the initial production of the Debtors' documents and materials described above, the parties formalized the Inter-Creditor Project. On September 24, 2001, the Debtors proposed an "Inter-Creditor Stipulation and Order" which the Bankruptcy Court adopted on such date after hearing from the various creditor constituencies. The Inter-Creditor Stipulation and Order delineated a schedule for additional discovery regarding the investigation of the Inter-Creditor Issues. The Inter-Creditor Stipulation and Order also directed the Debtors to provide a report to the Court at each omnibus hearing regarding the status of compliance with the Inter-Creditor Stipulation and Order.

                  Pursuant to the Inter-Creditor Stipulation and Order, on October 20, 2001, the Debtors and the Participating Parties exchanged written discovery requests. The Debtors searched for documents potentially relevant to such requests at the Company's headquarters, at its off-site storage facility in Toledo, Ohio, at its off-site storage facility in Granville, Ohio, and at the offices of certain of the Debtors' outside professionals. Debtors' counsel responded to the request for documents.

                  In addition to the Debtors' production, in December, 2001, and January, 2002, the Participating Parties commenced document production in response to the requests received from the other Participating Parties.

                  In January and February, 2002, the Debtors and the Participating Parties met to discuss the results of their review and to share their views regarding the issues. The Debtors and other Participating Parties identified certain issues and entities for further investigation and resolution.

                  On February 19, 2002, the Pre-petition Agent under the 1997 Credit Agreement filed a statement (the "Statement") regarding the resolution of Inter-Creditor Issues. The Statement requested the implementation of a process designed to result in the efficient resolution of questions relating to the value of the Subsidiary Guarantors.

                  On February 22, 2002, the Debtors filed a Status Report recommending that the Inter-Creditor Project proceed. More specifically, the Debtors proposed that they develop proposed factual stipulations and proffer them to the other Participating Parties pursuant to a specific schedule. Further, the Debtors urged the continuance of the monthly meetings with the Participating Parties and the presentation of status reports to the Court.

                  By order dated March 18, 2002 (the "Inter-Creditor Issues Order"), the Bankruptcy Court established a schedule for addressing the resolution of Inter-Creditor Issues. The schedule established the dates on which the Debtors were to submit to the Participating Parties certain proposed factual stipulations, generally concerning corporate history and governance, management and business operations, the financial condition of the entities, and relationships with Affiliates, the dates on which the Participating Parties were to provide the Debtors with responses and comments to the proposed factual stipulations, and the dates of the circulation by the Debtors of a revised version of the proposed factual stipulations. At a hearing on June 20, 2002, the Bankruptcy Court authorized the filing of the stipulations under seal if the parties so desired.

                  In June 2002, Blue Ridge Investments LLC ("Blue Ridge") moved, in part, to compel the Debtors to comply with the Inter-Creditor Stipulation and Order and the Inter-Creditor Issues Order and sought to be deemed a Participating Party. Following a hearing on Blue Ridge's motion, the Debtors and Blue Ridge agreed to a consensual resolution of the motion, which was approved by the Court on August 26, 2002, whereby upon executing a confidentiality agreement, Blue Ridge was granted full access to the Information Depository and was also entitled to receive and comment on the proposed Stipulations of Fact concerning Integrex. Blue Ridge was also entitled to receipt of the final stipulations of fact concerning OCFT, OCD, IPM and Fibreboard.

                  In response to the Inter-Creditor Issues Order, the Debtors submitted their proposed factual stipulations with respect to OCFT, IPM, OCD, Integrex, Fibreboard to the Participating Parties; the Participating Parties responded and commented on the proposed factual stipulations and the Debtors circulated revised versions of each of the proposed factual stipulations.

                  Pursuant to the Inter-Creditor Issues Order, with certain modified deadlines, the Debtors filed, under seal, the following Final
Stipulations:

         (1) On November 21, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning OC, and Document Summaries.

         (2) On November 21, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning Integrex, and Document Summaries.

         (3) On December 18, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning IPM, Inc., and Document Summaries.

         (4) On January 7, 2003, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning Fibreboard Corporation.

         (5) On January 16, 2003, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning OCFT, and Document Summaries.

                  At the omnibus hearing on January 27, 2003, the Debtors' counsel advised the Court that, as a result of the Inter-Creditor Project, approximately 4,500 proposed stipulations had been filed with the Court.

         10.      Consolidation of Five Asbestos Bankruptcy Cases Before Judge
                  Wolin

                  (a)      Asbestos-Related Chapter 11 Cases in Delaware

                           On November 27, 2001, five asbestos-related Chapter
11 cases pending in the District of Delaware (the Chapter 11 Cases of the Debtors and the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc., and USG Corporation) were ordered transferred from the Bankruptcy Court to the United States District Court for the District of Delaware and were assigned to the Honorable Alfred M. Wolin of the United States District Court for the District of New Jersey (sitting by designation) to facilitate development and implementation of a coordinated plan for management of the cases.

                           On December 10, 2001, the District Court entered an
order referring these Chapter 11 Cases back to the Bankruptcy Court for resolution, subject to the District Court's ongoing right to withdraw such referral with respect to any proceedings or issues.

                           The case issues were allocated between the District
Court and the Bankruptcy Court as follows:

                                    District Court: Future and present
                  asbestos claims, valuation and litigation analysis (if the parties were unable to consensually resolve them in an agreed-upon time frame); co-defendant asbestos issues;
                  Section 524(g) trust and trust distribution provisions; asbestos automatic stay matters; and asbestos bar date matters.

                                    Bankruptcy Court: Inter-Creditor Issues;
                  retention, fee application, employee, environmental, cash management, tax, executory contract and lease matters, avoidance actions, utilities, asset acquisitions and dispositions, business operational matters, bank claims and litigation, intellectual property and licenses, non-asbestos automatic stay and claims matters, settlements of bonded asbestos appeals, and NSP settlement escrow issues.

                  (b)      Withdrawal of the Reference

                           On December 23, 2002, Judge Wolin signed an order
(the "Case Management Order") withdrawing the reference with respect to the adversary proceeding captioned Owens Corning, et al. v. Credit Suisse First Boston, et al., No. 02-5829 (the "Bank Holders Action", also referred to by Judge Wolin as the "Bank Guarantee Adversary") and the Debtors' Motion for Approval of Substantive Consolidation as Part of Proposed Chapter 11 Plan of Reorganization (the "Substantive Consolidation Motion"), which was filed on January 17, 2003. Under the Case Management Order, the Honorable Judith K. Fitzgerald was appointed settlement judge for the two matters for which the reference was withdrawn. Professor Francis McGovern was appointed mediator for those same matters and the parties were directed to appear for mediation. In addition, the Court appointed William A. Drier, Esquire, as Special Master for limited purposes related to discovery.

                           The Court scheduled a hearing on the Substantive
Consolidation Motion, as part of the proceedings concerning confirmation of the Plan, which began on April 8, 2003, and concluded on May 2, 2003. The hearing on the Substantive Consolidation Motion was for the purpose of taking evidence regarding the positions of the Debtors, the Asbestos Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, the Designated Members and CSFB as Agent for the Bank Holders with respect to the Bank Holders' opposition to the substantive consolidation provisions of the Plan. It is anticipated that Judge Wolin will issue final findings of fact and conclusions of law with respect to the Substantive Consolidation Motion in conjunction with any Order confirming the Plan in these Cases.

                           A hearing on the Bank Holders Action was scheduled
to commence April 2003, but was subsequently postponed. The Bank Holders Action was to include the taking of evidence regarding the positions of the parties on the validity, extent and value of the Subsidiary Guarantees for the purpose of determining any benefits and harms resulting from the substantive consolidation provisions of the Plan.

                  (c)      The Appointment of Consultants

                           By order dated December 28, 2001 (the "Consultants
Order"), the District Court ordered that William A. Drier, Esq., David R. Gross, Esq., C. Judson Hamlin, Esq., John E. Keefe, Esq., and Professor Francis E. McGovern be designated as court appointed consultants (the "Court Appointed Consultants") to advise the District Court and to undertake, in connection with the Chapter 11 Cases of the Debtors and the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc., and USG Corporation, such responsibilities, including by way of example and not limitation, mediation of disputes, holding case management conferences, and consultation with counsel, as the District Court may delegate to them individually. The Consultants Order also provided that the District Court could, without further notice, appoint any of the Court-Appointed Consultants to act as a special master ("Special Master") to hear any disputed matter and to make a report and recommendation to the District Court on the disposition of such matter. By the same order, the District Court ordered that the fees of the Court Appointed Consultants and Special Masters are to be borne by the debtors in such manner and apportionment as the District Court or the bankruptcy court of each respective case may direct.

                  (d)      The Appointment of a Mediator

                           Consistent with the terms and purpose of the
Consultants Order, on June 17, 2002, the Debtors filed a motion seeking an order appointing Professor Francis E. McGovern as mediator ("Mediator") nunc pro tunc to May 1, 2002, and directing the Mediator to report periodically to the District Court and Bankruptcy Court during the pendency of the Chapter 11 Cases on the status of the mediation process between the Committees. The Bankruptcy Court appointed Francis E. McGovern as Mediator, effective May 1, 2002, and ordered that the Mediator report periodically to the District Court and/or the Bankruptcy Court (as may be determined by the circumstances or by future orders of either court) on the status of the negotiations between the parties. The Bankruptcy Court further ordered that the Mediator not serve as Special Master to hear disputed matters and report to the Bankruptcy Court or the District Court on any matters on which he previously served as mediator, or on any matter materially related thereto, and not serve as Mediator on any disputed matter on which he previously heard and reported to the Bankruptcy Court or the District Court as a Special Master, or on any matter materially related thereto.

                           Pursuant to Judge Wolin's December 23, 2002 order
directing mediation, the Debtors, the Bank Holders, the Designated Members, the Committees and the Future Claimants' Representative reported for mediation.

         11.      Extension of Exclusive Right to File and Confirm a Plan

                  Section 1121(b) of the Bankruptcy Code provides for an initial 120-day period after the Petition Date within which the Debtors have the exclusive right to file a plan of reorganization in their cases (the "Exclusive Period"). Section 1121(c) of the Bankruptcy Code further provides for an initial 180-day period after the Petition Date within which the Debtors have the exclusive right to solicit and obtain acceptances of a plan filed by the Debtors during the Exclusive Period (the "Solicitation Period"). Pursuant to the provisions of Section 1121 of the Bankruptcy Code, the Debtors' Exclusive Period expired on February 2, 2001, and the Solicitation Period expired on April 3, 2001.

                  By motions filed with the Bankruptcy Court, the Debtors requested several extensions of the Exclusive Period and the Solicitation Period to afford the Debtors additional time to develop, negotiate and propose a plan of reorganization. The Bankruptcy Court granted five (5) extensions of the Exclusive Period and the Solicitation Period, as follows: (i) by order dated January 17, 2001, the Exclusive Period was extended through August 2, 2001 and the Solicitation Period extended through October 3, 2001; (ii) after a hearing held before the Bankruptcy Court on August 28, 2001, the Exclusive Period was extended through February 2, 2002 and the Solicitation Period extended through April 3, 2002; (iii) by order dated March 18, 2002, the Exclusive Period was extended through August 30, 2002 and the Solicitation Period extended through October 31, 2002; (iv) on September 24, 2002, at a hearing held before the Bankruptcy Court, the Court extended the Exclusive Period through November 26, 2002 and extended the Solicitation Period through January 8, 2003; and (v) by supplemental order dated November 25, 2002, the Exclusive Period was extended through January 10, 2003 and the Solicitation Period extended through March 14, 2003. In certain instances, certain creditor groups lodged limited objections and/or responses to the Debtors' request for extensions.

                  By Order dated November 25, 2002, the Bankruptcy Court extended the Exclusive Period through and including January 10, 2003, and extended the Solicitation Period through and including March 14, 2003, without prejudice to (i) the Debtors' right to seek further extensions of the Exclusive Period, or (ii) the right of parties-in-interest to seek to terminate or modify the Exclusive Period. Subsequently, on December 23, 2002, Judge Wolin signed an order partially withdrawing the reference and directing that "the period within which the debtors have the exclusive right to file a plan of reorganization is hereby extended to January 17, 2003, and the debtors shall file their plan of reorganization on or before that date...." On January
17, 2003, the Debtors, together with the Asbestos Claimants' Committee and the Future Claimants' Representative, filed the Plan within the Exclusive Period. On March 7, 2003, the Debtors filed a motion seeking extension of the Solicitation Period through September 30, 2003. By Order dated May 12, 2003, the Court extended the Solicitation Period to November 30, 2003. On March 13, 2002, the Debtors filed a motion seeking an extension from March 14, 2003, until March 31, 2003, to file their proposed Disclosure Statement. By Order dated April 22, 2003, the Court further extended until March 31, 2003 the Debtors time to file their Disclosure Statement. The proposed Disclosure Statement was filed on March 28, 2003.

         12.      Extension of Time to Remove Actions

                  The Debtors are parties to numerous judicial and administrative proceedings currently pending in multiple forums throughout the country (collectively, the "Actions"). The Actions involve a wide variety of claims. Pursuant to 28 U.S.C. ss. 1452 and Bankruptcy Rule 9027(a)(2), the Bankruptcy Court has entered orders extending the time period within which the Debtors may review Actions and determine whether to remove them to the District Court or the Bankruptcy Court. The date by which the Debtors must file notices of removal under Bankruptcy Rule 9027(a)(2)(A) has been extended through and including the later of (a) thirty (30) days after confirmation of a plan of reorganization, or (b) thirty (30) days after the entry of an order terminating the automatic stay with respect to the particular action sought to be removed.

         13.      Summary of Claims Process and Bar Dates

                  Schedules and Statements of Financial Affairs

                  As part of their "first day" motions, the Debtors filed a motion requesting additional time to file their SOFAS. Such motion was granted by order of the Bankruptcy Court dated October 6, 2000, and the Debtors were granted an extension until December 19, 2000. On November 22, 2000, the Debtors filed separate SOFAS for OCD and each of the 17 Subsidiary Debtors. Among other things, the SOFAS set forth the Claims of known creditors against each of the Debtors as of the Petition Date, based upon the Debtors' books and records.

                  On November 20, 2001, the Debtors filed Amended and Restated Schedules of Assets and Liabilities (the "Amended Schedules") for OCD and each of the 17 Subsidiary Debtors. The Amended Schedules amended and wholly superseded the Schedules filed by the Debtors in November 2000. Revisions to the Amended Schedules were filed on January 30, 2002 for certain of the Debtors.

                  Exclusive of asbestos-related personal injury and wrongful death claims, the total amount of liabilities listed in the Debtors' Amended Schedules was approximately $8,470 million, consisting of $1,460 million of pre-petition bank debt; $1,338 million of pre-petition bond debt; $190 million of pre-petition trade debt; $10 million of pre-petition tax debt; and $5,270 million in pre-petition intercompany debt and $212 million in other pre-petition debt.

                  General Claims Bar Date and Proofs of Claim

                  In connection with the Chapter 11 Cases, the Bankruptcy Court set April 15, 2002 as the last date by which holders of certain pre-petition Claims against the Debtors were required to file Proofs of Claim (the "General Bar Date"). The General Bar Date did not apply to certain claims, including Asbestos Personal Injury Claims other than OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims. Pursuant to order of the Bankruptcy Court dated November 27, 2001, any holder of a Claim that was required to but failed to file a Claim on or before the General Bar Date was barred from asserting such Claim against any of the Debtors and will not participate in any distribution in the Chapter 11 Cases on account of such Claim.

                  Pursuant to notice procedures approved by the Bankruptcy Court, the Debtors sent out approximately 204,000 Proofs of Claim forms and notices of the General Bar Date to known claimants and their attorneys, and published notice of the General Bar Date twice in the national and (if applicable) international editions of The New York Times, The Wall Street Journal and USA Today; once in approximately 250 regional or local newspapers in the areas in which the Debtors had significant business operations at the time of publication; and once in approximately 35 trade publications in the primary lines of business in which the Debtors operate or formerly operated.

                  In response to the General Bar Date, approximately 24,000 Proof of Claims, including late-filed claims, were filed with the Claims Agent and/or Bankruptcy Court, asserting approximately $16.1 billion of aggregate liabilities. The Debtors are investigating these claims to determine their validity.

                  The Debtors have identified approximately 15,000 claims, asserting approximately $8.4 billion of aggregate liabilities, which they believe should be disallowed by the Bankruptcy Court, primarily because such claims appear to be duplicate or amended claims or claims that are not related to any of the Debtors' cases (the "Currently Disputed Claims"). It is the intention of the Debtors to file objections to these Currently Disputed Claims. While the Bankruptcy Court will ultimately determine liability amounts, if any, that will be allowed as part of the Chapter 11 Cases, the Debtors believe that all or substantially all of these claims will be disallowed.

                  As of the date of the filing of this Disclosure Statement, the Debtors have filed eleven omnibus objections to claims, which have objected to approximately 1200 Claims, and which seek to disallow or expunge approximately $1.3 billion of asserted claims. Currently Disputed Claims contained therein have been expunged pursuant to an order of the Bankruptcy Court or are pending before the Bankruptcy Court.

                  In addition to the Currently Disputed Claims described above, the remaining Proof of Claims include approximately 9,000 claims, totaling approximately $7.7 billion, as follows:

                     - Approximately 2,900 OC Indirect Asbestos PI Trust
                  Claims and FB Indirect Asbestos PI Trust Claims, totaling approximately $1.4 billion of asserted liabilities.

                     - Approximately 600 OC Asbestos Property Damage Claims,
                  OC Indirect Asbestos Property Damage Claims, FB Asbestos Property Damage Claims and FB Indirect Asbestos Property Damage Claims, totaling approximately $0.7 billion of asserted liabilities. The Debtors believe that most of these claims were submitted with insufficient documentation. The Debtors expect to vigorously contest any asserted asbestos-related property damage claims in the Bankruptcy Court. Based upon their historic experience in respect of asbestos-related property damage claims, the Debtors do not anticipate significant liability from such claims.

                     - Approximately 5,500 claims, totaling approximately $5.6
                  billion, alleging rights to payment for financial, environmental, trade and other matters (the "General Claims"). The Company has previously recorded approximately $3.7 billion in liabilities for these claims. The General Claims with the largest variance from the recorded amounts are: claims by the United States Department of Treasury, totaling approximately $530 million, in connection with taxes; a contingent claim for approximately $458 million by the Pension Benefit Guaranty Corporation; claims for contract rejections, totaling approximately $310 million, of which approximately $250 million are protective claims covering contracts which have not yet been rejected by the Debtors; a $275 million class action claim involving alleged problems with a specialty roofing product, which claim the Debtors do not believe is meritorious based upon their historic experience with servicing their warranty program for such product; and environmental claims, totaling approximately $244 million.

                  The Debtors have recorded liability amounts for those claims that can be reasonably estimated and which they believe are probable of being allowed by the Bankruptcy Court. At this time, it is impossible to reasonably estimate the value of all the claims that will ultimately be allowed by the Bankruptcy Court, due to the uncertainties of the Chapter 11 process, the in-progress state of the Debtors' investigation of submitted claims, and the lack of documentation submitted in support of many claims. The Debtors continue to evaluate claims filed in the Chapter 11 Cases and will make such adjustments as may be appropriate. Although the Debtors' review of all Claims filed is anticipated to be completed after the Confirmation Date, the Debtors estimate, based on their analysis of the Claims thus far, that the Claims that are likely to become Allowed Claims are as follows, on a class-by-class basis:

         o Class 1: The Debtors believe that no unpaid liabilities exist for this class.

         o        Class 2A: $4.4 million to $5 million

         o        Class 2B: $6 million

         o        Class 3: $18.0 million to $18.5 million

         o        Class 4 : $1,472 million to $1,577 million

         o        Class 5: $1,389 million

         o        Class 6: $323 million to $687 million

         o Class 7: See Sections IV.D.2 and VII.C.3.b(vi) of this Disclosure Statement

         o Class 8: See Sections IV.D.2 and VII.C.3.b(vii) of this Disclosure Statement

         o        Class 9 $2 million to $7 million

                  NOTWITHSTANDING THE DEBTORS' BEST ESTIMATES, THE ACTUAL AMOUNT OF CLAIMS AGAINST THE DEBTORS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THESE AMOUNTS, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF CLAIMS COULD BE MATERIALLY LESS THAN AS ESTIMATED IN THIS DISCLOSURE STATEMENT.

                  Asbestos Claims Bar Date and Proofs of Claim

                  As indicated above, the General Bar Date did not apply to asbestos-related personal injury and asbestos-related wrongful death claims, although it did apply to asbestos property damage claims, OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims. A bar date for filing Proofs of Claim against the Debtors with respect to these types of Claims has not been set. Despite this, approximately 2,900 Proofs of Claim, totaling approximately $2.2 billion, were filed in response to the General Bar Date on account of asserted asbestos-related personal injury and asbestos-related wrongful death claims.

                  The Unsecured Creditors' Committee asserts that a bar date should be established for Asbestos Personal Injury Claims. The Unsecured Creditors' Committee also maintains that the Debtors should currently implement procedures requiring holders of Asbestos Personal Injury Claims to provide evidence with respect to the claims in the manner in which holders of OC Asbestos Property Damage Claims are required to file claims and provide evidence. The Plan Proponents assert that there are valid reasons for the different approaches to these claims. OC Asbestos Property Damage Claims will not be channeled to a trust and will receive distributions as Class 6 Claims. In order to resolve these claims and reduce reserves needed to be maintained for Disputed Claims, the Debtors have commenced the process of analyzing these OC Asbestos Property Damage Claims as part of the claims review and objection process. Because the determination of Asbestos Personal Injury Claims will be governed by the Asbestos Personal Injury Trust Distribution Procedures after confirmation, as required by Section 524(g), the Debtors contend that there is no valid reason for the Debtors to supplant the function of the Asbestos Personal Injury Trust Distribution Procedures. By Order dated April 25, 2003, Judge Wolin withdrew the reference with regard to the motion of the Official Committee of Unsecured Creditors for an order establishing a bar date for filing proofs of claim for personal injury and wrongful death claims against the Debtors. The proceedings with regard to the Motion are stayed pending further order of the District Court.

         14.      Plant Insulation Company Motion to Appoint Examiner

                  On September 28, 2001, Plant filed a motion (the "Plant Motion") under Section 1104(c)(2) of the Bankruptcy Code for an order appointing a disinterested examiner to conduct an examination of Fibreboard, including an investigation as to whether Fibreboard assets were diverted to pay OCD debts. Plant alleged that funds which were purportedly set aside for payment of Fibreboard's asbestos liability had been diverted to pay for certain liability of OCD, or, that when OCD and Fibreboard entered into various joint settlements for liability, disproportionate liability was assessed to Fibreboard. Plant argued that the appointment of an examiner was mandatory pursuant to the provisions of Section 1104(c)(2) of the Bankruptcy Code, which provides, in part, that "on request of a party in interest...the court shall order the appointment of an examiner to conduct...an investigation of the debtor as is appropriate...if...the debtor's fixed, liquidated, unsecured debts, other than debts for goods, services, or taxes, or owing to an insider, exceed $5,000,000." Plant argued that an examiner should be appointed because Fibreboard's fixed, liquidated, unsecured asbestos debts exceeded $5 million and because there was allegedly reason to believe that assets of the Fibreboard Insurance Settlement Trust had been diverted to help pay OCD's asbestos debts.

                  The Plant Motion was opposed by the Debtors, the Future Claimants' Representative, the Unsecured Creditors' Committee and the Asbestos Claimants' Committee, all of which filed an objection and/or response to the Plant Motion. A fundamental dispute between Plant and the responding parties was whether Section 1104(c)(2) of the Bankruptcy Code is a mandatory provision which allegedly requires the Bankruptcy Court to appoint an examiner if the $5 million debt threshold is satisfied, or whether the Court retains discretion to deny a request for the appointment of an examiner under these circumstances. The United States Trustee also filed a response to the Plant Motion, stating its position that if the $5 million debt threshold of Section 1104(c)(2) of the Bankruptcy Code is satisfied, the appointment of an examiner is mandatory.

                  Following a hearing, the Bankruptcy Court denied Plant's motion for the appointment of an examiner without prejudice, by order entered March 22, 2002.

                  On March 27, 2002, Plant filed a notice of appeal of the Bankruptcy Court's order. By order dated December 4, 2002, Judge Wolin granted Plant's appeal and further ordered that "the Order of the Bankruptcy Court denying Plant's application for the appointment of an examiner on the ground that no motion for a trustee had been denied by the Bankruptcy Court is hereby vacated solely on the ground upon which it was based....." The District Court remanded the matter to the Bankruptcy Court for further proceedings on Plant's motion for the appointment of an examiner.

                  On remand, the Bankruptcy Court directed the parties to file supplemental briefs and, following a hearing on April 8, 2003, the Court entered an Order for the Appointment of an Examiner. The Order directed the United States Trustee to appoint, subject to the Court's approval, one disinterested person to serve as an examiner and further ordered that "the examiner is not to perform any task or take up any duty or in any way perform any work or incur cost to the estate without further order of the Court." On May 2, 2003, Plant appealed the order appointing an examiner and on May 5, 2003, Shirley Gore, an individual asbestos claimant, appealed the order. The Debtors and the Futures Claimants' Representative are opposing the appeal.

         15.      Environmental Claims arising under Environmental Laws

                  The Debtors have been deemed by the United States Environmental Protection Agency ("EPA") to be a Potentially Responsible Party ("PRP") with respect to certain third party sites under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund"). The Debtors have also been deemed a PRP under similar state or local laws. In other instances, other PRPs have made Claims against the Debtors as a PRP for contribution under such federal, state or local laws or under contractual agreements.

                  The Debtors have established reserves for their Superfund (and similar state, local and private action) contingent liabilities. In connection with the Filing, the Debtors have initiated a program to identify and discharge contingent environmental liabilities as part of their Plan. Under the program, the Debtors sought settlements, subject to approval of the Bankruptcy Court, with various federal, state and local authorities, as well as private claimants. The Debtors will continue to review environmental reserves in light of such program and make such adjustments as may be appropriate.

                  The Debtors are involved with environmental investigation or remediation at a number of other sites at which they have not been designated a PRP, particularly sites that they formerly owned or operated. Environmental conditions at currently owned and/or operated sites are being addressed in the ordinary course of the Debtors' business.

                  At the General Bar Date, approximately 100 Proofs of Claim asserting liabilities arising under environmental laws had been filed with the Bankruptcy Court. Many of such Proofs of Claim did not state a dollar amount. Many of those that did state an amount assert liabilities beyond which the Debtors believe they could reasonably be held liable, if any liability exists, in that (a) they seek recovery of the total costs of cleanup at sites where numerous parties other than the Debtors were also jointly and severally liable or (b) they originated from multiple parties potentially liable at the same site. Claims arising under environmental laws relating to conduct of the Debtors before the Petition Date consisted of (a) Claims by the EPA against the Debtors for the costs of environmental investigation and clean up of sites that may have been contaminated as a result of releases of hazardous substances by the Debtors, including releases at third-party disposal sites used by the Debtors; (b) similar Claims by State and local environmental agencies; (c) Claims by private parties against the Debtors asserting contribution or indemnification claims with respect to cleanup costs under statutory law or contractual agreements; and (d) enforcement actions by federal, state and local environmental authorities with respect to alleged violations of environmental laws. The Debtors have been involved in negotiations to resolve as many of these Claims as possible. As of the present date, nearly half of the Claims have been resolved. In addition, in some cases where a Proof of Claim has not been filed, but where regulatory authorities are likely to exercise their police and regulatory authority against the Debtors with respect to environmental conditions, such as sites currently or formerly owned by the Debtors, the Debtors have been negotiating with regulatory authorities regarding environmental investigation and remediation.

                  (a)      Resolved as Allowed Class 6 Claims

                           (i)      EPA Claims

                                    The Debtors and the EPA signed a proposed
agreement to resolve EPA's Claims at most of the sites where waste materials of the Debtors were disposed before the Petition Date and, consequently, for which the Debtors may be liable for cleanup and related costs. The proposed Environmental Settlement Agreement between the Debtors and the EPA quantifies liability at existing known sites as pre-petition Claims, with respect to some of which the EPA would have an Allowed Class 6 Claim (the "Liquidated Sites"). The proposed Environmental Settlement Agreement with the EPA also contains a provision that waste disposal sites used by the Debtors before the Petition Date that are not discovered until after confirmation of the Plan or where the Debtors' use of the site has been confirmed but an allocable share of liability cannot yet be determined (known as "Additional Sites") will be paid by the Reorganized Debtors at the rate of distribution for Allowed Class 6 Claims. The proposed Environmental Settlement Agreement also contains work plans for limited removal actions by the Debtors at two Rhode Island sites. The United States has lodged the proposed Environmental Settlement Agreement with the Court and published a notice of the lodging in the Federal Register on June 5, 2003. On June 17, 2003, the Debtors filed a Motion for Approval of Settlement of Environmental Claims of the United States (the "EPA Settlement Motion"). On July 17, 2003, the United States filed a joinder in support of the EPA Settlement Motion. The Court approved the EPA Settlement Motion on July 23, 2003.

                           (ii)     State Claims

                                    The Debtors have negotiated an
Environmental Settlement Agreement similar to the Environmental Settlement Agreement with the EPA, discussed above, with the State of New York, where the Debtors conducted operations, which agreement covers only that State's costs at sites that are presently unknown. The Debtors also negotiated settlement agreements with the Texas Commission on Environmental Quality and the City of Tacoma.

                           (iii)    Private Party Claims

                                    The Debtors have settled various Claims
covering various formerly owned properties (Ashton, Rhode Island, Snyder Lumber Sites and Gardena, California) or prior waste disposal sites (GBF
Site).

                           (iv)     Enforcement Action Claims

                                    The Debtors have resolved most prepetition
environmental actions, including an Ohio air settlement ($201,633), a Colorado air settlement ($9,000) and a federal Clean Water settlement ($40,000).

                  (b) Claims Arising Under Environmental Laws Involving Formerly owned Properties Resolved as
                           Administrative Claims

                           The Debtors resolved the following claims: Oregon
Department of Environmental Quality for the former St. Helens Plant ($900,000) and Industry factory rental for the former Ashton Plant ($75,000).

                  (c)      Unresolved Claims Arising Under Environmental Laws

                           State Claims

                                    The Debtors have been engaged in extensive
negotiations with the Rhode Island Department of Environmental Management ("RIDEM") regarding its Proof of Claim in the amount of $80 million with respect to five sites in Rhode Island where alleged releases of hazardous substances by the Debtors may have contributed to contamination. In an effort to focus settlement negotiations, the Debtors have recently completed a limited investigation of environmental conditions at the Dupraw and Mackland Farms sites and an investigation to identify other parties that used that site for waste disposal. Discussions with Rhode Island regarding its Proof of Claim are ongoing.

                                    The Debtors have also been engaged in
extensive negotiations with the New Jersey Department of Environmental Protection ("NJDEP") regarding its Proof of Claim in the amount of approximately $74 million, concerning the BEMS landfill in Burlington, a multi-party waste disposal site used by the Debtors. Ongoing litigation may continue beyond the Debtors' emergence from bankruptcy.

                                    The Kansas Department of Health and
Environment ("KDHE") has filed a Proof of Claim in the amount of approximately $1.9 million with respect to remedial costs at a landfill previously operated by the City of Kansas City and used for disposal by the Debtors and a number of other parties. The Debtors have been engaged in discussions with KDHE regarding this Claim and at this point, the Debtors expect that this Claim, and a related Claim by the Kansas National Guard, may require an estimation proceeding.

                                    The State of California has filed a Proof
of Claim in the amount of $40 million with respect to costs at two disposal sites: Operating Industries, Inc. and the GBF landfill. The Debtors believe that the State's claim is without merit because, in each case, the Debtors have resolved their liability for cleanup costs through settlements with the EPA or private parties.

                                    Liabilities arising from environmental
conditions at properties currently owned and operated by the Debtors are not generally subject to discharge and may need to be satisfied as Administrative Claims or by the Debtors after emergence from bankruptcy. On that basis, the Oklahoma Department of Environmental Quality has withdrawn a protective Proof of Claim regarding site conditions at the Debtors' facility in Oklahoma City, which the Debtors expect to resolve.

                           Private Party Claims

                                    At the request of a Berlin Borough
official, the Debtors and Owens-Illinois agreed to investigate the New Freedom Rd. Landfill, a former waste site believed to have been used by both companies in the 1950's. A Proof of Claim in an undetermined amount was filed by Owens-Illinois regarding cleanup costs which may be incurred.

                                    Several other private parties have filed
Proofs of Claim for alleged contribution obligations with respect to a few different sites, but none of these claims is for any material amount, even without taking into account the Debtors' grounds for objecting to them.

                                    The Debtors believe that the following
Claims by private parties arising under environmental laws are without merit, and the Debtors intend to object to them: a Proof of Claim based on contribution for cleanup costs with respect to the Dexter Quarry site in the amount of $5,000,000 by the estate of the former owner/operator; a Proof of Claim in the amount of $3,000,000 by Akzo Nobel Coatings, Inc. seeking indemnification for cleanup costs that it incurred with respect to the Mercer Drum site in Ohio; a Proof of Claim by GE Glegg alleging damages for soil and groundwater contamination in the vicinity of the Debtors' former Guelph, Ontario plant; a Proof of Claim by Bigge Investors in the amount of $350,000 regarding environmental conditions on property sold to it by the Debtors based on allegations of fraud in the sale; Proofs of Claim in the amount of approximately $4,000,000 by Wallace Development/Bezley based on allegations of fraud in the sale by Debtors of industrial real estate in California; and a Proof of Claim by Dr. and Mrs. Gregory Pharo alleging diminished value of their residence due to the nearby presence of Debtors' Aerohaven landfill.

         16.      IRS Claims

                  The Company's federal income tax returns typically are audited by the IRS in multi-year audit cycles. The audit for the years 1992-1995 was completed in late 2000. Due to the Filing, the IRS also accelerated and completed the audit for the years ended 1996-1999 by March of 2001. As the result of these audits and unresolved issues from prior audit cycles, the IRS is asserting claims for approximately $390 million in income taxes plus interest of approximately $175 million.

                  Pending audit of the Company's federal income tax return for the year 2000, the IRS has also filed a protective claim in the amount of approximately $50 million, covering a tax refund received by the Company for such year, plus interest.

                  The United States Department of Treasury has filed Proofs of Claim, totaling approximately $530 million, in connection with these tax claims.

                  In accordance with generally accepted accounting principles, the Company maintains tax reserves to cover audit issues. While the Company believes that the existing reserves are appropriate in light of the audit issues involved, its defenses, its prior experience in resolving audit issues, and its ability to realize the benefit of certain challenged deductions in subsequent tax returns if the IRS is successful, there can be no assurance that such reserves will be sufficient. The Company will continue to review its tax reserves on a periodic basis and to make such adjustments as may be appropriate. Any such revision could be material to the Company's consolidated financial position and results of operations in any given period.

                  In this regard, the Company is in the process of attempting to negotiate a settlement of the United States federal income tax audits of the Company's taxable years 1984 - 1999 at the Appeals level of the IRS. The Company believes that it has reached a preliminary oral agreement to settle with the IRS pursuant to which, if finalized, the Company would owe the IRS up to $135 million in taxes and interest.

                  The Company's preliminary oral settlement with the IRS is non-binding and subject to further negotiation and change. Even if agreed to by the Company, moreover, the settlement would have to be approved by the Joint Committee on Taxation, signed thereafter by the IRS, and approved by the Bankruptcy Court. There can be no assurance that this will occur and accordingly, there can be no assurance that the IRS will not continue to assert that the Company owes $530 million to the IRS.

         17.      Asset Dispositions

                  Section 363(f) of the Bankruptcy Code authorizes a debtor, under certain circumstances and subject to approval of the Bankruptcy Court, to sell property of the estate free and clear of liens, claims and encumbrances, with such liens, claims and encumbrances to attach to the proceeds of sale. Since the Petition Date, the Debtors have, pursuant to section 363(f) of the Bankruptcy Code, sold certain property, including, but not limited to, the following assets.

                  (a)      Sale of Bradenton, Florida Plant Assets

                           Exterior Systems, Inc. designed and manufactured
aluminum windows and patio doors products at a plant located at 4504 30th Street, W., Bradenton, Florida. Unfortunately, due to a number of factors, including the older technology employed at the plant, Exterior Systems, Inc. was unable to operate the plant profitably. As a result, the Debtors contemplated selling the plant assets or, if a sale could not be consummated, closing the plant to limit their losses.

                           Throughout the year 2002, the Debtors contacted and
solicited levels of interest for the purchase of the plant from potential purchasers that would have an interest in such assets. Simonton Building Products, Inc. was determined to be the only viable purchaser, and the parties entered into an Asset Sale and Purchase Agreement, dated December 17, 2002, with a sale price of $4,351,500, subject to certain adjustments and other calculations. The parties also agreed to enter into a lease agreement pursuant to which the plant will be leased to the buyer and to enter into a supply agreement.

                           On December 19, 2002, the Debtors filed a motion
seeking authorization to sell the assets to Simonton Building Products, Inc. The motion was granted and the sale was approved by order of the Bankruptcy Court, dated January 27, 2003.

                  (b)      Sale of Real Property in South Gate, California

                           Owens Corning owned an approximately 6.9 acre
parcel of real property located at 4452 Ardine Street in South Gate, California, on which there was situated an outdated manufacturing facility. The Debtors' only use of the property was the storage of product manufactured at a nearby plant, for which they were in the process of securing other storage facilities. Accordingly, Owens Corning engaged a broker and ultimately entered into Purchase and Sale Agreement, dated December 10, 2002, with Cha Haw Trading Corporation, as buyer, for a sale price of $4,250,000.

                           On December 19, 2002, the Debtors filed a motion
seeking authorization to sell the property to Cha Haw Trading Corporation. The motion was granted and the sale was approved by order of the Bankruptcy Court, dated January 27, 2003.

                  (c)      Sale of Atlanta, Georgia Plant Assets

                           Exterior Systems, Inc. designed and manufactured
vinyl siding and related products at leased facilities located at 5625, 5655 and 5675 Fulton Industrial Boulevard in Atlanta, Georgia. As part of an ongoing review of its business operations, Exterior Systems, Inc. decided to reduce the excess capacity in its vinyl siding operations and to reduce the number of competing brands offered. To that end, the Debtors made a formal announcement in the fall of 2002 to discontinue the manufacture and sale of the Owens Corning brand of vinyl siding products, which were manufactured only at the Atlanta plant. Several potential purchasers in the vinyl siding manufacturing business expressed an interest in acquiring the assets of the plant. Alcoa Home Exteriors, Inc. was the only party that submitted an offer to acquire the ongoing operations of the plant, including hiring essentially all of the plant's employees. The proposal also contemplated an assignment of the real estate leases of the subject premises. The parties ultimately entered into an Asset Purchase Agreement, dated January 15, 2003, for a sale price of $5.5 million.

                           On January 15, 2003, the Debtors filed a motion
seeking authorization to sell the assets to Alcoa Home Exteriors, Inc. The motion was granted and the sale was approved by order of the Bankruptcy Court, dated February 27, 2003.

                  (d)      Sale of Real Property in Nappannee, Indiana

                           Exterior Systems, Inc. owned real property located
at 851 Tomahawk Drive, Nappannee, Indiana, at which the Debtors had ceased their equipment reconditioning activity. Before a brokerage firm could be engaged, an adjoining property owner expressed an interest in purchasing the property. Based on the opportunity for an immediate sale without the associated cost of a broker's commission and marketing time, Exterior Systems, Inc. negotiated and entered into a Purchase and Sale Agreement, dated March 17, 2003, with Dutch Real Estate Corp., as buyer, for a sale price of $476,000.

                           On March 19, 2003, the Debtors filed a motion
seeking authorization to sell the property to Dutch Real Estate Corp. The Debtors also sought in the motion authorization to pay from the sale proceeds certain real estate taxes totaling approximately $14,196.73 in principal. The motion was granted and the sale was approved by order of the Bankruptcy Court, dated April 24, 2003.

                  (e)      Sale of Phenix City, Alabama Plant Assets

                           Owens Corning HT, Inc. ("OCHT") owned a plant
located at 908 Owens Corning Drive, Phenix City, Alabama, at which it manufactured rock wool pipe, board and batts for use in insulation applications. As part of the Debtors' ongoing review of its business operations, the Debtors determined that the business at the facility was non-strategic and non-core. The business consistently under-performed financially and lost money at the gross margin level for the year 2002. Consequently, the Debtors decided to sell the assets of the Phenix City plant.

                           The Debtors undertook marketing efforts targeted to
sell the assets of the Phenix City plant to commercial and industrial insulation competitors, as well as to manufacturers of other insulation materials. After negotiating with the two interested parties who had made acceptable preliminary offers, OCHT and Owens Corning entered into an Agreement of Sale, dated March 18, 2003, with IIG Minwool, LLC ("IIG"). IIG agreed to purchase certain assets of the Phenix City plant for a purchase price of $6.7 million, $3.7 million of which was due at closing by wire transfer and $3 million of which was payable pursuant to a promissory note attached to the Agreement of Sale, which obligation was to be secured by security interests in all of the assets being acquired under the Agreement of Sale.

                           On March 19, 2003, the Debtors filed a motion
seeking authorization to sell the Phenix City plant assets. The Debtors also sought authorization to pay from the sale proceeds certain personal property taxes totaling approximately $121,069.18.

                           Subsequent to the filing of the motion, the other
interested party, Fibrex Insulation, LLC ("Fibrex"), contacted the Debtors to propose a counteroffer to the offer by IIG as set forth in the Agreement of Sale. The Debtors conducted an auction on April 28, 2003. After spirited bidding by IIG and Fibrex, IIG emerged as the highest bidder with its final bid of $8 million in cash.

                           A hearing was held before the Bankruptcy Court on
April 28, 2003. The sale to IIG was approved, subject to the submission of a revised proposed sale order. On May 12, 2003, the Bankruptcy Court entered an order approving the sale to IIG, nunc pro tunc to April 28, 2003.

                  (f)      Sale of Owens Corning Metal Systems Assets

                           Owens Corning Metal Systems ("OCMS"), a division of
Exterior Systems, Inc., was in the aluminum building products industry. As part of the Debtors' ongoing review of its business operations, the Debtors determined that the business of OCMS was non-strategic and non-core. Consequently, the Debtors decided to sell the assets utilized in the business of OCMS at auction.

                           The Debtors, through their investment banker,
Goldsmith Agio Helms Securities, Inc., undertook solicitation and marketing efforts directed at potential strategic buyers and financial sponsors. After consideration of the proposals submitted by interested bidders in January 2003 and following on-going discussions with those interested bidders who had made acceptable proposals, the Debtors determined that the offer proposed by ALSCO Acquisition Corp., now known as ALSCO Metals Corporation ("ALSCO") was the highest and best offer. Accordingly, Exterior Systems, Inc., Owens-Corning Fiberglas Technology, Inc. and, for limited purposes, Owens Corning, entered into an Asset Purchase Agreement, dated March 19, 2003, with ALSCO for the sale of certain assets, the assumption by ALSCO of certain liabilities, the execution and entry of a supply agreement and a transition services agreement and the Debtors' assumption and assignment to ALSCO of certain executory contracts and unexpired leases. The purchase price set forth in the Asset Purchase Agreement was $50 million in cash plus certain assumed liabilities. The Asset Purchase Agreement was subject to higher and better offers.

                           On March 19, 2003, the Debtors filed a motion to
approve sale procedures and bidding protections. This Motion was granted by order of the Bankruptcy Court, dated April 22, 2003. On March 19, 2003, the Debtors also filed a motion seeking authorization to sell the assets to ALSCO or to the successful bidder.

                           The Debtors conducted an auction on May 16, 2003.
After spirited bidding by ALSCO and another bidder, MIC Acquisition Corp., ALSCO emerged as the highest bidder with its final bid of $53 million in cash and a $3 million note. A hearing was held before the Bankruptcy Court on May 19, 2003. The sale to ALSCO was approved by order by the Bankruptcy Court, dated May 19, 2003.

                  (g)      Sale of Real Property in Hebron, Ohio

                           Owens Corning owned property located at 341 O'Neill
Drive in Hebron, Ohio. Owens Corning had ceased all activity at the property, and the property was no longer needed for the Debtors' operations. Accordingly, Owens Corning decided to sell the property and entered into Purchase and Sale Agreement, dated June 18, 2003, with Golden Property Management LLC, as buyer, for a sale price of $1,015,000.

                           On June 18, 2003, the Debtors filed a motion
seeking authorization to sell the property to Golden Property Management LLC. The Debtors also sought it the motion authorization to pay from the sale proceeds certain real estate taxes totaling approximately $16,900 in principal and any other delinquent taxes affecting the property. The motion was granted and the sale was approved by order of the Bankruptcy Court, dated July 23, 2003.

         18.      Certain Proposed Tax Legislation

                  On April 4, 2001, the United States House of Representatives introduced proposed legislation (HR 1412, also known as the Asbestos Tax Fairness Act) to exempt income earned by qualifying asbestos-related settlement funds, including qualifying trusts established under Section 524(g) of the Bankruptcy Code, from federal income tax. The exemption from income tax would have benefited the Fibreboard Insurance Settlement Trust (described in Section IV.B.1 of this Disclosure Statement entitled "The Fibreboard Insurance Settlement Trust") by having the effect of enlarging the corpus of the trust through tax-free income accumulation. In addition, the legislation would have allowed asbestos defendants to carry-back net operating losses ("NOLs") created by asbestos payments to the years in which the products containing asbestos were produced or distributed (and to each subsequent year) in order to obtain a refund of federal income taxes paid in those periods. In the case of OC, this would have entitled the Company to carry-back its NOLs to the early 1950s. On June 14, 2001, a companion bill identical to HR 1412 was introduced in the United States Senate (S 1048).

                  Despite strong bipartisan support for both bills, Congress did not act on them before it adjourned in late 2002, at which time both bills lapsed. Consequently, similar legislation will be considered in the current Congress only if newly introduced.

         19.      Certain Proposed Asbestos Legislation

                  On May 22, 2003, Senate Judiciary Chairman Orrin Hatch introduced the Fairness in Asbestos Resolution Act of 2003, Bill S. 1125, which proposes to establish an asbestos administrative claims resolution structure through which all asbestos claims would be channeled and reviewed. It is impossible to predict whether any such legislation will become law.

         20.      Pension Claims

                  The Company has several defined benefit pension plans covering most employees. Under the plans, pension benefits are generally based on an employee's pay and number of years of service. Company contributions to these pension plans are determined by an independent actuary to meet or exceed minimum funding requirements. Plan assets consist primarily of equity securities with the balance in fixed income investments.

                  The pension plans are managed by an investment review committee which meets periodically to provide oversight, review long term investment strategies, assess plan and individual manager investment performance and evaluate the funding status of the plans. Over the last several years, various factors, such as the decline in asset value due to market conditions, the decrease in the discount rate, as well as the review of assumptions related to the valuation of pension plan liabilities have impacted OC's long-term pension plan liability and funding.

                  Certain of the Company's pension plans have an accumulated benefit obligation in excess of the fair value of plan assets. The accumulated benefit obligation and fair value of plan assets for such plans are $1,115 million and $624 million, respectively, at October 31, 2002. Certain of the Company's pension plans are not funded. The portion of the total projected benefit obligation attributable to unfunded plans is approximately $7 million at October 31, 2002.

                  The Company also sponsors defined contribution plans available to substantially all United States employees. Company contributions reflect a matching of a percentage of employee savings up to a maximum savings level and certain profit sharing awards. The Company recognized expense of $34 million in 2002.

                  The Pension Benefit Guaranty Corporation ("PBGC"), an agency of the United States, filed a Claim on the General Bar Date in the amount of approximately $458 million, in connection with statutory liability for unfunded benefit liabilities of the Owens Corning Merged Retirement Plan (the "Merged Plan"). The Claim states that it is contingent upon termination of the Merged Plan. The Merged Plan is a tax-qualified defined benefit pension plan covered by and subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss. 1301-1462 ("ERISA"). Pursuant to Title IV, each of the Debtors is a contributing sponsor of the Merged Plan or a member of a contributing sponsor's controlled group. 29 U.S.C. ss. 1301(a)(13)(14). The Plan specifically provides that OCD and any other of the Reorganized Debtors whose employees are covered by the Merged Plan shall assume and continue the Merged Plan, satisfy the minimum funding standards pursuant to 26 U.S.C. Section 412 and 29 U.S.C. Section 1082, and administer the Merged Plan in accordance with its terms and the provisions of ERISA. Further, nothing in the Plan of Reorganization shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors' successors, including the Reorganized Debtors, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the Merged Plan or PBGC.

                  OCD is required to comply with ERISA's minimum funding requirements. Funding is generally in cash but may also be in stock or debt (in general, not exceeding 10% of the plan's assets). OC has estimated that it will make cash payments to fund the Merged Plan in the range of $300 million to $400 million over 2003 and 2004 relating to post-petition service periods. It is assumed that the 2004 pension payments will be made from cash on hand and operating cash flow. As a consequence, for purposes of this Disclosure Statement it is assumed for purposes of projections of future performance and projected distributions under the Plan that (1) the Merged Plan will not be terminated, (2) OCD will make all minimum funding payments and (3) the Pension Plan will be less than 100% funded at December 31, 2003, and (4) OCD will not be required to reserve assets in the Plan to adequately fund the Pension Plan, but will be required to demonstrate its ability to fully fund the Merged Plan in future periods.

         21.      Summary of Certain Litigation

                  (a)      John Hancock Litigation

                           Certain of OCD's current and former directors and
officers, as well as certain underwriters, are named defendants in a class action lawsuit captioned John Hancock Life Insurance Company, et al. v. Goldman, Sachs & Co., et al., CA No. 01-10729-RWZ, pending in the United States District Court for the District of Massachusetts (the "Hancock Litigation"). The suit, commenced on or about April 30, 2001, is a securities-related class action on behalf of purchasers of securities pursuant to, or traceable to, two public offerings by OCD on or about April 30, 1998 and July 22, 1998. None of the Debtors is a defendant in the lawsuit.

                           On or about April 27, 2001, a complaint was filed
on behalf of purchasers of the $300 million aggregate principal amount of $550 Million Term Notes (First Series) issued by OCD due May 1, 2005 (consisting of 7.5% Term Notes) and the $250 million aggregate principal amount of $550 Million Term Notes (Second Series) issued by OCD due May 1, 2008 (consisting of 7.7% Term Notes) in offerings occurring on or about April 30, 1998. On or about July 5, 2001, an amended complaint was filed which added reference to the $400 million aggregate principal amount of $400 Million Debentures issued by OCD due August 1, 2018 (consisting of 7.5% Debentures), in an offering occurring on or about July 23, 1998.

                           By the amended complaint, the plaintiffs allege,
among other things, that the defendants violated the Securities Act of 1933 in that the SEC Form S-3 registration statements, including the prospectus and prospectus supplements, pursuant to which the debt offerings were made contained untrue and misleading statements of material fact and omitted to state certain required material facts. In particular, the amended complaint alleges that the registration statements for the debt securities contained the following untrue and misleading statements of fact and omissions of material facts: (a) the representation that the debt securities would "rank equally with all other unsecured and unsubordinated indebtedness of the Company," (b) misleading representations concerning OCD's other unsecured indebtedness, (c) the failure to disclose that certain of OCD's other unsecured and unsubordinated indebtedness was guaranteed by one or more of OCD's Subsidiaries, (d) the failure to disclose that OCD had a substantial debt to one of its Subsidiaries, (e) the failure to disclose the existence of and the terms of certain promissory notes issued by OCD to one of its Subsidiaries, and (f) the failure to disclose the existence of and terms of an intellectual property licensing arrangement between OCD and one of its Subsidiaries. The amended complaint sought, among other things, an unspecified amount of damages or, where appropriate, rescission of the plaintiffs' purchases of the securities.

                           On November 14, 2001, and November 20, 2001,
respectively, the underwriter defendants and the individual defendants filed motions to dismiss the amended complaint for failure to state a claim upon which relief can be granted. The individual defendants argued that the plaintiffs' action should be dismissed because the information which plaintiffs claim was omitted either was disclosed in OCD's filings with the SEC and incorporated by reference into the registration statements, or was not required to be disclosed under applicable SEC regulations. The individual defendants further argued that the plaintiffs' action was barred by the applicable statute of limitations because it was brought more than one year after the allegedly concealed facts were disclosed in public filings.

                           On January 28, 2002, the plaintiffs filed a
combined opposition to the underwriter and individual defendants' motions to dismiss. On March 29, 2002, both the individual defendants and the underwriter defendants filed reply memorandums in further support of their respective motions. A hearing was held on the motions to dismiss on April 11, 2002.

                           On August 26, 2002, the United States District
Court for the District of Massachusetts issued a memorandum of decision, wherein it determined that dismissal of the amended complaint is inappropriate because "several questions of fact remain," including: (i) "whether defendants' statement that the securities would 'rank equally with other unsecured and unsubordinated obligations of the Company,' was false or misleading when read in context with the rest of the information provided in the registration statement;" (ii) "whether the defendants' disclosures about intercompany licensing agreements and guarantees on other debt by OCD's subsidiaries were false or misleading with respect to the subordination rights of securities purchasers;" and (iii) "whether the registration statements provided plaintiffs with sufficient information to fully understand their rights relevant to other unsecured creditors." The court further concluded that, contrary to the defendants' argument, the plaintiffs' claims were not time-barred. The court, therefore, denied the defendants' motions to dismiss the amended complaint. The parties are currently involved in discovery proceedings with respect to this litigation. The named defendants in this proceeding have each filed contingent indemnification claims with respect to this litigation against OC pursuant to the General Bar Date process.

                           Executive Risk Indemnity Inc. ("Executive Risk")
issued to OCD Directors and Officers Liability Insurance Policy No. 8165-4021 for the policy period March 29, 2001 to March 29, 2002 (the "Policy"). Executive Risk received notice under the Policy relating to the Hancock Litigation and has indicated a willingness to pay on a current basis certain defense expenses, as that term is used in the Policy, incurred on or after March 29, 2002 under the Policy, subject to mutual reservations of rights, in connection with the Hancock Litigation to or on behalf of the insureds. A proposed Stipulation and Order Among Debtors, Executive Risk Indemnity Inc., Norman P. Blake, Jr., Gaston Caperton, Domenico Cecere, Leonard S. Coleman, Jr., William W. Colville, John H. Dasburg, Landon Hilliard, Glen H. Hiner, Sir Trevor Holdsworth, Jon M. Huntsman, Jr., Ann Iverson, W. Walker Lewis, Michael
I. Miller, Furman C. Moseley, Jr., W. Ann Reynolds, and Steven J. Strobel was filed with the Court providing inter alia that, notwithstanding the automatic stay of 11 U.S.C.ss.362, Executive Risk shall be and hereby is authorized to make payments under the Policy to or for the benefit of the Insureds for Defense Expenses incurred in connection with the Hancock Litigation.

                  (b)      Deloitte Litigation

                           On August 10, 2001, Deloitte Consulting, L.P.
("Deloitte") filed an Administrative Claim (the "Deloitte Administrative Claim") in the Chapter 11 Cases seeking not less than $2 million, on the theory that after the Petition Date, the Debtors had converted Deloitte's contributions to Debtors' HOMExperts home repair and inspection business. On February 5, 2002, Deloitte filed its adversary complaint against the Debtors, asserting copyright infringement, conversion, and post-petition use and benefit, seeking not less than $2 million in damages and/or administrative expenses (the "Deloitte Adversary Action"). The Debtors vigorously contested the Deloitte Administrative Claim and the Deloitte Adversary Action and moved to dismiss the Deloitte Administrative Claim.

                           The Debtors and Deloitte exchanged discovery
requests, documents and written responses, and commenced depositions. After considerable negotiations, the Debtors and Deloitte reached a settlement resolving, without further litigation, all of Deloitte's claims related to HOMExperts, the Deloitte Administrative Claim, and the Deloitte Adversary Action. Pursuant to the terms of the settlement, Deloitte was allowed an administrative expense claim of $350,000 to be paid within 30 days after entry of the order approving the settlement; Deloitte was allowed an unsecured pre-petition claim against OCD in the net amount of $400,000 by reason of the matters asserted in the Deloitte Administrative Claim and the Deloitte Adversary Action against OCD, Integrex and HOMExperts LLC, which shall be treated in the Chapter 11 Cases and pursuant to applicable provisions of the Bankruptcy Code as an Allowed General Unsecured Claim; the Deloitte Adversary Action was automatically dismissed upon entry of the order approving the settlement; and Deloitte released the Debtors for all claims resolved under the settlement.

                  (c)      Tobacco Litigation

                           OC has spent significant monies to resolve claims
of asbestos claimants whose injuries were caused or exacerbated by cigarette smoking. OCD and Fibreboard are pursuing litigation against tobacco companies (discussed below) for restitution/unjust enrichment, fraud, and violations of state antitrust law to obtain payment of monetary damages (including punitive damages) for payments made by OCD and Fibreboard to asbestos claimants who developed smoking-related diseases. There can be no assurance that any such litigation will go to trial or be successful.

                           In October 1998, the Circuit Court for Jefferson
County, Mississippi granted leave to file an amended complaint in an existing action to add claims by OCD against seven tobacco companies and several other tobacco industry defendants. The action brought by OCD in the Circuit Court of Jefferson County, Mississippi is styled Ezell Thomas, et al. v. R.J. Reynolds Tobacco Company, et al. and Owens Corning v. RJ Reynolds Tobacco Company , Docket No. 96-0065. On June 17, 2001, the Jefferson County court entered an order dismissing OCD's case in response to the defendants' motion for summary judgment on the basis that OCD's injuries were indirect and thus too remote under Mississippi law to allow recovery. OCD has appealed such dismissal to the Supreme Court of Mississippi.

                           In addition to the Mississippi lawsuit, in December
1997, OCD and Fibreboard brought a lawsuit in the Superior Court of California, County of Alameda, against the same tobacco companies. That lawsuit, which is currently pending, is styled Fibreboard Corp., et al. v. R.J. Reynolds Tobacco Company, et al., Case No. 791919-8. In August 2001, the defendants filed motions to dismiss OCD's and Fibreboard's claims on the basis of the decision in the Mississippi lawsuit as well as California law. After a hearing on these motions on November 20, 2001, the California court denied the motion to dismiss Fibreboard's claims on the basis of the decision in the Mississippi lawsuit and otherwise stayed the proceeding pending the outcome of the Mississippi suit. If OCD and Fibreboard prevail, OCD's and Fibreboard's recoveries from such lawsuits against the tobacco companies will be transferred to the Litigation Trust.

                  (d)      Greenburg Class Action Securities Litigation

                           On or about January 27, 2003, a class action
lawsuit was filed in the United States District Court for the Northern District of Ohio, Western Division on behalf of certain purchasers of common stock and preferred stock of OCD during the period from September 20, 1999 through October 5, 2000. The complaint, entitled Robert Greenburg v. Hiner, et al., No. 03 Civ. 7036 (N.D. Ohio), names five of OCD's current and former directors and officers as defendants in the suit. None of the Debtors are named as defendants.

                           The complaint asserts claims for violation of
Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934. In the complaint, the plaintiffs allege that the violations stem from the dissemination of materially false and misleading information by the defendants during the relevant time period that materially misrepresented OCD's financial health and performance, thereby causing OCD's stock to trade at artificially-inflated prices. Among other things, the action seeks to recover an unspecified amount of damages and/or rescission of the plaintiffs' purchases of the stock. No answer has yet been filed to the Complaint. Defense costs with respect to this litigation are covered by OCD's directors' and officers' insurance policy.

                           Three substantially similar class actions were
subsequently filed in the United States District Court for the Northern District of Ohio: an action entitled Nicholas Radosevich v. Hiner, et al., Case No. 3-03-07069 (N.D. Ohio) was filed on February 14, 2003; an action entitled entitled Howard E. Leppla v. Hiner, et al., No. 3-03-07088 (N. D.
Ohio) was filed on March 3, 2003; and an action entitled William Benanchietti
v. Hiner, et al., Case No. 3-03-07116 (N.D. Ohio), filed on March 12, 2003.

                  (e)      New York Packaging Corp.'s Administrative Claim

                           New York Packaging Corporation ("NYPC"), a supplier
of plastic sheets to certain of the Debtors' manufacturing facilities, filed a motion for allowance of administrative expense on January 22, 2002. NYPC claimed that the Debtors owed it approximately $1.4 million in connection with an unpaid invoice for the purchase order of plastic sheets placed by the Debtors in or around April 2001. The Debtors filed an objection to the motion on March 25, 2002, wherein they contended that the invoice was incorrect and that the Debtors owe NYPC only $7,154 on account of the order. The parties engaged in discovery and a trial was held before the Bankruptcy Court on January 21, 2003. As of the filing of this Disclosure Statement, the matter is pending in the Bankruptcy Court and the outcome is uncertain. The primary issues before the Court were (i) whether the purchase order contained an obvious mistake such that the contract should be rescinded or reformed under New York law; (ii) whether the purchase order should be interpreted consistently with the parties' prior course of dealing in accordance with the Uniform Commercial Code; and (iii) whether Section 503 of the Bankruptcy Code limits NYPC's claim to the actual value to the Debtors' Estates.

                           On April 9, 2003, the Court issued a Memorandum
Opinion finding that the purchase order contained an error in the price based upon a mistake of material fact. The Court reformed the contract and modified the price to avoid an unconscionable result. Having found that the Debtors previously paid the sum due, the Court determined that nothing further was owed to NYPC.

                  (f)      Foreland Refining Corporation

                           Foreland Refining Corporation ("Foreland") is the
owner of an asphalt manufacturing facility located in Salt Lake City, Utah which produces, manufactures, packages and sells in packages or in bulk certain oxidized asphalt products (the "Asphalt Product"). Prior to the Petition Date, the Debtors and Foreland entered into a Joint Asphalt Production and Marketing Agreement (the "Asphalt Agreement"), the initial term for which was five years, with automatic one year renewal terms unless terminated by either party. Pursuant to the Asphalt Agreement, Foreland agreed to sell and the Debtor agreed to buy Asphalt Product. Also pursuant to the Agreement, the Debtor was obligated to purchase a minimum of 40,000 tons of Asphalt Product per year. Pursuant to Exhibit E to the Agreement, Foreland was granted the exclusive right to market and sell Asphalt Product in Utah, Idaho, Montana, Wyoming, Nevada, Arizona, Washington, New Mexico and Northern California. On or about July 18, 2001, Debtors and Foreland entered into a Stipulation and Consent Order pursuant to which the Asphalt Agreement was rejected.

                           After the Asphalt Agreement was rejected, Foreland
continued to sell Asphalt product to Debtors. On or about March 6, 2002, Foreland filed an amended application alleging an administrative expense claim for the post-petition delivery of Asphalt Product to $104,853.93. The Debtors objected to the application. Thereafter, the Debtors and Foreland resolved the dispute and entered into a stipulation whereby Foreland withdrew its applications with prejudice subject to the Debtors payment of $75,000 in full and complete satisfaction of any and all claims asserted by Foreland in the Application or the Amended Application. In addition, the Stipulation provided for certain releases and waivers of claims, except, both Debtors and Foreland reserved and retained their respective rights, claims and defenses as to all other matters, including without limitation, their respective rights with respect to the Disputed Asphalt and to issues raised by Foreland in its Proof of Claim.

                           Foreland alleges it holds that the exclusive
marketing provisions are enforceable claim notwithstanding the rejection and give rise to an administrative claim in excess of $11 million. The Debtors maintain that pursuant to Sections 101(5) and 365(g) of the Bankruptcy Code, the rejection rendered all damages for breach of the Asphalt Agreement as General Unsecured Claims. The Debtors also dispute the amount of the Claim asserted by Foreland. The amount and priority of the Foreland claim will be determined by the Bankruptcy Court.

         G.       Avoidance Actions In the Chapter 11 Cases

         1.       General Background

                  The Bankruptcy Code creates certain "avoidance actions" which a debtor-in-possession or a trustee may pursue on behalf of the bankruptcy estate to recover funds transferred prior to and, in certain circumstances, after the filing of a debtor's bankruptcy petition. Included among such avoidance actions are "preferences" and "fraudulent conveyances."

                  Preferences. Pursuant to the Bankruptcy Code, a debtor may recover (or "avoid") as "preferential" payments of funds and other transfers of property that were (a) made to or for the benefit of a creditor, (b) made while the debtor was insolvent, (c) made on account of pre-existing debts and
(d) made during the ninety (90) days immediately prior to the debtor's bankruptcy filing, but only to the extent such payment or transfer permitted the recipient to receive more than it would have received if (i) the transfer had not been made, (ii) the debtor had been liquidated under Chapter 7 of the Bankruptcy Code and (iii) the transferee was paid in accordance with applicable bankruptcy law. The ninety (90) day recovery period is extended to one year if the recipient of the preferential transfer is an "insider" of the debtor.

                  There are various defenses to preference actions. For example, transfers made in the ordinary course of the debtor's and the transferee's businesses, and made in accordance with ordinary business terms, may not be avoidable. Similarly, a transferee that extended credit subsequent to its receipt of an otherwise preferential transfer (and prior to the commencement of the debtor's bankruptcy case) for which the transferee was not repaid, is entitled to an offset/credit against an otherwise avoidable preference for the amount of such new value provided.

                  Fraudulent Conveyances. Under Sections 548 and 544 of the Bankruptcy Code and under various state laws, a debtor may recover, on a "fraudulent conveyance" theory, transfers of property made while the debtor was insolvent or which rendered the debtor insolvent if and to the extent the debtor received less than reasonably equivalent value for such transfer. A debtor also may be able to recover, as a fraudulent conveyance, transfers made with the actual intent to hinder, delay or defraud creditors.

         2.       Description of Avoidance Actions During Chapter 11 Cases

                  In accordance with their duties as debtors-in-possession, the Debtors undertook a review to determine the extent to which avoidance actions existed on behalf of their estates. The Debtors shared the results of their review with the Committees and the Future Claimants' Representative and discussed with them what avoidance actions should be commenced. The Debtors, the Committees and the Future Claimants' Representative generally agreed that the Debtors would (a) pursue actions against non-key vendors that received potential preferential transfers in the aggregate amount of $200,000 or more, to the extent tolling agreements could not be obtained, (b) obtain tolling agreements with each of their outside professionals that received potentially preferential payments exceeding $200,000, and (c) obtain tolling agreements from each of their present and former officers who received more than $200,000 of so-called "CIP" and/or "OSIP" incentive payments in September 2000. With the exception of three non-key vendors, the Debtors obtained each of the referenced tolling agreements. The Debtors commenced preference actions against the three vendors that did not execute tolling agreements, as described below.

                  An intercompany tolling agreement was also executed between and among each of the Debtors and their Non-Debtor Subsidiaries. Such tolling agreement expires on December 31, 2003.

                  Because not all parties agreed as to which actions should be brought or which party should bring certain avoidance actions, the Unsecured Creditors' Committee, the Future Claimants' Representative and the Designated Members filed motions to prosecute certain avoidance actions (the "Avoidance Actions") on behalf of the Debtors' estates.

                  (a)      The Future Claimants' Representative's Motion

                           On September 6, 2002, the Future Claimants'
Representative filed a motion (the "Future Claimants' Motion") for an order authorizing the Future Claimants' Representative (either alone or in combination with the other creditor constituencies) to commence certain avoidance actions on behalf of the Debtors' Estates under Sections 544, 545, 547, 548 and/or 553 of the Bankruptcy Code. The Future Claimants' Representative sought to bring avoidance actions against, among other parties, certain (i) trade vendors and outside professionals retained by the Debtors, and (ii) law firms holding NSP-related funds pursuant to the NSP Agreements. The Asbestos Claimants Committee' Committee joined in the Future Claimants' Motion.

                  (b)      The Unsecured Creditors' Committee Motion

                           On September 10, 2002, the Unsecured Creditors'
Committee filed a motion (the "Unsecured Committee Motion") for an order authorizing it to commence the following avoidance actions on behalf of the Debtors' Estates:

                           (i) an action under Sections 547 and 550 of the
Bankruptcy Code seeking the return of approximately $115 million in preferential transfers made to NSP claimants and their law firms during the 90 days prior to the Petition Date;

                           (ii) an action under Sections 547 and 550 of the
Bankruptcy Code seeking the return of approximately $290 million in preferential transfers made to NSP executive committee members and the NSP claimants represented by those members between approximately March 2000 and the Petition Date;

                           (iii) an action under Sections 547 and 550 of the
Bankruptcy Code seeking the return of payments made to the Debtors' officers and directors within one year prior to the Petition Date (which included mid-year bonuses based on performance during the first six months of 2000);

                           (iv) an action under Sections 548, 544 and 550 of
the Bankruptcy Code seeking the return of approximately $700 million in cash transferred by OCD and/or Fibreboard into the accounts of certain law firms participating in the NSP; and

                           (v) an action under Sections 548, 544 and 550 of
the Bankruptcy Code seeking to avoid obligations incurred, and the return of funds transferred, by OCD pursuant to some or all NSP Agreements which OCD entered into after January 1, 2000 and agreements entered into earlier but allegedly converted or accelerated as a result of OCD's financial difficulties.

                           On September 17, 2002, the Unsecured Creditors'
Committee filed a joinder and response to the Future Claimants' Motion, seeking authority to prosecute the claims identified in the Future Claimants' Motion, either with the Future Claimants' Representative, or independently, if the Future Claimants' Representative did not prosecute the claims.

                           The Debtors filed a response to the Unsecured
Committee Motion, in which the Debtors asked the Bankruptcy Court to deny the motion on several grounds. Among other things, the Debtors stated that they were actively pursuing tolling agreements with the NSP firms specified in the Unsecured Committee Motion and, if the Debtors were able to obtain tolling agreements, the Unsecured Committee Motion would be largely mooted. Further, the Debtors requested that the Unsecured Committee Motion be denied on substantive grounds because the Unsecured Creditors' Committee had not met its burden of establishing that the claims it sought to assert were colorable.

                           Waters & Kraus LLP ("W&K") also filed a response in
opposition to the Unsecured Committee Motion.

                           W & K has contested the claims on the grounds that
the administrative deposit held by W & K came exclusively from the Fibreboard Insurance Settlement Trust under the NSP and that the Fibreboard Insurance Settlement Trust is an independent legal entity, separate from the Debtors. Therefore, W & K asserts that the property of the Fibreboard Insurance Settlement Trust was not property of Fibreboard on the Petition Date. Accordingly, W & K believes that the Debtors lack standing to pursue recovery of the administrative deposit held by W & K. W & K executed a tolling agreement and no action has been filed against W & K as of the date of this Disclosure Statement.

                  (c)      The Designated Members' Motion

                           On September 11, 2002, the Designated Members filed
a motion for an order authorizing them to commence the following avoidance actions on behalf of the Debtors' Estates in addition to the actions sought to be asserted by the Unsecured Committee's Motion:

                           (i) a fraudulent conveyance action pursuant to
Section 544 of the Bankruptcy Code to avoid and set aside OCD's acquisition of Fibreboard's capital stock and related transactions. The Designated Members sought recovery of the property transferred or the value of such property for the benefit of the Debtors' estates and for creditors, as well as other relief, including realignment of the allocation of the purported asbestos liabilities of the Debtors as between Fibreboard and its pre-acquisition affiliates, on the one hand, and the rest of the Debtors, on the other;

                           (ii) a fraudulent conveyance action pursuant to
Section 544 of the Bankruptcy Code to avoid and set aside the claims of the Bank Holders against the Debtors and their Non-Debtor Subsidiaries under Subsidiary Guarantees supporting the Pre-petition loans made by the Bank Holders to certain of the Debtors or, alternatively, to equitably subordinate such claims; and

                           (iii) a fraudulent conveyance action pursuant to
Sections 544 and 548 of the Bankruptcy Code to avoid dividends paid to the Debtors' shareholders between 1996 and 2000, and to recover such dividends for the Debtors' Estates.

                  (d) Subsequent Developments Relating to Motions Concerning Avoidance Actions

                           On September 20, 2002, several days before the
hearing on the above-described motions and the expiration of the statute of limitations, the United States Court of Appeals for the Third Circuit (in Official Comm. v. Chinery (In re Cybergenics Corp.), 304 F.3d 316 (3d Cir.
2002) reh'g en banc granted, op. vacated, 310 F.3d 785 (3d Cir. 2002), rev'd en banc, 330 F.3d 548 (3d Cir. 2003) determined that official creditors' committees in Chapter 11 cases cannot properly bring avoidance actions on behalf of a debtor and that such actions can only be prosecuted by a debtor-in-possession or trustee (the "Cybergenics Decision").

                           At a hearing held on September 24, 2002, the
Bankruptcy Court, in accordance with the Cybergenics Decision, denied the motions of the Future Claimants' Representative, the Unsecured Creditors' Committee and the Designated Members to assert avoidance actions on behalf of the Debtors' Estates. By Order dated September 25, 2002, the Bankruptcy Court ordered that the Debtors file by September 27, 2002 a statement as to which Avoidance Actions they would not commence. It was further ordered that the Unsecured Creditors' Committee and any other interested party inform the Bankruptcy Court on October 1, 2002, based on the Debtors' September 27th statement: (i) whether it believed that the Debtors were unreasonably refusing to pursue any cause of action; and (ii) whether, as a result, such party sought the appointment of a trustee with special powers to bring any such avoidance action on behalf of the Estates.

                           The Court's September 25, 2002 Order also provided
that, in the event any party believed the Debtors were unreasonably refusing to commence any Avoidance Action, a hearing would be held on October 3, 2002 to consider whether a "special trustee" should be appointed to commence such action on behalf of the Estates. The Bankruptcy Court noted that it would not permit actions to be filed to recover settlement payments made to individual asbestos claimants on any legal theory. The Bankruptcy Court also required the Debtors to obtain any tolling agreements by noon on October 3, 2002.

                           In accordance with the Bankruptcy Court's September
25, 2002 Order, the Debtors sent a letter to the Bankruptcy Court on September 27, 2002 which set forth their view that the alleged Avoidance Actions identified by the Unsecured Creditors' Committee should not be brought. Such letter concluded that, if the Bankruptcy Court were to find that the Unsecured Creditors' Committee's proposed Avoidance Actions stated a colorable claim as to particular NSP payments, the Debtors would file actions against named NSP firms that did not sign a tolling agreement.

                           By Order dated October 2, 2002, the Bankruptcy
Court (i) directed the Debtors to obtain valid and enforceable tolling agreements from certain specified law firms, (ii) directed the Debtors to commence an avoidance action against any NSP law firm that had not executed a tolling agreement, (iii) directed the Debtors to commence appropriate actions against any asbestos plaintiff as to whom an NSP law firm failed to produce, prior to the payments, sufficient evidence that the plaintiff had satisfied the conditions precedent to the payment, unless a tolling agreement had been obtained, and (iv) canceled the hearing scheduled for October 3, 2002.

                           On November 18, 2002, the Third Circuit vacated the
September 20, 2002 opinion and judgment in Cybergenics and granted rehearing en banc. On May 29, 2003, the Third Circuit, en banc, held that "bankruptcy courts can authorize creditors' committees to sue derivatively to avoid fraudulent transfers for the benefit of the estate."

         3.       Commencement of Avoidance Actions

                  (a)      Dividend Action

                           On October 2, 2002, OC filed a class action
complaint with the Bankruptcy Court pursuant to Sections 105, 544, 548 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Bankruptcy Rules 7001 and 7023, against certain shareholders of OCD common stock who each had received at least $100,000 in total dividends from June 1996 through the Petition Date, seeking the return of up to approximately $62 million. OC's complaint sought (i) a determination that the dividend payments constituted fraudulent transfers pursuant to bankruptcy and state law and were therefore voidable and (ii) the recovery of such transfers, or the value thereof, together with interest.

                  (b)      Bank of America Action

                           On October 2, 2002, the Debtors filed a complaint
against Bank of America Corp. with the Bankruptcy Court pursuant to Sections 105, 544 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Federal Rule of Bankruptcy Procedure 7001 seeking (i) a determination that the repayment of approximately $133 million to Bank of America Corp. relating to the acquisition of Fibreboard was a fraudulent transfer and was therefore voidable and (ii) recovery of such transfer or the value thereof, with interest.

                  (c)      Guarantee/Bank Holders Action

                           On October 3, 2002, the Debtors and certain
Non-Debtors filed a complaint against the Bank Holders with the Bankruptcy Court entitled Owens Corning, et al. v. Credit Suisse First Boston, et al., A-02-5829, (i) to avoid the fraudulent incurrence of the obligations under the Subsidiary Guarantees; (ii) in the alternative, for declaratory relief to limit and determine respective amounts of such obligations; (iii) to avoid and recover preferential transfers; and (iv) to determine the allowed amount of claims of the Pre-petition Agent and certain lenders party to the 1997 Credit Agreement. The plaintiffs argued that, given the opinion in Official Committee of Asbestos Personal Injury Claimants v. Sealed Air Corporation (In re: W.R. Grace & Co.), 281 B.R. 852 (D. Del. 2002), and the latency periods inherent in the continuing development of asbestos-related personal injuries, the entities subject to such asbestos-related claims may have been insolvent far earlier than previously understood and earlier than the entities themselves reasonably believed. The plaintiffs accordingly asserted, among other things, that (i) the Subsidiary Guarantors were insolvent or became insolvent and/or had unreasonably small capital in relation to their business or the transaction at the time or as a result of the guaranteed obligations incurred within a year of the Petition Date; (ii) within a year before the Petition Date, each Subsidiary Guarantor incurred guaranteed obligations for which they received less than reasonably equivalent value; and (iii) the obligations at issue could be avoided under applicable state law, including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act. In addition, the Debtors sought avoidance and recovery of transfers of certain payments made by OC during the 90-day period prior to the Petition Date to the Pre-petition Agent as "preferences" under Sections 547 and 550 of the Bankruptcy Code.

                  (d)      Fibreboard Shareholders Action

                           On October 3, 2002, OCD and Fibreboard filed a
class action complaint with the Bankruptcy Court seeking a determination that the tender offer and payment by OCD of up to approximately $515 million to Fibreboard's shareholders, through its wholly-owned subsidiary Sierra Corporation, for the acquisition of Fibreboard were fraudulent transfers pursuant to Section 544 of the Bankruptcy Code and applicable state law and seeking recovery of payments to those shareholders who received $198,000 or more. OCD and Fibreboard sought to recover these transfers or their value pursuant to Section 550 of the Bankruptcy Code. In applying the rationale set out in the Grace decision discussed above, OCD and Fibreboard asserted that OCD and Sierra Corporation were insolvent at the time of, or were rendered insolvent by, and/or had unreasonably small assets or capital in relation to their business or the transaction at the time or as a result of the tender offer or payment for the acquisition of Fibreboard, and Fibreboard was also insolvent at that time. OCD and Fibreboard accordingly asserted that the tender offer and payments at issue were voidable as fraudulent transfers by OCD and should be avoided pursuant to Section 544 of the Bankruptcy Code and applicable law, including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act.

                  (e)      NSP Actions and Tolling Agreements

                           The Debtors executed tolling agreements with
approximately 104 of the approximately 115 law firms that entered into NSP or non-NSP Agreements with the Debtors on behalf of claimants asserting asbestos-related personal injury or wrongful death claims.

                           With respect to those law firms that did not sign
tolling agreements, on October 4, 2002, OCD, Fibreboard and Integrex filed 11 complaints with the Bankruptcy Court, pursuant to Sections 544, 548 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Federal Rule of Bankruptcy Procedure 7001. These complaints sought declaratory relief determining, among other things, whether (i) the NSP Agreement with each respective defendant was a valid agreement enforceable in accordance with its terms, subject to applicable bankruptcy law; and (ii) the NSP payments made to each respective defendant were avoidable or recoverable as fraudulent transfers under applicable state and federal fraudulent conveyance law.

                   These complaints were filed as declaratory judgment actions in order to preserve certain allegations asserted by the Unsecured Creditors' Committee, which do not reflect the views of the Debtors. In light of the Cybergenics Decision, the Unsecured Creditors' Committee was named as a defendant in each of these actions in order to make it a party to permit it to present its own position on the allegations. In the event that the Bankruptcy Court determines that the NSP payments made to each respective defendant are avoidable or recoverable as fraudulent transfers under applicable state and federal fraudulent conveyance law, one or more claims will exist against each defendant to avoid and recover some or all of the NSP-related payments at issue.

                           Recoveries, if any, of funds held by attorneys
under the NSP paid from the Fibreboard Insurance Settlement Trust are included in the definition of FB Reversions under Section 1.104 of the Plan as "recoveries, including any recoveries on account of Avoidance Actions, which recover funds paid from the Fibreboard Insurance Settlement Trust." As such, any such recoveries would be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust under Section 10.3(b) of the Plan.

                  (f)      Third-Party Preference Actions

                           The Debtors identified (i) approximately 44
non-affiliated parties that received potential preferences under Section 547 of the Bankruptcy Code, exceeding a threshold amount of $200,000; (ii) 12 present and former officers that received certain incentive payments exceeding a threshold of $200,000 in the aggregate per officer, in September 2000; (iii) one director that received a pre-petition pension payment in September 2000; and (iv) a joint venture affiliate of OC that received approximately $3.8 million in the one-year period prior to the commencement of the Chapter 11 proceedings. The Debtors executed tolling agreements with approximately 54 of the parties mentioned above, including some present and former officers, the director and the affiliate of OC. The officers and directors who executed tolling agreements each received amounts in excess of $200,000 in supplemental compensation within 90 days of the Petition Date; the Unsecured Creditors' Committee has alleged that such payments are either preferences or fraudulent conveyances.

                           Between September 30, 2002 and October 2, 2002, the
Debtors commenced actions against three vendors who had not executed tolling agreements, seeking the return of potential preferential funds received by those parties in an amount totaling approximately $1.2 million.

                  (g)      Turnover Action

                           On October 2, 2002, the Debtors commenced an action
against The Northern Trust Company, seeking the turnover of approximately $65,400 that was improperly subjected to an administrative freeze imposed by the bank in October 2000.

         4.       Events Subsequent to Filing of Avoidance Actions

                  On October 16, 2002, the Debtors filed in each of the Avoidance Actions discussed above a Motion for Order Staying Adversary Actions Pending Introduction and Confirmation of Plan of Reorganization (the "Stay Motion"). In the Stay Motion, the Debtors asserted that staying the Avoidance Actions would (a) permit the Debtors and creditor constituencies to focus attention and resources on creating a consensual plan of reorganization, (b) allow the creditor constituencies to participate in the decision regarding whether and to what extent these claims are litigated and (c) maximize the efficient use of judicial and Debtor resources. Certain parties filed objections to the Stay Motion, including, among others, the Designated Members, and CSFB, as agent for the Bank Holders.

                  On January 13, 2003, the Bankruptcy Court entered an order which stayed the Avoidance Actions until January 27, 2003 (with the exception of service of process). By further orders of the Bankruptcy Court the stay was further extended. Currently, the Avoidance Actions are stayed until February 2, 2004 (with the exception of service of process) and no party is required to answer, plead or otherwise respond to any complaint or counterclaim filed in any of the Avoidance Actions, or respond to any outstanding motions, pleadings and/or discovery requests, or take any other action in connection with the Avoidance Actions until March 4, 2004. Despite the orders of the Bankruptcy Court staying the Avoidance Actions, certain defendants have answered or otherwise responded to particular Avoidance Actions. In addition, Lewis & Lewis, one of the defendants, has orally requested termination of the stay. If the adversary action is not resolved, the Court will entertain Lewis & Lewis' oral motion to lift the stay will be heard at the August 25, 2003 hearing.

                  (a)      The Guarantee/Bank Holders Action

                           On November 7, 2002, the Designated Members filed a
cross-motion to intervene in the Bank Holders Action, to which CSFB, as agent, filed an objection.

                           Pursuant to Judge Wolin's Case Management Order,
dated December 23, 2002, the reference was withdrawn with respect to the Bank Holders Action. In accordance with the terms of the order, on December 31, 2002, the Designated Members filed an amended motion to intervene and a proposed complaint, which was amended on January 10, 2003. The Debtors and certain non-Debtors filed a partial opposition to the amended motion to intervene. Also on December 31, 2002, the Future Claimants' Representative and the Asbestos Claimants' Committee filed motions to intervene. On January 10, 2003, CSFB, as agent, filed a motion to dismiss the Bank Holders Action, an objection to the Designated Members' amended motion to intervene and a memorandum of law. The Debtors filed a memorandum of law in opposition to CSFB's motion to dismiss on January 16, 2003.

                           At the request of the Debtors and in an effort to
limit the number of issues to be presented at trial, on January 20, 2003, the Future Claimants' Representative filed a notice of withdrawal of certain counts of its complaint in intervention, but reserved the right to pursue such claims in the future.

                           Although a hearing was scheduled to commence April
2003, it was subsequently postponed.

                  (b)      The Unsecured Creditors' Committee Motion to
                           Intervene

                           On August 5, 2003, the Unsecured Creditors
Committee filed a motion to intervene as of right as a party plaintiff and to file complaints in the Avoidance Actions involving payments to law firms under NSP Agreeemnts. This Motion also seeks to lift the stay applicable to those actions, and for an order authorizing the Committee to commence actions against all of the law firms with which the Debtors have entered into tolling agreements. The Unsecured Creditors Committee also filed a motion to schedule the motion to intervene on shortened notice so that the motion is heard on August 25, 2003 and objections are filed August 18, 2003. Both motions are currently pending before the Court and no responses/objections have been filed to either motion.

                VI. FUTURE BUSINESS OF THE REORGANIZED DEBTORS

         A.       Structure and Business of the Reorganized Debtors

         Following the Effective Date, the Reorganized Debtors intend to continue to operate their businesses as they have been operated to date, with the exception of such reorganization, divestitures and other restructurings as may be contemplated by the Plan. In addition, the Reorganized Debtors reserve the right, subject to such approvals of their respective boards of directors or shareholders as shall be required by law, to entertain and implement such opportunities for acquisitions, divestitures, restructuring or other internal reorganizations as shall be deemed appropriate under the circumstances. In that regard, OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. For a more detailed description of the Restructuring Transactions, see Appendix G of this Disclosure Statement entitled "Proposed Corporate Structure of the Reorganized Debtors." A detailed description of the actions and steps required to implement the Restructuring Transactions will be filed al least ten (10) Business Days prior to the Objection Deadline. On or prior to, or as soon as practicable after, the Effective Date, the Reorganized Debtors may take such steps as may be necessary or appropriate to effectuate Restructuring Transactions that satisfy the requirements set forth Section 5.6 of the Plan.

         B.       Board of Directors and Management of Reorganized Debtors

         As of June 30, 2003, OCD's Board of Directors was composed of eleven directors, divided into three classes. Each class of directors serves for a term expiring at the third succeeding annual meeting of stockholders after the year of election of such class, and until their successors are elected and qualified.

         1. Composition of the Board of Directors as of Date of Disclosure Statement

                  The following is a list, as of August __, 2003, of the names of each of the Directors of OCD [the date, list and biographies contained in this section will be updated up to five (5) Business Days prior to the Disclosure Statement Hearing and thereafter, with the permission of the Bankruptcy Court].

                  Name                                      Title
                  Norman P. Blake, Jr.                      Director
                  David T. Brown                            Director, President and Chief Executive Officer
                  Gaston Caperton                           Director
                  Leonard S. Coleman, Jr.                   Director
                  William W. Colville                       Director
                  Landon Hilliard                           Director
                  Ann Iverson                               Director
                  W. Walker Lewis                           Director
                  Furman C. Moseley, Jr.                    Director
                  W. Ann Reynolds                           Director
                  Michael H. Thaman                         Director, Chairman of the Board and Chief
                                                            Financial Officer


                  Norman P. Blake, Jr. has been a Director since 1992. He is former Chairman, President and Chief Executive Officer of Comdisco, Inc., global technology services, Rosemont, IL. A graduate of Purdue University, Mr. Blake previously has served as Chief Executive Officer of the United States Olympic Committee; Chairman, Chief Executive Officer and President of Promus Hotel Corporation; Chairman, Chief Executive Officer and President of USF&G Corporation; and Chairman and Chief Executive Officer of Heller International Corporation of Chicago. Mr. Blake is a member of the Purdue Research Foundation and Purdue University's President's Council and Dean's Advisory Council, Krannert Graduate School of Management. He is the recipient of the degree of Doctor of Economics honoris causa from Purdue University, granted jointly by the Krannert Graduate School of Management and School of Liberal Arts. He has also been awarded The Ellis Island Medal of Honor.

                  David T. Brown has been a Director since January, 2002, and, since April 18, 2002, has been President and Chief Executive Officer of OCD. A graduate of Purdue University, Mr. Brown became Executive Vice President and Chief Operating Officer in January 2001. Previously, he held numerous leadership positions in sales and marketing at OC, including serving as President of the Insulating Systems Business beginning in 1998, President of Building Materials Sales and Distribution beginning in 1996, and President of the Roofing and Asphalt Business beginning in 1994. Mr. Brown joined OC in 1978 after working for Procter & Gamble, Shearson Hammill and Eli Lilly. Mr. Brown is a past board member of Asphalt Roofing Manufacturers Association Executive Committee, National Roofing Contractors Association Advisory Board, Thermal Insulation Manufacturers Association and Executive Committee of the North American Insulation Manufacturers Association.

                  Gaston Caperton has been a Director since 1997. He is President and Chief Executive Officer of The College Board, a not-for-profit educational association, New York, NY, Chairman of The Caperton Group, a business investment and development company, Shepherdstown, WV and former Governor of the State of West Virginia. A graduate of the University of North Carolina, Mr. Caperton began his career in a small insurance agency, became its principal owner and chief operating officer, and led the firm to become the tenth largest privately-owned insurance brokerage firm in the U.S. He also has owned a bank and mortgage banking company. Mr. Caperton was elected Governor of West Virginia in 1988 and 1992. In 1997, Mr. Caperton taught at Harvard University as a fellow at the John F. Kennedy Institute of Politics. Prior to beginning his current position in mid-1999, Mr. Caperton also taught at Columbia University, where he served as Director of the Institute on Education and Government at Teachers College. Mr. Caperton is a director of United Bankshares, Inc., Energy Corporation of America, West Virginia Media Holdings, and Benedum Foundation. He was the 1996 Chair of the Democratic Governors' Association, and served on the National Governors' Association executive committee and as a member of the Intergovernmental Policy Advisory Committee on U.S. Trade. He also was Chairman of the Appalachian Regional Commission, Southern Regional Education Board, and the Southern Growth Policy Board.

                  Leonard S. Coleman, Jr. has been a Director since 1996. He is Senior Advisor to Major League Baseball, professional sports, New York, NY. A graduate of Princeton and Harvard Universities, Mr. Coleman became President of The National League of Professional Baseball Clubs in 1994 after serving as Executive Director, Market Development of Major League Baseball. He assumed his current position with Major League Baseball in 1999. Mr. Coleman is a director of H. J. Heinz Company, the Omnicom Group, New Jersey Resources, Cendant Corporation, Electronic Arts Inc., Aramark Corporation, and Churchill Downs Incorporated. He also serves as a director of The Metropolitan Opera, The Schumann Fund, The Jackie Robinson Foundation and The Children's Defense Fund.

                  William W. Colville has been a Director since 1995. He is now retired and was a former Senior Vice President, General Counsel and Secretary. A graduate of Yale University and the Columbia University Law School, Mr. Colville began his career at OC in 1984 as Senior Vice President and General Counsel. Prior to joining OC, he was President of the Sohio Processed Minerals Group from 1982 to 1984, and General Counsel of Kennecott Corporation from 1980 to 1982. Mr. Colville is a director of Nordson Corporation.

                  Landon Hilliard has been a Director since 1989. He is a partner with Brown Brothers Harriman & Co., private bankers, New York, NY. A graduate of the University of Virginia, Mr. Hilliard began his career at Morgan Guaranty Trust Company of New York. He joined Brown Brothers Harriman in 1974 and became a partner in 1979. Mr. Hilliard is a director of Norfolk Southern Corporation and Western World Insurance Company. He is also Chairman of the Board of Trustees of the Provident Loan Society of New York and Secretary of The Economic Club of New York.

                  Ann Iverson has been a Director since 1996. She is Chairman of Brooks Sports, Inc., athletic footwear and apparel, Bothell, WA and President and Chief Executive Officer of International Link, an international consulting firm, Scottsdale, AZ. Ms. Iverson began her career in retailing and held various buying and executive positions at retail stores in the U.S. through 1989, including Bloomingdales, Dayton Hudson, and US Shoe. She then joined British Home Stores as Director of Merchandising and Operations in 1990; Mothercare as Chief Executive Officer in 1992; Kay-Bee Toy Stores as President and Chief Executive Officer in 1994; and Laura Ashley Holdings plc. as Group Chief Executive in 1995. In 1998, she founded and became President and Chief Executive Officer of International Link. Ms. Iverson is a director of Candie's, Inc., as well as several privately-held companies. She is also a member of the Board of Trustees of the Thunderbird School of International Management, and a member of Financo Global Consulting.

                  W. Walker Lewis has been a Director since 1993. He is Chairman of Devon Value Advisers, a financial consulting and investment banking firm in Greenwich, CT and New York, NY. Previously, Mr. Lewis served as Senior Advisor to SBC Warburg Dillon Read; Senior Advisor to Marakon Associates; and Managing Director, Kidder, Peabody & Co., Inc. Prior to April 1994, he was President of Avon U.S. and Executive Vice President, Avon Products, Inc. Prior to March 1992, Mr. Lewis was Chairman of Mercer Management Consulting, Inc., a wholly-owned subsidiary of Marsh & McLennan, which is the successor to Strategic Planning Associates, a management consulting firm he founded in 1972. He is a graduate of Harvard College, where he was President and Publisher of the Harvard Lampoon. Mr. Lewis is Chairman of London Fog Industries, Inc. and a director of Mrs. Fields' Original Cookies, Inc. He is also a member of the Council on Foreign Relations, the Washington Institute of Foreign Affairs, and The Harvard Committee on University Resources.

                  Furman C. Moseley, Jr. has been a Director since 1983. He is Chairman of Sasquatch Books, Inc., publishing, Seattle, WA. Mr. Moseley joined Simpson Paper Company in 1960 and retired in June 1995 as Chairman of that company and President of Simpson Investment Company. Mr. Moseley is a director of Eaton Corporation.

                  W. Ann Reynolds has been a Director since 1993. She is a Director of the Center for Community Outreach and Development, and a faculty member of The University of Alabama at Birmingham, Birmingham, AL. A graduate of Kansas State Teachers College and the University of Iowa, Dr. Reynolds assumed her current position in 2002. Previously, she was President of The University of Alabama at Birmingham for five years, Chancellor of City University of New York for seven years and for eight years Chancellor of the California State University system. Dr. Reynolds is a director of Humana, Inc., Abbott Laboratories and Maytag Corporation. She is also a member of the American Association for the Advancement of Science, the American Association of Anatomists, the Society for Gynecological Investigation, and the Perinatal Research Society.

                  Michael H. Thaman has been a Director since January 2002 and is Chairman of the Board and Chief Financial Officer of OCD. A graduate of Princeton University, Mr. Thaman joined OC in 1992. He was elected Chairman of the Board in April 2002 and became Chief Financial Officer in 2000. Before assuming his current position, Mr. Thaman held a variety of leadership positions at OC, including serving as President of the Exterior Systems Business beginning in 1999 and President of the Engineered Pipe Systems Business beginning in 1997. Prior to joining OC, Mr. Thaman spent six years as a strategy consultant at Mercer Management Consulting, including as a Vice President in their New York office.

2.       Identity of Executive Officers as of Date of Disclosure Statement

                  The following is a list, as of August __, 2003, of the names of the executive officers of OC and the positions held by each such executive officer at OC [the date, list and biographies contained in this section will be revised up to five (5) Business Days prior to the Disclosure Statement Hearing and thereafter, with the permission of the Bankruptcy Court].

                  ----------------------------------------- ---------------------------------------------------------
                  Name                                      Title
                  ----------------------------------------- ---------------------------------------------------------
                  Sheree L. Bargabos                        Vice President and President, Exterior Systems Business
                  ----------------------------------------- ---------------------------------------------------------
                  David T. Brown                            President and Chief Executive Officer
                  ----------------------------------------- ---------------------------------------------------------
                  Charles E. Dana                           Vice President, Corporate Controller and Global Sourcing
                  ----------------------------------------- ---------------------------------------------------------
                  Daniel J. Dietzel                         Vice President and President, Siding Solutions Business
                  ----------------------------------------- ---------------------------------------------------------
                  David L. Johns                            Senior Vice President and Chief Supply Chain and
                                                            Information Technology Officer
                  ----------------------------------------- ---------------------------------------------------------
                  George E. Kiemle                          Vice President and President, Insulating Systems
                                                            Business
                  ----------------------------------------- ---------------------------------------------------------
                  Stephen K. Krull                          Senior Vice President, General Counsel and Secretary
                  ----------------------------------------- ---------------------------------------------------------
                  Richard D. Lantz                          Vice President and President, Composite Solutions
                                                            Business
                  ----------------------------------------- ---------------------------------------------------------
                  Edward Mirra, Jr.                         Senior Vice President, Human Resources
                  ----------------------------------------- ---------------------------------------------------------
                  Michael H. Thaman                         Chief Financial Officer
                  ----------------------------------------- ---------------------------------------------------------

                  Sheree L. Bargabos has been Vice President and President of Exterior Systems since August 2002. She was formerly Vice President of Training and Development, Vice President of the Insulating Systems Business, Vice President and General Manager of the Foam Business, General Manager of the Foam Business and Sales Leader of the Building Materials Sales and Distribution, Canada.

                  David T. Brown has been President and Chief Executive Officer of OCD since April 2002. He was formerly Executive Vice President and Chief Operating Officer and has also formerly served as Vice President and President of the Insulating Systems Business, President of Building Materials Sales and Distribution. He has also been a Director since January 2002.

                  Charles E. Dana has been Vice President of Corporate Controller and Global Sourcing since January 2002. He was formerly Vice President of the Global Sourcing and eBusiness, Vice President of Owens Corning Supply Chain Solutions, Vice President of Global Sourcing Management and Vice President of Planning and Analysis - Composite Systems.

                  Daniel J. Dietzel has been Vice President and President of the Siding Solutions Business since July 2002. He was formerly Vice President of the Distribution-Exterior Systems Business and President of Norandex Distribution.

                  David L. Johns has been Senior Vice President and Chief Supply Chain and Information Technology Officer since April 2001. He was formerly Senior Vice President, Chief Technology Officer and Chief Information Officer.

                  George E. Kiemle has been Vice President and President of the Insulating Systems Business since February 2001. He was formerly Vice President of the Manufacturing, Insulating Systems Business.

                  Stephen K. Krull became Senior Vice President, General Counsel and Secretary of OCD on February 6, 2003. He was formerly Vice President of Corporate Communications, Vice President and General Counsel of Operations, Director, Law, and Senior Counsel, Law.

                  Richard D. Lantz has been Vice President and President of the Composite Solutions Business since November 2001. He was formerly Vice President and President of the Roofing Solutions Business, Vice President and President of the Systems Thinking Sales and Distribution Business, Vice President-Marketing of the Insulation Business.

                  Edward Mirra, Jr. has been Senior Vice President of Human Resources since July 2000. He was formerly Vice President of Roofing Operations and Vice President of Trumbull Asphalt.

                  Michael H. Thaman has been Chairman of the Board and Chief Financial Officer of OCD since April 2002. He was formerly Senior Vice President and Chief Financial Officer, Vice President and President of the Exterior Systems Business and Vice President and President of Engineered Pipe Systems. He has also been a Director since January 2002.

                  All of the executive officers referenced above, except Ms. Bargabos, Mr. Dana, Mr. Dietzel, Mr. Kiemle and Mr. Krull, served as executive officers of OC at or within two years before the Petition Date. In addition, all such listed executive officers except Ms. Bargabos and Messrs. Johns, Lantz and Mirra also served as executive officers of one or more domestic Subsidiaries at or within two years before the Petition Date.

3.       Directors and Officers of Reorganized Debtors as of the Effective Date

                  As disclosed in the Plan, on the Effective Date, the initial Board of Directors of Reorganized OCD will consist of twelve (12) members. The Asbestos Claimants' Committee and the Future Claimants Representative will jointly designate seven (7) directors, and the existing Board of Directors will appoint the remaining initial directors, one of which shall be the Company's Chief Executive Officer, provided that OCD's designees shall be reasonably acceptable to the Asbestos Claimants' Committee and the Future Claimants Representative. All of such initial directors shall be identified reasonably in advance of the confirmation hearing on the Plan. In addition, as long as the Asbestos Personal Injury Trust owns a specified percentage of the equity securities issued to it under the Plan, the Asbestos Claimants' Committee and the Future Claimants Representative shall each be entitled to designate a non-voting board observer, which board observer will be entitled to participate in all of OCD's Board of Directors meetings. The board observers shall receive (i) notice of each meeting of the Board of Directors at the same time that notice is provided to members of the Board of Directors, and (ii) copies of all materials distributed to members of the Board of Directors prior to any such meeting. The initial Board of Directors will include three individuals who will qualify under the New York Stock Exchange rules and applicable laws as independent outside directors and who would be eligible to serve on OCD's audit committee of the Board of Directors, pursuant to the requirements of the SEC. The initial Board of Directors will also include at least three individuals who will qualify as independent directors under Section 162(m) of the IRC and will be eligible to serve on the committee responsible for executive compensation (the "Compensation Committee"). One of the directors shall also qualify as an "audit committee financial expert" within the meaning of the SEC Regulation S-K Item 401(h). The initial term of the initial directors shall be until the first annual shareholders meeting following the second anniversary date of the Effective Date (the "Initial Term").

                  Neither the Asbestos Claimants' Committee, the Future Claimants' Representative or the existing Board of Directors has yet appointed any of the initial directors. It is expected that David T. Brown, the current Chief Executive Officer of OC, will be one of the members of the initial Board of Directors. In conformity with the requirements of Section 1129 of the Bankruptcy Code, the identities of the initial Board of Directors will be disclosed prior to confirmation of the Plan. The Plan Proponents will make this disclosure in a supplemental schedule to be filed at least ten (10) Business Days prior to the Objection Deadline.

                  The initial terms of the Reorganized OCD board members and the procedures for filling any vacancy prior to the expiration of a board member's term will be set forth in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD, as approved in the Confirmation Order.

4.       Treatment of Director and Officer Indemnification Under the Plan

                  The Plan provides that the Debtors will treat indemnity obligations under their charters, by-laws, statutes or contracts as executory contracts that will be assumed by the Debtors. As a result, the Debtors will be obligated in accordance with the terms of their charters, by-laws, statutes or contracts to indemnify directors and officers for their services, except that such indemnification will not cover willful misconduct by any director or officer. However, the Debtors are not obligated to indemnify any director or officer from liability arising out of an Avoidance Action or for liability in connection with the Hancock Litigation.

                  After the Effective Date, the Debtors will indemnify directors and officers in accordance with the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD, substantially in the forms of Exhibit A and Exhibit B to the Plan, to be filed at least ten (10) Business Days prior to the Objection Deadline, and any employment contracts or other agreements with such directors and officers providing for indemnification.

         5.       Compensation of Executive Officers

                  The following table sets forth information concerning compensation and stock-based awards received by each individual that served as Chief Executive Officer during 2002 and each of the next four highest paid executive officers who were serving as executive officers of the Company at the end of 2002 (these six individuals collectively are referred to as the "Named Executive Officers").


                                                                                Long Term Compensation

                           Annual Compensation                                                     Payouts
                                                                                  Awards
------------------------------------------------------------------------   ----------------------

                                                                               Restricted Securities
                                                                Other Annual     Stock     Underlying    LTIP      All Other
      Name and                             Salary      Bonus    Compensation    Award(s)    Options/   Payouts   Compensation
Principal Position4            Year         ($)         ($)         ($)5         ($)6      SARs(#)7      ($)        ($)     8
-------------------            ----        ------      -----    ------------   ----------  ----------  -------   ------------
David T. Brown                  2002      647,916    1,713,199                                                        15,300
   President and Chief          2001      400,000    1,200,000                                                       483,550
   Executive Officer            2000      343,750      425,000                                                       245,275

Michael H. Thaman               2002      584,375    1,380,000                                                        15,300
   Chairman of the Board and    2001      425,000    1,175,000                                                       517,800
   Chief Financial Officer      2000      362,500      404,500                                                       261,900

Maura Abeln Smith               2002      550,000    1,330,000                                                        15,300
  Senior Vice President         2001      500,000    1,160,000                                                       692,717
                                2000      497,917      705,000                                                       345,090

David L. Johns                  2002      363,125      677,000                                                        10,705
  Senior Vice President and     2001      350,000      750,000                                                       335,100
  Chief Supply Chain and        2000      245,000      286,000                                                       168,100
  Information Technology
  Officer

George E. Kiemle                2002      266,667      528,800                                                        15,300
  Vice President and            2001      245,000      405,000                                                       216,300
  President, Insulating         2000      220,000      140,000                                                       113,400
  Systems Business

Glen H. Hiner                   2002      303,030      909,090        165,413                                         81,831
  Former Chief Executive        2001    1,000,000    3,000,000        267,036                                      1,361,976
  Officer                       2000    1,000,000    2,035,600        207,341                                        697,451

-------------------

4 Prior to April 2002, Mr. Brown served as Executive Vice President and Chief Operating Officer; prior to January 2001, he served as Vice President and President, Insulating Systems Business. Prior to April 2002, Mr. Thaman served as Senior Vice President and Chief Financial Officer; prior to April 2000, he served as Vice President and President, Exterior Systems Business. Prior to February 2003, Ms. Smith also served as Chief Restructuring Officer, General Counsel and Secretary; she assumed the duties of Chief Restructuring Officer in November 2000. Prior to April 2001, Mr. Johns served as Senior Vice President and Chief Technology Officer. Prior to February 2001, Mr. Kiemle served as Vice President Manufacturing, Insulating Systems Business. Mr. Hiner retired as Chairman of the Board and Chief Executive Officer in April 2002.

5 "Other Annual Compensation" includes perquisites and personal benefits, where such perquisites and personal benefits exceed the lesser of $50,000 or 10% of the Names Executive Officer's annual salary and bonus for the year, as well as certain other items of compensation. For the years shown, none of the Names Executive Officers received perquisites and/or personal benefits in excess of the applicable threshold.

6 There were no restructed stock awards to any of the Names Executive Officers in 2000, 2001, or 2002.

         At the end of 2002, Mr. Brown held a total of 11,350 shares of restricted stock, valued at $4,767; Mr. Thaman held a total of 10,800 shares of restricted stock, valued at $4,536; Ms. Smith held a total of 13,566 shards of restricted stock, valued at $5,698; Mr. Johns held a total of 4,200 shares of restricted stock, valued at $1,764; Mr. Kiemel held a total of 5,075 shares of restricted stock, valued at $2,132; and Mr. Hiner held no shares of restricted stock. The value of these aggregate restricted stock holdings was calculated by multiplying the number of shares held by the closing price of OCD common stock on December 31, 2002 (as reported on the Over The Counter Bulletin Board). Dividends are paid by OC on restricted stock held by the Names Executive Officers if paid on stock generally.

7 No stock options or stock appreciation rights (SARs) were awarded to any of the Names Executive Officers in 2000, 2001, or 2002.

8 Of Mr. Hiner's number for 2002, $63,333 represents amounts payable during 2002 pursuant to a post-retirement Release and Non-Competition Agreement and $3,198 was the present value (based upon the Applicable Federal Rate from date of payment to earliest date of repayment to
         OC) of split-dollar life insurance premiums paid by OC which were invested on his behalf in 2002. Upon Mr. Hiner's termination of employment, OC was reimbursed for all such insurance premiums previously invested on his behalf.

         For the year 2002, except as indicated in the preceding paragraph, the amount shown for each of the Names Executive Officers represents contributions made by OC to such officer's account in the Owens Corning Savings Plan during that year.


         6.       Compensation/Retirement Plans

                  (a)      Senior Leader Emergence Incentive Plan

                           The Named Officers participate in the Senior Leader
Emergence Incentive Plan. The Senior Leader Emergence Incentive Plan provides to each participant who remains employed by OC through the Effective Date a cash payment equal to the "Emergence Amount" as established by the Compensation Committee. The Emergence Amount for each Named Officer will be based on the Effective Date and shall be paid as follows:

                         ---------------------------------- ----------------------------------
                                 Date of Emergence           Percentage of Emergence Amount
                         ---------------------------------- ----------------------------------
                         December 31, 2001                                125%
                         ---------------------------------- ----------------------------------
                         June 30, 2002                                    100%
                         ---------------------------------- ----------------------------------
                         December 31, 2002                                 90%
                         ---------------------------------- ----------------------------------
                         June 30, 2003                                     80%
                         ---------------------------------- ----------------------------------
                         December 31, 2003                                 70%
                         ---------------------------------- ----------------------------------
                         June 30, 2004                                     60%
                         ---------------------------------- ----------------------------------
                         December 31, 2004                                 50%
                         ---------------------------------- ----------------------------------
                         Thereafter                                        0%
                         ---------------------------------- ----------------------------------

                           Under the Senior Leader Emergence Incentive Plan,
no payment will be made to any participant if the Debtors do not emerge from Chapter 11 by December 31, 2004. The Senior Leader Emergence Incentive Plan also provides for a pro rata payment upon a termination of a Named Officer's employment with OC after January 1, 2002 and before the Effective Date if the employment is terminated: (i) by OC other than for "cause," (ii) by reason of death or disability, or (iii) by reason of retirement at OC's request or with the consent of the chief executive officer of OC (or, in the case of the chief executive officer, with the consent of the Compensation Committee).

                  (b)      Retirement Benefits

                           OC maintains a tax-qualified Cash Balance Plan
covering certain of its salaried and hourly employees in the United States, including each of the Named Officers, in lieu of the qualified Salaried Employees' Retirement Plan maintained prior to 1996 ("Prior Plan"), which provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. In addition, OC has a non-qualified Executive Supplemental Benefit Plan ("ESBP") to pay eligible employees leaving OC the difference between the benefits payable under OC's tax-qualified retirement plan and those benefits which would have been payable except for limitations imposed by the Internal Revenue Code. Named Officers are eligible to participate in both the Cash Balance Plan and the ESBP.

                           Cash Balance Plan - Under the Cash Balance Plan,
each covered employee's earned retirement benefit under the Prior Plan (including the ESBP) was converted to an opening cash balance. Each year, eligible employees earn a benefit based on a percentage of such employee's covered pay. During 2002, the percentage was 2% for covered pay up to 50% of the Social Security Taxable Wage Base and 4% for covered pay in excess of such wage base; subject to, and effective upon, Internal Revenue Service approval, the percentage will be 4% for all subsequent covered pay. For this purpose, covered pay includes base pay, overtime pay, other wage premium pay and annual incentive bonuses payable during the year. Accrued benefits earn monthly interest based on the average interest rate for five-year U.S. treasury securities. Employees may receive benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave OC.

                           For employees who were at least age 40 with 10
years of service as of December 31, 1995 ("Grandfathered Employees"), including Messrs. Brown and Kiemle, the credit percentages applied to covered pay are increased pursuant to a formula based on age and years of service on such date. In addition, Grandfathered Employees are entitled to receive the greater of their benefit under the Prior Plan frozen as of December 31, 2000, or under the Cash Balance Plan (in each case including the ESBP).

                           Supplemental Executive Retirement Plan - OC
maintains a Supplemental Executive Retirement Plan ("SERP") covering certain employees. The SERP provides for a lump sum payment following termination of employment equal to a multiple of the covered employee's Cash Balance Plan balance minus an offset equal to the present value of retirement benefits attributable to prior employment. The applicable multiplier for each covered employee ranges from 0 to 4 (determined by the covered employee's age when first employed by OC).

                           In 1992, OC established a Pension Preservation
Trust for amounts payable under the ESBP as well as under the individual pension arrangements described above. Each year, the Compensation Committee determines the participants in and any amounts to be paid with respect to the Pension Preservation Trust, which may include a portion of benefits earned under the ESBP and the pension agreements described above. Amounts paid into the Trust and income from the Trust reduce the pension otherwise payable at retirement. During 2002, no payments were made to the Trust.

                           The Debtors have analyzed the Pension Preservation
Trust and provided the Unsecured Creditors' Committee the documents relating to the Pension Preservation Trust and the SERP. According to the Debtors' analysis, the Pension Preservation Trust is a true or "secular" trust, which is not property of the estate.

                           The Compensation Committee continually reviews the
nature of compensation and incentive plans available to officers and key employees and suggests revisions from time to time as it deems appropriate to reflect current trends in compensation programs and the needs of OC. To the extent that any changes in compensation programs are approved and proposed to be implemented, they will be described in an amendment to this Disclosure Statement.

         7.       Management Employment and Severance Agreements

                  On January 18, 2001, the Bankruptcy Court approved the Order Under 11 U.S.C. ss.ss. 105, 363 and 365 Authorizing Continuation or Implementation of Employee, Emergence and Severance Programs. The Bankruptcy Court found that the reaffirmation of the Debtors' existing Employee Severance Program as defined in the Motion was necessary to the Debtors reorganization efforts and specifically authorized the Debtors to provide severance benefits to their employees in accordance with the Employee Severance Program and in accordance with certain employment contracts identified in Exhibit D thereto. The Court also authorized the filing of the exhibits to the Motion under seal.

                  OC has entered into a Key Management Severance Agreement with each of the Named Officers (the "Severance Agreement"). Under the terms of the Severance Agreement, if the Named Officer's employment is terminated without "cause" or if the Named Officer terminates his or her employment due to "Constructive Termination" (which among other things, following the occurrence of a "change of control", includes a reduction in base pay or incentive opportunity) the Named Officer is entitled to a payment in an amount equal to two times the sum of base salary and annual incentive compensation, plus continuation of insurance benefits for a period of up to two years and, in the case of Messrs. Brown and Thaman, a payment equal to the additional lump sum pension benefit that would have accrued had such individuals been three years older, with three additional years of service, at the time of employment termination. Under the terms of the Severance Agreement, the consummation of the Plan on the Effective Date will constitute a "change of control" for purposes of the Severance Agreement.

         8.       Directors' Compensation

                  Retainer and Meeting Fees - In 2002, OC paid each director who was not an OC employee an annual retainer of $35,000. Non-employee Committee Chairmen receive an additional retainer of $4,000 each year. In addition, OC paid non-employee directors a fee of $1,200 for (a) attendance at one or more meetings of the Board of Directors on the same day, (b) attendance at one or more meetings of each Committee of the Board of Directors on the same day, and (c) for each day's attendance at other functions in which directors were requested to participate.

                  Prior to December 2000, a director could elect to defer all or a portion of his or her annual retainer and meeting fees under the Directors' Deferred Compensation Plan, in which case his or her account was credited with the number of shares of common stock that such deferred compensation could have purchased on the date of payment. The account was also credited with the number of shares that dividends on previously credited shares could have purchased on dividend payment dates. Account balances are payable in cash based on the value of the account, which is determined by the then fair market value of OC common stock, at the time the participant ceases to be a director.

                  Stock Plan for Directors - OC maintains a stockholder approved Stock Plan for Directors, applicable to each director who is not an OC employee. The plan provides for two types of grants to each eligible director: (1) a one-time non-recurring grant of options to each new outside director to acquire 10,000 shares of common stock at a per share exercise price of 100 percent of the value of a share of common stock on the date of grant, and (2) an annual grant of 500 shares of common stock on the fourth Friday in April.

                  Initial option grants become exercisable in equal installments over five years from date of grant, subject to acceleration in certain events, and generally expire ten years from date of grant. No grant may be made under the plan after August 20, 2007, and a director may not receive an annual grant of common stock in the same calendar year he or she receives an initial option grant. A director entitled to receive an annual grant may elect to defer receipt of the common stock until he or she leaves the Board of Directors.

                  No initial option grants or annual grants were made under the Plan during 2002. Pursuant to action of the Board of Directors, additional option grants and annual grants under the Plan were suspended effective April 1, 2002, pending further action by the Board.

         C.       Terms of Certificate of Incorporation of Reorganized OCD

         The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Reorganized OCD shall be acceptable to Reorganized OCD, the Asbestos Claimants' Committee and the Future Claimants' Representative. To date, OCD and the Asbestos Claimants' Committee and the Future Claimants' Representative have agreed in principle on most of the key terms to be included in the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, but there remain certain issues that have not yet been agreed, principally relating to matters of corporate governance.

         The Amended and Restated Certificate of Incorporation will also include a provision that as long as the Asbestos Personal Injury Trust owns 35% of the equity securities issued to it under the Plan, Reorganized OCD will not authorize any action, without the approval of the Asbestos Personal Injury Trust, that would: (i) amend the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws in a manner that would reduce or eliminate rights or claims the Asbestos Personal Injury Trust has or elevate a class or series of capital stock to have rights equal or senior to the rights of the Asbestos Personal Injury Trust; (ii) authorize, create, designate any new class or series of capital stock or any security convertible into or exchangeable for capital stock of Reorganized OCD, or issue any shares of common stock or securities convertible into or exchangeable for common stock; (iii) authorize or alter the size of the Board of Directors; (iv) subject to specified exceptions to be agreed upon by the parties, authorize or enter into a transaction or a series of transactions involving Reorganized OCD or any Material Subsidiary involving a merger of all or substantially all of Reorganized OCD or a Material Subsidiary's assets, transaction(s) involving the liquidation, dissolution, sale or winding up of Reorganized OCD or any of its Material Subsidiaries or transaction(s) involving the disposition of more that 10% of the voting power or capital stock of Reorganized OCD or any of its Material Subsidiaries; (v) subject to specified exceptions, allow a Material Subsidiary to issue any capital stock, other equity securities or securities convertible into or exchangeable for capital stock or other equity interests;
(vi) authorize, declare or pay dividends or distributions other than with respect to regular quarterly dividends or distributions of any kind on any equity securities of Reorganized OCD; or (vii) subject to specified exceptions, authorize or effect the purchase, repurchase, redemption, retirement or other acquisition of any securities of Reorganized OCD other than in accordance with the terms of such security. In addition, pursuant to the Amended and Restated Certificate of Incorporation, Reorganized OCD will opt out of the application of Section 203 of the Delaware Corporation law.

         D.       Projected Financial Information

         1.       Responsibility For and Purpose of the Financial Projections

                  Appendix B to this Disclosure Statement sets forth certain financial information with respect to the projected future operations of OC ("Financial Projections"). As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the bankruptcy court determine that the plan is "feasible" (i.e., that confirmation is not likely to be followed by a liquidation or the need for further financial reorganization of the debtor) as set forth in Section 1129(a)(11) of the Bankruptcy Code. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies feasibility standards, OC's management has, through the development of financial projections, analyzed the ability of OC to meet its obligations under the Plan to maintain sufficient liquidity and capital resources to conduct its business. The Financial Projections were also prepared to assist each holder of a claim entitled to vote under the Plan in determining whether to accept or reject the Plan.

                  The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to (a) make the payments required under the Plan, (b) repay and service debt obligations, and (c) maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with Section 1129(a)(11) of the Bankruptcy Code. The Financial Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the projections set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in OC's Annual Report on Form 10-K for the year ended December 31, 2002, as well as OC's Quarterly Report on Form 10-Q for the year ended March 31, 2003, OC's Annual Report on Form 10-K for the year ended December 31, 2001, and OC's Annual Report on Form 10-K for the year ended December 31, 2000, copies of which may be obtained, free of charge, through OC's website at www.owenscorning.com. OC's Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D. The Financial Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The Financial Projections are based on assumptions as of June, 2003.

                  The Financial Projections were not prepared with a view towards complying with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants, but to comply with the disclosure requirement of Section 1125(a) of the Bankruptcy Code. Neither the Debtors' independent auditors, nor any other independent accountants, have compiled or examined the accompanying prospective financial information to determine the reasonableness thereof and, accordingly, have not expressed an opinion or any other form of assurance with respect thereto.

                  The accompanying prospective financial information was in the view of the Debtors' management, was prepared on a reasonable basis, reflects the best available estimates and judgments at the time made, and presents, to the best of management's knowledge and belief, the expected course of action and the respective expected future financial performance of OC. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Disclosure Statement are cautioned not to place undue reliance on the Financial Projections. Accordingly, the Debtors do not intend, and disclaim any obligation, to (a) furnish updated projections to holders of Claims or Interests prior to the Effective Date or to any party after the Effective Date, (b) include such updated information in any documents that may be required to be filed with the SEC, or (c) otherwise make such updated information publicly available. See the Disclaimer set forth below.

         2.       Summary of Significant Assumptions

                           (i) The Debtors' management has developed the
Financial Projections to assist holders of Claims and Interests in their evaluation of the Plan and to analyze its feasibility. The Financial Projections are based upon a number of significant assumptions, which along with the Financial Projections are set forth in Appendix B.

DISCLAIMER

         THE FINANCIAL PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT. THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO OC'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE FINANCIAL PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. THESE FINANCIAL PROJECTIONS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE RISK FACTORS SET FORTH IN SECTION XV OF THIS DISCLOSURE STATEMENT ENTITLED "CERTAIN RISK FACTORS TO BE CONSIDERED."

                  VII. SUMMARY OF THE PLAN OF REORGANIZATION

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS APPENDIX A. SEE ALSO, THE GLOSSARY OF ADDITIONAL TERMS SET FORTH IN APPENDIX A-1 OF THIS DISCLOSURE STATEMENT.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN WILL CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS, THE REORGANIZED DEBTORS AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

         A.       Structure of the Plan

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. Upon the filing of a petition for relief under Chapter 11, Section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

         The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder
(1) is impaired under or has accepted the plan or (2) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or in the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

         The terms of the Plan are based upon, among other things, the Debtors' assessment of their ability to achieve the goals of their Business Plan, make the distributions contemplated under the Plan and pay certain of their continuing obligations in the ordinary course of the Reorganized Debtors' businesses as approved by the Bankruptcy Court. Under the Plan, Claims against, and Interests in, the Debtors are divided into Classes according to their relative seniority and other criteria.

         If the Plan is confirmed by the Bankruptcy Court and consummated, (1) the Claims in certain Classes will be reinstated or modified and receive distributions equal to the full amount of such Claims, (2) the Claims in other Classes will be modified and receive distributions constituting a partial recovery on such Claims and (3) the Claims and Interests in other Classes will receive no recovery on such Claims or Interests. On the Effective Date and at certain times thereafter, the Reorganized Debtors will distribute cash, securities, notes or other property in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims against the Debtors created under the Plan, the treatment of those Classes under the Plan and the securities and other property to be distributed under the Plan are described below.

         B.       Substantive Consolidation under the Plan

         Generally, substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors for certain purposes under a plan. The effect of consolidation is the pooling of the assets of and claims against the consolidated debtors; satisfying liabilities from a common fund; and combining the creditors of the debtors for purposes of voting on reorganization plans. The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under Section 105(a) of the Bankruptcy Code, which provides that the court may issue orders necessary to implement the provisions of the Bankruptcy Code, including Section 1123 of the Bankruptcy Code. As there are no statutorily prescribed standards for substantive consolidation, judicially developed standards control whether substantive consolidation should be granted in any given case.

         Under the Plan, the Debtors (but not the Fibreboard Insurance Settlement Trust) will be substantively consolidated for the purposes of voting, determining which Claims and Interests will be entitled to vote to accept or reject the Plan, confirming the Plan, the resultant discharge of Claims and cancellation of Interests and the distribution of consideration to holders of Allowed Claims. Subject to Section 5.6 of the Plan (concerning Restructuring Transactions), substantive consolidation under the Plan will not result in the merger of or the transfer or commingling of any assets of any of the Debtors or Non-Debtor Subsidiaries. Subject to Section 5.6 of the Plan, all assets (whether tangible or intangible) will continue to be owned by the respective Debtors or Non-Debtor Subsidiaries, as the case may be. In that regard, OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced at least ten (10) Business Days prior to the approval of the Disclosure Statement and will be described in an amendment to the Plan.

         As a result of the substantive consolidation, on the Effective Date, for purposes set forth in the previous paragraph: (1) all assets and liabilities of each Subsidiary Debtor (excluding the Fibreboard Insurance Settlement Trust) will be treated as though they were merged into and with the assets and liabilities of OCD; (2) except as otherwise provided in the Plan, no distributions will be made under the Plan on account of Intercompany Claims among any of the Debtors; and (3) all guaranties of the Debtors of the obligations of any other Debtor will be deemed eliminated, so that any claim against any such Debtor and any guaranty thereof executed by any other such Debtor and any joint or several liability of any of such Debtors will be deemed to be one obligation of the Debtors with respect to the consolidated estate. Such substantive consolidation will not (other than for purposes of the Plan) affect (1) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions as provided in Section 5.6 of the Plan, (2) the Intercompany Claims, (3) the Subsidiary Interests or (4) pre- and post-Petition Date guaranties that are required to be maintained in connection with executory contracts or unexpired leases that have been or will be assumed pursuant to the Plan. Thus, the Plan eliminates the separate obligations of the Subsidiary Debtors arising from the guaranties of the 1997 Credit Agreement. See Section VII C.3.b.(iii) of this Disclosure Statement entitled "Class 4: Bank Holders Claims").

         The holders of Allowed Claims in Class 8 (the FB Asbestos Personal Injury Claims) will be the only claimants entitled to recover against the assets of the Fibreboard Insurance Settlement Trust, the FB Reversions, the Committed Claims Account and the FB Sub-Account Settlement Payment, which will be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust (as discussed below). The holders of Allowed Claims in Class 9 (FB Asbestos Property Damage Claims) will be the only claimants to recover against the FB Asbestos Property Damage Insurance Assets transferred to the FB Asbestos Property Damage Trust. At the same time, holders of Allowed Claims in Classes 8 and 9 do not share on a Pro Rata basis with Classes 4, 5, 6 and 7 in the Combined Distribution Package. See Section VII C.3.b.(vii) of this Disclosure Statement entitled "Class 8: FB Asbestos Personal Injury Claims" and Section VII C.3.b.(viii) of this Disclosure Statement entitled "Class 9: FB Asbestos Property Damage Claims."

         The Plan Proponents believe that substantive consolidation under the Plan provides the mechanism for the prompt emergence from bankruptcy, the resolution of Claims and distributions to creditors. Failure to substantively consolidate the Debtors would require the resolution of many issues involving a large number of intercompany transactions that occurred prior to the Petition Date which resulted in the shifting of assets, obligations, and costs among the Debtors. Some of the transactions were not reflected as intercompany debts. These and other transactions would arguably constitute preferential transfers or fraudulent conveyances if each Debtor were required to be treated as a separate entity with separate assets and liabilities. The difficulty, delay and expense involved in determining issues involving the pre-petition relationships among the Debtors would be substantial, if not prohibitive, and would likely delay the resolution of the Chapter 11 Cases for a considerable time. It is unclear how this process could be undertaken consistent with the need to preserve the value of the Debtors' operations, a value created through the operation of the Debtors as an integrated unit. Given the Debtors' unified management structure, the likely need for separate representation for each entity if the intercompany transactions require resolution, and the inability of the Subsidiaries to function on a stand-alone basis, it would be highly difficult, if not impossible, to propose and confirm a plan or plans providing for separate payments by each Debtor.

         The Plan Proponents also believe the substantive consolidation proposed under the Plan is warranted, appropriate, fair and equitable under the criteria established by the courts in ruling on the propriety of substantive consolidation in other cases. Pursuant to the Case Management Order, the Debtors filed the Substantive Consolidation Motion, seeking a determination that the substantive consolidation proposed under the Plan is permissible under applicable law based upon, among other things, (1) the substantial identity among OCD and the Subsidiary Debtors, (2) the benefits if substantive consolidation were granted and the harm if substantive consolidation were denied, and (3) the lack of any reasonable reliance by the Bank Holders on the separate credit of any of the Subsidiary Debtors who are guarantors of the 1997 Credit Agreement. The Bank Holders are opposing the Substantive Consolidation Motion and a hearing on the Substantive Consolidation Motion commenced April 8, 2003 and ended on May 2, 2003. The hearing scheduled on the Substantive Consolidation Motion is part of the confirmation proceedings and was for the purpose of taking evidence regarding the positions of the Debtors, the Asbestos Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, the Designated Members and CSFB as Agent for the Bank Holders with respect to the Bank Holders' opposition to the substantive consolidation provisions of the Plan. See Section V.F.10.b of this Disclosure Statement entitled "Withdrawal of Reference."

         The Plan proposes to substantively consolidate only OCD and the Subsidiary Debtors. At the present time, certain of the guarantors of the obligations to the Bank Holders under the 1997 Credit Agreement are Non-Debtor Subsidiaries, namely, IPM, Vytec Corporation and Owens-Corning Fiberglas Sweden Inc. Because the Debtor has been unable to reach an agreement with the Bank Holders for release of these Non-Debtor Subsidiaries from their guaranty obligations, OCD expects to cause these Non-Debtor Subsidiaries to file for relief under Chapter 11 of the Bankruptcy Code, to join in the proposal of the Plan and to be substantively consolidated with the current Debtors for the purposes set forth in the Plan. The timing of any such filing would be determined at a later date, but any such filing would be made to permit the inclusion of such entities as part of the Plan. In the event of such filings, the Debtors would file first day motions seeking authority to pay all trade creditors as critical venndors in order to avoid any potential disruption of OC's foreign operations. In the event that an agreement is reached for a consensual plan of reorganization, the Debtors reserve the right not to cause these entities to file for bankruptcy protection.

         Since the Combined Distribution Package already includes the value of these non-Debtor Subsidiaries, no amendment to the Plan (other than revising the list of Subsidiary Debtors) would result from such filing.

         C.       Classification and Treatment of Claims and Interests

         1.       General Discussion of Classification

                  Section 1122 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with Section 1122, the Plan classifies Claims and Interests into various Classes and sets forth the treatment for each Class. Certain claims are not required to be classified under Section 1123(a)(1) of the Bankruptcy Code, but are nonetheless treated under the Plan. These claims are defined as Unclassified Claims and include DIP Facility Claims, Administrative Claims and Priority Tax Claims.

                  Section 1122(a) of the Bankruptcy Code requires that a plan classify claims and interests in the Debtors into classes that contain claims and interests that are substantially similar to the other claims and interests in such class. Section 1123(a)(2) requires that a plan specify classes of claims and interests which are not impaired under the plan. Section 1123(a)(3) requires a plan to specify the treatment of classes of claims and interests which are impaired under the plan. Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be impaired under a plan unless
(a) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (b) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan (i) cures all existing defaults (other than certain defaults specified in Section 365(b)(2) of the Bankruptcy Code resulting from the occurrence of events of bankruptcy or the financial condition of the debtor), (ii) reinstates the maturity of such claim or interest as it existed before the default, (iii) compensates the holder of the claim or interest for any damages incurred as a result of any reasonable reliance by such holder on the contractual provision or applicable law entitling the holder to accelerate, and (iv) does not otherwise alter the legal, equitable, and contractual rights to which such claim or interest entitles the holder. Generally, only holders of claims and interests in impaired classes are entitled to vote to accept or reject a plan. Under Section 1126, holders of claims or interests in unimpaired classes are conclusively presumed to accept the plan and do not vote to accept or reject the plan. A class of claims or interests that does not receive or retain any property under a plan is deemed to have rejected the plan and does not vote to accept or reject the plan.

                  Under the Plan, the following Classes are Unimpaired: Class 1 (Other Priority Claims); Class 2A (Other Secured Tax Claims); and Class 2B (Other Secured Claims). Under the Plan, the following Classes are Impaired:
Class 3 (Convenience Claims); Class 4 (Bank Holders Claims); Class 5 (Bondholders Claims); Class 6 (General Unsecured Claims); Class 7 (OC Asbestos Personal Injury Claims); Class 8 (FB Asbestos Personal Injury Claims); Class 9 (FB Asbestos Property Damage Claims); Class 10 (Intercompany Claims); Class 11 (Subordinated Claims) and Class 12 (OCD Interests). Classes 10, 11 and 12 are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

                  The Debtors believe that separate classification and treatment of various types of unsecured non-priority claims (the Convenience Claims, the Bank Holders Claims, the Bondholders Claims, the General Unsecured Claims, the OC Asbestos Personal Injury Claims, the FB Asbestos Personal Injury Claims, the FB Asbestos Property Damage Claims and the Intercompany Claims) is appropriate, fair, and reasonable given the underlying facts and circumstances. Factors considered by the Debtors with respect to these issues include: (a) providing separate classification to the Bank Holders and Bondholders to give separate representation to their divergent interests and to provide a vehicle for resolving the separate dispute with the Bank Holders concerning substantive consolidation; (b) a recognition of the special historic circumstances requiring the different treatment to the OC Asbestos Personal Injury Claims and the FB Asbestos Personal Injury Claims, including the limitation of certain assets, such as the Fibreboard Insurance Settlement Trust, to the satisfaction of claims to which the assets are dedicated; (c) avoiding the severe impact on all other creditors if the FB Asbestos Personal Injury Claims are permitted to "spill over" as claims against the consolidated estate; (d) the need to obtain separate approval of holders of Asbestos Personal Injury Claims in order to qualify under Section 524(g) of the Bankruptcy Code to receive the benefits of the Asbestos Personal Injury Permanent Channeling Injunction; (e) the existence of insurance to pay FB Asbestos Property Damage Claims; and (f) the desire not to disenfranchise holders of the certain unsecured claims (such as trade creditors and creditors with smaller claims) by including such claims in a class with larger unsecured claims of different types (such as the Bondholders Claims).

                  The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code and applicable case law, but it is possible that a holder of a Claim or Interest may challenge the Debtors' classification of Claims and Interests or that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In that event, the Plan Proponents intend, to the extent permitted by the Bankruptcy Code, the Plan and the Bankruptcy Court, to consider reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for purposes of obtaining the approval of the reconstituted Class or Classes of which each accepting holder ultimately is deemed to be a member. Any such reclassification could adversely affect the Class in which such holder initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

                  The amount of any Impaired Claim that ultimately is Allowed by the Bankruptcy Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims ultimately Allowed by the Bankruptcy Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the value of the property that ultimately will be received by a particular holder of an Allowed Claim under the Plan may be affected by the aggregate amount of Claims ultimately Allowed in the applicable Class.

                  The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority of such Claims and Interests and the fair value of the Debtors' assets. In view of the deemed rejection by Classes 11 and 12, however, as set forth below, the Debtors will seek confirmation of the Plan pursuant to the "cramdown" provisions of the Bankruptcy Code. Specifically, Section 1129(b) of the Bankruptcy Code permits confirmation of a Chapter 11 plan in certain circumstances even if the plan has not been accepted by all impaired classes of claims and interests. See Section XIV.G of this Disclosure Statement entitled "Confirmation Without Acceptance of All Impaired Classes:
`Cramdown'."

                  Although the Debtors believe that the Plan can be confirmed under Section 1129(b), there can be no assurance that the Bankruptcy Court or District Court will find that the requirements have been satisfied.

         2.       Treatment of Unclassified Claims Under the Plan

                  (a)      DIP Facility Claims

                           The Plan provides for DIP Facility Claims to be
paid in full. On, or as soon as reasonably practicable after, the latest of
(i) the Initial Distribution Date, (ii) the date on which a DIP Facility Claim becomes an Allowed DIP Facility Claim or (iii) the date on which a DIP Facility Claim becomes payable pursuant to any agreement between a Debtor and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (x) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (y) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

                           The Debtors estimate that there will be no
aggregate Allowed DIP Facility Claims that have not previously been paid pursuant to an order of the Bankruptcy Court as of the Effective Date. See
Section III.B.2 of this Disclosure Statement entitled "Pre-petition
Indebtedness."

                  (b)      Administrative Claims

                           The Plan generally provides for Administrative
Claims to be paid in full. Except as otherwise provided in and subject to the requirements of the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which an Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which an Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. All payments to professionals in connection with the Chapter 11 Cases for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and will be subject to approval of the Bankruptcy Court as being reasonable.

                           The Debtors estimate that the aggregate Allowed
Administrative Claims that have not previously been paid pursuant to an order of the Bankruptcy Court (which will be primarily comprised of professional fees and Cure amounts) will be approximately $46 million as of the Effective Date, of which $25 million is estimated to be professional fees, $20 million is estimated to be Cure amounts, and $1 million miscellaneous other Claims.

                  (c)      Priority Tax Claims

                           Priority Tax Claims are required under the
Bankruptcy Code to be paid in full within the time period specified by Section 1129(a)(9)(C), unless the taxing authority has agreed to a different treatment. Under the Plan, except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

                           The Debtors estimate that aggregate Allowed
Priority Tax Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be up to $135 million. See Section V.F.16 of this Disclosure Statement, entitled "IRS Claims."

         3.       Treatment of Classified Claims and Interests Under the Plan

                  (a)      Unimpaired Classes of Claims

                           (i)      Class 1: Other Priority Claims

                                    Class 1 consists of all Allowed Claims
entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than DIP Facility Claims, Administrative Claims or Priority Tax Claims. The allowed priority claims are generally required to be paid in full on the Effective Date, subject to certain exceptions set forth in Sections 1129(a)(9)(A) and (B). Under the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, or (iii) the date on which such Class 1 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 1 Claim, each holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1 Claim (a) Cash equal to the unpaid portion of such Allowed Class 1 Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing. All Allowed Class 1 Claims which are not by their terms due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof.

                                    Because the Debtors received orders from
the Bankruptcy Court which allowed them to satisfy their pre-petition wage claims and employee benefit obligations during the Chapter 11 Cases, the Debtors believe there will be no Allowed Other Priority Claims. Class 1 Claims are Unimpaired and holders of the Claims in Class 1 are therefore deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

                           (ii)     Class 2A:  Other Secured Tax Claims

                                    Class 2A consists of all Claims which
otherwise would be tax claims entitled to priority under Section 507(a)(8) of the Bankruptcy Code, but which are secured by a valid and unavoidable Encumbrance in or on any of the Debtors' property (to the extent of the value of the Claim holder's interest in the Debtors' property, as determined pursuant to Section 506 of the Bankruptcy Code). Except to the extent that a holder of an Allowed Other Secured Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Other Secured Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Tax Claim, at the sole discretion of the Debtors,
(i) Cash equal to the amount of such Allowed Other Secured Tax Claim on the later of the Initial Distribution Date and the date such Other Secured Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Other Secured Tax Claim, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing. Each holder of an Allowed Class 2A Claim shall retain the Encumbrances (or replacement Encumbrances as may be contemplated under nonbankruptcy law) securing its Allowed Class 2A Claim as of the Effective Date until full and final payment of such Allowed Class 2A Claim is made as provided in the Plan and, upon such full and final payment, such Encumbrances shall be deemed null and void and shall be unenforceable for all purposes. Although for Unsecured Claims, a Claim becomes Allowed unless objected to by the Claims Objection Deadline, the Debtors' failure to object to any Class 2A Claim in the Chapter 11 Cases will be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Furthermore, nothing in the Plan or elsewhere will preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral notwithstanding a failure to file an objection by the Claims Objection Deadline.

                                    The Debtors estimate that aggregate
Allowed Other Secured Tax Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be approximately $5.0 million. Class 2A Claims are Unimpaired and holders of the Claims in Class 2A are therefore deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

                           (iii)    Class 2B:  Other Secured Claims

                                    Class 2B consists of Claims secured by a
valid Encumbrance in or on any of the Debtors' property, which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim holder's interest in the Debtors' property, but excluding the Other Secured Tax Claims. On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 2B Claim becomes an Allowed Class 2B Claim or (iii) the date on which such Class 2B Claim becomes due and payable pursuant to any agreement between a Debtor and the holder of an Allowed Class 2B Claim, each holder of an Allowed Class 2B Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2B Claim, at the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Class 2B Claim, (b) Reinstatement of the legal, equitable and contractual rights of the holder of such Allowed Class 2B Claim, subject to the provisions of Article VII of the Plan, or (c) such other treatment as the applicable Debtor and such holder shall have agreed in writing. Although for Unsecured Claims, a Claim becomes Allowed unless objected to by the Claims Objection Deadline, the Debtors' failure to object to any Class 2B Claim in the Chapter 11 Cases will be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Furthermore, nothing in the Plan or elsewhere will preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral notwithstanding a failure to file an objection by the Claims Objection Deadline.

                                    The Debtors estimate that aggregate
Allowed Other Secured Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between approximately $6 million. Class 2B Claims are Unimpaired and holders of the Claims in Class 2B are therefore deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

                  (b)      Impaired Classes of Claims

                           (i)      Class 3:  Convenience Claims

                                    Class 3 consists of all Claims against any
of the Debtors that would otherwise be classified as a Class 6 Claim, which
(i) is in an amount that is equal to or less than $5,000 or (ii) on the Ballot has been reduced to $5,000 by the holder of such Claim. On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, or (iii) the date on which such Class 3 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 3 Claim, each holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 3 Claim (a) Cash equal to the amount of such Allowed Class 3 Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

                                    Any holder of a Claim in Class 6 that
desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan and return such Ballot to the address specified therein on or before the Voting Deadline. See Section XVII of this Disclosure Statement entitled "The Solicitation; Voting Procedure". Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

                                    The Debtors estimate that Allowed
Convenience Claims (after adjustment to account for the holders of Convenience Claims in amounts greater than $5,000 who have elected to opt into Class 3) will aggregate between approximately $18.0 million and $18.5 million. Class 3 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 3 shall be entitled to vote to accept or reject the Plan.

                           (ii)     General Description of Certain Terms of
the Plan Applicable to the Treatment of Classes 4, 5, 6, and 7

                                    The primary source of distributions under
the Plan to Classes 4, 5, 6 and 7 is a combination of Available Cash, Senior Notes and shares of New OCD Common Stock, in which holders in such Classes share on a Pro Rata basis. Additionally, Classes 4, 5, 6 and 7 will share in the Litigation Trust Recoveries.

                                    The Plan Proponents previously attempted
to resolve the dispute over substantive consolidation with the Bank Holders by providing the holders of Class 4 Claims with an "off the top" settlement payment, in addition to Class 4's Pro Rata share distribution of the combination of Available Cash, Senior Notes, New OCD Common Stock and Litigation Trust Recoveries. Despite extensive negotiations among the Debtors, Bank Holders, Bondholders, Asbestos Claimants' Claimants Committee and the Future Claimants' Representative, no agreement was reached to resolve this dispute on a consensual basis. Thus the Plan provides for substantive consolidation as described herein. The separate claims of the holders of the Class 4 Claims arising from the guaranties of the 1997 Credit Agreement would be eliminated by the substantive consolidation. Class 4 is expected to object to the confirmation of the Plan and the substantive consolidation provided for in the Plan. Under this Plan, Classes 4, 5, 6 and 7 would share in the Combined Distribution Package (as defined below).

                                    The Combined Distribution Package consists
of (i) Available Cash less $7 million to be paid to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8 as part of the FB Sub-Account Settlement Payment, (ii) Senior Notes in the aggregate principal amount of $1,400 million, less the sum of (a) the amount of any deferred portion of the Allowed Priority Tax Claims and (b) Senior Notes in the aggregate principal amount of $63 million as the Senior Notes component of the FB Sub-Account Settlement Payment, (iii) 80 million shares of New OCD Common Stock, with an estimated value of $2,000 million, less 2.8 million shares, with an estimated value of $70 million, as the as the New OCD Common Stock component of the FB Sub-Account Settlement Payment and (c) ___ million shares of New OCD Common Stock to be held for employee incentive programs, and (iv) the Litigation Trust Recoveries. For a discussion of the FB-Sub-Account Settlement Payment, see Section VII.C.3.b(vii) entitled "Class 8: FB Asbestos Personal Injury Claims." For a discussion of the estimated value of the New OCD Common Stock, see Section XIV.E entitled "Valuation of the Reorganized Debtors."

                                    The distributions to Classes 4, 5, 6 and 7
will occur in two phases, with a first distribution on the Initial Distribution Date and a second one on the Final Distribution Date. The initial distribution excludes any distribution to holders of Disputed Claims (Claims which have not yet become Allowed Claims or Disallowed Claims) in Classes 4, 5 and 6. Such distributions on account of Disputed Claims will be held in a Disputed Distribution Reserve pending resolution thereof. See Section VII.G.2 of this Disclosure Statement entitled "Disputed Distribution Reserve." After all Disputed Claims in Classes 4, 5 and 6 have been Allowed or Disallowed and the amounts of Allowed Claims in these Classes are determined, the reserves on account of the Disallowed Claims will be distributed to the holders of Allowed Claims in Classes 4, 5, 6 and 7 on the Final Distribution Date.

                                    The unique nature of Asbestos Personal
Injury Claims, which include both Claims and Demands, requires a different approach for allocating the Pro Rata share of distributions to the OC Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 7. Because the identity of claimants and amounts of claims may not be ascertainable for years (or perhaps decades), a process for establishing reserves for disputed Asbestos Personal Injury Claims, reducing such reserves for the benefit of all creditors upon reductions in the amounts of predicted claims or increasing such reserves in the event of increases in predicted claims, would be largely impractical. As a result, allocation of the portion of the Combined Distribution Package allocated for the OC Sub-Account of the Asbestos Personal Injury Trust is based on the Class 7 Aggregate Amount, a projection of the anticipated amount of OC Asbestos Personal Injury Claims as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing, less the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing.

                                    Because Classes 8 and 9 are limited to
recovery from specific assets, the Class 8 Aggregate Amount and the total Allowed Claims in Class 9 do not affect the distributions to the other Classes of Claims.

                           (iii)    Class 4:  Bank Holders Claims

                                    Class 4 consists of Claims held by the
Bank Holders arising under or as a result of the Debtors' obligations under the 1997 Credit Agreement (the "Bank Holders Claims" or "Class 4 Claims").

                                    On, or as soon as reasonably practicable
after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 4 Claim becomes an Allowed Class 4 Claim, or (iii) the date on which such Class 4 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 4 Claim, each holder of an Allowed Class 4 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 4 Claim such holder's Pro Rata share of the portion of the Combined Distribution Package equal to the Class 4 Initial Distribution Percentage.

                                    In addition, on or as soon as reasonably
practicable after the Final Distribution Date, each holder of an Allowed Class 4 claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 4 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 4 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 4 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 4 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                                    The Debtors estimate that aggregate
Allowed Class 4 Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between approximately $1,472 million to $1,577 million. Class 4 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 4 shall be entitled to vote to accept or reject the Plan.

                           (iv)     Class 5:  Bondholders Claims

                                    Class 5 consists of Claims held by the
Bondholders arising under or as a result of the Debtors' obligations under the Pre-petition Bonds (the "Bondholders Claims" or "Class 5 Claims").

                                    On, or as soon as reasonable practicable
after, the later of (i) the Initial Distribution Date, (ii) the date on which such Class 5 Claim becomes an Allowed Class 5 Claim, or (iii) the date on which such Class 5 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 5 Claim, each holder of an Allowed Class 5 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 5 Claim such holder's Pro Rata share of the portion of the Combined Distribution Package equal to the Class 5 Initial Distribution Percentage.

                                    In addition, on or as soon as reasonably
practicable after the Final Distribution Date, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 5 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 5 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 5 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 5 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                                    Holders of Class 5 Bond Holder Claims may
have their distributions under the Plan reduced to the extent Pre-petition Indenture Trustees exercise any applicable rights under the Pre-petition Bond Indentures to recover their costs and/or expenses from the distributions to be paid to Holders of Class 5 Bond Holder Claims under the Plan. Any payment of such costs or expenses will commensurately reduce the recovery realized under the Plan by holders of Class 5 Bond Holder Claims.

                                    The Debtors estimate that aggregate
Allowed Bondholders Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between approximately $1,389 million. Class 5 Claims are Impaired and, to the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 5 shall be entitled to vote to accept or reject the Plan.

                           (v)      Class 6:  General Unsecured Claims

                                    Class 6 consists of those Claims against
the Debtors that are General Unsecured Claims, which are Claims against any of the Debtors that are not a DIP Facility Claim, an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Tax Claim, an Other Secured Claim, a Convenience Claim, a Bank Holders Claim, a Bondholders Claim, an OC Asbestos Personal Injury Claim, an FB Asbestos Personal Injury Claim, an FB Asbestos Property Damage Claim, an Intercompany Claim, a Subordinated Claim or an OCD Interest. General Unsecured Claims include, without limitation, all Environmental Claims and OC Asbestos Property Damage Claims ("General Unsecured Claims" or "Class 6 Claims").

                                    On, or as soon as reasonably practicable
after, the later of (i) the Initial Distribution Date, (ii) the date on which such Class 6 Claim becomes an Allowed Class 6 Claim, or (iii) the date on which such Class 6 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 6 Claim, each holder of an Allowed Class 6 Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 6 Claim such holder's Pro Rata share of the portion of the Combined Distribution Package equal to the Class 6 Initial Distribution Percentage.

                                    In addition, on or as soon as reasonably
practicable after the Final Distribution Date, each holder of an Allowed Class 6 Claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 6 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount to the Class 6 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 6 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 6 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                                    The Debtors estimate that aggregate
Allowed Class 6 Claims that have not previously been paid pursuant to an order of the Bankruptcy Court will be between approximately $323 million and $687 million.

                                    OC Asbestos Property Damage Claims are
Class 6 Claims. Holders of OC Asbestos Property Damage Claims were required to file Proofs of Claim by the April 15, 2002 General Bar Date. OCD received over 300 property damage Proofs of Claim. Of these, approximately 65 claims asserted aggregate damages of approximately $730 million, including the Claim of the State of Louisiana in the amount of $582 million. The remaining claims did not provide a claimed amount and provided almost no documentation to support their claim or to allow the Debtors to estimate the value of their claim. On January 7, 2003, the Debtors filed a motion for an order establishing case management procedures for asbestos-related property damage claims requesting that property damage claimants be required to provide the Debtors with basic supporting evidence to enable the Debtors to value their claims. On March 31, 2003, the Court entered an Order Establishing Case Management Procedures for Asbestos-Related Property Damage Claims (the "Asbestos-Related Property Damage Case Management Order") which provides, in part, that each holder of an OC Asbestos Property Damage Claim is required to provide the Debtors with certain supporting evidence within 120 days of the date of the Order to enable the Debtors to value their claims.

                                    Based on a review of their records, the
Debtors believes that the number and value of these claims are out of proportion with its historical experience. As of the Petition Date, only six property damage cases were pending against OCD, four of which had been dormant for more than five years. Prior to the Petition Date, OCD had resolved 93% of all property damage claims against it for $0 per claim. The Debtors also note that in other asbestos bankruptcies in which hundreds of property damage claims were filed, such claims were resolved for substantially less than the claimed amounts. For example, Eagle-Picher Industries received 1,000 property damage proofs of claim asserting $11.5 billion and its plan of reorganization provided only $3 million to resolve such claims. More recently, Armstrong World Industries settled 360 property damage claims (four of which alone asserted claims in excess of $200 million), for $2 million. Of these settled claims, 144 were also filed against the Debtors.

                                    Given the lack of information on these
claims at this time, the Debtors cannot estimate the likely amount of Allowed OC Asbestos Property Damage Claims with certainty, but believe that such claims will likely be allowed in the aggregate range between $1 million and $5 million. THIS ESTIMATED AMOUNT MAY BE REVISED BASED ON THE DEBTORS' ANALYSIS OF THE INFORMATION PROVIDED PURSUANT TO THE ASBESTOS-RELATED PROPERTY DAMAGE CASE MANAGEMENT ORDER.

                                    Class 6 Claims are Impaired and, to the
extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 6 shall be entitled to vote to accept or reject the Plan.

                           (vi)     Class 7:  OC Asbestos Personal Injury Claims

                                    Class 7 consists of OC Asbestos Personal
Injury Claims ("Class 7 Claims"). An "OC Asbestos Personal Injury Claim" means any present or future right to payment, claim, remedy, liability or Demand against any OC Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any OC Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Personal Injury Claims (i) include OC Indirect Asbestos PI Trust Claims and Unpaid OC Resolved Asbestos Personal Injury Claims, but (ii) exclude OC Resolved Asbestos Personal Injury Claims, OC Asbestos Property Damage Claims, OC Indirect Asbestos Property Damage Claims, workers' compensation claims, FB Asbestos Personal Injury Claims, FB Indirect Asbestos PI Trust Claims, FB Asbestos Property Damage Claims, and FB Indirect Asbestos Property Damage Claims.

                                    ALL CLASS 7 CLAIMS SHALL BE CHANNELED TO
THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. SEE SECTION VIII.C. OF THIS DISCLOSURE STATEMENT ENTITLED "THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION." THE SOLE RECOURSE OF THE HOLDER OF A CLASS 7 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 7 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN).

                                    The Asbestos Personal Injury Trust will be
funded as follows:

                                    On the Effective Date, or as soon as
practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) the portion of the Combined Distribution Package equal to the Class 7 Initial Distribution Percentage, (ii) the OC Asbestos Personal Injury Liability Insurance Assets and (iii) the OCD Insurance Escrow.

                                    On or as soon as reasonably practicable
after the Final Distribution Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) Cash in an amount equal to the Class 7 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 7 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 7 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 7 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                                    The Reorganized Debtors will also execute
and deliver to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request to issue the Distributable Shares to be distributed to the Asbestos Personal Injury Trust in the name of the Asbestos Personal Injury Trust or a nominee and transfer and assign to the Asbestos Personal Injury Trust all other assets which constitute the assets of the Asbestos Personal Injury Trust.

                                    See Section IV.D.2 entitled "Estimation of
Asbestos Liability for Plan Purposes" and Section VII.C.3.b(ii) entitled "General Description of Certain Terms of the Plan Applicable to the Treatment of Classes 4, 5, 6, and 7" for a further discussion of the estimation of OC Asbestos Personal Injury Claims.

                                    Class 7 Claims are Impaired and, to the
extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 7 are entitled to vote to accept or reject the Plan. Among such conditions to confirmation is the requirement that at least 75% of the holders of Class 7 that vote on the Plan vote in favor of the Plan.

                           (vii)    Class 8:  FB Asbestos Personal Injury Claims

                                    Class 8 consists of FB Asbestos Personal
Injury Claims ("Class 8 Claims"). An "FB Asbestos Personal Injury Claim" means any present or future right to payment, claim, remedy, liability or Demand against any FB Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products that for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Personal Injury Claims (i) include FB Indirect Asbestos PI Trust Claims and Unpaid FB Resolved Asbestos Personal Injury Claims, but (ii) exclude FB Resolved Asbestos Personal Injury Claims, FB Asbestos Property Damage Claims, FB Indirect Asbestos Property Damage Claims, workers' compensation claims, OC Asbestos Personal Injury Claims, OC Indirect Asbestos PI Trust Claims, OC Asbestos Property Damage Claims, and OC Indirect Asbestos Property Damage Claims.

                                    ALL CLASS 8 CLAIMS SHALL BE CHANNELED TO
THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. SEE SECTION VIII.C. OF THIS DISCLOSURE STATEMENT ENTITLED "THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION." THE SOLE RECOURSE OF THE HOLDER OF A CLASS 8 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 8 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN).

                                    On the Effective Date, or as soon as
practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account the following: (i) the FB Reversions, (ii) the Committed Claims Account, and (iii) the FB Sub-Account Settlement Payment. The Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustee of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard Insurance Settlement Trust Assets, and
(ii) any and all of the Fibreboard Insurance Settlement Trust's rights in the FB Reversions, to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter.

                                    The Reorganized Debtors will also execute
and deliver, or will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets and the FB Reversions.

                                    The Reorganized Debtors will, or will use
all commercially reasonable efforts to, cause the trustee of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard Insurance Settlement Trust Assets, and (ii) any and all of the Fibreboard Insurance Settlement Trust's rights in the FB Reversions, to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter. The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets and the FB Reversions. For a discussion of the Fibreboard Insurance Settlement Trust, see Section IV.B.1 of this Disclosure Statement entitled "The Fibreboard Insurance Settlement Trust."

                                    The FB Sub-Account Settlement Payment is
$140 million. It consists of the following: (a) $7 million in Cash, (b) Senior Notes in the aggregate principal amount of $63 million; and (c) 2.8 million shares of New OCD Common Stock, with an estimated value of $70 million.

                                    The FB Sub-Account Settlement Payment is a
payment for the benefit of the holders of FB Asbestos Personal Injury Claims in resolution of a number of issues and after consideration of several factors. Although the Plan Proponents believe that substantive consolidation is justified by the facts of this case and applicable law, the strict application of principles of substantive consolidation would enable the holders of FB Asbestos Personal Injury Claims to receive distributions against the assets of the consolidated OCD estate. These distributions from OCD, when combined with the specific assets dedicated for payment of FB Asbestos Personal Injury Claims, would provide these claimants with a substantially greater recovery than other creditors, including the holders of OC Asbestos Personal Injury Claims. Based on the reasonable expectations of the holders of FB Asbestos Personal Injury Claims at a time just prior to the acquisition of Fibreboard, this disparity in recoveries could be viewed as a windfall. Permitting the unpaid portion of FB Asbestos Personal Injury Claims to "spill over" against the consolidated OCD estate would have a significant detrimental effect on distributions to other creditors. On the other hand, limiting the FB Asbestos Personal Injury Claims to Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account arguably would be unfair to holders of these Claims and Demands. Prior to the acquisition of Fibreboard by OCD, additional assets were available to pay these claims, but the subsequent corporate restructuring, asset swaps, and guaranties of the 1997 Credit Agreement left Fibreboard without any material assets to pay FB Asbestos Personal Injury Claims other than the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account. These transactions comprise part of the factual basis for substantive consolidation under the Plan. Thus, the FB Sub-Account Settlement Payment represents a settlement and compromise of any right of FB Asbestos Personal Injury Claims to "spill over" against the consolidated OCD estate.

                                    In determining the amount of the FB
Sub-Account Settlement Payment, the Debtors, the Asbestos Claimants' Committee and the Future Claimants' Representative reviewed various information including (1) the hypothetical enterprise value of Fibreboard and its operating subsidiaries, (2) the restructuring of Fibreboard and its subsidiaries and the asset swaps between Fibreboard and OCD subsequent to the acquisition by OCD (in particular the swap of the Cultured Stone business in 1999 for certain OCD assets), (3) the estimated claims against Fibreboard and its operating subsidiaries, both external claims and intercompany claims, and
(4) administrative expenses and other obligations borne by the OCD estate on behalf of the Fibreboard estate. Accordingly, the parties analyzed the values that might have been available to holders of FB Asbestos Personal Injury Claims (in addition to the Fibreboard Insurance Settlement Trust) had Fibreboard not been absorbed into the OC consolidated operation and guaranteed the obligations to the Bank Holders. The Plan Proponents view these factors as an appropriate basis for a payment to compensate the holders of FB Asbestos Personal Injury Claims to give up the so-called "spillover claim", which claim would arguably provide a windfall to the holders of these claims.

                                    The Plan Proponents believe the FB
Sub-Account Settlement Payment represents a fair and equitable resolution of all issues concerning the source of payment to the holders of FB Asbestos Personal Injury Claims and the agreement for these holders not to participate in the substantive consolidation.

                                    See Section IV.D.2 entitled "Estimation of
Asbestos Liability for Plan Purposes" and Section VII.C.3.b(ii) entitled "General Description of Certain Terms of the Plan Applicable to the Treatment of Classes 4, 5, 6, and 7" for a further discussion of the estimation of FB Asbestos Personal Injury Claims.

                                    Class 8 Claims are Impaired and, to the
extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 8 are entitled to vote to accept or reject the Plan. Among such conditions to confirmation is the requirement that at least 75% of the holders of Class 8 that vote on the Plan vote in favor of the Plan.

                           (viii)   Class 9:  FB Asbestos Property Damage Claims

                                    Class 9 consists of FB Asbestos Property
Damage Claims ("Class 9 Claims"). An "FB Asbestos Property Damage Claim" means any present or future right to payment, claim, remedy, or liability against, or debt or obligation of, any FB Person, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person prior to the Petition Date, or for which any FB Person is liable due to the acts or omissions of any FB Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Property Damage Claims include FB Indirect Asbestos Property Damage Claims.

                                    ALL CLASS 9 CLAIMS SHALL BE CHANNELED TO
THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT AND THE FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES. THE FB ASBESTOS PROPERTY DAMAGE TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF AN ALLOWED CLASS 9 CLAIM SHALL BE THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLASS 9 CLAIM AGAINST ANY FB PERSON. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE FB ASBESTOS PROPERTY DAMAGE TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

                                    On the later of the Effective Date and the
date by which the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. The FB Asbestos Property Damage Insurance Assets means rights to coverage for FB Asbestos Property Damage Claims under liability insurance policies issued to Fibreboard and identified in Schedule XV to the Plan, to be filed at least ten
(10) Business Days prior to the Objection Deadline. The foregoing includes, without limitation, (i) rights under such insurance policies, rights under settlement agreements made with respect to such insurance policies, Insolvent Insurer PD Rights, and Insurance Guarantee Fund PD Rights; and (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors for FB Asbestos Property Damage Claims under any such policies or related agreements, provided that a reciprocal release of the Debtors in connection with said policies or agreements is given in exchange by the insurer or other released insurance entity and further provided that any such release shall not encompass rights with respect to coverage for workers' compensation claims or with respect to coverage other than for FB Asbestos Property Damage Claims.

                                    Holders of FB Asbestos Property Damage
Claims were required to file Proofs of Claim by the General Bar Date. Fibreboard received over 275 property damage Proofs of Claim, 26 of which collectively asserted damages in excess of $592 million. One of these claims was filed by the State of Louisiana in the amount of $582 million. The State of Louisiana also filed a claim in the same amount against OCD, but the Debtors understand that the State of Louisiana believes it has a single claim against the Debtors in the aggregate amount of $582 million. The Bankruptcy Court dismissed 11 of these claims after the Debtors filed objections. The remaining claims did not state a claimed amount and provided almost no documentation to support their claim or to enable Fibreboard to estimate the value of their claims. The Debtors filed a motion for a case management order requesting that property damage claimants be required to provide the Debtors with basic supporting evidence to enable the Debtors to value their claims. On March 31, 2003, the Court entered Asbestos-Related Property Damage Case Management Order which provides, in part, that each holder of an FB Asbestos Property Damage Claim is required to provide the Debtors with certain supporting evidence within 120 days of the date of the Order to enable the Debtors to value their claims.

                                    Based on a review of its records,
Fibreboard believes that the number and value of these claims are out of proportion with its historical experience. As of the Petition Date, only six property damage cases were pending against Fibreboard, four of which had been dormant for more than five years. Prior to the Petition Date, Fibreboard had resolved 92% of all property damage claims against it for $0 per claim. Fibreboard also notes that in other asbestos bankruptcies in which hundreds of property damage claims were filed, such claims were resolved for substantially less than the claimed amounts. For example, Eagle-Picher Industries received 1,000 property damage proofs of claim asserting $11.5 billion and its plan of reorganization provided only $3 million to resolve such claims. More recently, Armstrong World Industries settled 360 property damage claims (four of which alone asserted claims in excess of $200 million), for $2 million. Of these settled claims, 144 were also asserted against Fibreboard.

                                    Given the lack of information on these
claims at this time, the Debtors cannot estimate the likely amount of Allowed FB Asbestos Property Damage Claims with certainty, but believe that such claims will likely be allowed in the aggregate range between $2 million and $7 million. THIS ESTIMATED AMOUNT MAY BE REVISED BASED ON THE DEBTORS' ANALYSIS OF THE INFORMATION PROVIDED PURSUANT TO THE ASBESTOS-RELATED PROPERTY DAMAGE CASE MANAGEMENT ORDER. The Debtors believe that FB has insurance coverage sufficient to pay FB Asbestos Property Damage Claims.

                                    Class 9 Claims are Impaired and, to the
extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 9 shall be entitled to vote to accept or reject the Plan.

                           (ix)     Class 10:  Intercompany Claims

                                    Class 10 consists of Intercompany Claims
("Class 10 Claims"). An "Intercompany Claim" is any Claim, including, without limitation, any Administrative Claim, by a Debtor against another Debtor or a non-Debtor Subsidiary against a Debtor, but excluding the Claims set forth on
Schedule XIII to the Plan, as it may be filed or amended at least ten (10) Business Days prior to the Objection Deadline. Under the Plan, on the Effective Date, all Intercompany Claims other than such Claims set forth in
Schedule XIII, to be filed or amended at least ten (10) Business Days prior to the Objection Deadline, shall be deemed cancelled and extinguished in accordance with Section 5.2 of the Plan. Except as specified on Schedule XIII, no holder on an Intercompany Claim shall be entitled to, or shall receive or retain any property or interest in property on account of, such Intercompany Claim. Schedule XIII shall indicate the classification and/or treatment of the Claims set forth therein. The Plan Proponents reserve the option to preserve a Claim by a Debtor against another Debtor to the extent that extinguishing such Claim under the Plan has a detrimental effect on the Debtors.

                                    Class 10 Claims are Impaired. The holders
of the Claims in Class 10 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                           (x)      Class 11:  Subordinated Claims

                                    Class 11 consists of all Subordinated
Claims ("Class 11 Claims"). "Subordinated Claims" consist of Claims or Interests (in the event that a Claim might be characterized as an Interest) of any Person who has entered in a subordination agreement that is enforceable under applicable non-bankruptcy law and which subordinates such Claims or Interests to any holders of Claims who will not be paid in full on account of such holders Allowed Claims under the Plan. Subordinated Claims include, without limitation, the MIPS Claims and Interests.

                                    On the Effective Date, all of the
Subordinated Claims shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such Subordinated Claims.

                                    Class 11 Claims are Impaired. The holders
of the Claims in Class 11 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                           (xi)     Class 12:  OCD Interests

                                    Class 12 consists of all OCD Interests
("Class 12 Interests"). "OCD Interests" consist of (i) collectively, all Existing OCD Common Stock, Existing OCD Preferred Stock and Existing OCD Options, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD Preferred Stock, Existing OCD Options or other capital stock in OCD, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of the capital stock of OCD, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, OCD or another Debtor; and (ii) all shares of Preferred Stock and Class A Common Stock of Integrex, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, relating to such stock, held by Blue Ridge Investments, L.L.C. or its successors and assigns.

                                    On the Effective Date, all of the OCD
Interests outstanding at the Effective Date shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such OCD Interests.

                                    Class 12 Interests are Impaired. The
holders of the Interests in Class 12 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

         D. Summary of Debt to be Incurred, Securities to be Issued and Other Consideration Under the Plan; Execution of Related Documents

         The Plan provides that the holders of Allowed Claims in Classes 4, 5, 6, 7 and 8 will receive consideration in the form of a combination of (1) Cash, (2) Senior Notes, (3) shares of New OCD Common Stock and (4) the Litigation Trust Recoveries. Class 7 will receive additional distributions consisting of the OC Asbestos Personal Injury Liability Insurance Assets and the OCD Insurance Escrow. Class 8 will receive additional distributions consisting of Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account.

         The following discussion summarizes certain provisions of securities and other consideration to be distributed pursuant to the Plan. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the instruments pursuant to which such securities are to be issued, forms of which are attached as Exhibits to the Plan.

         1.       Cash

                  As of the date of the Disclosure Statement, the total amount of cash that will be available on the Effective Date to fund the cash component of distributions under the Plan has been estimated at $302 million. The sources of the cash that will be used to fund that cash component will include the following:

                  (a)      Restricted Cash, OCD Reversions and FB Reversions

                           Restricted Cash consists of the administrative
deposits (together with earnings thereon) made by OCD (OCD Restricted Cash) and Fibreboard (FB Restricted Cash) which were deposited in settlement accounts in respect of Asbestos Personal Injury Claims to facilitate claims processing under the NSP remaining in those settlement accounts as of five (5) Business Days prior to the Effective Date. As discussed above, there has been litigation commenced with respect to funds in the settlement accounts. See
Section IV.E.7 of this Disclosure Statement entitled "Baron & Budd Administrative Deposits" and Section V.G.3.e of this Disclosure Statement entitled "NSP Actions and Tolling Agreements."

                           To the extent that the Bankruptcy Court authorizes
such Restricted Cash to be used to conclude OC Resolved Asbestos Personal Injury Claims or FB Resolved Asbestos Personal Injury Claims, such funds will continue to be used for those purposes. OC Resolved Asbestos Personal Injury Claims and FB Resolved Asbestos Personal Injury Claims are Asbestos Personal Injury Claims with respect to which (i) the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with OC or Fibreboard, respectively, and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date as determined by the Bankruptcy Court and (ii) such Claims are eligible to be paid from settlement accounts in respect of FB Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C., (b) Foster & Sear, LLP, (c) W&K, or (d) Weitz & Luxenberg, and such monies are available to pay such claims and have not been or are not avoided and recovered for the benefit of the Debtors' Estates or the Fibreboard Insurance Settlement Trust.

                           OCD Reversions are such amounts as may from time to
time be released from the settlement accounts in respect of OC Asbestos Personal Injury Claims and returned to OCD. If released to OCD so that it would be shown as cash or cash equivalents on a consolidated balance sheet of OC as of the last day of the month prior to the month in which the Effective Date occurs, such OCD Reversions would become Available Cash. OCD Restricted Cash which is released as a result of an Avoidance Action becomes a Litigation Trust Asset. FB Reversions are such amounts as may from time to time be released from the settlement accounts in respect of FB Asbestos Personal Injury Claims and returned to the Fibreboard Insurance Settlement Trust or FB Sub-Account of the Asbestos Personal Injury Trust, whichever is applicable. FB Reversions shall include any recoveries, including any recoveries on account of Avoidance Actions, of those funds previously paid from the Fibreboard Insurance Settlement Trust.

                  (b)      Available Cash

                           Available Cash means Cash in the amount of the sum
of (i) all Cash that would be shown as cash or cash equivalents on a consolidated balance sheet of OC as of the last day of the month prior to the month in which the Effective Date occurs, prepared in accordance with United States generally accepted accounting principles consistent with the past practices of OC, and (ii) the OCD Reversions to the extent set forth in the immediately preceding paragraph, and excluding (a) the OCD Insurance Escrow,
(b) the aggregate amount of Cash to be distributed to holders of Unclassified Claims, Unimpaired Claims and Allowed Class 3 Claims, (c) Restricted Cash, (d) the Existing Fibreboard Insurance Settlement Trust Assets, (e) the FB Reversions, (f) the Litigation Trust Assets, and (g) necessary reserves for working capital and pension contributions as determined by the Debtors and approved by the other Plan Proponents.

                           Based upon the assumptions used in preparing the
Financial Projections included in Appendix B of the Disclosure Statement and assuming that the Effective Date will occur on December 31, 2003, the Debtors expect that approximately $302 million of cash will be Available Cash for distribution in accordance with the provision of the Plan (such estimate has been utilized for purposes of calculating estimated recoveries). This estimate of Available Cash assumes cash of $792 million as of the Effective Date and excludes (i) a reserve of $380 million for working capital and pension contribution purposes, (ii) $40 million for Exit Facility fees and employee retention payments, (retention program previously approved by the Bankruptcy Court and due upon emergence from bankruptcy), and (iii) $70 million in the aggregate for distributions to holders of Unclassified Claims, Unimpaired Claims and Allowed Class 3 Claims.

         2.       Senior Notes

                  The Senior Notes component of the distributions under the Plan will consist of an issue of unsecured unsubordinated debt securities in the aggregate principal amount of $1,400 million less the sum of (a) the aggregate principal amount of the debt to the IRS which is an Allowed Priority Tax Claim and (b) the amount of, if any, to be drawn under the Exit Facility at the Effective Date. The principal terms and conditions of the Senior Notes are set forth in the preliminary term sheet set forth as Appendix E to this Disclosure Statement. The Senior Notes may be issued in one or more series, each of which may have different terms, maturities and interest rates. While the specific terms of the Senior Notes will be established in consultation with OC's financial advisors closer to the Effective Date, the terms are expected to be similar to the terms of unsubordinated obligations issued by comparably rated industrial companies at that time, including the following:
(a) interest, payable semi-annually, at a fixed rate based upon U.S. Treasury Notes with like maturities plus a spread determined to be the average corporate spread over the Treasury Notes for outstanding issues of comparable maturities and comparably rated U.S. industrial companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date and (b) a maturity, as selected by the Debtors, expected to be no less than five years and no more than 10 years, with no sinking fund or other required principal payments made on the Senior Notes until the maturity date.

         3.       New OCD Common Stock

                  The common stock component of the distributions under the Plan will consist of newly issued shares of New OCD Common Stock. As of the Effective Date, the authorized capital stock of Reorganized OCD will consist of 200 million shares of New OCD Common Stock, par value $0.10 per share. The Amended and Restated Certificate of Incorporation of Reorganized OCD will provide, in accordance with Section 1123(a)(6) of the Bankruptcy Code, that Reorganized OCD shall not have authority to issue any nonvoting equity securities. As of the Effective Date, after giving effect to the distributions under the Plan, 80 million shares of New OCD Common Stock will be issued and outstanding.

                  All shares of New OCD Common Stock will be identical and will entitle the holders thereof to the same rights and privileges and, except as otherwise required by law, on all matters submitted for a vote of OCD's stockholders, the holders of New OCD Common Stock will be entitled to one vote, in person or by proxy, for each share of New OCD Common Stock owned. The New OCD Common Stock will be subject to dilution as a result of future issuances, including shares that are or may be issued under any stock-based management incentive plans. Holders of New OCD Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors of Reorganized OCD in its discretion from funds legally available therefore. When and as dividends or other distributions are paid, whether payable in Cash, in property or in securities of Reorganized OCD, the holders of New OCD Common Stock will be entitled to share equally, share for share, in such dividends or other distributions. In the event of any liquidation, dissolution or winding up of the affairs of Reorganized OCD, whether voluntary or involuntary or otherwise, the holders of New OCD Common Stock will be entitled to share, Pro Rata, in any property available for distribution after satisfaction of all other claims.

                  Holders of the shares of New OCD Common Stock will have no preemptive or other subscription rights and there will be no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the shares of New OCD Common Stock that will be issued as of the Effective Date will be fully paid and nonassessable.

                  OC will determine the equity value of the New OCD Common Stock as of the Effective Date, based upon the residual value of the equity of Reorganized OCD, with the assistance of its financial advisors and the financial advisors for the other Plan Proponents. See Section XIV of the Disclosure Statement entitled "Feasibility of the Plan and Best Interests of Creditors."

         4.       Litigation Trust Recoveries

                  As part of the distributions to be made under the Plan, the holders of Allowed Claims in Classes 4, 5, and 6 and the OC Sub-Account of the Asbestos Personal Injury Trust will receive a proportionate interest in Litigation Trust Recoveries, if any. The Litigation Trust Recoveries will be distributed to holders of the Allowed Claims in each of Classes 4, 5, and 6 (with appropriate reserves of Litigation Trust Recoveries for holders of Disputed Claims in each of such Classes) and to the OC Sub-Account of the Asbestos Personal Injury Trust, in each case, in accordance with the formulas described in Section VII C.3.b.(ii)-(vi) of this Disclosure Statement. See
Section X entitled "The Litigation Trust" for a summary of the terms of the Litigation Trust Agreement.

         E.       Distributions under the Plan

         1.       The Disbursing Agent

                  The Disbursing Agent or, in the case of the Bondholders Claims, the appropriate Pre-petition Indenture Trustee, shall make all distributions required under the Plan, except to holders of Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims. Asbestos Personal Injury Claims shall be satisfied in accordance with the distribution procedures described in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. FB Asbestos Property Damage Claims shall be satisfied in accordance with the distribution procedures described in the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

                  The Reorganized OCD or any other Person designated by the Plan Proponents, shall serve as a disbursing agent under the Plan. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent will be entitled to receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

         2.       Distributions for Claims Allowed as of the Initial
                  Distribution Date

                  Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Initial Distribution Date shall be made on, or as soon as practicable after, the Initial Distribution Date, which means with respect to holders of Allowed Class 1, 2A, 2B, 3, 4, 5, and 6 Claims, a date that is not later than thirty (30) days after the Effective Date. Distributions on account of (a) Class 7 and 8 Claims shall be made in accordance with the terms or conditions of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures (see
Section VIII of this Disclosure Statement entitled "The Asbestos Personal Injury Trust"), and (b) Class 9 Claims shall be made in accordance with the terms or conditions of the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures (see Section IX of this Disclosure Statement entitled "The FB Asbestos Property Damage Trust"). Distributions on account of Claims that first become Allowed Claims after the Initial Distribution Date shall be made pursuant to Section 9.4 of the Plan, as described in Section VII. G.3 of this Disclosure Statement entitled "Distributions on Account of Disputed Claims Once They are Allowed". Notwithstanding the date on which any distribution of New OCD Securities is actually made to a holder of a Claim that is an Allowed Claim on the Initial Distribution Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Initial Distribution Date.

                  "Allowed" means:

                  (a) with respect to any Claim, other than an Administrative Claim, an Asbestos Personal Injury Claim or an FB Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Federal Rule of Bankruptcy Procedure 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim in under review for possible objection, or
(ii) as to which no objection is filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent asserted in the proof of such Claim or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

                  (b) with respect to any Claim, other than an Administrative Claim, an Asbestos Personal Injury Claim or an FB Asbestos Property Damage Claim, as to which no Proof of Claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent that such Claim has been listed by one of the Debtors in its SOFAS as liquidated in amount and not disputed or contingent and (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim in under review for possible objection, or (ii) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

                  (c) with respect to any other Claim that is asserted to constitute an Administrative Claim, other than a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code,
(a) that represents an actual or necessary expense of preserving the Estate or operating the business of the Debtors, to the extent that such Claim is reflected as a postpetition liability of any of the Debtors on the Debtors' books and records as of the Effective Date, or (b) that the Debtors dispute, to the extent that such Claim is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under Sections 503(b) and 507(a)(1) of the Bankruptcy Code;

                  (d) with respect to any other Claim that is asserted to constitute an Administrative Claim that represents a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, to the extent that such Claim is allowed by a Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code;

                  (e) with respect to any Asbestos Personal Injury Claim, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures; or

                  (f) with respect to any FB Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

         3.       Interest on Claims

                  Unless otherwise specifically provided for in the Plan, the Confirmation Order, or the Asbestos Personal Injury Trust Distribution Procedures, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         4. Record Date for Distributions to Holders of Bank Holders Claims and Bondholders Claims

                  At the close of business on the Distribution Record Date, the transfer records for the Bank Holders Claims and Bondholders Claims will be closed, and there shall be no further changes in the record holders of Bank Holders Claims or Bondholders Claims. None of the Reorganized Debtors, the Disbursing Agent, if any, CSFB, as agent for the Bank Holders nor the applicable Pre-petition Indenture Trustee under the Pre-petition Bond Indenture for the Bondholders will have any obligation to recognize any transfer of Allowed Bank Holders Claims or Allowed Bondholders Claims, as applicable, occurring after the Distribution Record Date, and they will be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

                  Distributions to holders of Bondholder Claims administered by the Pre-petition Indenture Trustees will be made by means of book-entry exchange through the facilities of the Despository Trust Corporation ("DTC") in accordance with the customary practices of the DTC, as and to the extent practicable. In connection with such book-entry exchange, each Pre-petition Indenture Trustee will deliver instructions to the DTC directing the DTC to effect distributions on a pro rata basis as provided under the Plan with respect to the Bondholder Claims upon which such Indenture Trustee acts as trustee.

         5.       Delivery of Distributions

                  (a)      General

                           Distributions to holders of Allowed Claims in
Classes 1, 2A, 2B, 3, 4, 5 and 6 shall be made by the Disbursing Agent or the applicable Pre-petition Indenture Trustee, as the case may be. A "Pre-petition Indenture Trustee" means collectively, the Persons serving from time to time as trustees or paying agents under the Pre-petition Bond Indentures, pursuant to the terms of the applicable Pre-Petition Bond Indentures. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made until the Disbursing Agent (or the Pre-petition Indenture Trustee as applicable) is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent (or the Pre-petition Indenture Trustee as applicable) shall be returned to the Reorganized Debtors until such distributions are claimed. All the claims for undeliverable distributions made by the Disbursing Agent or the Pre-petition Indenture Trustee, as the case may be, must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, the Reorganized Debtors, any Disbursing Agent, the Administrative Agent for the Bank Holders or any Pre-petition Indenture Trustee to attempt to locate any holder of an Allowed Claim after the first (1st) anniversary of the Effective Date.

                           Cash payments made pursuant to the Plan will be in
United States funds by means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

                  (b)      Fractional New OCD Common Stock; Other
                           Distributions

                           (i) No fractional shares of New OCD Common Stock
will be issued or distributed under the Plan. If any distribution pursuant to the Plan would otherwise result in the issuance of New OCD Common Stock that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions of greater than one-half (1/2) shall be rounded to the next higher whole number, and (b) fractions of one-half (1/2) or less shall be rounded to the next lower whole number. The total number of shares of New OCD Common Stock and the Senior Notes to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided for herein.

                           (ii) No consideration shall be provided in lieu of
fractional shares that are rounded down. The Senior Notes will only be issued with a principal amount in multiples of $1,000 or integral multiples thereof. The principal amount of the Senior Notes that would have been distributed in amounts of other than $1,000 shall be rounded as follows: (a) amounts equal to or less than $500 shall be reduced to $0.00 and (b) amounts greater than $500 shall be increased to $1,000.

                           (iii) The payment of fractions of dollars shall not
be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of the fraction to the nearest whole dollar (up and down), with half dollars rounded down.

                           (iv) The Disbursing Agent, or any agent or
servicer, as the case may be, shall not make any payment of less than thirty dollars ($30.00) with respect to any Claim.

                  (c)      Surrender of Pre-petition Bonds

                           (i)      Manner of Surrender of the Pre-petition
Bonds

                                    Except as provided in connection with
lost, stolen, mutilated or destroyed Pre-petition Bonds, each holder of an Allowed Claim evidenced by a Pre-petition Bond shall tender such Pre-petition Bond to the respective Pre-petition Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Pre-petition Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Pre-petition Bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Pre-petition Bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or Pre-petition Bonds to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Pre-petition Bonds shall be marked as cancelled and delivered by the respective Pre-petition Indenture Trustee to the Reorganized Debtors.

                           (ii)     Lost, Mutilated or Destroyed Pre-petition
Bonds

                                    In addition to any requirements under the
applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of indebtedness or obligation of a Debtor evidenced by a Pre-petition Bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering the Pre-petition Bond, deliver to the Pre-petition Indenture Trustee (a) evidence satisfactory to the Pre-petition Indenture Trustee of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Pre-petition Indenture Trustee to hold the Pre-petition Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Pre-petition Bond.

                           (iii)    Failure to Surrender Cancelled Pre-petition
Bonds

                                    Any holder of a Pre-petition Bond that
fails to surrender or be deemed to have surrendered such Pre-petition Bond before the first (1st) anniversary of the Effective Date shall have its Claim for a distribution on account of such Pre-petition Bond discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective property.

                           (iv)     Distributions upon Receipt of Pre-petition
Bonds

                                    No distribution of property under the Plan
shall be made to or on behalf of any such holders unless and until such Pre-petition Bond is received by the appropriate Pre-petition Indenture Trustee, or the unavailability of such Pre-petition Bond is established to the reasonable satisfaction of the appropriate Pre-petition Indenture Trustee or such requirement is waived by the Reorganized Debtors.

                  (d)      Withholding and Reporting Requirements

                           For distributions under the Plan, the Disbursing
Agent shall, to the extent applicable, comply with all tax withholding and backup withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions thereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                  (e)      Setoffs

                           The Reorganized Debtors may, but shall not be
required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

         F.       Treatment of Executory Contracts and Unexpired Leases

         1.       Assumption and Rejection of Executory Contracts and
                  Unexpired Leases

                  Under Section 365 of the Bankruptcy Code, the Debtors have the right, subject to Bankruptcy Court approval, to assume or reject any executory contracts or unexpired leases. If the Debtors reject an executory contract or unexpired lease that was entered into before the Petition Date, the contract or lease will be treated as if it had been breached on the date immediately preceding the Petition Date, and the other party to the agreement will have a Class 6 Claim for damages incurred as a result of the rejection. In the case of rejection of employment severance agreements and real property leases, damages are subject to certain limitations imposed by Sections 365 and 502 of the Bankruptcy Code.

                  (a)      Assumed Contracts and Leases

                           Except as otherwise provided in the Plan, or in any
contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion pending before the Bankruptcy Court as of the Confirmation Date to assume or reject such contract or lease or (iv) is listed on Schedule IV, to be filed at least ten (10) Business Days prior to the Objection Deadline, as being an executory contract or unexpired lease to be rejected; provided, however, that the Plan Proponents reserve the right, at any time prior to the Confirmation Date, to amend
Schedule IV to the Plan to add or delete any unexpired lease or executory contract. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

                           Each executory contract and unexpired lease that is
assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

                           Except to the extent previously assumed or rejected
by an order of the Bankruptcy Court, on or before the Confirmation Date, all employment and severance practices and policies and all compensation and benefit plans, policies and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability or other insurance plans and programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be and shall be treated as though they are executory contracts under the Plan that are assumed pursuant to Section 365(b)(2) of the Bankruptcy Code, except for (i) executory contracts or plans specifically rejected pursuant to the Plan and (ii) executory contracts or plans as have been previously rejected, are the subject of a motion to reject or have been specifically waived by the beneficiary of any plans or contracts; provided, however, that the debtors may pay "retiree benefits" (as defined in Section 1114(a) of the Bankruptcy Code).

                           Certain employee benefit plans will be terminated
or amended on the Effective Date or earlier, as follows:

                           (i) The Stock Performance Plan, the 1995 Stock
Plan and the 1987 Stock Plan for Directors, each of which is an equity incentive plan providing for grants of equity-based awards, including stock options and restricted stock, will be deemed terminated, cancelled and of no further force and effect, and the participants thereunder will have no further rights under such plans.

                  (b)      Payments Related to Assumption of Contracts and
                           Leases

                           Any monetary amounts by which each executory
contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Debtor party to the contract or lease or the assignee of such Debtor assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be. The Confirmation Order shall contain provisions for notices of proposed assumptions and proposed Cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. If no proposed Cure amount is proposed by the Debtors, it shall be presumed that the Debtors are asserting that no Cure amount is required to be paid under Section 365(b)(1) of the Bankruptcy Code.

                           The Debtors estimate that the aggregate amount to be
paid as Cure associated with the assumption of executory contracts, that have not been previously paid pursuant to an order of the Bankruptcy Court, will be between $20 million and $25 million.

                  (c)      Rejected Contracts and Leases

                           On the Effective Date, each executory contract and
unexpired lease that is listed on Schedule IV to the Plan, shall be rejected pursuant to Section 365 of the Bankruptcy Code. Each contract or lease listed on Schedule IV to the Plan shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The Plan Proponents reserve their right, at any time prior to the Confirmation Date, to amend Schedule IV to the Plan to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease (i) is not listed on Schedule IV to the Plan, (ii) has not been previously rejected or (iii) is not subject to a motion to reject at the time of the Confirmation Date, such executory contract or unexpired lease shall be deemed assumed. Listing a contract or lease on Schedule IV to the Plan shall not constitute an admission by a Debtor nor a Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder. Without limiting the foregoing, any agreement entered into prior to the Petition Date by or on behalf of the Debtors with a holder of an Asbestos Personal Injury Claim with respect to the settlement of any OC Asbestos Personal Injury Claim or FB Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of Section 365(a) of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code.

                            The Debtors estimate that the total aggregate
allowed amount of claims resulting from rejecting executory contracts and unexpired leases that have not been paid pursuant to Order of the Bankruptcy Court will be between $46 and $87 million.

                  (d)      Rejection Damages Bar Date

                           If the rejection by a Debtor, pursuant to the Plan
or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, counsel to the Unsecured Creditors' Committee and counsel to the Asbestos Claimants' Committee, within thirty (30) days after service of the notice that the executory contract or unexpired lease has been rejected.

                  (e)      Insurance Policies and Agreements

                           The Plan contains separate provisions with respect
to insurance policies and agreements. The Debtors do not believe that the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then the Plan shall constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek rejection of such insurance policy or agreement or other available relief.

                           Nonetheless, the Debtors may elect to reject
certain insurance policies and agreements to the extent they are determined to be executory contracts. To the extent that any or all of the insurance policies and agreements set forth on Schedule XI to the Plan, to be filed no later than ten (10) Business Days prior to the Objection Deadline, are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies and agreements set forth on Schedule XI to the Plan, and the entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute approval of such rejection pursuant to
Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on Schedule XI to the Plan is burdensome and that the rejection thereof is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases.

                           The rights under the insurance policies and
agreements constituting (i) the OC Asbestos Personal Injury Liability Insurance Assets shall, to the extent necessary, be deemed assigned to the OC Sub-Account of the Asbestos Personal Injury Trust as of the Effective Date and
(ii) the FB Asbestos Property Damage Insurance Assets shall, to the extent necessary, be deemed assigned to the FB Asbestos Property Damage Trust as of the Effective Date, and, pursuant to Section 365 of the Bankruptcy Code, the Debtors shall have no further liability thereunder from and after June 18, 2001.

                           Nothing contained in the Plan shall constitute a
waiver of any claim, right, or cause of action that the Debtors, the Asbestos Personal Injury Trust, the FB Asbestos Property Damage Trust, or the Reorganized Debtors, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

                  (f) Indemnification Obligations and Agreements Concerning Obligations to Indemnify

                           Indemnification Obligations shall be deemed to be,
and shall be treated as though they are, executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan and such obligations shall survive confirmation of the Plan, remain unaffected by the Plan and shall not be discharged or impaired by the Plan, irrespective of whether indemnification or reimbursement obligation is owed in connection with an event occurring before or after the Petition Date.

                           "Indemnification Obligations" mean any legally
enforceable obligations of any of the Debtors under their charters, by-laws, contracts assumed by them pursuant to Section 365 of the Bankruptcy Code, or statute, to indemnify, reimburse or provide contribution to any or all persons who may serve or who have served at any time as directors, officers, employees, agents, professionals or advisors of such Debtor, or who at the request of any of the Debtors served as directors, officers, employees, agents, professionals or advisors of another corporation (including Subsidiaries of the Debtors) or of any partnership, joint venture, trust or other enterprise, and any directors, officers, employees, agents, professionals or advisors of any of the Debtors who at the request of such Debtor may serve or have served as agents or fiduciaries of an employee benefit plan of such Debtor or any of its Subsidiaries, from and against any of the expenses, liabilities or other matters arising under or in or covered by applicable law, provided that the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, professional or advisor or in any other capacity while serving as a director, officer, employee, agent, professional or advisor, and provided that such obligations shall not cover willful misconduct. Notwithstanding anything to the contrary herein, Indemnification Obligations shall not include any obligations of the Debtors to pay or reimburse any party in connection with
(i) funds recovered or to be recovered from such party pursuant to an Avoidance Action, or (ii) claims arising out of or in connection with the case of John Hancock Life Insurance Co., et al. v. Goldman, Sachs & Co., et al., in the United States District Court for the District of Massachusetts, C.A. No. 01-10729-RWZ.

                           Except as otherwise provided in this Plan,
indemnification obligations that are not Indemnification Obligations hereof shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code as of the Effective Date. The Plan does provide the Debtor the right to honor certain distributorship indemnification claims. See Section 14.10 the Plan.

         G. Resolution and Treatment of Disputed, Contingent, and Unliquidated Claims

         1.       Objections

         Unless otherwise ordered by the Bankruptcy Court, only the Debtors, the Reorganized Debtors or the Disbursing Agent shall have the authority to file objections to settle, compromise, withdraw or litigate objections to Claims, other than with respect to (a) Professional Fee Claims, (b) Asbestos Personal Injury Claims (which Claims and Demands shall be governed solely in accordance with the procedures established pursuant to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures), and (c) FB Asbestos Property Damage Claims (which Claims shall be governed solely in accordance with the procedures established pursuant to the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures, respectively). Nothing herein shall be construed as limiting the right of the United States Trustee to be heard under Sections 307 or 502(a) of the Bankruptcy Code with regard to any Professional Fee Claims or other similar claims or requests for payment of administrative expenses. From and after the Confirmation Date, the Reorganized Debtors or the Disbursing Agent may settle or compromise any Disputed Claim (any Class 1, Class 2A, Class 2B, Class 3, Class 4, Class 5, or Class 6 Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim) without approval of the Bankruptcy Court.

         All objections to Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, must be filed and served on the holders of such Claims by the Claims Objection Deadline. Nothing contained herein, however, shall limit the Debtors' or Reorganized Debtors' right to object to any Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims filed or amended after the Claims Objection Deadline, which day shall be one hundred and eighty (180) days after the Effective Date, unless extended by order of the Bankruptcy Court. If an objection has not been filed to a Proof of Claim or a scheduled Claim, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

         Notwithstanding any other provision in this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

         2.       Disputed Distribution Reserve

                  The Disbursing Agent shall establish appropriate reserves for Disputed Claims by withholding the lesser of (i) 100% of distributions to which holders of Disputed Claims would be entitled under the Plan if such Disputed Claims were Allowed Claims, or (ii) such other amount as may be approved by the Bankruptcy Court. On, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disbursing Agent, and the Disbursing Agent shall reserve for the account of each holder of a Disputed Claim, (a) Cash, Senior Notes, New OCD Common Stock, or such other property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim an Allowed Claim on such date, in the Face Amount thereof, or (b) Cash, Senior Notes, New OCD Common Stock, or such other property of a lesser value as such holder and the Reorganized Debtors may agree. Cash, Senior Notes, New OCD Common Stock, or such other property reserved under the Plan shall be set aside and segregated by Class of Claims and, in the case of Cash, Cash dividends or Cash payments in respect thereof, to the extent practicable, held by the Disbursing Agent in an interest bearing escrow fund (which may be a single account for each Class, provided that separate book entries for each Claim are maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of such Disputed Claims.

         3.       Distributions on Account of Disputed Claims Once They are
                  Allowed

                  On each Quarterly Distribution Date (the calendar quarters ending in March, June, September and December), the Disbursing Agent shall make payments and distributions from the reserve established for Disputed Claims to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. After the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, the Reorganized Debtors shall distribute to the holder of such Claim any property in the reserve established for Disputed Claims that would have been distributed to the holder of such claim had such Claim been an Allowed Claim, pursuant to the provisions of Article III governing the applicable Class. Holders of such Claims that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately Allowed, the amount of any dividends or other distributions received on account of the property in reserve between the Effective Date and the date such distribution is made to such holder of a Claim.

         H.       Exit Facility

         The Debtors anticipate that they will obtain new bank financing on the Effective Date (the "Exit Facility") for general working capital and corporate purposes, in such amounts and on such terms as are satisfactory to the Debtors and the Plan Proponents. The Debtors have not yet ascertained the amount or the terms of the Exit Facility.

         I. Conditions Precedent to Confirmation and Effectiveness of the Plan

         1. Conditions to Confirmation Relating to the Asbestos Permanent Channeling Injunction

                  The Plan will not be confirmed, and the Confirmation Order will not be entered, until and unless the Confirmation Conditions set forth below have been satisfied or waived by the Plan Proponents. These Confirmation Conditions are designed to, inter alia, ensure that the Asbestos Personal Injury Permanent Channeling Injunction will be effective, binding and enforceable and will be based on the following general findings of the Bankruptcy Court, each of which will be contained in the Confirmation Order in form and substance acceptable to the Plan Proponents. The following are conditions to the Plan which relate to Asbestos Personal Injury Claims and the Asbestos Personal Injury Permanent Channeling Injunction, although such conditions may be relevant to the FB Asbestos Property Damage Claims and the FB Asbestos Property Damage Trust.

                  (a) The Asbestos Personal Injury Permanent Channeling Injunction is to be implemented in connection with the Asbestos Personal Injury Trust and the Plan.

                  (b) At the time of the order for relief with respect to OC and Fibreboard, OC and Fibreboard had been named as defendants in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

                  (c) The Asbestos Personal Injury Trust, as of the Effective Date, will assume the liabilities of all of the OC Persons with respect to OC Asbestos Personal Injury Claims and, upon such assumption, the Reorganized Debtors and the OC Persons shall have no liability for any OC Asbestos Personal Injury Claims.

                  (d) The Asbestos Personal Injury Trust, as of the Effective Date, will assume the liabilities of all of the FB Persons with respect to FB Asbestos Personal Injury Claims and, upon such assumption, the Reorganized Debtors and the FB Persons shall have no liability for any FB Asbestos Personal Injury Claims.

                  (e) The OC Sub-Account of the Asbestos Personal Injury Trust is to be funded in whole or in part with Cash, Senior Notes, New OCD Common Stock, the OCD Insurance Escrow, the OC Asbestos Personal Injury Liability Insurance Assets, distributable proceeds of the Litigation Trust Assets, and by the obligation of Reorganized OCD to make future payments, including dividends.

                  (f) The FB Sub-Account of the Asbestos Personal Injury Trust is to be funded in whole or in part with the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions, the Committed Claims Account, and the FB Sub-Account Settlement Payment.

                  (g) The Asbestos Personal Injury Trust is to own, upon the Initial Distribution Date, a majority of the voting shares of Reorganized OCD.

                  (h) In light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust on behalf of each Protected Party, the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any Protected Party.

                  (i) Reorganized OCD and Reorganized Fibreboard are likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that gave rise to (a) OC Asbestos Personal Injury Claims and (b) FB Asbestos Personal Injury Claims, respectively, that are addressed by the Asbestos Personal Injury Permanent Channeling Injunction.

                  (j) The actual amounts, numbers, and timing of such Demands cannot be determined.

                  (k) Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands.

                  (l) The terms of the Asbestos Personal Injury Permanent Channeling Injunction, including any provisions barring actions against the Protected Parties pursuant to Section 524(g)(4)(A) of the Bankruptcy Code, are set forth in the Plan and in any disclosure statement supporting the Plan.

                  (m) The Plan establishes, in Classes 7 and 8, separate Classes of claimants whose Claims are to be addressed by the Asbestos Personal Injury Trust.

                  (n) Class 7 and Class 8 claimants have each voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

                  (o) Pursuant to court orders or otherwise, the Asbestos Personal Injury Trust will operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of present Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos Personal Injury Trust will value, and be in a financial position to pay, present Claims and Demands that involve similar Claims in substantially the same manner.

                  (p) The Future Claimants' Representative was appointed as part of the proceedings leading to the issuance of the Asbestos Personal Injury Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Asbestos Personal Injury Permanent Channeling Injunction and channeled to and assumed by the Asbestos Personal Injury Trust. The Future Claimants' Representative has in all respects fulfilled his duties, responsibilities, and obligations as the future representative in accordance with Section 524(g) of the Bankruptcy Code.

                  (q) Identifying or describing each Protected Party in the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such Protected Party, in light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust by or on behalf of any such Protected Party.

                  (r) The Plan complies in all respects with Section 524(g) of the Bankruptcy Code.

                  (s) The Asbestos Personal Injury Trust is to use its assets and income to pay Asbestos Personal Injury Claims.

                  (t) The Plan and its Exhibits constitute a fair, equitable, and reasonable resolution of the liabilities of the Debtors for Asbestos Personal Injury Claims.

                  (u) The confirmation and consummation of the Plan, including the discharge of the Debtors pursuant to the Plan and the issuance of Asbestos Personal Injury Permanent Channeling Injunction, shall not provide the insurers a defense to liability for insurance coverage based upon the alleged elimination of the liability of the insured(s).

                  (v) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the OC Asbestos Personal Injury Liability Insurance Assets are not eliminated or diminished by (i) the discharge, release and extinguishment of all the liabilities of the Debtors or Reorganized Debtors pursuant to the Plan in respect to the OC Asbestos Personal Injury Claims; (ii) the assumption of liability for the OC Asbestos Personal Injury Claims by the Asbestos Personal Injury Trust; or (iii) the transfer pursuant to the Plan of the Debtors' rights to the OC Asbestos Personal Injury Liability Insurance Assets to the extent determined and permitted under applicable bankruptcy law.

                  (w) All insurers of the Debtors affording insurance coverage that is the subject of the OC Asbestos Personal Injury Liability Insurance Assets and all insurers of the Debtors whose policies provide coverage for the FB Asbestos Property Damage Claims have been given notice and an opportunity to be heard on matters relating to the Plan and its Exhibits.

                  (x) The sum of the Class 7 Aggregate Amount and the Class 8 Aggregate Amount as determined by the Bankruptcy Court and the District Court shall be an amount not less than $16 billion prior to the deductions of (i) the OCD Insurance Escrow, (ii) the OC Asbestos Personal Injury Liability Insurance Assets, (iii) the Existing Fibreboard Insurance Settlement Trust Assets, (iv) the FB Reversions and (v) the Committed Claims Account.

                  (y) Class 6 Claims shall be Allowed or estimated in such maximum aggregate amount as the Plan Proponents shall agree and have filed at least ten (10) Business Days prior to the Objection Deadline.

                  Certain insurers who have contested their obligations to OC with respect to coverage for Asbestos Personal Injury Claims have objected to various aspects of the Plan as violative of their rights under policies of insurance and otherwise, including rights they claim to be subject to resolution outside the bankruptcy proceedings. In particular, the insurers criticize aspects of the Plan that: (i) assign OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust, (ii) provide for estimation, resolution, and payment of Asbestos Personal Injury Claims,
(iii) allegedly eliminate their ability to pursue counterclaims or set-off defenses in coverage actions initiated by OC, and (d) condition confirmation on the Bankruptcy Court or District Court making certain findings contained in
Section 12.1 of the Plan that may relate to insurance. These insurers assert that the Plan must be made so-called insurance neutral.

                  The Plan Proponents believe that many of the insurers' criticisms -- while ostensibly advanced in support of insurance neutrality -- seek to alter provisions that are already insurance neutral in purpose or effect and thereby to place insurance rights at jeopardy rather than to assure true neutrality. The Plan Proponents do not believe that provisions should be eliminated that are either usual and customary in bankruptcy plans or are insurance neutral in the sense that they are designed neither to enhance nor to diminish access to coverage for the payment of Asbestos Personal Injury Claims. To the extent that the Plan Proponents and insurers do not resolve their disputes, such issues may be resolved by the Bankruptcy Court or District Court as part of confirmation and/or in separate proceedings or in various arbitral or judicial proceedings in which coverage issues may be adjudicated.

         2. Conditions to Confirmation Relating to the FB Asbestos Property Damage Trust

                  The following are conditions to the Plan which relate to the FB Asbestos Property Damage Claims and the FB Asbestos Property Damage Trust:

                  (a) With respect to any FB Asbestos Property Damage Claim that is Allowed in accordance with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures or by the Bankruptcy Court, other court of competent jurisdiction or otherwise, such allowance shall establish the amount of legal liability against the FB Asbestos Property Damage Trust in the Allowed amount of such FB Asbestos Property Damage Claim.

                  (b) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the FB Asbestos Property Damage Insurance Assets, the FB Asbestos Property Damage Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the FB Asbestos Property Damage Insurance Assets so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the FB Asbestos Property Damage Trust's obligations to defend, resolve and satisfy FB Asbestos Property Damage Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the FB Asbestos Property Damage Insurance Assets, the FB Asbestos Property Damage Trust Agreement, or the FB Asbestos Property Damage Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

                  (c) The Debtors do not need the consent of their insurers to transfer the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. Alternatively, the Debtors' insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to the transfer under the circumstances would be unreasonable.

         3.       General Conditions to Confirmation.

                  In addition to the foregoing conditions expressly stated in the Plan, including those which are also included in Section 524(g) of the Bankruptcy Code as conditions to the issuance of a channeling injunction, in order to confirm the Plan, the Bankruptcy Court or the District Court must determine at the Confirmation Hearing whether the requirements for confirmation set forth in Section 1129 of the Bankruptcy Code have been satisfied. Such requirements include determinations with respect to the following:

                  (a) The Plan complies with the applicable provisions of the Bankruptcy Code.

                  (b) The Debtors have complied with the applicable provisions of the Bankruptcy Code.

                  (c) The Plan has been proposed in good faith and not by any means forbidden by law.

                  (d) Any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable or, if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

                  (e) The Debtors have disclosed (i) the identity and affiliations of (x) any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Reorganized Debtors,
(y) any Affiliate of the Debtors participating in a joint plan with the Debtors, or (z) any successor to the Debtors under the Plan (and the appointment to, or continuance in, such office of such individual(s) is consistent with the interests of Claims and Interest holders and with public policy), and (ii) the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation for such insider.

                  (f) With respect to each Class of Claims or Interests, each holder of an Impaired Claim or Impaired Interest either has accepted the Plan or will receive or retain under the Plan on account of the Claims or Interests held by such entity, property of a value, as of the Effective Date, that is not less than the amount that such entity would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. See Section XIV of this Disclosure Statement entitled "Best Interests Test."

                  (g) The Plan provides that Administrative Claims and DIP Facility Claims will be paid in full on the Effective Date and that Priority Tax Claims will receive on account of such Claims the treatment required by 1129(a)(9)(C) of the Bankruptcy Code. (See Section VII.C.2.c of this Disclosure Statement entitled "Treatment of Unclassified Claims Under the Plan -Priority Tax Claims."

                  (h) If a Class of Claims is Impaired under the Plan, at least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by insiders holding Claims in such Class.

                  (i) Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. See Section XIV.A of this Disclosure Statement entitled "Feasibility of the Plan."

                  (j) All fees payable under Section 1930 of Title 28 have been paid or the Plan provides for the payment of all such fees on the Effective Date.

                  (k) The Plan provides for the continuation after the Effective Date of all retiree benefits, if any, at the level established pursuant to Sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to the Confirmation Date, for the duration of the period the Debtors have obligated themselves to provide such benefits.

                  The Debtors believe that, upon receipt of the votes required to confirm the Plan, the Plan will satisfy all the statutory requirements of Chapter 11 of the Bankruptcy Code, that the Debtors have complied or will have complied with all of the requirements of Chapter 11, and that the Plan has been proposed and submitted to the Bankruptcy Court in good faith.

         4.       Conditions to the Effective Date

                  The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.3 of the Plan:

                  (a) The Confirmation Order shall have been entered, shall have become a Final Order, and shall be in form and substance reasonably satisfactory to the Plan Proponents.

                  (b) The Asbestos Personal Injury Permanent Channeling Injunction shall be in full force and effect.

                  (c) All agreements or other instruments which are exhibits to the Plan shall be in form and substance reasonably acceptable to the Plan Proponents and shall have been executed and delivered.

                  (d) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

                  (e) The Asbestos Personal Injury Trustees shall have accepted their appointment as Asbestos Personal Injury Trustees and shall have executed the Asbestos Personal Injury Trust Agreement.

                  (f) The individuals designated to serve as members of the TAC shall have accepted their appointment as TAC members.

                  (g) The Future Claimants' Representative shall have agreed to continue to serve in such capacity following the Confirmation Date.

                  (h) The Private Letter Ruling ("PLR") with respect to the qualification of the trust formed pursuant to Section 524(g) of the Bankruptcy Code described therein as a "qualified settlement fund" within the meaning of Treasury Regulations Section 1.468B-1, et seq., promulgated under Section 468B of the Internal Revenue Code of 1986, as amended ("IRC"), shall not have been cancelled, withdrawn or revoked and shall remain in full force and effect. Alternatively, the Reorganized Debtors shall have received an opinion of counsel with respect to the tax status of the Asbestos Personal Injury Trust as a "qualified settlement fund" reasonably satisfactory to the Plan Proponents, and, (i) if Class 4 accepts the Plan, the Bank Holders, and/or
(ii) if Class 6 accepts the Plan, the Unsecured Creditors' Committee.

                  (i) The FB Asbestos Property Damage Trustee shall have accepted his or her appointment as FB Asbestos Property Damage Trustee and shall have executed the FB Asbestos Property Damage Trust Agreement.

                  (j) The Reorganized Debtors shall have entered into and shall have credit availability under the Exit Facility in an amount sufficient to meet the needs of Reorganized Debtors, as determined by the Plan Proponents.
                  (k) Each of the Exhibits shall be in form and substance acceptable to the Plan Proponents.

                  (l) The Existing Fibreboard Insurance Settlement Trust Assets will be irrevocably assigned and transferred on the Effective Date to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, or the Existing Fibreboard Insurance Settlement Trust Assets will be treated in accordance with Section 10.5 of the Plan.

         5.       Waiver of Conditions to the Effective Date

                  Under the Plan, the Plan Proponents reserve, in their sole discretion, the right, with the written consent of (a) if Class 4 accepts the Plan, the Bank Holders, and/or (b) if Classes 4, 5 and 6 all accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of a condition precedent set forth in this section may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Plan Proponents decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in the manner set forth above, then the Plan Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

         J.       Certain Releases and Injunctions Under the Plan

         This section of the Disclosure Statement contains a discussion of certain releases and injunctions under the Plan. The following releases and injunctions are described in this Disclosure Statement: (1) an injunction of Enjoined Actions against the Debtors (See Section VII.J.2 of this Disclosure Statement entitled "Releases by Holders of Claims and Interests"); (2) the Debtors' discharge and the discharge injunction (See Section VII.L.2 of this Disclosure Statement entitled "Discharge of the Debtors"); (3) the Asbestos Personal Injury Permanent Channeling Injunction (See Section VII.L.4 of this Disclosure Statement entitled "The Asbestos Personal Injury Permanent Channeling Injunction"); (4) the injunction related to FB Asbestos Property Damage Claims (See Section IX.C of this Disclosure Statement entitled "Injunction Channeling FB Asbestos Property Damage Claims"); and (5) an injunction with respect to claims against the Hartford Entities (See Section VII.J.6 of this Disclosure Statement entitled "Injunction with Respect to Claims Against the Hartford Entities").

         1.       Debtors' Releases of Claims

                  Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons will be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of the Debtors or Reorganized Debtors or their respective Estates or each of their respective Related Persons against (a) the Released Parties, (b) the Pre-petition Indenture Trustees, (c) the DIP Agent and the holders of DIP Facility Claims and (d) the Persons who are Related Persons of Persons listed in clauses (b) - (c) above.

                  Unless listed on Schedule XIV of the Plan, the Plan would release certain actions against insiders of the Debtor. The proposed releases to insiders by the Debtor would release the certain claims which are currently subject to tolling agreements. These claims have been identified by the Debtors using the thresholds (minimums) agreed to with Unsecured Creditors' Committee and consist of the following: (1) alleged causes of action against twelve former and present officers and directors to recover approximately $6,750,000 in payments under the Officer Stretch Incentive Plan and Corporate Incentive Plan in September, 2000 (from individuals who received in excess of $200,000 from such payments; (2) an alleged cause of action against William Coleville, a director, to recover $ 164,327 for a consulting fee paid just before the bankruptcy filing; (3) an alleged cause of action against Glenn Hiner to recover $103,131.07 in dividends. If these payments were 100% recoverable without any cost to the estate, such recoveries are estimated to result in an additional payment to creditors of approximately .05% of their claims. Thus a creditor with a $1000 claim would receive an additional 50(cent).

                  The "Related Persons" means, with respect to any Person, such Person's predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates and each of their respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, acting in such capacity, and any Person claiming by or through any of them.

                  "Released Actions" means all Claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities, and all Interests and rights of an equity security holder, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date in connection with or related to the Debtors and Reorganized Debtors and their respective Estates, the Chapter 11 Cases or the Plan, except for the (a) Tobacco Causes of Action, (b) the Avoidance Actions listed on Schedule XIV to the Plan as it may be amended up to ten (10) Business Days prior to the Objection Deadline, (c) the claims against CSFB and/or the Bank Holders in the Bank Holders Action, (d) the Material Rights of Action listed on Schedule XIV to the Plan, and (e) Asbestos Personal Injury Claims. Released Actions includes the release of all Claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities against the Debtors and the Non-Debtor Subsidiaries arising from the 1997 Credit Agreement or the guaranties of the 1997 Credit Agreement.

                  "Released Parties" means (a) the Unsecured Creditors' Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (b) the Asbestos Claimants' Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (c) the Future Claimants' Representative and his present and former representatives, advisors, attorneys, agents and professionals, acting in such capacity, (d) the respective Related Persons of the Debtors and the Reorganized Debtors and their respective Estates as of the Petition Date and thereafter and (e) the present and former officers and directors of the Debtors and Reorganized Debtors; except in each case for the Persons listed on
Schedule III, to be filed no later than ten (10) Business Days prior to the approval of the Disclosure Statement, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, against which Claims, obligations, suits, judgments, damages, Demands, debts, rights, causes of action, liabilities, Interests and other rights of an equity security holder shall not be released under the Plan.

                  The Plan also provides for the exculpation of various parties with respect to their actions during the Chapter 11 Cases and their efforts to have the Plan confirmed. See Section VII.L.5 of this Disclosure Statement entitled "Exculpation and Limitation of Liability; Indemnity."

         2.       Releases by Holders of Claims and Interests

                  Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability that is discharged or an Interest or other right of an equity security holder that is terminated, and each of their respective Related Persons will be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan, and any right or obligation of such holder under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that otherwise may be asserted against the Claimant Released Parties.

                  "Claimant Released Parties" means (a) the Debtors, the Reorganized Debtors and their respective predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates as of the Petition Date or thereafter, and additionally (b) if the Person granting the release votes in favor of the Plan, the Released Parties. The terms "Released Parties" and "Related Persons" are defined in the previous section of this Disclosure Statement.

                  UNDER THE ABOVE-DESCRIBED PROVISIONS OF THE PLAN, PARTIES WHO VOTE IN FAVOR OF THE PLAN AGREE AND ARE DEEMED TO RELEASE CERTAIN CLAIMS AGAINST PARTIES WHO ARE NOT DEBTORS IN THESE CHAPTER 11 CASES, INCLUDING AFFILIATED OFFICERS AND DIRECTORS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER CIRCUMSTANCE TAKING PLACE OR EXISTING ON OR PRIOR TO THE EFFECTIVE DATE IN CONNECTION WITH OR RELATED TO THE DEBTORS AND REORGANIZED DEBTORS AND THEIR RESPECTIVE ESTATES, THE CHAPTER 11 CASES OR THE PLAN. PARTIES WHO RELEASE SUCH CLAIMS PURSUANT TO THE PLAN ARE SUBJECT TO AN INJUNCTION AGAINST ASSERTING SUCH CLAIMS, AS DESCRIBED BELOW.

         3.       Injunctions Related to Releases

                  EXCEPT AS OTHERWISE PROVIDED HEREIN OR IN THE CONFIRMATION ORDER, AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, EACH PERSON THAT HAS HELD, CURRENTLY HOLDS OR MAY HOLD A CLAIM THAT IS RELEASED PURSUANT TO THIS SECTION 5.13 OF THE PLAN (DESCRIBED IN THE PREVIOUS SECTION) OR OTHER OBLIGATION, SUIT, JUDGMENT, DAMAGES, DEBT, RIGHT, CAUSE OF ACTION, LIABILITY, INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER RELEASED PURSUANT TO SECTION 5.13 OF THE PLAN, AND EACH OTHER PARTY IN INTEREST AND EACH OF THEIR RESPECTIVE RELATED PERSONS ARE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED AND ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE ON ACCOUNT OF OR BASED ON THE SUBJECT MATTER OF ANY SUCH RELEASED CLAIMS OR OTHER RELEASED OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES OR INTERESTS OR OTHER RIGHTS OF AN EQUITY SECURITY HOLDER: (I) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING (INCLUDING, WITHOUT LIMITATION, TO ANY JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER PROCEEDING) IN ANY FORUM; (II) ENFORCING, ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR IN ANY WAY SEEKING TO RECOVER ANY JUDGMENT, AWARD, DECREE, OR OTHER ORDER; (III) CREATING, PERFECTING OR IN ANY WAY ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE; (IV) SETTING OFF, SEEKING REIMBURSEMENT OR CONTRIBUTIONS FROM, OR SUBROGATION AGAINST, OR OTHERWISE RECOUPING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY AMOUNT AGAINST ANY LIABILITY OR OBLIGATION OWED TO ANY PERSON RELEASED UNDER SECTION 5.13(A) OR SECTION 5.13(B), AS APPLICABLE; AND (V) COMMENCING OR CONTINUING IN ANY MANNER, IN ANY PLACE OF ANY ACTION, WHICH IN ANY SUCH CASE DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         4.       Deemed Consent

                  BY VOTING TO ACCEPT THE PLAN, EACH HOLDER OF A CLAIM WILL BE DEEMED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO HAVE SPECIFICALLY CONSENTED TO THE RELEASES AND INJUNCTIONS AS DESCRIBED ABOVE.

         5.       No Waiver

                  The releases described above shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by the Reorganized Debtors pursuant to the Plan.

         6.       Injunction With Respect to Claims Against the Hartford
                  Entities

                  OCD has entered into a Settlement Agreement between it and the Hartford Financial Services Group, Inc., dated June 18, 2001, and approved by the Bankruptcy Court by Order dated July 16, 2001. Pursuant to the Settlement Agreement, the Debtors propose the following injunction under the
Plan:

                  EXCEPT AS TO ANY RIGHTS WITH RESPECT TO WHICH THE DEBTORS EXPLICITLY DECLINED TO GIVE A RELEASE TO THE HARTFORD ENTITIES PURSUANT TO
SECTION VI OF THE HARTFORD SETTLEMENT AGREEMENT, EFFECTIVE AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, PURSUANT TO SECTION 105(A) OF THE BANKRUPTCY CODE, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, EACH PERSON THAT HAS HELD, CURRENTLY HOLDS OR MAY HOLD A CLAIM SHALL BE PERMANENTLY ENJOINED PURSUANT TO 11 U.S.C. ss.105(A) FROM TAKING ANY ACTION OR SEEKING ANY RECOVERY AGAINST OR FROM ANY OF THE HARTFORD ENTITIES THAT SEEKS TO ENFORCE ANY RIGHTS UNDER, THROUGH OR RELATED TO THE HARTFORD POLICIES.

                  "Hartford Entities" means (a) the Hartford Financial Services Group, Inc., Excess Insurance Company, Ltd., Fencourt Reinsurance Company, Ltd., First State Insurance Company, Hartford Accident and Indemnity Company, Hartford Casualty Insurance Company, Hartford Fire Insurance Company, Hartford Insurance Company of Canada, Hartford Insurance Company of Illinois, Hartford Insurance Company of the Midwest, Hartford Insurance Company of the Southeast, Hartford Insurance, Ltd. (Bermuda), Hartford Lloyds Insurance Company, Hartford Underwriters Insurance Company (formerly New York Underwriters Insurance Company), New England Insurance Company, New England Reinsurance Corporation, Nutmeg Insurance Company, Pacific Insurance Company, Ltd., Property and Casualty Insurance Company of Hartford, Sentinel Insurance Company, Ltd., Trumbull Insurance Company, and Twin City Fire Insurance Company; as well as (b) all of their respective predecessors, successors, assigns, subsidiaries, affiliates, holding companies (if any), parent companies (if any), merged companies and acquired companies, exclusive of any former asset, affiliate, or member company of Reliance Group Holdings, Inc.; and (c) all of the respective employees, officials, agents, attorneys, representatives, officers, and directors, in their capacity as such, of the entities encompassed by clauses (a) and (b).

             "Hartford Policies" means the following policies issued to OCD:

           -------------------------------- ------------------------------- ------------------------------
           Issuer                           Policy Period                   Policy Number
           -------------------------------- ------------------------------- ------------------------------
           First State                      06/18/74 to 10/22/74            921434
           -------------------------------- ------------------------------- ------------------------------
                                            10/22/74 to 10/22/75            921434
           -------------------------------- ------------------------------- ------------------------------
                                            10/22/75 to 10/22/76            921434
           -------------------------------- ------------------------------- ------------------------------
                                            10/22/76 to 10/22/77            923542
           -------------------------------- ------------------------------- ------------------------------
                                            10/22/77 to 9/01/78             925625
           -------------------------------- ------------------------------- ------------------------------
                                            09/01/78 to 09/01/79            926735
           -------------------------------- ------------------------------- ------------------------------
                                            03/08/79 to 09/01/79            927953
           -------------------------------- ------------------------------- ------------------------------
                                            09/01/82 to 09/01/83            934962
           -------------------------------- ------------------------------- ------------------------------
           Twin City                        09/01/82 to 09/01/83            TXX111365
           -------------------------------- ------------------------------- ------------------------------
           Excess                           09/01/79 to 09/01/80            EL 10300 (EL 10-87)
           -------------------------------- ------------------------------- ------------------------------
           First State                      09/01/82 to 09/01/83            933186
           -------------------------------- ------------------------------- ------------------------------
                                            09/01/83 to 09/01/84            EU 935321
           -------------------------------- ------------------------------- ------------------------------
                                            09/01/83 to 09/01/84            EU 935324
           -------------------------------- ------------------------------- ------------------------------
                                            10/31/79 to 11/29/82            GC802752
           -------------------------------- ------------------------------- ------------------------------
                                            04/01/81 to 04/01/84            GC802770
           -------------------------------- ------------------------------- ------------------------------
                                            05/01/88 to 05/01/89            GC009556
           -------------------------------- ------------------------------- ------------------------------
                                            05/01/89 to 05/01/90            GC010810
           -------------------------------- ------------------------------- ------------------------------
           Hartford                         12/01/74 to 12/01/75            57 IC 620122
           -------------------------------- ------------------------------- ------------------------------
           Pacific                          05/01/93 to 05/01/94            ZG 0001003
           -------------------------------- ------------------------------- ------------------------------
                                            04/01/94 to 04/01/95            ZG 0002864
           -------------------------------- ------------------------------- ------------------------------
                                            05/01/95 to 05/01/96            ZG 0004839
           -------------------------------- ------------------------------- ------------------------------
                                            05/01/96 to 05/01/97            ZG 0006912
           -------------------------------- ------------------------------- ------------------------------
                                            05/01/97 to 05/01/98            ZG 0008946
           -------------------------------- ------------------------------- ------------------------------
           Twin City                        09/01/83 to 09/01/84            TXX 102719
           -------------------------------- ------------------------------- ------------------------------


                  The term "Hartford Policies" also includes all insurance policies other than the above-listed policies ("Unknown Policies"), that were issued prior to January 1, 2001, by and in the name of one of the specifically named Hartford Entities, either to OCD or that insure OCD, including all known and unknown primary, umbrella, excess, or other insurance policies, contracts, and/or agreements of any nature, type, or kind (including but not limited to: all comprehensive general liability policies; general liability policies; casualty policies; environmental liability policies; environmental impairment policies; difference in conditions policies; directors' and officers' liability policies; errors and omissions liability policies; contractual liability policies; automobile liability policies; products liability policies; and workers' compensation policies). Notwithstanding any of the foregoing and for the avoidance of any doubt, Unknown Policies shall not include: (a) policies issued by one of the specifically named Hartford Entities to Persons other than OCD or the Debtors (except to the extent of the interest of OCD in such policies); (b) policies issued to Persons that become Affiliates of OCD or Reorganized OCD after June 18, 2001; (c) policies issued or subscribed by Excess Insurance Company Ltd. that are subject to a May 15, 1999 settlement agreement between OCD and London Market Insurers; (d) First State policy number EU 935321 to the extent that it provides coverage for products/completed operations claims other than asbestos claims; and (e) policies issued to or insuring Fibreboard.

         K.       Summary of Other Provisions of the Plan

         1. Dissolution of the Creditors' Committees and Termination of Futures Claimants' Representative

                  (a)      Creditors' Committees

                           Under the Plan, on the Effective Date, each of the
Unsecured Creditors' Committee and the Asbestos Claimants' Committee will dissolve and their respective members will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases, except for the purpose of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date. The professionals retained by each of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee and the respective members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except (i) as authorized in the preceding sentence or (ii) to the extent such services are rendered in connection with the hearing on final allowances of compensation pursuant to Section 330 of the Bankruptcy Code.

                  (b)      Futures Claimants' Representative

                           On the Effective Date, the existence of the Future
Claimants' Representative and his rights to ongoing reimbursement of expenses and the rights of his professionals to ongoing compensation and reimbursement of expenses shall continue after the Effective Date only for (i) the purposes set forth in the Asbestos Personal Injury Trust Agreement and the annexes thereto and (ii) the purposes of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date, and shall otherwise terminate on the Effective Date.

         2.       Cancellation of Debt and Debt Agreements

                  On the Effective Date, (a) the Debt shall be cancelled and extinguished and (b) the obligations of the Debtors, CFSB as agent for the Bank Holders and the Pre-petition Indenture Trustees under the Debt Agreements shall be discharged. Notwithstanding the foregoing, each of the Pre-petition Bond Indentures shall continue in effect solely for the purposes of (x) allowing the Pre-petition Indenture Trustee to make distributions to holders of Allowed Class 5 Claims pursuant to the Plan and (y) permitting the Pre-petition Indenture Trustee to maintain any rights or liens it may have for fees, costs, expenses and indemnification under its indenture or other agreement or applicable law, but the foregoing shall not result in any expense or liability to any Reorganized Debtor other than as expressly provided for in the Plan.

                  No Reorganized Debtor shall have any obligations to any Pre-petition Indenture Trustee, agent or service (or to any disbursing agent replacing a Pre-petition Indenture Trustee, agent or service) for any fees, costs or expenses, except as expressly provided in the Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and immediately following the completion of distributions to holders of Claims in Class 5, the Pre-petition Indenture Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized Debtors.

         3.       Cancellation of OCD Interests

                  As of the Effective Date, by virtue of the Plan, and without any action necessary on the part of the holders thereof or any corporate action, except as specified in the Plan, all of the OCD Interests outstanding at the Effective Date shall be cancelled, extinguished and retired, and no consideration will be paid or delivered with respect thereto. Holders of OCD Interests shall not be required to surrender their certificates or other instruments evidencing ownership of such OCD Interests.

         4.       Certificates of Incorporation and Bylaws

                  The certificate or articles of incorporation and bylaws of each Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, pursuant to
Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by
Section 1123(a)(6) of the Bankruptcy Code. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD will also include provisions (a) creating the New OCD Common Stock, and (b) to the extent necessary or appropriate, effectuating the provisions of the Plan. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD shall be in substantially the forms of Exhibit A and Exhibit B to the Plan, to be filed at least ten (10) Business Days prior to the Objection Deadline.

         5.       Administrative Claims Bar Date

                  All requests for payment of an Administrative Claim (other than Administrative Claims incurred within the ordinary course of business excepted from filing under Section 3.1 of the Plan and final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including the professionals seeking compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date in connection with the Chapter 11 Cases, pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Unsecured Creditors' Committee, the Asbestos Claimants' Committee, the Future Claimants' Representative, the advisors to the Bank Holders' sub-committee and the advisors to the Bondholders' and trade creditors' sub-committee prior to the Effective Date and Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code (collectively, "Professional Fee Claims")) must be filed with the Bankruptcy Court and served on counsel for the Debtors not later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

         6.       Professional Fee Claims

                  All Professional Fee Claims must be filed and served on the Reorganized Debtors and their counsel not later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting professional or other entity not later than twenty (20) days after the date on which the applicable application for compensation or reimbursement was served. Nothing herein shall be construed as limiting the right of the United States Trustee to be heard under Section 307 or 502(a) of the Bankruptcy Code with regard to any Professional Fee Claims or other similar claims or requests for payment of administrative expenses.

         7.       Continuation of Certain Orders

                  Notwithstanding anything in the Plan to the contrary, the Debtors will continue to pay any Claims authorized to be paid by an order of the Bankruptcy Court during the Chapter 11 Cases, pursuant to the terms and conditions of any such order.

         L.       Effects of Confirmation

         1.       Binding Effect

                  The Plan will be binding upon and inure to the benefit of each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons and any Person claiming by or through them, and any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or any right of an equity security holder, against or in the Debtors whether or not such Person will receive or retain any property or interest in property under the Plan and each of their respective successors and assigns; in each case, including, without limitation, all parties-in-interest in the Chapter 11 Cases.

         2.       Discharge of the Debtors

                  Except as otherwise provided in the Plan or in the Confirmation Order, all consideration distributed under the Plan and the treatment of the Claims thereunder will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims or other obligations, suits, judgments, damages, debts, Demands, rights, causes of action or liabilities, or Interests or other rights of an equity security holder, relating to the Debtors or the Reorganized Debtors or their respective Estates, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder of any nature whatsoever, including, without limitation, liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate all rights and interests of holders of OCD Interests.

                  Pursuant to 11 U.S.C. ss. 1141(d)(1), the Debtors and the Internal Revenue Service agree that the confirmation of the Plan does not discharge any liabilities to the Internal Revenue Service that may be due from the any of Debtors after the Petition Date and prior to the Confirmation Date. Should any such tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors, such liabilities shall be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had the Chapter 11 Cases not been commenced. Any resulting liabilities shall be paid as if the Chapter 11 Cases had not been commenced.

                  As of the Confirmation Date, except as otherwise provided herein or in the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective Related Persons any other or further Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder relating to the Debtors or the Reorganized Debtors or their respective Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as otherwise provided herein or in the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder against the Debtors or the Reorganized Debtors or their respective Estates and termination of all OCD Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors or their respective Estates at any time, to the extent that such judgment relates to a discharged Claim or terminated OCD Interest.

         3.       Permanent Injunctions Related to the Discharge

                  Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons and any Person claiming by or through them, that have held, currently hold or may hold a Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability (other than a Demand) that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action against any of the Released Parties or Claimant Released Parties whether directly or indirectly, derivatively or otherwise for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any such discharged Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability, or terminated Interest or right of an equity security holder on account of, or based on the subject matter of, any such discharged Claims, obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or terminated Interests or rights of an equity security holder.

         4.       Asbestos Personal Injury Permanent Channeling Injunction

                  The Confirmation Order will establish, among other things, the Asbestos Personal Injury Permanent Channeling Injunction. Pursuant to
Section 524(g) of the Bankruptcy Code and pursuant to and in conjunction with the Confirmation Order, all Persons will be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action, or proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Personal Injury Trust Agreement, including, without limitation, with respect to any Resolved Asbestos Personal Injury Claim, except in conformity and compliance therewith, against any Protected Party or property or interests in property of any Protected Party, whether directly or indirectly, derivatively or otherwise, for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claims (other than pursuant to the provisions of the Asbestos Personal Injury Trust Agreement or to enforce the provisions of the Plan).

                  "Protected Party" means any of the following: (a) any Debtor and its Related Persons, but solely to the extent set forth on Schedule X to the Plan, as it may be amended up to ten (10) Business Days prior to the Objection Deadline; (b) any Reorganized Debtor and its Related Persons, but solely to the extent set forth on Schedule X; (c) any Person that, pursuant to the Plan or after the Effective Date becomes a direct or indirect transferee of, or successor to, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person's becoming or being such a transferee or successor); (d) any Person that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Reorganized Debtors or the Asbestos Personal Injury Trust or to a successor to, or transferee of, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person's becoming or being such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); (e) any Person to the extent such Person is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following: (i) such Person's ownership of a financial interest in any of the Debtors or Reorganized Debtors, a past or present Affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on Schedule X, (ii) such Person's involvement in the management of any of the Debtors or the Reorganized Debtors or any predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on Schedule X, or (iii) such Person's service as an officer, director, or employee of any of the Debtors, the Reorganized Debtors or any Interested Party; (f) any past, present or future purchaser or other transferee of the assets or business, in whole or in part, or all of the outstanding capital stock, of any one or more of the Debtors, Reorganized Debtors, or past or present Affiliates of the Debtors or Reorganized Debtors, however effectuated, by operation of law or otherwise, and any Related Person of such purchaser or transferee, including such Persons set forth in Schedule VI to the Plan, as it may be amended up to ten (10) Business days prior to the Objection Deadline, but only to the extent that liability is asserted to exist by reason of such Person becoming or being such a purchaser, transferee or successor; (g) the Hartford Entities, to the extent set forth in the Hartford Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims that arise out of or in connection with the Hartford Policies; and (h) such other insurance companies, liquidators of insolvent insurance companies, and state guaranty associations, including, without limitation, those insurance companies, liquidators, and guaranty associations to the extent set forth in Schedule VII, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten
(10) Business days prior to the Objection Deadline, and with respect to liability for any Asbestos Personal Injury Claims, but only if and to the extent that any such insurance company, liquidator, or guaranty association has entered into a settlement agreement with one or more of the Debtors with respect to liability for Asbestos Personal Injury Claims prior to the Effective Date, or such later date to which the Plan Proponents may agree, and such agreement expressly provides for the payment by any such Person of insurance or other proceeds and either the comprehensive release of such Person's further liability for Asbestos Personal Injury Claims or such Person's entitlement to the protection of the Asbestos Permanent Channeling Injunction in the Chapter 11 Cases as a Protected Party.

                  "Enjoined Action" means (a) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order;
(c) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance; (d) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties; and (e) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

                  ALL CLASS 7 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT OF THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 10.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF A CLASS 7 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 7 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS THEREOF).

                  ALL CLASS 8 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 10.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF A CLASS 8 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 8 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS THEREOF).

                  Nothing contained in the Asbestos Personal Injury Permanent Channeling Injunction shall be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of an Asbestos Personal Injury Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the Asbestos Personal Injury Trust, or the Litigation Trust.

                  For a description of the Asbestos Personal Injury Trust, the Asbestos Personal Injury Trust Agreement, and the Asbestos Personal Injury Trust Distribution Procedures, see Section VII of this Disclosure Statement.

         5.       Exculpation and Limitation of Liability; Indemnity

                  No Claimant Released Party shall have or incur any liability to any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or other right of an equity security holder, or any other party in interest, or any Person claiming by or through them, or any of their respective Related Persons, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  Notwithstanding any other provision herein, no Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or other right of an equity security holder, no person claiming by or through them, nor any of their respective Related Persons, shall have any right of action against any Claimant Released Party for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

                  The foregoing exculpation and limitation on liability shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by the Reorganized Debtors pursuant to Section 5.10 of the Plan.

         M.       Retention of Jurisdiction

         Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the District Court, together with the Bankruptcy Court to the extent of any reference made to it by the District Court and the Reference Order, will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, jurisdiction to:

         (a) interpret, enforce, and administer the terms of the Asbestos Personal Injury Trust Agreement (including all annexes and exhibits thereto);

         (b) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (other than an Asbestos Personal Injury Claim and an FB Asbestos Property Damage Claim) or Interest not otherwise Allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

         (c) hear and determine all applications for compensation and reimbursement of expenses of professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

         (d) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

         (e) effectuate performance of and payments under the provisions herein;

         (f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

         (g) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions herein and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         (h) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

         (i) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (j) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         (k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

         (l) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         (m) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

         (n) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

         (o) hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

         (p) hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

         (q) hear and determine such other matters as may be provided in or that may arise in connection with the Plan, the Confirmation Order, the Claims Trading Injunction, the Asbestos Personal Injury Permanent Channeling Injunction, or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

         (r) enter a final decree closing the Chapter 11 Cases; and

         (s) to hear and determine all objections to the termination of the Asbestos Personal Injury Trust and/or the FB Asbestos Property Damage Trust.

         Notwithstanding entry of the Confirmation Order and/or the occurrence of the Effective Date, the reference to the Bankruptcy Court pursuant to the Reference Order shall continue, but subject to any modifications or withdrawals of the reference specified in the Confirmation Order, Reference Order, Case Management Order or other Order of the District Court; provided, however, that nothing in the Plan, the Reference Order or other Order shall affect the procedures established pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust Distribution Procedures, the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

         N.       Revesting of Assets

         Pursuant to Section 1141(b) of the Bankruptcy Code, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Encumbrances, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.

         O.       Rights of Action

         Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all rights, claims, causes of action, suits or proceedings accruing to the Debtors or the Estates pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without limitation, any avoidance or recovery actions under Sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and any suits or proceedings for recovery under any policies of insurance issued to or on behalf of the Debtors. Except to the extent such rights, title and interest in the Litigation Trust Assets are transferred and assigned to the Litigation Trust, the Reorganized Debtors shall be deemed the appointed representative to, and may pursue, litigate, compromise and settle any such rights, claims, causes of action, suits or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their respective successors who hold such rights. The Reorganized Debtors will transfer and assign, or cause to be transferred and assigned, all their right, title and interest in and to the Litigation Trust Assets to the Litigation Trust in accordance with Section 5.8 of the Plan, or, if deemed necessary, any right, title and interest in and to Litigation Trust Assets shall be pursued in the name of the Debtors or the Reorganized Debtors for the benefit of the Litigation Trust. Notwithstanding anything in the Plan to the contrary, the Debtors, upon such transfer and assignment, shall forgo any interest they may have in the Litigation Trust Assets, except with respect to the Litigation Trust Reimbursement Obligation.

         P.       Payment of Statutory Fees

         Under the Plan, all fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on or before the Effective Date. After the Effective Date, the Reorganized Debtors shall pay all required fees pursuant to Section 1930 of Title 28 of the United States Code or any other statutory requirement and comply with all statutory reporting requirements.

         Q.       Post-Consummation Operations of the Debtors

         1.       Continued Corporate Existence and Restructuring Transactions

                  Following confirmation and consummation of the Plan, but subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions as provided in Section 5.6 of the Plan, the Reorganized Debtors will be authorized to continue to exist as separate corporate entities in accordance with the laws of their respective states of incorporation and pursuant to their respective certificates or articles of incorporation and bylaws in effect at the Effective Date. In that regard, OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced at least ten (10) days prior to the date the Disclosure Statement is approved and will be described in an amendment to the Plan.

                   VIII. THE ASBESTOS PERSONAL INJURY TRUST

         The following summarizes the terms of the governing documents for the Asbestos Personal Injury Trust. These documents consist of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. The following is intended only to be a summary and is qualified in its entirety by reference to the full text of such documents. In the event of any inconsistency between the provisions of these documents and the summary contained herein, the terms of such documents will control. Interested parties should therefore review the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, copies of which are attached to the Plan as Exhibits D and D-1, respectively.

         [THE ATTACHED ASBESTOS PERSONAL INJURY TRUST AGREEMENT AND ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES ARE IN DRAFT FORM AND ARE NOT COMPLETE. THEY ARE IN THE PROCESS OF BEING REVIEWED BY THE ASBESTOS CLAIMANTS' COMMITTEE AND THE FUTURE CLAIMANTS' REPRESENTATIVE, AND HAVE NOT BEEN APPROVED BY EITHER OF THEM OR BY THE DEBTORS. ALL RIGHTS WITH RESPECT TO THESE DOCUMENTS AND EACH OF THE PROVISIONS THEREOF ARE FULLY RESERVED.]


         A.       General Description of the Asbestos Personal Injury Trust

         1.       Purposes of the PI Trust

                  The Asbestos Personal Injury Trust will be established pursuant to the Asbestos Personal Injury Trust Agreement. The purposes of the Asbestos Personal Injury Trust are (a) to assume all liabilities of the Debtors, their successors in interest, and certain of their Affiliates with respect to OC and Fibreboard Asbestos Personal Injury Claims; (b) to use its assets and income to pay holders of valid OC and Fibreboard Asbestos Personal Injury Claims in accordance with the Asbestos Personal Injury Trust Distribution Procedures in such a way that such holders are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims; and (c) to comply in all respects with the requirements for the Asbestos Personal Injury Trust that are described in section 524(g)(2)(B)(i) of the Bankruptcy Code.

         2.       The Trustees

                  The individuals who will serve as the initial Trustees of the Asbestos Personal Injury Trust will be identified, and a complete biography for each initial Trustee will be provided, to the Bankruptcy Court prior to the Confirmation Hearing. The Trustees will serve staggered initial terms of five (5), four (4) and three (3) years from the effective date of the Asbestos Personal Injury Trust Agreement. Thereafter each Trustee will serve a five-year term.

                  Each Trustee will serve until the end of the Trustee's term, his or her death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. Any Trustee may be removed by the unanimous vote of the remaining Trustees and with the approval of the Bankruptcy Court, in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement. In the event of a vacancy in a Trustee position, the remaining Trustees will consult with the Trust Advisory Committee and the Future Claimants' Representative concerning appointment of a successor Trustee. The vacancy will be filled by the unanimous vote of the remaining Trustees unless a majority of the TAC or the Future Claimants' Representative vetoes the appointment. In that event, the Bankruptcy Court will make the appointment.

                  Each Trustee will be entitled to receive annual compensation for his or her service, which compensation will be disclosed to the Bankruptcy Court prior to the Confirmation Hearing, plus a per diem allowance for meetings attended and out-of-pocket costs and expenses. The Trustees' annual and per diem compensation will be reviewed every three years and appropriately adjusted with the approval of the Bankruptcy Court.

                  The Trustees may sit on the Board of Directors of the Reorganized Debtors, but they will not receive additional compensation for their service on such board over and above the compensation they receive as Trustees. The Trustees will receive from the Asbestos Personal Injury Trust, however, the same per diem allowance as the Reorganized Debtors pay their directors for attendance at meetings. Subject to a number of limitations set forth in the Asbestos Personal Injury Trust Agreement, the Trustees have the power to take any and all actions that are necessary to fulfill the purposes of the Asbestos Personal Injury Trust and need not obtain Bankruptcy Court approval to do so.

         3.       The Trust Advisory Committee

                  The Asbestos Personal Injury Trust Agreement provides for the establishment of a Trust Advisory Committee. The initial members of the TAC will be identified, and a complete biography for each such initial member will be provided, to the Bankruptcy Court prior to the Confirmation Hearing. The members of the TAC will serve until his or her death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. Any TAC member may be removed by the remaining TAC members with the approval of the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement.

                  In the event of a vacancy caused by the resignation of a TAC member, his or her successor will be selected by the TAC member who is resigning, unless the remaining members unanimously veto the selection, in which case, the successor will be selected by a unanimous vote of the remaining members. If the remaining members cannot unanimously agree, the Bankruptcy Court will appoint the successor. In the event of a vacancy caused by removal or death of a TAC member, or in the event that a resigning member or retiring member does not name his or her successor, the remaining members of the TAC by unanimous vote will name the successor. If the remaining members of the TAC cannot reach unanimous agreement, the Bankruptcy Court will appoint the successor.

                  The Trustees are required to consult with the TAC on the appointment of successor Trustees, the general implementation and administration of the Asbestos Personal Injury Trust and the Asbestos Personal Injury Trust Distribution Procedures, and on various other matters required by the Asbestos Personal Injury Trust Agreement. The Trustees must also obtain the consent of a majority of TAC members on a variety of matters, including material amendments to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos Personal Injury Trust under certain conditions specified in the Asbestos Personal Injury Trust Agreement.

                  The members of the TAC will be entitled to receive compensation from the Asbestos Personal Injury Trust for their services as TAC members in the form of a per diem allowance for attendance at meetings or other conduct of Asbestos Personal Injury Trust business in the same amount as the per diem paid the Trustees for carrying out Asbestos Personal Injury Trust business. The members of the TAC will also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder.

         4.       The Future Claimants' Representative

                  The Asbestos Personal Injury Trust Agreement provides for the appointment of a Future Claimants' Representative, James J. McMonagle, Esq., who will serve in a fiduciary capacity, representing the interests of the holders of Demands against the Asbestos Personal Injury Trust for the purposes of protecting the rights of such persons.

                  The Future Claimants' Representative will serve until his death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. The Future Claimants' Representative may resign at any time by written notice to the Trustees and may be removed by the Bankruptcy Court in the event he becomes unable to discharge his duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement.

                  A vacancy in the position of Future Claimants' Representative caused by resignation will be filled by an individual nominated prior to the effective date of the resignation by the resigning Future Claimants' Representative. A vacancy caused by death or removal of the Future Claimants' Representative will be filled by an individual nominated by the Trustees, the TAC, or both. In any case, the nominee will be subject to the approval of the Bankruptcy Court.

                  The Trustees are required to consult with the Future Claimants' Representative on the appointment of successor Trustees, the general implementation and administration of the Asbestos Personal Injury Trust and the Asbestos Personal Injury Trust Distribution Procedures, and on various other matters required by the Asbestos Personal Injury Trust Agreement. The Trustees must also obtain the consent of the Future Claimants' Representative on a variety of matters, including material amendments to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos Personal Injury Trust under certain conditions specified in the Asbestos Personal Injury Trust Agreement.

                  The Future Claimants' Representative will be entitled to receive compensation from the Asbestos Personal Injury Trust in the form of payment at the Future Claimants' Representative's normal hourly rate for services performed and will be reimbursed by the Asbestos Personal Injury Trust for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants' Representative in connection with the performance of his duties hereunder.

         5.       Transfer of Assets to the PI Trust

                  On the Effective Date and on the Final Distribution Date, or as soon thereafter as is practicable, the Asbestos Personal Injury Trust will receive the consideration described in Section 10.3 of the Plan.

                  On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos Personal Injury Trust and in accordance with written instructions provided to the Reorganized Debtors by the Asbestos Personal Injury Trust, the Reorganized Debtors will transfer and assign, and will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to transfer and assign, to the Asbestos Personal Injury Trust all books and records of the Debtors and the Fibreboard Insurance Settlement Trust that pertain directly to Asbestos Personal Injury Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

                  The Reorganized Debtors shall cooperate with the Asbestos Personal Injury Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (i) to provide the Asbestos Personal Injury Trust with copies of insurance policies and settlement agreements included within or relating to the OC Asbestos Personal Injury Liability Insurance Assets; (ii) to provide the Asbestos Personal Injury Trust with information necessary or helpful to the Asbestos Personal Injury Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims; (iii) to execute further assignments or allow the Asbestos Personal Injury Trust to pursue claims relating to the OC Asbestos Personal Injury Liability Insurance Assets in its name (subject to appropriate disclosure of the fact that the Asbestos Personal Injury Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos Personal Injury Trust to obtain insurance coverage under the OC Asbestos Personal Injury Liability Insurance Assets for Asbestos Personal Injury Claims; and (iv) to pursue and recover insurance coverage in its own name or right to the extent that the transfer and assignment of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust is not able to be fully effectuated. The Asbestos Personal Injury Trust shall be obligated to compensate the Reorganized OCD for costs reasonably incurred in connection with providing assistance to the Asbestos Personal Injury Trust pursuant to this Section 10.6, including, without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

         6.       Establishment of the OC Sub-Account and the Fibreboard
                  Sub-Account

                  On the Effective Date or as soon thereafter as is practicable, the Asbestos Personal Injury Trust will establish two Sub-Accounts, the OC Sub-Account and the Fibreboard Sub-Account, and will transfer to the OC Sub-Account the consideration described in Section 10.3(a) of the Plan, and will transfer to the Fibreboard Sub-Account the consideration described in Section 10.3(b) of the Plan.

                  All OC Asbestos Personal Injury Claims (which includes OC Indirect Asbestos Personal Injury Claims and Unpaid OC Resolved Asbestos Personal Injury Claims) and all OC Resolved Asbestos Personal Injury Claims shall be payable from the assets of the OC Sub-Account. All Fibreboard Asbestos Personal Injury Claims (which include Fibreboard Indirect Asbestos Personal Injury Claims and Unpaid Fibreboard Resolved Asbestos Personal Injury Claims) and all Fibreboard Resolved Asbestos Personal Injury Claims shall be payable from the assets of the Fibreboard Sub-Account. In all cases, such payments shall be made pursuant to the terms of the Asbestos Personal Injury Trust Distribution Procedures.

         7.       Asbestos Personal Injury Trust Termination Provisions

                  The Asbestos Personal Injury Trust is irrevocable, but will terminate ninety (90) days after the first to occur of any of the following events:

                  o the Trustees decide to terminate the Asbestos Personal Injury Trust because (a) they deem it unlikely that new asbestos claims will be filed against the Asbestos Personal Injury Trust, (b) all OC and Fibreboard Asbestos Personal Injury Claims duly filed with the Asbestos Personal Injury Trust have been liquidated and paid to the extent provided in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (c) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the Asbestos Personal Injury Trust; or

                  o if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos Personal Injury Trust in a manner consistent with this Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

                  o to the extent that any rule against perpetuities will be deemed applicable to the Asbestos Personal Injury Trust, twenty-one (21) years less ninety-one
                           (91) days pass after the death of the last survivor of all of the descendents of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

                  On the termination date, after payment of all the Asbestos Personal Injury Trust's liabilities have been provided for, all monies remaining in the Asbestos Personal Injury Trust estate will be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) will be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) will be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos-related lung disorders, and (ii) the tax-exempt organization(s) will not bear any relationship to Reorganized Debtors within the meaning of section 468(d)(3) of the Internal Revenue Code. The Plan Proponents believe that the likelihood of any monies remaining in the Asbestos Personal Injury Trust after the Asbestos Personal Injury Trust terminates is extremely remote.

         8.       Amendment of the Asbestos Personal Injury Trust Documents

                  The Trustees, subject to the TAC's and the Future Claimants' Representative's consent, may modify or amend certain provisions of the Asbestos Personal Injury Trust Agreement or any document annexed thereto. However, the Asbestos Personal Injury Trust provisions may not be modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the Asbestos Personal Injury Trust's qualified settlement fund status within the meaning of Treasury Regulations
Section 1.468B-1, et seq., promulgated under Section 468B of the Internal Revenue Code.

         B.       Asbestos Personal Injury Trust Distribution Procedures

         1.       Asbestos Personal Injury Trust Goals

                  The Trustees will implement and administer the Asbestos Personal Injury Trust Distribution Procedures, which are attached to the Plan as Exhibit D-1. These procedures have been adopted after lengthy negotiations between and among the ACC, the Future Claimants' Representative and the Debtors. Nothing approaching full payment of all OC and Fibreboard Asbestos Personal Injury Claims is possible in light of the value of all such claims that could be filed against the Asbestos Personal Injury Trust, both currently and in the future, and the value of the Asbestos Personal Injury Trust assets.

                  The goal of the Asbestos Personal Injury Trust is to treat all claimants equitably. The Asbestos Personal Injury Trust Distribution Procedures further that goal by setting forth procedures for processing and paying claims generally on an impartial, first-in-first-out ("FIFO") basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system. 9

-------------------

9 As used in the Asbestos Personal Injury Trust Distribution Procedures, the phrase "in the tort system" shall include only claims asserted by way of litigation and not claims asserted against a trust established pursuant to section 524(g) and/or section 105 of the Bankruptcy Code or any other applicable law.


                  To this end, the Asbestos Personal Injury Trust Distribution Procedures establish for both OC Asbestos Personal Injury Claims and Fibreboard Asbestos Personal Injury Claims a schedule of eight asbestos-related diseases ("Disease Levels"), all of which have presumptive medical and exposure requirements ("Medical/Exposure Criteria"). The Asbestos Personal Injury Trust Distribution Procedures also establishes two separate schedules with liquidated values ("Scheduled Values"), anticipated average values ("Average Values"), and caps on liquidated values ("Maximum Values") for the various Disease Levels. These separate schedules or matrices of values are applicable to OC and Fibreboard Asbestos Personal Injury Claims, respectively.

                  The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values have all been selected and derived with the intention of achieving a fair allocation of the Asbestos Personal Injury Trust funds among claimants suffering from different disease processes in light of the best available information considering the settlement history of OC or Fibreboard and the rights claimants would have in the tort system absent the bankruptcy.

                  A claimant may assert separate claims against the OC Sub-Account and the Fibreboard Sub-Account based on separate exposures to asbestos or asbestos-containing products manufactured or distributed by OC and Fibreboard, respectively ("Multiple Exposure Claims"); however, all such Multiple Exposure Claims must be filed by the claimant at the same time. To the extent a Sub-Account has separate liabilities to a claimant based on multiple exposure, the Sub-Account shall pay the claimant its several share of the liquidated value of the separate claim or claims for which it is liable, subject to applicable Payment Percentage, Maximum Annual Payment and Claims Payment Ratio limitations described below. Under no circumstances, however, shall any claimant receive more than the full liquidated value of his or her claim.

         2. Disease Levels, Scheduled Values and Medical/Exposure Criteria Set Forth in the Asbestos Personal Injury Trust Distribution Procedures

                  The eight Disease Levels covered by the Asbestos Personal Injury Trust Distribution Procedures, together with the Medical/Exposure Criteria for each and the Scheduled Values for the seven Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims filed with the Asbestos Personal Injury Trust on or before the Initial Asbestos Personal Injury Trust's Claims Filing Date (defined below).

                  Thereafter, with the consent of the TAC and the Future Claimants' Representative, the Trustees may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.


Disease Level                                   Scheduled Value         Medical/Exposure Criteria

Mesothelioma (Level VIII)                        OC: $215,000           (1) Diagnosis of mesothelioma; and (2)
                                                                        credible evidence of OC or FB Exposure.10

                                                 FB: $135,000

Lung Cancer 1 (Level (VII)                       OC: $40,000            (1) Diagnosis of a primary lung cancer plus
                                                                        evidence of an underlying Bilateral
                                                 FB: $27,000            Asbestos-Related Nonmalignant Disease,11
                                                                        (2) six months OC or FB Exposure prior to
                                                                        December 31, 1982, (3) Significant
                                                                        Occupational Exposure12  to asbestos, and
                                                                        (4) supporting medical documentation
                                                                        establishing asbestos exposure as a
                                                                        contributing factor in causing the lung
                                                                        cancer in question.
Lung Cancer 2 (Level VI)                             None               (1) Diagnosis of a primary lung cancer; (2)
                                                                        OC or FB Exposure prior to December 31,
                                                                        1982, and (3) supporting medical
                                                                        documentation establishing asbestos exposure
                                                                        as a contributing factor in causing the lung
                                                                        cancer in question.  Lung Cancer 2 (Level
                                                                        VI) claims are claims that do not meet the
                                                                        more stringent medical and/or exposure
                                                                        requirements of Lung Cancer (Level VII)
                                                                        claims.  All claims in this Disease Level
                                                                        will be individually evaluated.  The
                                                                        estimated likely average of the individual
                                                                        evaluation awards for this category is
                                                                        $20,000 for OCD and $12,000 for Fibreboard,
                                                                        with such awards capped at $50,000 for OCD
                                                                        and $30,000 for Fibreboard, unless the claim
                                                                        qualifies for Extraordinary Claim treatment.

                                                                        Level VI claims that show no evidence of
                                                                        either an underlying Bilateral
                                                                        Asbestos-Related Non-malignant Disease or
                                                                        Significant Occupational Exposure may be
                                                                        individually evaluated, although it is not
                                                                        expected that such claims will be treated as
                                                                        having any significant value, especially if
                                                                        the claimant is also a smoker. In any event,
                                                                        no presumption of validity will be available
                                                                        for any claims in this category.

-------------------

10       As defined in the Asbestos Personal Injury Trust Distribution Procedures.


11       Evidence of "Bilateral Asbestos-Related Nonmalignant Disease" for purposes of meeting the criteria for establishing Disease Levels I, II, III, V, and
         VII is described in the Asbestos Personal Injury Trust Distribution Procedures.


12       As defined in the Asbestos Personal Injury Trust Distribution Procedures.



Other Cancer (Level V)                            OC: $22,000           (1) Diagnosis of a primary colo-rectal,
                                                                        laryngeal, esophageal, pharyngeal, or
                                                  FB: $12,000           stomach cancer, plus evidence of an
                                                                        underlying Bilateral Asbestos-Related
                                                                        Nonmalignant Disease, (2) six months OC or
                                                                        FB Exposure prior to December 31, 1982, (3)
                                                                        Significant Occupational Exposure to
                                                                        asbestos, and (4) supporting medical
                                                                        documentation establishing asbestos exposure
                                                                        as a contributing factor in causing the
                                                                        other cancer in question.


Severe Asbestosis (Level IV)                      OC: $42,000           (1) Diagnosis of asbestosis with ILO of 2/1
                                                                        or greater, or asbestosis determined by
                                                  FB: $29,000           pathological evidence  of asbestos, plus (a)
                                                                        TLC less than 65%, or (b) FVC less than 65%
                                                                        and FEV1/FVC ratio greater than 65%, (2) six
                                                                        months OC or FB Exposure prior to December
                                                                        31, 1982, (3) Significant Occupational
                                                                        Exposure to asbestos, and (4) supporting
                                                                        medical documentation establishing asbestos
                                                                        exposure as a contributing factor in causing
                                                                        the pulmonary disease in question.


Asbestos/Pleural Disease                          OC: $19,000           Diagnosis of Bilateral Asbestos-Related
(Level III)                                                             Nonmalignant Disease, plus (a) TLC less than
                                                  FB: $11,500           80%, or (b) FVC less than 80% and FEV1/FVC
                                                                        ratio greater than or equal to 65%, and (2)
                                                                        six months OC or FB Exposure prior to
                                                                        December 31, 1982, (3) Significant
                                                                        Occupational Exposure to asbestos, and (4)
                                                                        supporting medical documentation establishing
                                                                        asbestos exposure as a contributing factor in
                                                                        causing the pulmonary disease in question.


Asbestosis/Pleural Disease                        OC: $8,000            (1) Diagnosis of a Bilateral
(Level II)                                                              Asbestos-Related Nonmalignant Disease, and
                                                  FB: $4,500            (2) six months OC or FB Exposure prior to
                                                                        December 31, 1982, and (3) five years
                                                                        cumulative occupational exposure to asbestos.


Other Asbestos Disease (Level I - Cash             OC: $400             (1) Diagnosis of a Bilateral Asbestos-
Discount Payment)                                                       Related Nonmalignant Disease or an
                                                   FB: $240             asbestos-related malignancy other than
                                                                        mesothelioma, and (2) OC or FB Exposure prior
                                                                        to December 31, 1982.


         3.       Claims Liquidation Procedures

                  OC and Fibreboard Asbestos Personal Injury Claims will be processed based on their place in the FIFO Processing Queue (defined below) to be established pursuant to the Asbestos Personal Injury Trust Distribution Procedures. The Asbestos Personal Injury Trust will liquidate all Asbestos Personal Injury Claims that meet the presumptive Medical/Exposure Criteria of Disease Levels I-V, VII and VIII efficiently and expeditiously under the Expedited Review described below.

                  Claims involving Disease Levels I-V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Asbestos Personal Injury Trust's Individual Review Process described below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Asbestos Personal Injury Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the Asbestos Personal Injury Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

                  OC and Fibreboard claimants holding claims involving Disease Levels II-VIII may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Asbestos Personal Injury Trust's Individual Review Process. However, the liquidated value of a more serious Disease Level II-VIII claim that undergoes the Asbestos Personal Injury Trust's Individual Review Process for valuation purposes may be determined by the Asbestos Personal Injury Trust to be less than its Scheduled Value, and in any event may not exceed the Maximum Value for the relevant Disease Level, unless the claim qualifies as an Extraordinary Claim (defined below), in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims. Level VI (Lung Cancer 2) claims may be liquidated only pursuant to the Asbestos Personal Injury Trust's Individual Review Process.

                  All unresolved disputes over a claimant's medical condition, exposure history and/or the liquidated value of the claim will be subject to binding or non-binding arbitration at the election of the claimant. OC and Fibreboard Asbestos Personal Injury Claims that are the subject of a dispute with the Asbestos Personal Injury Trust that cannot be resolved by non-binding arbitration may enter the tort system. However, if and when a claimant obtains a judgment in the tort system, the judgment will be payable from the Asbestos Personal Injury Trust subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below.

         4.       Payment Percentage

                  After the liquidated value of an OC or Fibreboard Asbestos Personal Injury Claim other than a claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) is determined by the Asbestos Personal Injury Trust, the claimant will receive a pro-rata share of that value based on a payment percentage (the "Payment Percentage").

                  The initial Payment Percentage has been set at ___ percent (___%) (the "Initial Payment Percentage"), and will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims accepted as valid by the Asbestos Personal Injury Trust, unless adjusted by the Asbestos Personal Injury Trust with the consent of the TAC and the Future Claimants' Representative. The term "Asbestos Personal Injury Trust Voting Claims" includes (i) Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims (as defined in the Plan and described); (ii) claims filed against OC or Fibreboard in the tort system or actually submitted to OC or Fibreboard pursuant to an administrative settlement agreement prior to the Petition Date; and (iii) all claims filed against another defendant in the tort system prior to the date the Plan was filed with the Bankruptcy Court (the "Plan Filing Date"); provided, however, that the claim described in subsection (i), (ii) or
(iii) above actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, and provided further that the claim was subsequently filed with the Asbestos Personal Injury Trust by the Asbestos Personal Injury Trust's Initial Claims Filing Date (defined below). The Initial Payment Percentage has been calculated on the assumption that the Average Values will be achieved with respect to existing present claims and projected future claims involving Disease Levels IV - VIII.

                  The Payment Percentage may be adjusted upwards or downwards from time to time by the Asbestos Personal Injury Trust with the consent of the TAC and the Future Claimants' Representative to reflect then-current estimates of the Asbestos Personal Injury Trust's assets and its liabilities, as well as then-estimated values of then-pending and future claims. If the Payment Percentage is increased over time, claimants whose claims were liquidated and paid in prior periods under the Asbestos Personal Injury Trust Distribution Procedures will not receive additional payments. Because there is uncertainty in the prediction of both the number and severity of future claims, and the amount of the Asbestos Personal Injury Trust's assets, no guarantee can be made of any Payment Percentage of a Asbestos Personal Injury Claim's liquidated value other than other than the Initial Payment Percentage of an Asbestos Personal Injury Trust Voting Claim.

         5.       Maximum Annual Payment and Maximum Available Payment

                  The Asbestos Personal Injury Trust will estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to treat all present and future claimants as similarly as possible. In each year, the Asbestos Personal Injury Trust will be empowered to pay out all of the interest earned during the year, together with a portion of its principal, calculated so that the application of Asbestos Personal Injury Trust funds over its life will correspond with the needs created by the anticipated flow of claims (the "Maximum Annual Payment"). The Asbestos Personal Injury Trust's distributions to all claimants for that year may not exceed the Maximum Annual Payment determined for that year.

                  In distributing the Maximum Annual Payment, the Asbestos Personal Injury Trust will first allocate the amount in question to outstanding Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims and to liquidated OC and Fibreboard Asbestos Personal Injury Claims involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the "Maximum Available Payment"), if any, will then be allocated and used to satisfy all other liquidated OC and Fibreboard Asbestos Personal Injury Claims, subject to the Claims Payment Ratio (discussed below).

         6.       Claims Payment Ratio

                  Based upon OC's and Fibreboard's claims settlement history and analysis of present and future claims, a Claims Payment Ratio has been determined which, as of the Effective Date, will be set at sixty percent (60%) for Category A claims, which consist of OC and Fibreboard Asbestos Personal Injury Claims involving severe asbestosis and malignancies (Disease Levels IV
- VIII) that were unliquidated as of the Petition Date, and at forty percent (40%) for Category B claims, which are OC and Fibreboard Asbestos Personal Injury Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the Petition Date. The Claims Payment Ratio will not apply to any Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims or to any claims for Other Asbestos Disease (Disease Level I - Cash Discount Payment). In each year, after the determination of the Maximum Available Payment, sixty percent (60%) of that amount will be available to pay Category A claims and forty percent (40%) will be available to pay Category B claims.

                  The 60%/40% Claims Payment Ratio will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims and will not be amended until the fifth anniversary of the Effective Date. Thereafter, the Claims Payment Ratio will be continued absent circumstances, such as a significant change in law or medicine, necessitating an amendment to avoid a manifest injustice.

                  In any event, no amendment to the Claims Payment Ratio may be made without the consent of the TAC and the Future Claimants' Representative. However, the Trustees, with the consent of the TAC and the Future Claimants' Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B in return for prompter payment (the "Reduced Payment Option").

         7.       Indemnity and Contribution Claims

                  OC and Fibreboard Indirect Asbestos Personal Injury Claims for indemnity and contribution, if any, will be subject to the same categorization, evaluation, and payment provisions of these Asbestos Personal Injury Trust Distribution Procedures as all other OC and Fibreboard Asbestos Personal Injury Claims, subject to certain conditions and procedures germane to claims for indemnity and contribution.

                  Plant asserted that various such special provisions of the Asbestos Personal Injury Trust Distribution Procedures were improper. Specifically, Plant alleged that two of the preconditions for processing and payment of OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims cannot be met in a substantial percentage of its cases, thus barring the payment of valid claims. Plant alleged that the requirement that the claimant establish that it has paid in full the liability and obligations of the Asbestos Personal Injury Trust to the individual claimant will be impossible to fulfill in a substantial number of cases involving Plant, because Plant's liability to the holder of the direct claim is allegedly less than Fibreboard's liability in many such cases. Plant also asserted that the requirement that holders of the OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims prove that the individual claimant has fully released the Asbestos Personal Injury Trust from all liability cannot be met in many cases due to the death of the claimant. Plant alleged that the Asbestos Personal Injury Trust Distribution Procedures should contain procedures for the processing of OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims and should not leave the Asbestos Personal Injury Trust with the discretion to formulate procedures, including forms for proofs of claim in addition to those they filed by the Bar Date of April 15, 2002. Plant objected to the Asbestos Personal Injury Trust Distribution Procedures based on other alleged ambiguities in the Asbestos Personal Injury Trust Distribution Procedures language that bars holders of OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims from having rights superior to the holders of the direct claims.

                  The Plan Proponents made several changes to the Asbestos Personal Injury Trust Distribution Procedures to address the Plant objections. The Asbestos Personal Injury Trust Distribution Procedures now provide for individual consideration and evaluation of any OC Indirect Asbestos PI Trust Claim and FB Indirect Asbestos PI Trust Claim that fails to meet the requirements for presumptive validity, including those requirements objected to by Plant. The review shall determine whether the indirect claimant can establish under applicable state law that it has satisfied a liability or obligation that the Asbestos Personal Injury Trust would otherwise have to the direct claimant. Any unresolved disputes are subject to non-binding arbitration procedures set forth in the Asbestos Personal Injury Trust Distribution Procedures and, if not resolved by arbitration, resolution through litigation in the tort system. See Section VIII.B.26 of this Disclosure Statement entitled "Suits in the Tort System."

                  The Plan Proponents contend that the conditions and other limitations in the Asbestos Personal Injury Trust Distribution Procedures concerning payment of OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims are consistent with both state law and bankruptcy law, including Sections 502(e) and 509(c) of the Bankruptcy Code. Plant's objections to the Asbestos Personal Injury Trust Distribution Procedures will be resolved, if necessary, by the Bankruptcy Court or District Court as part of the Confirmation Hearing.

                  Plant and the Debtors have had a longstanding dispute with respect to the alleged claims of Plant. The Debtors have consistently maintained that Plant's claims are not valid and the Debtors may file objections to the majority of Plant's claims under both applicable state law and the Bankruptcy Code. The Debtors assert that is well established under California law that Plant does not have a right to contractual indemnity against Fibreboard. See Borromeo v. Raybestos Manhattan, Inc., Action No. 8201115 (San Francisco Super. Ct. June 2, 1989) (holding that Plant has no right to implied contractual indemnity against Fibreboard), discussed in Plant Insulation Co. v. Fibreboard Corp., No. A06116 (Cal. App. July 1, 1994); Plant Insulation Co. v. Fibreboard Corp., 224 Cal. App. 3d 781, 791 (1990) (holding that Plant has no right to express indemnity under its 1948 agreement with Fibreboard); Plant Insulation Co. v. Fibreboard Corp., No. A06116 (Cal. App. July 1, 1994) (affirming trial court's finding that Plant has no right to "implied-in-fact" express indemnity from Fibreboard). Moreover, a "good faith" settlement determination bars all claims for equitable or implied contractual indemnity. See Bay Development, Ltd. v. Superior Court of San Diego County, 791 P.2d 290 (Cal. 1990); Far West Financial Corp. v. D&S Co., Inc., 760 P.2d 399 (Cal. 1988). The Debtors will therefore argue that almost three quarters of Plant's proofs of claim (1,613 out of 2,213) should be disallowed on the grounds that they relate to claims previously settled by Fibreboard in good faith. Plant maintains it has a right to indemnification and that some of Fibreboard's settlements were not in good faith. Plant's claims for indemnification against Fibreboard may also be barred by Sections 502(e) and 509(c) of the Bankruptcy Code.

         8.       Ordering of Claims

                  The Asbestos Personal Injury Trust will order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO Processing Queue"). For all claims filed on or before the date six months after the Effective Date (the "Initial Asbestos Personal Injury Claims Filing Date"), a claimant's position in the FIFO Processing Queue will be determined as of the earlier of
(i) the date prior to the Petition Date (if any) that the specific claim was either filed against OC or Fibreboard in the tort system or was actually submitted to OC or Fibreboard pursuant to an administrative settlement agreement; (ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with OC or Fibreboard; (iii) the date after the Petition Date (if any) but before the Effective Date that the claim was filed against another defendant in the tort system; (iv) the date the claimant filed a ballot in the Bankruptcy Court pursuant to the voting procedures approved by the Court in this Chapter 11 proceeding; or (v) the date after the Effective Date but on or before the Initial Asbestos Personal Injury Claims Filing Date that the claim was filed with the Asbestos Personal Injury Trust.

                  Following the Initial Asbestos Personal Injury Claims Filing Date, the claimant's position in the FIFO Processing Queue will be determined by the date the claim was filed with the Asbestos Personal Injury Trust.

         9.       Effect of Statutes of Limitations and Repose

                  To be eligible for a place in the FIFO Processing Queue, a claim must meet either (i) for claims first filed in the tort system against OC or Fibreboard prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii) for claims not filed against OC or Fibreboard in the tort system prior to the Petition Date, the applicable statute of limitation that was in effect at the time of the filing with the Asbestos Personal Injury Trust. However, the running of the relevant statute of limitation will be tolled for purposes of the Asbestos Personal Injury Trust as of the earliest of (A) the actual filing of the claim against OC or Fibreboard prior to the Petition Date, whether in the tort system or by submission of the claim to OC or Fibreboard pursuant to an administrative settlement agreement; (B) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against OC or Fibreboard at the time by an agreement or otherwise; (C) the filing of a claim after the Petition Date but prior to the Effective Date against another defendant in the tort system; (D) the filing of the claim for voting purposes in this Chapter 11 proceeding; or (E) the filing of a proof of claim with the requisite supporting documentation with the Asbestos Personal Injury Trust after the Effective Date.

                  If an OC or Fibreboard Asbestos Personal Injury Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated by the Asbestos Personal Injury Trust as timely filed if it is actually filed with the Asbestos Personal Injury Trust within three (3) years after the Effective Date. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the Asbestos Personal Injury Trust within three (3) years after the date of diagnosis or within three (3) years after the Effective Date, whichever occurs later. However, the processing of any OC or Fibreboard Asbestos Personal Injury Claim by the Asbestos Personal Injury Trust may be deferred at the election of the claimant.

         10.      Payment of Claims

                  Asbestos Personal Injury Claims that have been liquidated by the Expedited Review (described below), by arbitration or by litigation in the tort system, will be paid in FIFO order based on the date their liquidation became final (the "FIFO Payment Queue").

         11. Resolution of Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims

                  As soon as practicable after the Effective Date, the Asbestos Personal Injury Trust will pay, upon submission by the claimant of the applicable Asbestos Personal Injury Trust proof of claim form (included in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures) together with all documentation required thereunder, all Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims as defined in the Plan.

                  The liquidated value of an Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims will not include any punitive or exemplary damages. In the absence of a Final Order of the Bankruptcy Court determining whether an OC or Fibreboard Asbestos Personal Injury Claim is an Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claim, a dispute between the claimant and the Asbestos Personal Injury Trust over this issue will be resolved pursuant to the same procedures that are provided in the Asbestos Personal Injury Trust Distribution Procedures for resolving the validity and/or liquidated value of an OC or Fibreboard Asbestos Personal Injury Claim.

                  Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims will be processed and paid by the Asbestos Personal Injury Trust in accordance with their order in a separate FIFO queue to be established by the Asbestos Personal Injury Trust based on the date the Asbestos Personal Injury Trust received a completed proof of claim form with all required documentation for the particular claim; provided, however, the amounts payable with respect to such claims will not be subject to or taken into account in consideration of the Claims Payment Ratio, but will be subject to the Maximum Annual Payment and Payment Percentage provisions set forth above.

         12. Resolution of Unresolved OC and Fibreboard Asbestos Personal Injury Claims

                  Within six months after the establishment of the Asbestos Personal Injury Trust, the Trustees, with the consent of the TAC and the Future Claimants' Representative, are required to adopt procedures for reviewing and liquidating all unresolved Asbestos Personal Injury Claims, which will include deadlines for processing such claims. Such procedures will also require that claimants seeking resolution of unresolved Asbestos Personal Injury Claims must first file a proof of claim form, together with the required supporting documentation. It is anticipated that the Asbestos Personal Injury Trust will provide an initial response to the claimant within six months of receiving the proof of claim form.

                  The proof of claim form will require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims will be deemed by the Asbestos Personal Injury Trust Distribution Procedures to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future will be treated as subsumed into the higher Disease Level for both processing and payment purposes.

                  Upon filing of a valid proof of claim form with the required supporting documentation, the claimant will be placed in the FIFO Processing Queue in accordance with the ordering described above, and will advise the Asbestos Personal Injury Trust whether the claim should be liquidated under the Asbestos Personal Injury Trust's Expedited Review Process or, in certain circumstances, the Asbestos Personal Injury Trust's Individual Review Process (both of which are described below).

         13.      Expedited Review

                  The Asbestos Personal Injury Trust's Expedited Review Process ("Expedited Review") is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all claims (except those involving Lung Cancer 2 - Disease Level VI) where the claim can easily be verified by the Asbestos Personal Injury Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Asbestos Personal Injury Claims than does the Individual Review Process. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.

                  Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level will be paid the Scheduled Value for such Disease Level. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review will be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the Asbestos Personal Injury Trust's Individual Review Process.

         14.      Claims Processing Under Expedited Review

                  All claimants seeking liquidation of their claims pursuant to Expedited Review must file the Asbestos Personal Injury Trust's proof of claim form provided in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures. As a proof of claim form is reached in the FIFO Processing Queue, the Asbestos Personal Injury Trust will determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and will advise the claimant of its determination. If a Disease Level is determined, the Asbestos Personal Injury Trust will tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the Asbestos Personal Injury Trust.

         15.      Individual Review Process

                  The Asbestos Personal Injury Trust's Individual Review Process provides a claimant with an opportunity for individual consideration and evaluation of an OC or Fibreboard Asbestos Personal Injury Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I - V, VII and VIII. In such a case, the Asbestos Personal Injury Trust will either deny the claim, or, if the Asbestos Personal Injury Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Asbestos Personal Injury Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value for such a claim.

                  Claimants holding claims involving Disease Levels II - VIII will also be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any OC or Fibreboard Asbestos Personal Injury Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels II - VIII may not exceed the Maximum Value for the relevant Disease Level, unless the claim meets the requirements of an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process will necessarily be paid the liquidated value of their OC or Fibreboard Asbestos Personal Injury Claims later than would have been the case had the claimant elected the Expedited Review.

         16.      Valuation Factors to be Considered in Individual Review

                  The Asbestos Personal Injury Trust will liquidate the value of each OC or Fibreboard Asbestos Personal Injury Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Asbestos Personal Injury Trust will thus take into consideration all of the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility prior to December 31, 1982, (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts and the claimant's and other law firms' experience in the claimant's jurisdiction for similarly situated claims.

         17.      Scheduled, Average and Maximum Values

                  The Scheduled, Average and Maximum Values for claims involving Disease Levels I - VIII are the following:

----------------------------------------------------------------------------------------------------------------------
                                                  OC SUB-ACCOUNT
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Scheduled Disease                   Scheduled Value          Average Value                Maximum Value
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Mesothelioma (Level VIII)           $215,000                 $270,000                     $650,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Lung Cancer (Level VII)             $ 40,000                 $ 50,000                     $150,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Lung Cancer (Level VI)              None                     $ 20,000                     $ 50,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Other Cancer (Level V)              $ 22,000                 $ 25,000                     $ 60,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Severe Asbestosis (Level IV)        $ 42,000                 $ 50,000                     $150,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Asbestos/Pleural Disease            $ 19,000                 $ 20,000                     $ 35,000
                       (Level III)
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Asbestos/Pleural Disease            $  8,000                 $  9,000                     $ 20,000
                       (Level II)
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Other Asbestos Disease (Cash        $   400                  None                         None
Discount Payment) (Level I)
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------------------------------------------------------------------------------------------
                                                 FB SUB-ACCOUNT
----------------------------------------------------------------------------------------------------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Scheduled Disease                   Scheduled Value          Average Value                Maximum Value
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Mesothelioma (Level VIII)           $135,000                 $180,000                     $450,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Lung Cancer (Level VII)             $ 27,000                 $ 35,000                     $ 90,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Lung Cancer (Level VI)              None                     $ 12,000                     $ 30,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Other Cancer (Level V)              $ 12,000                 $ 15,000                     $ 36,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Severe Asbestosis (Level IV)        $ 29,000                 $ 30,000                     $ 90,000
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Asbestos/Pleural Disease            $ 11,500                 $ 12,000                     $ 21,000
                       (Level III)
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Asbestos/Pleural Disease            $  4,500                 $  5,400                     $ 12,000
                       (Level II)
----------------------------------- ------------------------ ---------------------------- ----------------------------

----------------------------------- ------------------------ ---------------------------- ----------------------------
Other Asbestos Disease (Cash        $   240                  None                         None
Discount Payment) (Level I)
----------------------------------- ------------------------ ---------------------------- ----------------------------

                  These Scheduled Values, Average Values and Maximum Values will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims filed with the Asbestos Personal Injury Trust on or before the Initial Claims Filing Date. Thereafter, the Asbestos Personal Injury Trust, with the consent of the TAC and the Future Claimants' Representative, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

         18.      Extraordinary and/or Exigent Hardship Claims

                  "Extraordinary Claim" means an OC or Fibreboard Asbestos Personal Injury Claim that otherwise satisfies the Medical Criteria for Disease Levels IV - VIII, and that is held by a claimant whose exposure to asbestos was at least 75% the result of exposure to an asbestos-containing product or conduct for which OC or Fibreboard has legal responsibility, and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims will be presented for Individual Review and, if valid, will be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value for claims qualifying for Disease Levels I -V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage. An Extraordinary Claim, following its liquidation, will be placed in the FIFO Queue ahead of all other OC and Fibreboard Asbestos Personal Injury Claims except Exigent Hardship Claims, which will be first in said FIFO Queue, based on its date of liquidation, subject to the Maximum Available Payment and Claims Payment Ratio described above.

                  At any time the Asbestos Personal Injury Trust may liquidate and pay certain OC or Fibreboard Asbestos Personal Injury Claims that qualify as Exigent Hardship Claims. Such claims may be considered separately by the Asbestos Personal Injury Trust no matter what the order of processing otherwise would have been under the Asbestos Personal Injury Trust Distribution Procedures. An Exigent Hardship Claim, following its liquidation, will be placed first in the FIFO Payment Queue ahead of all other liquidated OC or Fibreboard Asbestos Personal Injury Claims, subject to the Maximum Available Payment and Claims Payment Ratio described above.

                  An OC or Fibreboard Asbestos Personal Injury Claim will qualify for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V-VIII), and the Asbestos Personal Injury Trust, in its sole discretion, determines (a) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and (b) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease.

         19.      Secondary Exposure Claims

                  If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim. In such a case, the claimant will be required to establish that the occupationally exposed person would have met the exposure requirements under the Asbestos Personal Injury Trust Distribution Procedures that would have been applicable had that person filed a direct claim against the Asbestos Personal Injury Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels above, or an asbestos-related disease otherwise compensable under the Asbestos Personal Injury Trust Distribution Procedures, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to an asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility, and that such secondary exposure was a cause of the claimed disease. The proof of claim form included in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures contains an additional section for Secondary Exposure Claims. All other liquidation and payment rights and limitations under the Asbestos Personal Injury Trust Distribution Procedures will be applicable to such claims.

         20.      Evidentiary Requirements

                  (a)      Medical Evidence

                           The Asbestos Personal Injury Trust Distribution
Procedures require that all diagnoses of a Disease Level presented to the Asbestos Personal Injury Trust be accompanied by either (i) a statement by the physician providing the diagnosis that at least 10 years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or (ii) a history of the claimant's exposure sufficient to establish a 10-year latency period. A finding by a physician after the Petition Date that a claimant's disease is "consistent with" or "compatible with" asbestosis will not alone be treated by the Asbestos Personal Injury Trust as a diagnosis.

                           Except for claims filed against OC or Fibreboard or
another asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) submitted to the Asbestos Personal Injury Trust must be based (i) in the case of a claimant who was living at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; (B) for Disease Levels I - III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 3 of the Asbestos Personal Injury Trust Distribution Procedures), and for Disease Level IV, either an ILO reading of 2/1 or greater or pathological evidence of asbestosis, or (C) pulmonary function testing if the claim involves Asbestosis/Pleural Disease (Level III) or Severe Asbestosis (Level IV), or
(ii) in the case of a claimant who was deceased at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (B) pathological evidence of the non-malignant asbestos-related disease, or (C) for Disease Levels I - III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 3 of the Asbestos Personal Injury Trust Distribution Procedures), and for Disease Level IV, either an ILO reading of 2/1 or greater or pathological evidence of asbestosis.

                           Except for claims filed against OC or Fibreboard or
another asbestos defendant in the tort system prior to the Petition Date, diagnoses of an asbestos-related malignancy (Disease Levels V - VIII) submitted to the Asbestos Personal Injury Trust must be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.

                           If the holder of an OC or Fibreboard Asbestos
Personal Injury Claim has available the medical evidence described above, or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence, the Asbestos Personal Injury Trust Distribution Procedures require that the holder provide such medical evidence to the Asbestos Personal Injury Trust notwithstanding any exceptions to the contrary.

         21.      Credibility of Medical Evidence

                  The Asbestos Personal Injury Trust must have reasonable confidence that the medical evidence provided in support of the claim is credible and consistent with recognized medical standards before making any payment to a claimant. The Asbestos Personal Injury Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedure to assure that such evidence is reliable. Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, (ii) that is consistent with evidence submitted to OC or Fibreboard to settle for payment similar disease cases prior to OC or Fibreboard's bankruptcy, or (iii) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumed by the Asbestos Personal Injury Trust to be reliable, although the Asbestos Personal Injury Trust may seek to rebut the presumption.

                  In addition, claimants who otherwise meet the requirements of the Asbestos Personal Injury Trust Distribution Procedures for payment of an OC or Fibreboard Asbestos Personal Injury Claim will be paid by the Asbestos Personal Injury Trust irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, the Asbestos Personal Injury Trust Distribution Procedures contemplate that any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Asbestos Personal Injury Trust in any Individual Review proceeding or any Extraordinary Claim proceeding conducted by the Asbestos Personal Injury Trust.

         22.      Exposure Evidence

                  To qualify for any Disease Level, the Asbestos Personal Injury Trust Distribution Procedures require that the claimant demonstrate some exposure to an OC or Fibreboard asbestos-containing product or conduct for which OC or Fibreboard has legal responsibility. Claims based on conspiracy theories that involve no such OC or FB Exposure or conduct are not compensable under the Procedures. To meet the presumptive exposure requirements of Expedited Review, the claimant must show (i) for all Disease Levels, OC or FB Exposure as defined below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months OC or FB Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level VII), the claimant must show six months OC or FB Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review of his or her claim based on exposure to an asbestos-containing product or conduct for which OC or Fibreboard has legal responsibility.

                  To recover from the Asbestos Personal Injury Trust, the claimant must demonstrate meaningful and credible exposure to asbestos or asbestos-containing products for which OC or Fibreboard has legal responsibility. For these purposes, the Asbestos Personal Injury Trust will consider meaningful and credible evidence, including an affidavit of the claimant, by an affidavit of a co-worker or the affidavit of a family member in the case of a deceased claimant (providing the Asbestos Personal Injury Trust finds such evidence reasonably reliable), by invoices, employment, construction or similar records, or by other credible evidence. The Asbestos Personal Injury Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary. The specific exposure information required by the Asbestos Personal Injury Trust to process a claim under either Expedited or Individual Review is set forth on the proof of claim form to be used by the Asbestos Personal Injury Trust, which is attached as Attachment B to the Asbestos Personal Injury Trust Distribution Procedures. The Asbestos Personal Injury Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary.

         23.      Second Disease (Malignancy) Claims

                  The Asbestos Personal Injury Trust Distribution Procedures allow the holder of an OC or Fibreboard Asbestos Personal Injury Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) to assert a new OC or Fibreboard Asbestos Personal Injury Claim against the Asbestos Personal Injury Trust for a malignant disease (Disease Levels V -
VIII) that is subsequently diagnosed. The Asbestos Personal Injury Trust will not reduce any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related disease by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed at the time the claimant filed his or her original claim involving the non-malignant disease.

         24.      Punitive Damages

                  In determining the value of any OC or Fibreboard Asbestos Personal Injury Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, will not be considered or allowed, notwithstanding their availability in the tort system.

         25.      Interest

                  Except for an OC or Fibreboard Asbestos Personal Injury Claim involving Other Asbestos Diseases (Disease Level I - Cash Discount Payment) and subject to the limitations set forth below, the Asbestos Personal Injury Trust Distribution Procedures provide that interest will be paid on all OC and Fibreboard Asbestos Personal Injury Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant will receive interest for a period in excess of seven (7) years. The applicable interest rate is to be six percent (6%) simple interest per annum for the first five (5) years after the Effective Date; thereafter, the Trustees have the discretion to change the annual interest rate with the consent of the TAC and the Future Claimants' Representative.

                  Interest is payable on the Scheduled Value of any unresolved OC or Fibreboard Asbestos Personal Injury Claim that meets the requirements of Disease Levels II -V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. Interest on an unresolved OC or Fibreboard Asbestos Personal Injury Claim that meets the requirements of Disease Level VI will be based on the Average Value of such a claim. Interest on all such unresolved claims will be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against OC or Fibreboard prior to the Petition Date; (b) the claim was filed against another defendant in the tort system on or after the Petition Date but before the Effective Date; (c) the claim was filed with the Bankruptcy Court during the pendency of these Chapter 11 proceedings; or (d) the claim was filed with the Asbestos Personal Injury Trust after the Effective Date.

                  Interest is also payable on the liquidated value of all Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims. In the case of such claims liquidated by verdict or judgment, interest will be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered. In the case of such claims liquidated by a binding, judicially enforceable settlement, interest will be measured from the date of payment back to the date that is one year after the Petition Date.

         26.      Suits in the Tort System

                  If the holder of a disputed claim disagrees with the Asbestos Personal Injury Trust's determination regarding the Disease Level of the claim, the claimant's exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration, the Asbestos Personal Injury Trust Distribution Procedures contemplate that the holder may file a lawsuit in the claimant's jurisdiction. All defenses (including, with respect to the Asbestos Personal Injury Trust, all defenses which could have been asserted by OC or Fibreboard) will be available to both sides at trial; however, the Asbestos Personal Injury Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim was filed, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

                  If and when a claimant obtains a judgment in the tort system, the claim will be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant will receive from the Asbestos Personal Injury Trust an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to one-hundred percent (100%) of the greater of (i) the Asbestos Personal Injury Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant will receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions above).

                  In the case of non-Extraordinary Claims involving Disease Levels II - VIII, the total amounts paid with respect to such claims may not exceed the Maximum Values for such Disease Levels. In the case of Extraordinary Claims, the total amounts paid with respect to such claims may not exceed the Maximum Value for such claims. Under no circumstances will interest be paid on any judgments obtained in the tort system.

         27. Objections concerning the Asbestos Personal Injury Trust Distribution Procedures

                  Some parties have indicated potential objections to the provisions of the Asbestos Personal Injury Trust Distribution Procedures, which set forth the Disease Levels, value of the Asbestos Personal Injury Claims ascribed to the Disease Level and the evidence to be required to support Asbestos Personal Injury Claims, as described above. For example, the Unsecured Creditors' Committee asserts that the values do not appropriately differentiate between those who have serious, life-altering injuries and those who have no daily life impairment. The Plan Proponents believe that the provisions of the Asbestos Personal Injury Trust Distribution Procedures are fair, equitable and provide appropriate procedures for the allowance of Asbestos Personal Injury Claims, including Disease Levels and values that are fair, equitable and appropriate. Any objections to the provisions of the Asbestos Personal Injury Trust Distribution Procedures shall be resolved by the Bankruptcy Court or District Court at the confirmation hearing.

         C.       The Asbestos Personal Injury Permanent Channeling Injunction

         In 1994, the Bankruptcy Code was amended to add subsections (g) and
(h) to Section 524. These subsections confirm the validity of existing injunctions (such as those used in the Chapter 11 cases of Johns-Manville Corporation and UNR Corporation) similar to the Asbestos Personal Injury Permanent Channeling Injunction and codify a court's authority to issue a permanent injunction in asbestos-related reorganizations under Chapter 11 to supplement the injunctive relief afforded by Section 524. Section 524(g) provides that, if certain specified conditions are satisfied, a court may issue a supplemental permanent injunction, such as the Asbestos Personal Injury Permanent Channeling Injunction, barring claims and demands against the reorganized company and certain identified protected parties and channeling those claims and demands to an independent trust.

         Pursuant to the Asbestos Personal Injury Permanent Channeling Injunction and the Plan, the entities listed or described in Schedules VI, VIII and X to the Plan, attached to this Disclosure Statement as Appendix A, will be "Protected Parties" and, therefore, protected by the scope of the Asbestos Personal Injury Permanent Channeling Injunction.

         Pursuant to the Asbestos Personal Injury Permanent Channeling Injunction, Protected Parties will be protected against "Enjoined Actions":
(i) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order; (iii) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance, (iv) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties, and (v) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

         PURSUANT TO THE PLAN, SECTION 524(g) OF THE BANKRUPTCY CODE, AND PURSUANT TO AND IN CONJUNCTION WITH THE CONFIRMATION ORDER, ALL PERSONS WILL BE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED AND ENJOINED FROM TAKING ANY ENJOINED ACTION OR PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIM, EXCEPT IN CONFORMITY AND COMPLIANCE THEREWITH, AGAINST ANY PROTECTED PARTY OR PROPERTY OR INTERESTS IN PROPERTY OF ANY PROTECTED PARTY, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE, FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIM (OTHER THAN PURSUANT TO THE PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT OR TO ENFORCE THE PROVISIONS OF THE
PLAN).

                  IX. THE FB ASBESTOS PROPERTY DAMAGE TRUST

         The following summarizes certain terms of the FB Asbestos Property Damage Trust Agreement (including the purpose of the FB Asbestos Property Damage Trust , the powers and appointment of the FB Asbestos Property Damage Trustee, the transfer of certain property to the FB Asbestos Property Damage Trust and the termination provisions thereof) and the FB Asbestos Property Damage Trust Distribution Procedures. It is intended only to be a summary, and interested parties should review the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures. The following summary is qualified in its entirety by such documents.

         A.       General Description of the FB Asbestos Property Damage Trust

         1.       Purposes of the FB Asbestos Property Damage Trust

                  The FB Asbestos Property Damage Trust will be established pursuant to the FB Asbestos Property Damage Settlement Trust Agreement ("FB Asbestos Property Damage Trust Agreement"), a copy of which will be attached to the Plan as Exhibit E. In accordance with Section 1.93 of the Plan, and Exhibit E to the Plan will be filed with the Clerk of the Bankruptcy Court at least ten (10) Business Days prior to the Objection Deadline.

                  The purpose of the FB Asbestos Property Damage Trust is to assume any and all liabilities of Fibreboard or its Affiliates, with respect to any and all FB Asbestos Property Damage Claims, and to use the assets of the FB Asbestos Property Damage Trust and income to promptly pay holders of Allowed FB Asbestos Property Damage Claims.

         2. Transfer of Certain Property to and Assumption of Certain Liabilities by the FB Asbestos Property Damage Trust

                  On the later of the Effective Date and the date by which the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement, the Reorganized Debtors shall transfer and assign, or cause the FB Asbestos Property Damage Insurance Assets to be transferred and assigned to the FB Asbestos Property Damage Trust . The FB Asbestos Property Damage Insurance Assets include, without limitation, the following agreements that provide coverage in place for FB Asbestos Property Damage Claims up to certain limits in a specified sequence: (1) Settlement Agreement dated on or around January 1, 1993 between Fibreboard and American Home Assurance Company, Granite State Insurance Company, Insurance Company of the State of Pennsylvania, Lexington Insurance Company, and New Hampshire Insurance Company; (2) Settlement Agreement dated on or around October 31, 1994 between Fibreboard and CIGNA Specialty Insurance Company, Central National Insurance Company of Omaha, Century Indemnity Company, CIGNA Property and Casualty Insurance Company, and Insurance Company of North America; (3) Settlement Agreement dated on or around August 7, 1997 between Fibreboard and New England Insurance Company. The insurers who are parties to these agreements reserve all rights to object to confirmation of the Plan, including to the extent any aspect of the Plan or its confirmation purports to alter their obligations or decide any matter adversely to them. Fibreboard also has unconfirmed coverage under policies issued by other carriers as set forth on Schedule XV. Lloyd's of London objects to the inclusion on Schedule XV of policy nos. 564/155055, 564/477688, 53/8540D, 54/83850, 55/7871D.

                  On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the FB Asbestos Property Damage Trust and in accordance with written instructions provided to the Reorganized Debtors by the FB Asbestos Property Damage Trust, the Reorganized Debtors will transfer and assign to the FB Asbestos Property Damage Trust copies of all books and records of the Debtors that pertain directly to FB Asbestos Property Damage Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

                  In consideration for the property transferred to the FB Asbestos Property Damage Trust, and in furtherance of the purposes of the FB Asbestos Property Damage Trust and the Plan, the FB Asbestos Property Damage Trust shall assume all liability and responsibility for all FB Asbestos Property Damage Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor. The FB Asbestos Property Damage Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the FB Asbestos Property Damage Insurance Assets as a result of FB Asbestos Property Damage Claims, asbestos-related property damage claims against Persons insured under policies included in the FB Asbestos Property Damage Insurance Assets by reason of vendors' endorsements, or under the indemnity provisions of settlement agreements that the Debtors made with any insurers prior to the Confirmation Date to the extent that those indemnity provisions relate to FB Asbestos Property Damage Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability for any of the foregoing; provided, however, that such liability of the FB Asbestos Property Damage Trust shall be limited to the extent of the benefits of such Trust, as reasonably determined by the Trustee of such Trust, so that the FB Asbestos Property Damage Trust may elect to terminate such liability in the event that the Trustee determines the benefits of maintaining the insurance policies are no longer worth the costs.

                  The Reorganized Debtors shall cooperate with the FB Asbestos Property Damage Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (a) to provide the FB Asbestos Property Damage Trust with copies of insurance policies and settlement agreements included within or relating to the FB Asbestos Property Damage Insurance Assets; (b) to provide the FB Asbestos Property Damage Trust with information necessary or helpful to the FB Asbestos Property Damage Trust in connection with its efforts to obtain insurance coverage for FB Asbestos Property Damage Claims; (c) to execute further assignments or allow the FB Asbestos Property Damage Trust to pursue claims relating to the FB Asbestos Property Damage Insurance Assets in its name (subject to appropriate disclosure of the fact that the FB Asbestos Property Damage Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the FB Asbestos Property Damage Trust to obtain insurance coverage under the FB Asbestos Property Damage Insurance Assets for FB Asbestos Property Damages Claims; and (d) to pursue and recover insurance coverage in its own name or right to the extent that the transfer and assignment of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust is not able to be fully effectuated. The FB Asbestos Property Damage Trust shall be obligated to compensate the Reorganized Debtors for costs reasonably incurred in connection with providing assistance to the FB Asbestos Property Damage Trust, including without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

                  On the Confirmation Date, the Debtors will be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the FB Asbestos Property Damage Trust Agreement.

         3.       The FB Asbestos Property Damage Trustee

                  (a)      Appointment of the FB Asbestos Property Damage
                           Trustee

                           On the Confirmation Date, effective as of the
Effective Date, the Bankruptcy Court shall confirm the appointment of the individual selected by the Debtors to serve as the FB Asbestos Property Damage Trustee of the FB Asbestos Property Damage Trust.

                  (b)      FB Asbestos Property Damage Trustee's Powers and
                           Duties

                           The FB Asbestos Property Damage Trustee will act as
a fiduciary to the FB Asbestos Property Damage Trust in accordance with the provisions of the FB Asbestos Property Damage Trust Agreement and the Plan. The FB Asbestos Property Damage Trustee will be obligated, among other things, at all times, to administer the FB Asbestos Property Damage Trust and the FB Asbestos Property Damage Trust Assets in a manner consistent with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures. Subject to any limitations set forth in the FB Asbestos Property Damage Trust Agreement, the FB Asbestos Property Damage Trustee shall have the power to take any and all such actions as in the judgment of the FB Asbestos Property Damage Trustee that are necessary or proper to fulfill the purposes of the FB Asbestos Property Damage Trust .

                  (c)      FB Asbestos Property Damage Trustee's Compensation

                           The FB Asbestos Property Damage Trustee will be
entitled to receive annual compensation plus a per diem allowance for meetings attended in amounts to be determined, disclosed and filed with the Bankruptcy Court at least ten(10) Business Days prior to the Objection Deadline. The FB Asbestos Property Damage Trustee will also be entitled to be reimbursed for out-of-pocket costs and expenses. The FB Asbestos Property Damage Trustee's per annum compensation may only be increased annually at the rate of the Consumer Price Index - All Cities. Any increase in excess of such an adjustment based on the Consumer Price Index may be made only with the Bankruptcy Court's approval.

         4.       FB Asbestos Property Damage Trust Termination Provisions

                  The FB Asbestos Property Damage Trust is irrevocable, but will terminate ninety (90) days after the first day any of the following events occurs:

                           (i) the FB Asbestos Property Damage Trustee , in
his or her sole discretion, decides to terminate the FB Asbestos Property Damage Trust because (a) all duly filed FB Asbestos Property Damage Claims have been liquidated and satisfied and two years have elapsed since the Effective Date, (b) the FB Asbestos Property Damage Trustee determines that it is unlikely that any new claims will be filed against the FB Asbestos Property Damage Trust;

                           (ii) a final order of the Bankruptcy Court is
obtained approving the FB Asbestos Property Damage Trustee's procurement of irrevocable insurance policies and establishment of claims handling agreements with suitable third parties adequate to discharge all expected remaining FB Asbestos Property Damage Trust obligations and expenses of the FB Asbestos Property Damage Trust in a manner consistent with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures;

                           (iii) in the judgment of the FB Asbestos Property
Damage Trustee , with the consent of the Property Damage Advisory Committee ("PD Advisory Committee"), the continued administration of the FB Asbestos Property Damage Trust is uneconomic or inimical to the best interests of the persons holding FB Asbestos Property Damage Claims, and the termination will not expose Fibreboard, its Affiliates or any other Reorganized Debtor or any successor to any increased or undue risk of having claims asserted against it or them or in any way jeopardize the validity or the enforceability of the injunction channeling FB Asbestos Property Damage Claims; or

                           (iv) 21 years less 91 days pass after the death of
the last survivor of all of the descendants of George Herbert Walker Bush of Texas, living on the date of the establishment of the FB Asbestos Property Damage Trust.

                  On the Termination Date, after payment of all the FB Property Damage Trust's liabilities have been provided for, the remaining FB Asbestos Property Damage Insurance Assets shall be transferred and assigned to Reorganized OC; all monies, if any, remaining in the FB Property Damage Trust estate shall be transferred to charitable organization(s) exempt from federal income tax under Section 501 (c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustee using his or her reasonable discretion; provided, however, that (i) if practicable, the tax-exempt organization(s) shall be related to the treatment of, research, or the relief of suffering of individuals suffering from asbestos-related disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to FB or its Affiliates within the meaning of Section 468(d)(3) of the Internal Revenue Code. The Plan Proponents believe that the likelihood of any monies remaining in the FB Asbestos Property Damage Trust after the FB Asbestos Property Damage Trust terminates is extremely remote.

         B.       FB Asbestos Property Damage Claims Procedures

         The FB Asbestos Property Damage Trust Distribution Procedures provide the exclusive means of processing, liquidating, paying and satisfying all FB Asbestos Property Damage Claims as provided in and required by the Plan and the FB Asbestos Property Damage Trust Agreement. The FB Asbestos Property Damage Trust Distribution Procedures are designed to provide fair, prompt payment to holders of Allowed FB Asbestos Property Damage Claims and to provide a low transaction cost method of effectuating the resolution of FB Asbestos Property Damage Claims. The FB Asbestos Property Damage Trustee will implement and administer the FB Asbestos Property Damage Claims Procedures, which are attached to the Plan as Exhibit E-1.

         1.       Property Damage Advisory Committee

                  The FB Asbestos Property Damage Trust Distribution Procedures provide for a PD Advisory Committee composed of three persons selected by the Trustees. The Trustee shall participate and consult with the PD Advisory Committee on all major policy and administrative decisions affecting, and the interpretation and implementation of, the FB Asbestos Property Damage Trust Distribution Procedures.

         2.       Claims Categories

                  The FB Asbestos Property Damage Trust Distribution Procedures provide for two categories of claims, Category 1 Claims, based on a percentage of actual incurred Abatement Costs or documented anticipated Abatement Costs and Category 2 Claims, to be paid on a formula based on the linear square footage of asbestos-related products referred to "Discounted Payable Costs" in the FB Asbestos Property Damage Trust Distribution Procedures. All claimants must provide Convincing Evidence of a legally viable cause of action and that the asbestos containing product for which the Claim is submitted is a Fibreboard asbestos-containing product, and Category 1 Claims, only, must also provide Convincing Evidence of compensable injury and damages. "Convincing Evidence" means sufficient evidence to be a preponderance of the evidence.

                  Pursuant to the FB Asbestos Property Damage Trust Distribution Procedures, the Trustee is required to disallow any Asbestos Property Damage Claim under the following conditions: (a) if the Claimant did not file a timely Proof of Claim within the meaning of the Bankruptcy Code and Bankruptcy Rules, such determination shall be made consistent with Section 3.3(c) of the Trust Agreement requiring the Trustee to enforce the Bankruptcy Court's bar date orders; (b) if the Claimant did not file a required Claim form within twelve months of the Effective Date; (c) if there has been a prior judicial determination or stipulation that the asbestos containing product for which the FB Asbestos Property Damage Claim was filed is not a Fibreboard asbestos-containing product; (d) if there is Convincing Evidence that Fibreboard would have been able to obtain summary judgment on the ground that the claim would have been barred as a matter of law or factually time-barred under the laws of the applicable jurisdiction if considered on the Petition Date, unless such claim has been revived or reinstated by reason of legislative enactment in the applicable jurisdiction, provided, however, there is a presumption that Pre-Existing Claims are not factually time-barred; or
(e) if there has been a prior adjudication by Final Order (as defined in the Plan) that a FB Asbestos Property Damage Claim has been time-barred and may not be brought in any other jurisdiction or otherwise revived by the holder of such Claim. . "Pre-Existing Claims" means those claims on behalf of a claimant who prior to the General Bar Date filed or intervened in a lawsuit in a court of general jurisdiction against Fibreboard.

         3.       Required Documentation and Claims Processing

                  The FB Asbestos Property Damage Trust Distribution Procedures require that all FB Asbestos Property Damage Claims be submitted within twelve (12) months of the Effective Date. Category 1 Claims must submit a completed Claim form and supporting documentation including, copies of all bulk sample analysis results and/or records thereof, Convincing Evidence that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product, and Convincing Evidence supporting a Claim for Abatement Costs. "Abatement Costs" means the reasonable and customary costs of the removal, enclosure, encapsulation or repair of asbestos containing products, including, by way of example, costs for the abatement itself, design, consultant and laboratory fees and costs in connection with the abatement, and, except for abatement upon demolition, the reasonable costs of replacement, as allowed in these Property Damage Claims Procedures, of the asbestos containing products with a non-asbestos containing product. Category 2 Claims must submit a completed Claim form and Convincing Evidence that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product. Claims shall be processed on a first-in-first-out ("FIFO") basis. The facility for the administration of these Claims will notify the Claimant in writing by mail of its determination of the Allowed amount of the Claim within 120 days of receipt of all necessary documentation.

         4.       Payment of Asbestos Property Damage Claims

                  The FB Asbestos Property Damage Trust is funded with the FB Asbestos Property Damage Insurance Assets, consisting primarily of rights to insurance recoveries under liability insurance policies issued to Fibreboard for FB Asbestos Property Damage Claims and identified in Schedule XV to the Plan. Upon receiving all of the recoveries from these assets, or 5 years from the Effective Date, whichever occurs first, the Trustee shall determine the amounts to be paid to holders of Allowed Claims based on the total amount of recoveries available at that time. Allowed Category 1 Claims shall be paid based on the following calculations: (a) the Trustee shall subtract the total Allowed amount of all Allowed Category 2 Claims from the available recoveries to determine the available recoveries remaining to compensate holders of Allowed Category 1 Claims; (b) the Trustee, in consultation with the PD Advisory Committee, shall then determine the payment percentage to be used to pay holders of Allowed Category 1 Claims based on the remaining available recoveries; (c) holders of Allowed Category 1 Claims shall then receive payment calculated on the basis of the payment percentage multiplied by the Allowed amount of their Claim. Allowed Category 2 Claims shall be paid their Discounted Payable Costs calculated in accordance with the formula contained in FB Asbestos Property Damage Trust Distribution Procedures; except that, if the remaining available recoveries are insufficient to pay holders of Allowed Category 1 Claims at least as much as they would have received had they submitted their Claims as Category 2 Claims, then all of the holders of Allowed FB Asbestos Property Damage Claims, regardless of claim category, shall receive their pro rata share of all available recoveries. Because the FB Asbestos Property Damage Insurance Assets are estimated by the Debtors to exceed all Allowed FB Asbestos Property Damage Claims, the Debtors believe that recoveries will sufficient to pay these Claims in the amount Allowed.

         5.       Reconsideration of Claims

                  The FB Asbestos Property Damage Trust Distribution Procedures permit claimants, within 60 days of receiving notice of the Allowed amount of their claim, to request reconsideration of the determined amount of their claim. On reconsideration, the Claim will be reviewed de novo within 90 days by a panel consisting of two claims analysts and one otherwise disinterested member of the PD Advisory Committee. After receipt of the final determination on reconsideration, a Claimant again has 60 days to request reconsideration of its Claim, this time through binding arbitration.

         C.       Injunction Channeling FB Asbestos Property Damage Claims

         ALL CLASS 9 CLAIMS SHALL BE CHANNELED TO THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT AND THE FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES. THE FB ASBESTOS PROPERTY DAMAGE TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 11.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF AN ALLOWED CLASS 9 CLAIM SHALL BE THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLASS 9 CLAIM AGAINST ANY FB PERSON. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE FB ASBESTOS PROPERTY DAMAGE TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

         X.       THE LITIGATION TRUST

         A.       General Description of the Litigation Trust

         1.       Creation of the Litigation Trust

                  Effective on the Effective Date, the Litigation Trust will be created pursuant to the Litigation Trust Agreement, substantially in the form of Exhibit C to the Plan. For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust is treated as owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust. The purpose of the Litigation Trust is, among other things, to (a) hold, preserve, manage and maximize the value of the Litigation Trust Assets for distribution, including without limitation, to pursue the Potential Tax Refunds and litigate, settle or otherwise resolve the Tobacco Causes of Action, the Avoidance Actions and the Material Rights of Action transferred to the Litigation Trust; (b) liquidate the Litigation Trust Assets; and (c) distribute the Litigation Trust Recoveries to the holders of Claims as described in the Plan and the Litigation Trust Agreement. The Litigation Trustee will engage in the foregoing actions with no objective to engage in the conduct of a trade or business.

         2.       The Trustee

                  The Litigation Trustee for the Litigation Trust will be designated by the Plan Proponents, subject to the approval of the Bankruptcy Court. The Plan Proponents expect to file a notice on or prior to the Disclosure Statement Hearing designating the Person whom they have selected as Litigation Trustee and seeking approval of such designation at the Confirmation Hearing. Any dispute regarding the designation of the Litigation Trustee will be resolved by the Bankruptcy Court. If approved by the Bankruptcy Court, the Person so designated will become the Litigation Trustee on the Effective Date and will have the duties, responsibilities, rights and obligations set forth in the Litigation Trust Agreement.

                  The Litigation Trustee will have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Litigation Trust Assets, transfer, sell, dispose of or otherwise resolve or compromise the Litigation Trust Assets, to make distributions therefrom to the Disbursing Agent for disbursement to holders of Allowed Claims in Classes 4, 5 and 6 and to the OC Sub-Account of the Asbestos Personal Injury Trust, to pursue and settle any of the rights and claims with respect to the Litigation Trust Assets, to retain such professionals as it may deem necessary to aid in the performance of its responsibilities and to be responsible for filing all federal, state and local tax returns of the Litigation Trust.

         3.       Funding of the Litigation Trust

                  The Debtors will deliver $1 million, or such other amount upon which the Plan Proponents may agree no later than ten (10) Business Days prior to the Objection Deadline (the "Litigation Trust Initial Deposit"), to the Litigation Trustee on the Effective Date. The Litigation Trustee will use the Litigation Trust Initial Deposit consistent with the purpose of the Litigation Trust and subject to the terms and conditions of the Plan and the Litigation Trust Agreement.

         4.       Transfer of Certain Assets to the Litigation Trust

                  On the Effective Date, the Debtors will irrevocably transfer the Litigation Trust Assets (except such assets as have been previously settled) to the Litigation Trust, for and on behalf of each of Class 4, 5, and 6 and the OC Sub-Account of the Asbestos Personal Injury Trust. The Litigation Trust Assets are comprised of (a) the Litigation Trust Initial Deposit, (b) the Potential Tax Refunds, if and when recovered by the Debtors, (c) all of the Debtors' rights and standing to object to, litigate, settle and otherwise resolve (i) the Tobacco Causes of Action, (ii) the Avoidance Actions, (iii) the Material Rights of Action, and (d) any and all proceeds of the foregoing, including interest actually earned thereon. Litigation Trust Assets will not include the FB Reversions, the proceeds of which, when recovered, will be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8 only.

                  Material Rights of Action means all rights, claims, causes of action, suits or proceedings accruing to any Debtor pursuant to the Bankruptcy Code or pursuant to any statute or legal theory which, if determined in favor of the Debtors or the Estates, would reasonably be expected to result in a recovery in excess of $200,000, but excluding Commercial Claims. Commercial Claims, excluded from the definition of Material Rights of Action and therefore not included in the Litigation Trust Assets, means rights, causes of action, suits or proceedings (whether arising out of contract, tort or otherwise) accruing to any Debtor for the payment and collection of money or other consideration or the enforcement of rights and remedies in connection with, resulting from or arising out of any commercial transaction with any of the Debtors or the performance of services by or for any of the Debtors. "Commercial Claims" shall include, without limitation, claims arising from damage or alleged damage to property of any Debtor, or personal injuries sustained by any employee, contractor or other business agent of any Debtor (other than Asbestos Personal Injury Claims) in any case resulting from or arising out of the conduct of business by such Debtor, the collection of debts owed to any Debtor from purchasers of goods and services from any Debtor or the collection of money or other consideration from vendors, suppliers or other parties for breaches of contract in commercial relationships with any of the Debtors or the recovery of money based on such other commercial relationship of a Debtor that arise in the ordinary course of business. Commercial Claims does not include Avoidance Actions or any other rights, claims, causes of action, suits or proceedings created by Title 11 of the United States Code

         5.       Cooperation of the Debtors

                  The Reorganized Debtors will make available, upon reasonable terms, its personnel, books and records to representatives of the Litigation Trust in order to enable the Litigation Trustee to perform its duties under the Litigation Trust Agreement. In addition, the Litigation Trustee will enter into a confidentiality agreement with the Reorganized Debtors for the purpose of maintaining the confidentiality of and retaining any applicable privilege of any information provided by the Reorganized Debtors.

         6.       Litigation Trust Termination Provisions

                  The Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) will approve the termination of the Litigation Trust after the Litigation Trust has distributed all of the Litigation Trust Assets, provided that the Litigation Trust terminates no later than [ ] years from the date of the Litigation Trust's creation. The parties may extend the Litigation Trust's termination date for one or more terms, subject to the approval of the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) that the extension is necessary for the Litigation Trust's liquidating purpose.

         B.       Distributions of Litigation Trust Recoveries

         The Litigation Trustee shall apply Litigation Trust Recoveries as follows: (a) first, to pay Litigation Trust Expenses; (b) second, to pay the Litigation Trust Reimbursement Obligation until the Litigation Trust Reimbursement Obligation is paid in full; (c) third, to the Disbursing Agent for any further remaining disbursement amounts (i) to holders of Allowed Claims in each of Classes 4, 5 and 6 in accordance with Sections 3.3(b), 3.3(c) and 3.3(d), respectively of the Plan; and (ii) to the Asbestos Personal Injury Trust for distribution in accordance with Section 3.3(e) of the Plan. The Litigation Trustee will distribute Litigation Trust Recoveries to the Disbursing Agent as soon as practicable after receiving the Litigation Trust Recoveries, except the Litigation Trustee may withhold any distribution, or any portion thereof, if it reasonably believes it is necessary to pay Litigation Trust Expenses or the Litigation Trust Reimbursement Obligation, or if the aggregate proceeds and income available for distribution is insufficient.

        XI. REGISTRATION RIGHTS/RESTRICTIONS ON TRANSFERS OF CORPORATE
                        SECURITIES AND CERTAIN CLAIMS

         Reorganized OCD will enter into registration rights agreements with the Asbestos Personal Injury Trust with respect to the Senior Notes (the "Senior Notes Registration Rights Agreement") and the shares of New OCD Common Stock (the "Equity Registration Rights Agreement") issued to the Asbestos Personal Injury Trust. To date, OCD and the Asbestos Claimants' Committee and the Future Claimants' Representative have agreed in principle on most of the key terms to be included in the registration rights agreements but there remain certain items relating to timing and procedures relating to registration of securities still to be agreed upon.

         Under the terms of the Senior Notes Registration Rights Agreement, Reorganized OCD will, as determined by Reorganized OCD and the Asbestos Personal Injury Trust, file with the SEC and cause to be effective registration statement(s) designed to afford the Asbestos Personal Injury Trust with liquidity for the Senior Notes issued to it and will be subject to such terms relating to timing of filing and effectiveness, underwriting and other matters as shall be agreed upon by Reorganized OCD and the Asbestos Personal Injury Trust. Within 90 days of the Effective Date, Reorganized OCD will file a registration statement, using such form or forms for which Reorganized OCD is eligible, and which is appropriate for the type of offering contemplated and shall use commercially reasonable efforts to cause such registration statement to become effective no later than 180 days after the Effective Date. If Reorganized OCD is not S-3 eligible within some period of time to be agreed upon by the parties, the parties will agree upon another registration arrangement. After such time as Reorganized OCD is eligible to use Form S-3, Reorganized OCD will file a shelf registration statement to permit sales from time to time by the Asbestos Personal Injury Trust and shall keep the shelf registration statement continuously effective for a period of three years from its initial effectiveness, or such shorter period ending when all Senior Notes have been sold or all Senior Notes can be sold pursuant to Rule 144 of the Act without restrictions as to volume limitation, subject to any extensions for any delay periods imposed. The Senior Notes Registration Rights Agreement will also contain provisions related to suspension periods and transferability of rights and customary provisions regarding registration rights relating to debt securities of a similar rating, including, but not limited to, payment of certain registration expenses by Reorganized OCD, cross indemnification, holdback agreements, withdrawal rights and underwriting arrangements, provided that in the event that the registration is for an underwritten offering, the underwriter(s) shall be selected by the Asbestos Personal Injury Trust and be reasonably acceptable to Reorganized OCD.

         The Equity Registration Rights Agreement will contain certain shelf, demand and piggyback registration rights for the benefit of the Asbestos Personal Injury Trust. Prior to nine months after the Effective Date, the Asbestos Personal Injury Trust will not have any "demand" registration rights relating to New OCD Common Stock. If, at the date that is 270 days after the Effective Date, it appears reasonably likely that Reorganized OCD will not be S-3 eligible by the date that is 450 days after the Effective Date, or if Reorganized OCD is not S-3 eligible 450 days after the Effective Date, then Reorganized OCD, if requested, will file one registration statement to register an agreed upon minimum amount of New OCD Common Stock. After Reorganized OCD becomes S-3 eligible, subject to the terms and conditions of the Equity Registration Rights Agreement, the Asbestos Personal Injury Trust shall have the following registration rights: (i) two "demand" rights each year until the fifth anniversary of the Effective Date, and one demand registration right each year thereafter until all shares of New OCD Common Stock can be sold without regard to the volume and manner of sale limitations imposed under Rule 144; provided, however, that Reorganized OCD shall not be required to effect a registration pursuant to a demand registration more than once in any six month period unless common stock having a value of at least $100 million or such lesser amount that the Asbestos Personal Injury Trust then holds is proposed to be sold; and (ii) piggyback registration rights subject to certain limitations if the piggyback registration is with respect to an offering of securities by Reorganized OCD for its own account. In any "demand" registration, the underwriter(s) shall be selected by the Asbestos Personal Injury Trust and be reasonably acceptable to Reorganized OCD. The Asbestos Personal Injury Trust may only transfer its registration rights to a transferee of a minimum specified amount of New OCD Common Stock issued to the Asbestos Personal Injury Trust under the Plan provided that such transferee agrees to be bound to the terms of the Equity Registration Rights Agreement. Registration rights will not be transferable to any purchaser under a registration statement or to any purchaser in sales made pursuant to Rule 144. The Equity Registration Rights Agreement shall also contain customary provisions regarding registration rights relating to equity securities, including, but not limited to, registration expenses, cross indemnification, holdback agreements, withdrawal rights, participation rights in other offerings, underwriting arrangements and the period of time in which any registration statement shall be kept effective (which period, subject to specified exceptions, shall be 180 days or such shorter period during which the distribution described in the registration statement shall have been completed).

           XII. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

         It is not currently expected that any registration statement will be filed under the Securities Act or any state securities laws with respect to the issuance or distribution of the New OCD Securities under the Plan or their subsequent transfer or resale. The Debtors believe that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code and state securities laws exempt from federal and state securities registration requirements (a) the offer and the sale of such securities pursuant to the Plan and (b) subsequent transfers of such securities.

         A.       Offer and Sale of New OCD Securities Pursuant to the Plan:
                  Bankruptcy Code Exemption from Registration Requirements

         Holders of Allowed Claims in Classes 4, 5 and 6 and the Asbestos Personal Injury Trust will receive New OCD Securities pursuant to the Plan.
Section 1145(a)(1) of the Bankruptcy Code provides that the registration requirements of federal and state securities laws do not apply to the offer or sale of securities under a plan of reorganization if three principal requirements are satisfied: (1) the securities must be issued "under a plan" of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (3) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. In reliance upon this exemption, the Debtors believe that the offer and sale of the New OCD Securities under the Plan will be exempt from registration under the Securities Act and state securities laws. In addition, the Debtors will seek to obtain, as part of the Confirmation Order, a provision confirming such exemption. Accordingly, such securities may be resold without registration under the Securities Act or other federal securities laws pursuant to an exemption provided by Section 4(1) of the Securities Act, unless the holder is an "underwriter" (see discussion below) with respect to such securities, as that term is defined under the Bankruptcy Code. However, recipients of securities issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

         B.       Subsequent Transfers of New OCD Securities

         Section 1145(b) of the Bankruptcy Code defines the term "underwriter" for purposes of the Securities Act as one who, except with respect to "ordinary trading transactions" of an entity that is not an "issuer," (1) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest;
(2) offers to sell securities offered or sold under a plan for the holders of such securities; (3) offers to buy securities offered or sold under the plan from the holders of such securities, if the offer to buy is: (a) with a view to distribution of such securities; and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (4) is an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act.

         The term "issuer" is defined in Section 2(4) of the Securities Act; however, the reference contained in Section 1145(b)(1)(D) of the Bankruptcy Code to Section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan of reorganization may be deemed to be a "control person," particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the securities of a reorganized debtor may be presumed to be a "control person."

         To the extent that persons deemed to be "underwriters" receive New OCD Securities pursuant to the Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such persons would not be permitted to resell such New OCD Securities unless such securities were registered under the Securities Act or an exemption from such registration requirements were available. Entities deemed to be statutory underwriters for purposes of
Section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

         Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities that are "restricted securities "within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased his, her or its securities under the provisions of Rule 144A. Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons (e.g., "dealers" registered as such pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "banks" as defined in Section 3(a)(2) of the Securities Act), any entity that purchases securities for its own account or for the account of another qualified institutional buyer and that (in the aggregate) owns and invests on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered under Section 6 of the Exchange Act) or quoted in a U.S. automated interdealer quotation system (e.g., NASDAQ). For so long as none of the New OCD Securities to be issued under the Plan are not also listed or quoted as described above, holders of New OCD Securities who are deemed to be "underwriters" within the meaning of Section 1145(b)(1) of the Bankruptcy Code or who may be otherwise deemed to be "affiliates" or "control persons" of Reorganized OCD within the meaning of Rule 405 of Regulation C under the Securities Act, and holders of securities whose securities will be "restricted securities" within the meaning of the Securities Act should, assuming that all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof.

         To the extent that Rule 144A is unavailable, such holders may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that, if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume of sale limitations, and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities that are not restricted but such persons are "affiliates" of the issuer, will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

         Pursuant to the Plan, certificates evidencing New OCD Securities received by a holder of 10% or more of the outstanding New OCD Common Stock (which will include the Asbestos Personal Injury Trust) will bear a legend substantially in the form below:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

         Whether or not any particular person would be deemed to be an "underwriter" of New OCD Securities to be issued pursuant to the Plan, or an "affiliate" of Reorganized OCD, would depend upon various facts and circumstances applicable to that person. Accordingly, OCD expresses no view as to whether any such person would be such an "underwriter" or "affiliate."

         THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF NEW DEBT SECURITIES OR NEW OCD COMMON STOCK MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF
SECTION 1145(B)(1) OF THE BANKRUPTCY CODE AND/OR AN "AFFILIATE" OR "CONTROL PERSON" UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS, OCD ENCOURAGES EACH CLAIMANT TO CONSIDER CAREFULLY AND CONSULT WITH HIS, HER, OR ITS OWN LEGAL ADVISORS WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following discussion is a summary of certain United States federal income tax aspects of the Plan, for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular holder of a Claim. This discussion does not purport to be a complete analysis or listing of all potential tax considerations.

         This discussion is based on existing provisions of the IRC, existing and proposed Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences of the Plan.

         Except as discussed in Sections A.1, A.2 and B.2 below, no ruling has been requested or obtained from the IRS with respect to any tax aspects of the Plan and no opinion of counsel has been sought or obtained with respect thereto. No representations or assurances are being made to the holders of Claims with respect to the United States federal income tax consequences described herein.

         Each holder of a Claim affected by the Plan is strongly urged to consult its tax advisor regarding the specific tax consequences of the transactions described herein and in the Plan.

         A.       Federal Income Tax Consequences to the Debtors

         1.       Cancellation of Indebtedness Income

                  Under the IRC, a taxpayer generally must recognize income from the cancellation of debt ("COD income") to the extent that its indebtedness is discharged during the taxable year. Section 108(a)(1)(A) of the IRC provides an exception to this rule where a taxpayer is in bankruptcy and where the discharge is granted, or is effected pursuant to a plan approved, by the bankruptcy court. This exception is subject to the conditions imposed by Section 108(b) of the IRC, which requires that the COD income be applied to reduce certain tax attributes of the taxpayer, in the following order: NOLs, general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer's assets, and finally, foreign tax credit tax carryforwards (collectively, "Tax Attributes"). Section 108(b)(5) of the IRC permits a taxpayer to elect to first apply the reduction to the basis of the taxpayer's depreciable assets, with any remaining balance applied to the taxpayer's other Tax Attributes in the order stated above.
Section 108(e)(2) of the IRC provides a further exception to the realization of COD income to the extent that the taxpayer's satisfaction of the debt would have given rise to a deduction for federal income tax purposes. The effect of
Section 108(e)(2) of the IRC, where applicable, is to allow a taxpayer to discharge indebtedness without recognizing income and to avoid any reduction of its Tax Attributes.

                  As a result of the application of Section 108(a)(1)(A) of the IRC, the Debtors generally will not recognize COD income from the discharge of indebtedness pursuant to the Plan; however, certain Tax Attributes of the Debtors may be reduced or eliminated. The Debtors have not yet determined whether they will make the election under Section 108(b)(5) of the IRC to apply any required attribute reduction first to the basis of the Debtors' depreciable property, with any excess next applied to reduce their NOLs, and then to reduce the Debtors' other Tax Attributes. To the extent that the discharge meets the criteria of Section 108(e)(2) of the IRC, no COD income will be recognized and no reduction of Tax Attributes will occur. The Debtors received a private letter ruling from the IRS on July 23, 2002 (the "PLR") that, among other rulings, confirms that the discharge of indebtedness arising from settlement of OC Asbestos Personal Injury Claims, other than OC Indirect Asbestos PI Trust Claims, will satisfy the requirements of Section 108(e)(2) of the IRC and, therefore, will not result in any reduction of the Debtors' Tax Attributes. It is also expected that the settlement of certain claims in Class 6 (on account of OC Asbestos Property Damage Claims) and claims in Class 7 (on account of OC Indirect Asbestos PI Trust Claims), Class 8 (FB Asbestos Personal Injury Claims) and Class 9 (FB Asbestos Property Damage Claims), all of which should give rise to deductions for federal income tax purposes, should satisfy the requirements of Section 108(e)(2) of the IRC.

                  Although not free from doubt, based on existing authorities, the Debtors believe that any reduction in Tax Attributes other than NOLs generally will occur on a separate company basis even though the Debtors file a consolidated federal income tax return. The IRS has recently taken the position, however, that with respect to NOLs, a consolidated filing group's consolidated NOLs must be reduced, irrespective of the source of those losses. The current IRS position as to how the attribute reduction rules should operate in the case of other Tax Attributes of consolidated group members is unclear. Any required attribute reduction will take place after the Debtors have determined their taxable income, and any federal income tax liability, for the taxable year in which the Effective Date occurs.

         2.       Net Operating Losses and Other Attributes

                  Following the Effective Date, the Debtors may have NOLs. The Debtors currently have approximately $630 million of NOLs as of January 1, 2003, and the Debtors will generate NOLs on the Effective Date to the extent that the Debtors have generated deductions for federal income tax purposes that are not offset by income and/or gain and are not eliminated by the attribute reduction rules of Section 108(b) of the IRC discussed above. In this regard, the IRS has confirmed in the PLR that, provided certain conditions are satisfied (which conditions the Debtors expect to satisfy), including the obtaining of a "Qualified Appraisal" as defined in Treasury Regulation ss.1.468B-3(b)(3), the Debtors will be entitled to a current deduction for all transfers of Cash, property other than indebtedness of the Debtors, and New OCD Common Stock to the OC Sub-Account of the Asbestos Personal Injury Trust for OC Asbestos Personal Injury Claims other than OC Indirect Asbestos PI Trust Claims. It is also expected that the Debtors will be entitled to a current deduction for transfers of Cash, property other than indebtedness of the Debtors, and New OCD Common Stock to the OC Sub-Account of the Asbestos Personal Injury Trust in respect of OC Indirect Asbestos PI Trust Claims and the FB Sub-Account of the Asbestos Personal Injury Trust for Class 7 Claims (on account of OC Indirect Asbestos PI Trust Claims) and Class 8 Claims (FB Asbestos Personal Injury Claims). The amount of the aggregate deduction to which the Debtors will be entitled will equal the sum of the Cash and the fair market value of the other property (excluding any indebtedness of the Debtors) and New OCD Common Stock transferred to the Asbestos Personal Injury Trust to satisfy such OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims. It should be noted, however, that no deduction for transfers to the Asbestos Personal Injury Trust will be allowed to the extent that the transferred amounts represent amounts received from the settlement of insurance claims, which amounts were not included in the Debtors' gross income. Accordingly, the Debtors will not be entitled to a deduction for transfers to the Asbestos Personal Injury Trust to satisfy claims in Class 8 (FB Asbestos Personal Injury Claims) to the extent such transfers are of insurance proceeds, including any transfer of Existing Fibreboard Insurance Settlement Trust Assets. After applying the foregoing deduction against the income and gain of the Debtors recognized during the taxable year in which the Effective Date occurs, the Debtors anticipate that their NOLs will increase. As explained above, however, the Debtors' NOLs and other Tax Attributes may be reduced or eliminated as of the beginning of the taxable year following the year in which the Effective Date occurs as a result of the COD income expected to be realized on implementation of the Plan. Accordingly, there can be no assurance that Reorganized OCD will have NOLs following the year in which the Plan is implemented.

                  As a general rule, an NOL incurred by a taxpayer during a taxable year can be carried back and deducted from its taxable income generated within the two preceding taxable years and the remainder carried forward and deducted from the taxable income of the 20 succeeding taxable years. NOLs attributable to certain tort liability losses, however, may be carried back for ten years. Pursuant to the PLR, the transfer of Cash and other property (excluding any indebtedness of the Debtors) and the issuance of New OCD Common Stock to the OC Sub-Account of the Asbestos Personal Injury Trust with respect to OC Asbestos Personal Injury Claim will generate deductions that relate to a qualifying tort liability and, therefore, any resulting NOLs will be eligible to be carried back for ten years. In addition, any deductions generated from the transfer of Cash and other property (excluding any indebtedness of the Debtors) and the issuance of New OCD Common Stock to the FB Sub-Account of the Asbestos Personal Injury Trust for claims in Class 8 (FB Asbestos Personal Injury Claims) should also relate to a qualifying tort liability, and, therefore, any resulting NOLs should be eligible to be carried back for ten years. However, the Debtors have not realized significant amounts of taxable income during the previous ten year period, and, accordingly, there can be no certainty that Reorganized OCD would be entitled to material amounts of tax refunds in respect of that period.

                  With respect to any NOLs of the Debtors remaining after confirmation of the Plan and any required attribute reduction, Section 382 of the IRC contains certain rules limiting the ability of corporate taxpayers to utilize NOLs when there has been an "ownership change" (the "Annual Section 382 Limitation"). An "ownership change" generally is defined as a more than 50 percentage point change in ownership of the value of the stock of a "loss corporation" (a corporation with NOLs) that takes place during the three year period ending on the date on which such change in ownership is tested. The Debtors will undergo an ownership change on the Effective Date.

                  As a general rule, the Annual Section 382 Limitation equals the product of the value of the stock of the loss corporation (with certain adjustments) immediately before the ownership change and the applicable "long-term tax-exempt rate," a rate published monthly by the Treasury Department (4.35% for ownership changes that occur during August of 2003). Any unused portion of the Annual Section 382 Limitation generally is available for use in subsequent years. The Annual Section 382 Limitation is increased in the case of a corporation that has net unrealized built-in gains, i.e., gains economically accrued but unrecognized at the time of the ownership change, in excess of a threshold amount. Such a corporation can use NOLs in excess of its Annual Section 382 Limitation to the extent that it realizes those net unrealized built-in gains for United States federal income tax purposes in the five years following the ownership change. A correlative rule applies to a corporation that has net unrealized built in losses, i.e., losses economically accrued but unrecognized as of the date of the ownership change in excess of a threshold amount. Such a corporation's ability to deduct its built-in losses (in addition to its NOLs) following an ownership change is limited. If a loss corporation does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the Annual Section 382 Limitation is zero.

                  Section 382(l)(5) of the IRC provides an exception to the application of the Annual Section 382 Limitation when a corporation is under the jurisdiction of a court in a Title 11 case (the "Bankruptcy Exception"). The Bankruptcy Exception provides that where an ownership change occurs pursuant to a bankruptcy reorganization or similar proceeding, the Annual
Section 382 Limitation will not apply if the pre-change shareholders and/or "qualified creditors" (as defined by applicable Treasury Regulations) own at least 50 percent of the stock of the reorganized corporation immediately after the ownership change. However, under the Bankruptcy Exception, a corporation's pre-change losses and excess credits that may be carried over to a post-change year must be reduced to the extent attributable to any interest paid or accrued on certain debt converted to stock in the reorganization. In addition, if the Bankruptcy Exception applies, a second ownership change of the corporation within a two-year period will cause the corporation to forfeit all of its unused NOLs that were incurred prior to the date of the second ownership change. If a corporation qualifies for the Bankruptcy Exception, the use of its NOLs will be governed by that exception unless the corporation affirmatively elects out.

                  If a corporation that is eligible for the Bankruptcy Exception elects out of that provision, a special rule under Section 382 will apply in calculating the Annual Section 382 Limitation. Under this special rule, the limitation will be calculated by reference to the lesser of the value of the corporation's stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change, as discussed above) or the value of the Debtor's assets (determined without regard to liabilities) immediately before the ownership change.

                  The PLR generally holds that Reorganized OCD's ability to use its NOLs following confirmation of the Plan will be governed by the Bankruptcy Exception. As noted above, if the Debtors rely upon the Bankruptcy Exception, a second ownership change within two years of the Effective Date will cause Reorganized OCD to forfeit any NOLs incurred prior to the date of the second ownership change. Although the Debtors currently intend to rely upon the Bankruptcy Exception, they do not intend to implement restrictions on the transfer of securities or claims. Accordingly, there can be no assurance that Reorganized OCD will not undergo a second ownership change within two years of the Effective Date, which would cause Reorganized OCD to forfeit any NOLs incurred prior to such second ownership change. If the Debtors choose to elect out of the Bankruptcy Exception, Reorganized OCD's use of its NOLs will be subject to the Annual Section 382 Limitation following confirmation of the Plan, calculated under the special bankruptcy rule described above.

         3.       Accrued Interest

                  To the extent that the consideration issued to holders of Claims pursuant to the Plan is attributable to accrued but unpaid interest, the Debtors should be entitled to interest deductions in the amount of such accrued interest, but only to the extent the Debtors have not already deducted such amount. The Debtors should not have COD income from the discharge of any accrued but unpaid interest pursuant to the Plan to the extent that the payment of such interest would have given rise to a deduction pursuant to
Section 108(e)(2) of the IRC discussed above.

         4.       Federal Alternative Minimum Tax

                  A corporation may incur alternative minimum tax liability even where NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax. It is possible that Reorganized OCD will be liable for the alternative minimum tax.

         B.       Federal Income Tax Consequences to Claim Holders

         The United States federal income tax consequences to a Claim holder of the transactions contemplated by the Plan will depend upon a number of factors. For purposes of the following discussion, a "United States Person" is any person or entity (1) who is a citizen or resident of the United States,
(2) that is a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (3) that is an estate, the income of which is subject to United States federal income taxation regardless of its source or (4) that is a trust (a) the administration over which a United States person can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control; or (b) that has elected to be treated as a United States Person for United States federal income tax purposes. In the case of a partnership, the tax treatment of its partners will depend on the status of the partner and the activities of the partnership. United States persons who are partners in a partnership should consult their tax advisors. A "Non-United States Person" is any person or entity that is not a United States Person. The general United States federal income tax consequences to Claim holders that are Non-United States Persons are discussed below under Section XIII.B.1(g) of this Disclosure Statement.

         The United States federal income tax consequences to holders of Claims that are United States Persons and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will depend upon, among other things, (1) the manner in which a holder acquired a Claim; (2) the length of time the Claim has been held; (3) whether the Claim was acquired at a discount; (4) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (5) whether the holder has previously included in income accrued but unpaid interest with respect to the Claim; (6) the method of tax accounting of the holder; (7) whether the Claim is an installment obligation for United States federal income tax purposes; and (8) whether the Claim constitutes a "security" for United States federal income tax purposes. The definition of the term "security" for United States federal income tax purposes is discussed under the heading "Definition of `Security'", below. Certain holders of Claims (such as foreign persons, S corporations, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers and tax-exempt organizations) may be subject to special rules not addressed in this summary of United States federal income tax consequences. There also may be state, local, and/or foreign income or other tax considerations or United States federal estate and gift tax considerations applicable to holders of Claims, which are not addressed herein. Each holder of a Claim should consult its tax advisor for information that may be relevant to its particular situation and circumstances and for advice concerning the particular tax consequences to it of the transactions contemplated by the Plan.

         1.       United States Federal Income Tax Consequences

                  (a)      General

                           A holder of a Claim who receives Cash or other
consideration in satisfaction of its claims may recognize ordinary income or loss to the extent that any portion of such consideration is characterized as accrued interest. A holder of a Claim who did not previously include in income accrued but unpaid interest attributable to its Claim, and who surrenders its Claim pursuant to the Plan, will be treated as having received interest income to the extent that any consideration received is characterized for United States federal income tax purposes as interest, regardless of whether the holder of the Claim realizes an overall gain or loss as a result of surrendering its Claim. A holder of a Claim who previously included in its income accrued but unpaid interest attributable to its Claim should recognize an ordinary loss to the extent that such accrued but unpaid interest is not satisfied, regardless of whether the holder of the Claim realizes an overall gain or loss as a result of surrendering its Claim. Although the manner in which consideration is to be allocated between accrued interest and principal for these purposes is unclear under present law, the Debtors intend, consistent with the Plan, to allocate the consideration paid pursuant to the Plan with respect to a Claim, first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim. Accordingly, in cases where a holder of a Claim receives less than the principal amount of its Claim, the Debtors intend to allocate the full amount of consideration transferred to such holder to the principal amount of such obligation and to take the position that no amount of the consideration to be received by such holder is attributable to accrued interest. There is no assurance that such allocation will be respected by the IRS for federal income tax purposes.

                           A holder of a Claim that receives Senior Notes will
generally be required to include interest on the Senior Notes in income in accordance with such holder's regular method of tax accounting. If, however, the Senior Notes are treated as issued with original issue discount for United States federal income tax purposes, a holder of Senior Notes will be required to include in income the amount of such original issue discount over the term of the Senior Notes based on the constant yield method. In such case, a holder will be required to include amounts in income before they are received. A holder's tax basis in a Senior Note will be increased by the amount of original issue discount included in income and reduced by the amount of cash (other than payments of stated interest) received with respect to the Senior Note.

                           If not otherwise so required, a holder of a Claim
that receives New OCD Common Stock in exchange for his Claim will be required to treat gain recognized on a subsequent sale or other taxable disposition of the New OCD Common Stock as ordinary income to the extent of (i) any bad debt deductions taken with respect to the Claim and any ordinary loss deductions incurred upon satisfaction of the Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim, and (ii) any amounts which would have been included in a holder's gross income if the holder's Claim had been satisfied in full, but which was not included in income because of the application of the cash method of accounting.

                  (b) Holders of Class 4, Class 5 and Class 6 Claims (Bank Holders, Bondholders and General Unsecured Claims)

                           The holders of the Class 4, Class 5 and Class 6
Claims will realize gain or loss for United States federal income tax purposes as a result of the consummation of the Plan equal to the difference between their adjusted tax bases in their Claims immediately prior to the Effective Date and the sum of (i) the amount of Cash, (ii) the "issue price" of the Senior Notes and (iii) the fair market value of the New OCD Common Stock they received.

                           The "issue price" of the Senior Notes is generally
expected to equal the principal amount thereof if they are not "publicly traded" or their fair market value on the Effective Date if they are "publicly traded." For these purposes, a debt instrument generally is treated as "publicly traded" if, at any time during the 60 day period ending 30 days after the issue date, (i) the debt is listed on a national securities exchange or quoted on an interdealer quotation system sponsored by a national securities association, (ii) it appears on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations (including rates, yields or other pricing information) of one or more identified brokers, dealers or traders or actual prices (including rates, yields or other pricing information) of recent sales transactions or (iii) if, in certain circumstances, price quotations are readily available from dealers, brokers or traders.

                           If the Class 4, Class 5 and/or Class 6 Claims do
not constitute "securities" for United States federal income tax purposes, then the exchange of Class 4, Class 5 or Class 6 Claims, as the case may be, will be a taxable transaction, and holders of such Claims will be required to recognize the full amount of their gain or loss realized on the exchange. The initial tax basis of the holders of Class 4, Class 5 or Class 6 Claims in the property that they received in exchange for their Class 4, Class 5 or Class 6 Claims, respectively, should equal the fair market value of such property. Such tax basis would be allocated among the items of property received based on the relative fair market values of such items of property on the Effective Date. The holder's holding period in property received in the exchange would commence on the day after the Effective Date.

                           If the Class 4, Class 5 and/or Class 6 Claims
constitute "securities" for United States federal income tax purposes, then the exchange of Class 4, Class 5 or Class 6 Claims, respectively, will be treated as a "recapitalization" for United States federal income tax purposes. In such case, holders of Class 4, Class 5 or Class 6 Claims who realize a loss on the transaction will not be permitted to recognize such loss.

                           If the exchange of Class 4, Class 5 and Class 6
Claims, respectively, is a recapitalization and the Senior Notes constitute "securities" for United States federal income tax purposes, Holders who realize gain on the exchange will be required to recognize the lesser of (i) the amount of gain realized, which will likely be determined by substituting the principal amount of the Senior Notes for their issue price, and (ii) the amount of Cash received. The initial tax basis of the holders of Class 4, Class 5 and Class 6 Claims in the property received by them in the exchange should equal the sum of (i) their adjusted tax bases in the Class 4, Class 5 and Class 6 Claims, respectively, and (ii) the amount of gain recognized by them on the exchange, reduced by the amount of Cash received by them in the exchange. Such basis will be allocated between the Senior Notes and the New OCD Common Stock received based on their relative fair market values. A holder's holding period in the New OCD Common Stock and Senior Notes will include the holding period in the Class 4, Class 5 or Class 6 Claim surrendered.

                           If the exchange of Class 4, Class 5 and Class 6
Claims, respectively, is a recapitalization and the Senior Notes do not constitute "securities" for United States federal income tax purposes, Holders who realize gain on the exchange will be required to recognize the lesser of
(i) the amount of gain realized and (ii) the sum of the fair market value of the Senior Notes and the amount of Cash received. The initial tax basis of the holders of Class 4, Class 5 and Class 6 Claims in the property received by them in the exchange should equal the sum of (i) their adjusted tax bases in the Class 4, Class 5 and Class 6 Claims, respectively, and (ii) the amount of gain recognized by them on the exchange, reduced by the amount of Cash received by them in the exchange. Such basis will be allocated first, to the Senior Notes, to the extent of their fair market value, and, thereafter, to the New OCD Common Stock. A holder's holding period in the New OCD Common Stock received will include the holding period in the Class 4, Class 5 or Class 6 Claim surrendered. A holder's holding period in the Senior Notes will commence on the day after the Effective Date.

                           There is no authority that directly addresses the
treatment of the receipt of the right to receive a portion of the Excess Available Cash, Excess Senior Notes Amount, Excess New OCD Common Stock and Excess Litigation Trust Recoveries (the "Excess Recoveries"). Holders of Class 4, Class 5 and Class 6 Claims that receive such rights may be permitted to claim that the fair market value of those rights is speculative as of the Effective Date and that the receipt of such rights should be subject to "open transaction" treatment and taken into account only when such amounts are actually determined. In such case, however, a holder of a Class 4, Class 5 or Class 6 Claim that realizes a loss may not be permitted to recognize such loss until the amount of the Excess Recoveries to be distributed to such holder is finally determined.

                           For a discussion of the consequences of the receipt
of an interest in the Litigation Trust, see Section B.3, below.

                           The Debtors intend to treat the Disputed
Distribution Reserve as a grantor trust for United States federal income tax purposes. Accordingly, it is intended that each holder of a Disputed Claim will be treated as if such holder had received a distribution of Cash and property in exchange for its Claim and then contributed such cash and property to the Disputed Distribution Reserve. If such treatment is respected, a holder of a Disputed Claim will be subject to United States federal income tax on its proportionate share of any income earned with regard to the assets in the Disputed Distribution Reserve. There can, however, be no assurance that the IRS will agree with such treatment.

                  (c) Holders of Class 7 and Class 8 Claims (OC Asbestos Personal Injury and FB Asbestos Personal Injury Claims)

                           To the extent that payments from the Asbestos
Personal Injury Trust to holders of OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims represent damages on account of personal physical injuries of such holders, such holders should not recognize gross income under Section 104 of the IRC, except to the extent that such payments are attributable to medical expense deductions allowed under Section 213 of the IRC for a prior taxable year.

                  (d) Holders of Class 9 Claims (FB Asbestos Property Damage Claims)

                           The fair market value of any payments from the FB
Asbestos Property Damage Trust to holders of FB Asbestos Property Damage Claims will be taxable to such holders to the extent of the excess of such fair market value over the amount, if any, of losses with regard to FB Asbestos Property Damage Claims not previously deducted for United States federal income tax purposes by the holder. Holders of FB Asbestos Property Damage Claims that have not previously deducted losses with regard to such Claims for United States federal income tax purposes will recognize losses equal to the difference between the amount of loss not previously deducted and the fair market value of any payments received.

                  (e)      Market Discount

                           The market discount provisions of the IRC may apply
to holders of certain Claims. In general, a debt obligation that is acquired by a holder in the secondary market is a "market discount bond" as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, its adjusted issue price) exceeds, by more than a statutory de minimis amount, the tax basis of the debt obligation in the holder's hands immediately after its acquisition. If a holder of a Claim has accrued market discount with respect to such Claims and such holder realizes gain upon the exchange of its Claims for property pursuant to the Plan, such holder may be required to include as ordinary income the amount of such holder's accrued market discount to the extent of such realized gain. A holder of a Claim who realizes loss on such exchange generally will not be required to include the amount of any such market discount in income. A holder of a Claim who receives Senior Notes in an exchange pursuant to the Plan that constitutes a "recapitalization" for United States federal income tax purposes may not be required immediately to include in income the accrued market discount to the extent such accrued market discount is allocable to the Senior Notes. In this event, such portion of the accrued market discount should carry over to the Senior Notes. Holders of Claims who have accrued market discount with respect to their claims should consult their tax advisors as to the application of the market discount rules to them in view of their particular circumstances.

                  (f)      Definition of "Security"

                           Whether an instrument constitutes a "security" for
United States federal income tax purposes is determined based on all of the facts and circumstances. Certain authorities have held that one factor to be considered is the length of the initial term of the debt instrument. These authorities have indicated that an initial term of less than five years is evidence that the instrument is not a security, whereas an initial term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including, but not limited to, whether repayment is secured, the level of creditworthiness of the obligor, whether or not the instrument is subordinated, whether the holders have the right to vote or otherwise participate in the management of the obligor, whether the instrument is convertible into an equity interest, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or are accrued.

                  (g)      Non-United States Persons

                           A holder of a Claim against a Debtor that is a
Non-United States Person generally will not be subject to United States federal income tax with respect to property (including money) received in exchange for such Claim pursuant to the Plan, unless (i) such Claim holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is "effectively connected" for United States federal income tax purposes, or (ii) if such Claim holder is an individual, such Claim holder is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met.

                  (h)      Information Reporting and Backup Withholding

                           Certain payments, including the payments with
respect to Claims pursuant to the Plan, may be subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments may be subject to backup withholding (currently at a rate of 28%) under certain circumstances. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

         2.       Taxation of the Asbestos Personal Injury Trust

                  The PLR that the Debtors received from the IRS holds that the trust formed pursuant to Section 524(g) of the Bankruptcy Code described therein will constitute a "qualified settlement fund" within the meaning of
Section 468B of the IRC and the Treasury regulations promulgated thereunder. Fibreboard also received a private letter ruling from the IRS that the Fibreboard Insurance Settlement Trust constitutes a "qualified settlement fund" within the meaning of Treasury Regulations Section 1.468B-1, et seq., promulgated under Section 468B of the IRC. The receipt of property, including Cash, Senior Notes and New OCD Common Stock by the OC Sub-Account or the FB Sub-Account of the Asbestos Personal Injury Trust from the Debtors will not constitute taxable income to the Asbestos Personal Injury Trust, the adjusted tax basis of the assets transferred by the Debtors to the Asbestos Personal Injury Trust will be the fair market value of those assets at the time of receipt, and the Asbestos Personal Injury Trust will be taxed on modified gross income as defined within the Treasury regulations (generally at the highest rate applicable to estates and trusts). The transfer of Existing Fibreboard Insurance Settlement Trust Assets to the FB Sub-Account of the Asbestos Personal Injury Trust should not result in net taxable income to the Debtors or the Asbestos Personal Injury Trust.

         3.       The Litigation Trust

                  For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust be treated as owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a taxable distribution of an undivided interest in the Litigation Trust Assets, including Cash, and then contributed such interests to the Litigation Trust. There can be no assurance that the IRS will respect the foregoing treatment. For example, the IRS may characterize the Litigation Trust as a grantor trust for the benefit of the Debtors or otherwise as owned by and taxable to the Debtors. Alternatively, the IRS could characterize the Litigation Trust as a so-called "complex trust" subject to a separate entity level tax on its earnings, except to the extent that such earnings are distributed during the taxable year. Moreover, because of the possibility that the amounts of consideration received by a holder of a Class 4, Class 5 or Class 6 Claim may increase or decrease, depending on whether the Litigation Trust is treated as a grantor trust, the holder could be prevented from recognizing a loss until the time at which all of the Litigation Trust Assets have been distributed.

                  Beneficiaries of the Litigation Trust are urged to consult their tax advisors regarding the potential United States federal income tax treatment of the Litigation Trust and the consequences to them of such treatment (including the effect on the computation of a holder's gain or loss in respect of its Claim, the subsequent taxation of any distribution from the Litigation Trust, and the possibility of taxable income without a corresponding receipt of Cash or property with which to satisfy the tax liability).

         C.       Importance of Obtaining Professional Tax Assistance

         THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

         XIV. FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS

         A.       Feasibility of the Plan

         In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to Section 1129(a)(11) of the Bankruptcy Code, which means that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.

         To support their belief in the feasibility of the Plan, the Debtors have relied, among other things, upon the Financial Projections, which are annexed to this Disclosure Statement as Appendix B.

         The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service their debt obligations, including the Exit Facility, and to fund their operations as contemplated by the Business Plan. Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of Section 1129(a)(11) of the Bankruptcy Code.

         The Financial Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. Furthermore, the Debtors' independent certified public accountants have not compiled or examined the Financial Projections and accordingly do not express any opinion or any other form of assurance with respect thereto and assume no responsibility for the Financial Projections.

         The Financial Projections assume that (1) the Plan will be confirmed and consummated in accordance with its terms, (2) there will be no material change in legislation or regulations, or the administration thereof, including environmental legislation or regulations, that will have an unexpected effect on the operations of the Reorganized Debtors, (3) there will be no change in United States generally accepted accounting principles that will have a material effect on the reported financial results of the Reorganized Debtors, and (4) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Reorganized Debtors. To the extent that the assumptions inherent in the Financial Projections are based upon future business decisions and objectives, they are subject to change. In addition, although they are presented with numerical specificity and are considered reasonable by the Debtors when taken as a whole, the assumptions and estimates underlying the Financial Projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which will be beyond the control of the Reorganized Debtors. Accordingly, the Financial Projections are speculative in nature. It should be expected that some or all of the assumptions in the Financial Projections will not be realized and that actual results will vary from the Financial Projections, which variations may be material and may increase over time. The Financial Projections should therefore not be regarded as a representation by the Debtors or any other person that the results set forth in the Financial Projections will be achieved. In light of the foregoing, readers are cautioned not to place undue reliance on the Financial Projections. The Financial Projections should be read together with the information in Section VI of this Disclosure Statement entitled "Future Business of the Reorganized Debtors," which summarizes the Business Plan and certain assumptions underlying the Financial Projections, as well as Section XV of the Disclosure Statement entitled "Certain Risk Factors to be Considered," which sets forth important factors that could cause actual results to differ from those in the Financial Projections.

         OC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports and other information with the SEC relating to its business, financial statements and other matters. Such filings will not include projected financial information. The Debtors do not intend to update or otherwise revise the Financial Projections, including any revisions to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, the Debtors do not intend to update or revise the Financial Projections to reflect changes in general economic or industry conditions.

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The Financial Projections contain statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in the Financial Projections include the intent, belief or current expectations of OC and members of its management team with respect to the timing, completion and scope of the current restructuring, reorganization plan, Business Plan, bank financing, and debt and equity market conditions and OC's future liquidity, as well as the assumptions up on which such statements are based. While OC believes that the expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, parties in interest are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in the Financial Projections include, but are not limited to, further adverse developments with respect to the liquidity position of OC or operations of the various businesses of OC, adverse developments in the bank financing or public or private markets for debt or equity securities of OCD, adverse developments in the timing or results of the implementation of the Business Plan (including the time line to emerge from Chapter 11), the difficulty in controlling industry costs and integrating new operations, the ability of the OC to realize the anticipated general and administrative expense savings and overhead reductions contemplated in the Financial Projections, the ability of OC to maintain profitability of their operations, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to exiting certain markets and consolidating and closing certain operations, and the possible negative effects of a change in applicable legislation.

         B.       Acceptance of the Plan

         As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims vote to accept the Plan, except under certain circumstances.

         Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two thirds (2/3) in dollar amount and more than one half (50%) in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan. Thus, each of Classes 3, 4, 5, 6, 7, 8 and 9 will have voted to accept the Plan only if two-thirds (2/3) in dollar amount and a majority in number actually voting in each Class cast their Ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting the Plan.

         In order to satisfy the requirements of Section 524(g)(2)(B)(II)(IV)(bb) of the Bankruptcy Code, seventy-five (75%) percent of each of Classes 7 and 8, covering the respective holders of the OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims actually voting must vote in favor of the Plan in order for the Reorganized Debtors to obtain the benefits of Section 524(g) of the Bankruptcy Code.

         The Voting Procedures provide certain special rules concerning the calculation of the amount of Claims voting in a Class of Claims (for further information regarding voting procedures see Section XVII of this Disclosure Statement entitled "The Solicitation; Voting Procedure.") The following special rules concerning calculation of the amount of Claims are for illustrative purposes.

         A Ballot will not be counted if a Claim has been disallowed or an objection is pending to the Claim as of the _____________, and the claimant has not obtained, on or before the Voting Deadline, a Bankruptcy Court order allowing such Claim, either in whole or in part, for all purposes or for voting purposes only.

         IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING PROCEDURES ON THE BALLOT AND RECEIVED NO LATER THAN THE VOTING DEADLINE BY THE VOTING AGENT. DO NOT RETURN ANY STOCK CERTIFICATES OR DEBT INSTRUMENTS WITH YOUR BALLOT. In addition, a vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

         C.       Best Interests Test

         As noted above, even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that the plan is in the best interests of all holders of claims or interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in Section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

         To calculate the probable distribution to holders of each impaired class of claims and interests if the Debtors were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from a debtor's assets if its Chapter 11 cases were converted to Chapter 7 cases under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

         The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 cases. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its Chapter 11 cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the debtor during the pendency of the Chapter 11 cases. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of a large number of executory contracts and unexpired leases and thereby significantly enlarge the total pool of unsecured claims by reason of resulting rejection claims.

         Once the court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under the plan, then the plan is not in the best interests of creditors and equity security holders.

         D.       Liquidation Analysis

         In order to determine the amount of liquidation value available to creditors, the Debtors, with the assistance of their financial advisor, Lazard, prepared a liquidation analysis, annexed hereto as Appendix C (the "Liquidation Analysis"), which concludes that in a Chapter 7 liquidation, holders of Allowed Claims in Classes 3, 4, 5, 6, 7, 8 and 9 would receive less than under the Plan. This conclusion is premised upon the assumptions set forth in Appendix C hereto, which the Debtors and Lazard believe are reasonable.

         Notwithstanding the foregoing, the Debtors believe that any liquidation analysis with respect to the Debtors is inherently speculative. The liquidation analysis for the Debtors necessarily contains estimates of the net proceeds that would be received from a sale of assets and/or business units, as well as the amount of Claims that will ultimately become Allowed Claims. Claims estimates are based solely upon the Debtors' incomplete review of any Claims filed and the Debtors' books and records. No Order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the liquidation analysis. In preparing the liquidation analysis, the Debtors have projected an amount of Allowed Claims that is at the lowest end of a range of reasonableness such that, for purposes of the liquidation analysis, the largest possible Chapter 7 liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The estimate of Allowed Claims is based upon different assumptions and formula for different purposes than the estimates of Allowed Claims set forth in other sections of this Disclosure Statement.

         Because the Unsecured Creditors' Committee contends that the liquidation analysis is not permitted to assume any payment to future asbestos claimants in a Chapter 7 liquidation, and based on certain other assumptions, the Unsecured Creditors' Committee contends that creditors would receive more in a Chapter 7 liquidation than under the Plan. Therefore, the Unsecured Creditors' Committee contends that the Plan fails to satisfy the "best interests test" of Section 1129(a)(7).The Plan Proponents and Lazard disagree with this analysis. For a more detailed discussion of this dispute, see Appendix C to this Disclosure Statement. The Bankruptcy Court or the District Court will determine, in conjunction with confirmation, whether the Plan satisfies the "best interests test" of Section 1129(a)(7).

         E.       Valuation of the Reorganized Debtors

         1.       Overview

                  In conjunction with the Plan, the Debtors determined that it was necessary to estimate the post-confirmation enterprise value of the Reorganized Debtors (which consists of the aggregate enterprise value of Reorganized OCD and its direct and indirect Subsidiaries, including both Debtor and Non-Debtor Subsidiaries). The Debtors have been advised by Lazard, their financial advisor, with respect to the reorganization value of the Reorganized Debtors on a going concern basis. The estimated range of reorganization value of the Reorganized Debtors was assumed to be approximately $3.3 billion to $3.7 billion (with a mid-point estimate of $3.5 billion) as of an assumed Effective Date of December 31, 2003. This estimated reorganization value includes $100 million associated with the utilization of tax net operating loss carryforwards created as part of the Plan. Lazard's estimate of reorganization value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

                  THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF DECEMBER 31, 2003, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF THE DEBTORS AVAILABLE TO LAZARD AS OF JUNE 26, 2003. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD'S CONCLUSIONS, LAZARD DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

                  Based upon the assumed range of the reorganization value of the Reorganized Debtors of between $3.3 billion and $3.7 billion, an assumed total debt of $1.5 billion (including approximately $100 million of existing debt, $1.4 billion of Senior Notes less the aggregate principal amount of the debt issued to the IRS for their Allowed Priority Tax Claim, Lazard imputed an estimated range of equity values for the Reorganized Debtors of between $1.8 billion and $2.2 billion, with a point estimate of $2.0 billion. Assuming a distribution of 80.0 million shares of New OCD Common Stock pursuant to the Plan, the imputed estimate of the range of equity values on a per share basis is between $22.50 and $27.50 per share (with a mid-point estimate of $25.00 per share). Pursuant to the Plan, it is contemplated that approximately 2.8 million shares will be set aside as restricted stock for issuance to employees as part of the employee incentive programs. The remaining 77.2 million shares will be distributed to creditors pursuant to the Plan.

                  With respect to the Financial Projections prepared by the management of the Debtors and included as Appendix B to this Disclosure Statement, Lazard assumed that such Financial Projections have been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgments of the Debtors as to the future operating and financial performance of the Reorganized Debtors. Lazard's estimate of a range of reorganization values assumes that operating results projected by the Debtors will be achieved by the Reorganized Debtors in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of the Debtors are better than the recent historical results of operations of the Debtors. As a result, to the extent that the estimate of enterprise values is dependent upon the Reorganized Debtors performing at the levels set forth in the Financial Projections, such analysis must be considered speculative. If the business performs at levels below those set forth in the Financial Projections, such performance may have a material impact on the estimated range of values.

                  In estimating the range of the reorganization value and equity value of the Reorganized Debtors, Lazard (a) reviewed certain historical financial information of OC for recent years and interim periods;
(b) reviewed certain internal financial and operating data of OC, including the Financial Projections as described in Section VI.C.2 of this Disclosure Statement, which data was prepared and provided to Lazard by the management of OC and which relate to OC's business and its prospects; (c) met with certain members of senior management of OC to discuss OC's operations and future prospects; (d) reviewed publicly available financial data and considered the market value of public companies that Lazard deemed generally comparable to the operating business of OC; (e) considered relevant precedent transactions in the building products industry; (f) considered certain economic and industry information relevant to the operating business; and (g) conducted such other studies, analysis, inquiries, and investigations as it deemed appropriate. Although Lazard conducted a review and analysis of OC's business, operating assets and liabilities and the Reorganized Debtors' business plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by OC, as well as publicly available information.

                  In addition, Lazard did not independently verify management's projections in connection with such estimates of the reorganization value and equity value, and no independent valuations or appraisals of OC were sought or obtained in connection herewith. In the case of the Reorganized Debtors, the estimates of the reorganization value prepared by Lazard represent the hypothetical reorganization value of the Reorganized Debtors. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the range of the estimated reorganization value of the Reorganized Debtors through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein.

                  The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimate of the range of the reorganization enterprise value of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither OC, Lazard, nor any other person assumes responsibility for their accuracy. In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of pre-petition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities.

         2.       Additional Assumptions Regarding the Reorganized Debtors

                  With respect to the valuation of the Reorganized Debtors, in addition to the foregoing, Lazard has relied upon the following assumptions:

                  o the Reorganized Debtors' enterprise valuation consists of the aggregate enterprise value of Reorganized OCD and its direct and indirect Subsidiaries, including the Non-Debtor Subsidiaries.

                  o The reorganization value range indicated represents the "enterprise value" of the Reorganized Debtors, and assumes the pro forma debt levels (as set forth in the Financial Projections) adjusted for ownership percentages in order to calculate a range of equity value.

                  o The Debtors will emerge from Chapter 11 on or about December 31, 2003.

                  o The projections for the Reorganized Debtors are predicated upon the assumption that OC will be able to obtain all necessary financing, as described herein, and that no asset sales other than those contemplated to be consummated by the Company prior to the Effective Date, or assumed in the Financial Projections, will be required to meet the Reorganized Debtors' ongoing financial requirements. Lazard makes no representations as to whether the Company will obtain financing or consummate such asset sales or as to the terms upon which such financing may be obtained or such asset sales may be consummated.

                  o The present senior management of OC will continue following consummation of the Plan, and general financial and market conditions as of the assumed Effective Date of the Plan will not differ materially from those conditions prevailing as of the date of this Disclosure Statement.

                  Lazard's valuation represents a hypothetical value that reflects the estimated intrinsic value of the Company derived through the application of various valuation techniques. Such analysis does not purport to represent valuation levels which would be achieved in, or assigned by, the public markets for debt and equity securities or private markets for corporations. Estimates of enterprise value do not purport to be appraisals or necessarily reflect the values which may be realized if assets are sold as a going concern, in liquidation, or otherwise.

         3.       Valuation Methodology

                  The following is a brief summary of certain financial analyses performed by Lazard to arrive at its estimation of the reorganization value of the Reorganized Debtors. Lazard performed certain procedures, including each of the financial analyses described below, and reviewed the assumptions with the management of OC on which such analyses were based and other factors, including the projected financial results of the Reorganized Debtors. Lazard's estimate of reorganization value must be considered as a whole and selecting just one methodology or portions of the analysis, without considering the analysis as a whole, could create a misleading or incomplete conclusion as to enterprise value.

                  (a)      Discounted Cash Flow Analysis

                           The discounted cash flow ("DCF") valuation
methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to the Debtors. This approach has two components: the present value of the projected un-levered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections).

                           As the estimated cash flows, estimated discount
rate and expected capital structure of the Reorganized Debtors are used to derive a potential value, an analysis of the results of such an estimate is not purely mathematical, but instead involves complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, as well as other factors that could affect the future prospects and cost of capital considerations for the Reorganized Debtors.

                           The DCF calculation was performed based on
un-levered after-tax free cash flows for the projection period 2004 to 2012, discounted to the Effective Date of December 31, 2003. Lazard utilized management's detailed financial projections for the period 2004 and 2005 as the primary input. Management assisted Lazard with the development of projections for the extended period of 2006 to 2012. Beginning with earnings before interest and taxes ("EBIT"), the analysis taxes this figure at an assumed rate of 40% to calculate an un-levered net income figure. The analysis then adds back the non-cash operating expense of depreciation and amortization. In addition, other factors affecting free cash flow are taken into account, such as the change in working capital and capital expenditures, all of which do not affect the income statement and therefore require separate adjustments in the calculation.

                           In performing the calculation, Lazard made
assumptions for the weighted average cost of capital (the "Discount Rate"), which is used to value future cash flows based on the riskiness of the projections, and the EBITDA exit multiple, which is used to determine the future value of the enterprise after the end of the projected period. In determining the Discount Rate, Lazard estimated the cost of equity and the after-tax cost debt for the Debtors, and applied a weighting of 45% debt and 55% equity. The weighting was determined based upon target leverage ratios which Lazard believes would correlate to an investment grade credit rating of "BBB/Baa" by the independent rating agencies.

                           Lazard estimated the cost of equity based on the
Capital Asset Pricing Model which assumes that the required equity return is a function of the risk-free cost of capital and the correlation ("Beta") of a publicly traded stock's performance to the return on the broader market. Lazard used Betas from comparable companies on an un-levered basis to determine a composite un-levered Beta. Also included in the calculation of the cost of equity was an implementation risk premium of 1.5% to reflect the non-systemic risk associated with the changes in the business model which are being implemented as part of management's turnaround plan. In estimating the Debtors cost of debt, Lazard considered a number of factors including the likely interest associated with the Reorganized Debtors' post-emergence financing, the expected term of such financing, and the effective yield for publicly traded debt securities for comparable companies in the industry. Lazard's DCF valuation was based upon a range of Discount Rates between 9% and 11%, with a mid-point of 10%. In determining an EBITDA exit multiple, Lazard relied upon various analyses including a review of current and historical EBITDA trading multiples for the Debtor and comparable companies operating in the building products sector. Lazard's terminal value was based upon a range of EBITDA multiples between 5.0x and 6.0x, with a mid-point of 5.5x. Lazard believes that this range of EBITDA multiples is consistent with the observed multiples for companies similar to the debtor who operate in cyclical industry sectors and represents a mid-cycle multiple.

                  (b)      Publicly Traded Company Analysis

                           A publicly traded company analysis estimates value
based on a comparison of the target company's financial statistics with the financial statistics of public companies that are similar to the target company. The analysis establishes a benchmark for asset valuation by deriving the value of "comparable" assets, standardized using a common variable such as revenue, EBIT, and EBITDA. The analysis includes a detailed multi-year financial comparison of each company's income statement, balance sheet, and cash flow statement. In addition, each company's performance, profitability, margins, leverage and business trends are also examined. Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company's relative performance and valuation.

                           A key factor to this approach is the selection of
companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of businesses, business risks, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to limitations due to sample size and the availability of meaningful market-based information. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value.

                           In performing the Comparable Public Company
Analysis, the following publicly traded companies ("Peer Group") deemed generally comparable to the Debtors in one or more of the factors described above, were selected: American Woodmark, Black & Decker, CRH, Elkcorp, Georgia-Pacific, Griffon, James Hardie, Masco, NCI Building Systems, Owens Illinois, PPG Industries, and Sherwin Williams. Lazard excluded several building products manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies (e.g., currently in a chapter 11).

                           Lazard primarily observed valuation ratios as a
function of enterprise value of each company as indicated by the book value of debt less cash plus the equity market capitalization. While Lazard observed multiples according to revenue, EBIT and EBITDA, the most emphasis was placed on multiples of EBIT and EBITDA. These multiples were then applied to the Debtors' fiscal year end 2003 forecasted financial results to determine the range of reorganization values. Lazard's application of these multiples to the Debtors' financial results took into account a variety of factors, both quantitative and qualitative, in an effort to consider the relative valuation which the Debtors would command given the availability of alternative investments. It should be noted that these multiples are based upon historical profitability metrics which could generally be described as representing a "trough" of the business cycle. As a result, the observed multiples are generally higher than historical averages.

                  (c)      Precedent Transactions Analysis

                           Precedent transactions analysis estimates value by
examining public merger and acquisition transactions. An analysis of a company's transaction value as a multiple of various operating statistics provides industry-wide valuation multiples for companies in similar lines of businesses to the Debtors. These transaction multiples were calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to the Debtors. These multiples were then applied to the Reorganized Debtors' key operating statistics, to determine the total enterprise value or value to a potential strategic buyer. Lazard evaluated each of these multiples and made judgments as to their relative significance in determining the Reorganized Debtors range of reorganization value.

                           Unlike the comparable public company analysis, the
valuation in this methodology includes a "control" premium, representing the purchase of a majority or controlling position in a company's assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that manifest itself in a precedent transaction analysis include the following:

                           (i) Circumstances surrounding a merger transaction
may introduce "noise" into the analysis (e.g., an additional premium may be extracted from a buyer in the case of a competitive bidding contest);

                           (ii) The market environment is not identical for
transactions occurring at different periods of time;

                           (iii) Circumstances pertaining to the financial
position of a company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

                           As with the comparable company analysis, because no
acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions over the prior two years for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in the Reorganized Debtors' valuation.

                           The summary set forth above does not purport to be
a complete description of the analyses performed by Lazard. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. In performing their analyses, Lazard and the Debtors made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Lazard are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

         F. Application of the "Best Interests" of Creditors Test to the Liquidation Analysis and the Valuation

         It is impossible to determine with any specificity the value each creditor will receive as a percentage of its Allowed Claim. This difficulty in estimating the value of recoveries is due to, among other things, the lack of any public market for the New OCD Common Stock.

         Notwithstanding the difficulty in quantifying recoveries to holders of Allowed Claims with precision, the Debtors believe that the financial disclosures and projections contained herein imply a greater or equal recovery to holders of Claims in Impaired Classes than the recovery available in a Chapter 7 liquidation. As set forth below, the Debtors have set forth an estimate of the comparative distributions between a Chapter 7 liquidation and the Plan.

         Accordingly, the Debtors believe that the "best interests" test of
Section 1129 of the Bankruptcy Code is satisfied.

         Because the Unsecured Creditors' Committee contends that the liquidation analysis is not permitted to assume any payment to future asbestos claimants in a Chapter 7 liquidation, and based on certain other assumptions, the Unsecured Creditors' Committee contends that creditors would receive more in a Chapter 7 liquidation than under the Plan. Therefore, the Unsecured Creditors' Committee contends that the Plan fails to satisfy the "best interests test" of Section 1129(a)(7).The Plan Proponents and Lazard disagree with this analysis. For a more detailed discussion of this dispute, see Appendix C to this Disclosure Statement. The Bankruptcy Court or the District Court will determine, in conjunction with confirmation, whether the Plan satisfies the "best interests test" of Section 1129(a)(7).

         G.       Confirmation Without Acceptance of All Impaired Classes:
                  "Cramdown"

         The Debtors will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(a) of the Bankruptcy Code, and have reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

         Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all impaired classes of claims and interests, as long as at least one impaired class of claims has accepted the plan. The Bankruptcy Court may confirm a plan notwithstanding the rejection or deemed rejection of an impaired class of claims or interests if the plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has rejected, or is deemed to have rejected, the plan.

         A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank. The Bankruptcy Code establishes different standards for what is "fair and equitable" for holders of unsecured claims, and equity interests.

         A plan is fair and equitable as to a class of unsecured claims that rejects the plan if, among other things, the plan provides (1) that each holder of a claim in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the Plan, equal to the allowed amount of the claim or (2) that no holder of a claim that is junior to the claims of the rejecting class will receive or retain under the plan any property on account of such junior claim.

         With respect to equity interests, a plan is fair and equitable as to a class of equity interests that rejects the plan if, among other things, the plan provides (1) that each holder of an equity interest in the rejecting class will receive or retain on account of such interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; and (2) that the holder of any interest that is junior to the interest of such class will not receive under the plan any property on account of such junior interest.

         The Debtors believe that the Plan may be confirmed pursuant to the above-described "cramdown" provisions, over the dissent of certain Classes of Claims and Interests, including Class 11 and Class 12 (which are deemed to have rejected the Plan) in view of the treatment proposed for such Classes. The Debtors would seek confirmation of the Plan pursuant to the above-described "cramdown" provisions over the dissent of any Class other than Classes 7 and 8. In addition, the Debtors do not believe that the Plan unfairly discriminates against any Class who may vote to reject the Plan.

                   XV. CERTAIN RISK FACTORS TO BE CONSIDERED

         A.       Certain Factors Relating to the Chapter 11 Proceedings

         1. There can be no assurance that the Plan will be consummated as proposed.

                  The Plan sets forth a method, determined by negotiation between OC and certain of its creditor constituencies, for resolving Claims and reorganizing the Debtors. However, the Plan has not been approved by all of the Debtors' creditor constituencies and, as a result, there remains significant uncertainty as to whether the proposed resolution of Claims as described herein (including the amount and form of recoveries) will be effected. Although it is possible under applicable bankruptcy law to approve and confirm a plan of reorganization over the objection of various creditor groups, no assurance can be given that such a resolution will be achievable in this instance. Claimants who object to the terms of the Plan may be expected to challenge it in court proceedings and there can be no assurance that any such proceedings will be resolved favorably to the Debtors or that such proceedings, or further negotiations, will not result in significant changes to the terms of the Plan, including the amount and form of recoveries.

                  The proposed relative amounts of recovery by holders of Claims and Interests is the result of negotiation among various of the constituencies of claimants with the Company, as well as the application of legal principles regarding ranking of Claims and Interests, and other matters. While the Company believes that the overall treatment of Claims and Interests under the Plan is fair and reasonable, not all Claims and Interests are treated equally, and certain Claims and Interests receive no distributions pursuant to the Plan.

                  The ultimate recoveries under the Plan to holders of Claims (other than holders whose entire Distribution is paid in Cash under the Plan) depend upon the realizable value of the Senior Notes and the New OCD Common Stock, which are subject to a number of material risks, including, but not limited to, those specified below under the caption "Certain Factors Relating to Securities to be issued under the Plan." In addition, changes to the terms of the Plan, including to the form and amount of recoveries, may significantly affect the nature of recoveries, or may make further distinctions between the recoveries applicable to different classes of creditors.

         2. Even if holders of Claims vote to approve the Plan, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court and consummated.

                  Even if all Impaired Classes entitled to vote in fact vote in favor of the Plan and, with respect to any Impaired Class deemed to have rejected the Plan, the requirements for "cramdown" are met, the Bankruptcy Court, which as a court of equity may exercise substantial discretion, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Debtors (see Section XII.A of this Disclosure Statement), and that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. See Section XII.C of this Disclosure Statement. Although the Debtors believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion. See Appendix C annexed hereto for a liquidation analysis of the Debtors. Because the Unsecured Creditors' Committee contends that the liquidation analysis is not permitted to assume any payment to future asbestos claimants in a Chapter 7 liquidation, and based on certain other assumptions, the Unsecured Creditors' Committee contends that creditors would receive more in a Chapter 7 liquidation than under the Plan. Therefore, the Unsecured Creditors' Committee contends that the Plan fails to satisfy the "best interests test" of Section 1129(a)(7).The Plan Proponents and Lazard disagree with this analysis. For a more detailed discussion of this dispute, see Appendix C to this Disclosure Statement. The Bankruptcy Court or the District Court will determine, in conjunction with confirmation, whether the Plan satisfies the "best interests test" of Section 1129(a)(7).

                  The Plan provides for certain conditions that must be fulfilled prior to confirmation of the Plan and the Effective Date. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be met (or waived), that other conditions to consummation, if any, will be satisfied, or that supervening factors will not prevent the Plan from being consummated. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated. If a liquidation or protracted reorganization were to occur, there is a substantial risk that the value of the Debtors' enterprise would be substantially eroded to the detriment of all stakeholders.

         B. Certain Factors Relating to Securities to be Issued Pursuant to the Plan

         The Senior Notes and the shares of New OCD Common Stock that will be issued pursuant to the Plan are securities for which there is currently no market. While the Debtors may apply to list the Senior Notes or the New OCD Common Stock, or both, on a securities exchange, or to have them included in an interdealer quotation system, no determination to do so has been made. Accordingly, there can be no assurance as to the development or liquidity of any market for the Senior Notes or the shares of New OCD Common Stock. If a trading market does not develop or is not maintained, holders of Senior Notes or shares of New OCD Common Stock may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such market were to exist, such securities could trade at prices higher or lower than the value attributed to such securities in connection with their distribution under the Plan, depending upon many factors, including, without limitation, prevailing interest rates, markets for similar securities, industry conditions and the performance of, and investor expectations for, the Reorganized Debtors. In addition, some persons who receive Senior Notes and shares of New OCD Common Stock may prefer to liquidate their investment in the near term rather than hold such securities on a long-term basis. Accordingly, any market for such securities may be volatile, at least for an initial period following the Effective Date, and may be depressed until the market has had time to absorb any such sales and to observe the performance of the Reorganized Debtors.

         C.       Certain Factors Relating to the Reorganized Debtors

         1. The Asbestos Personal Injury Trust will own a majority of the outstanding shares of New OCD Common Stock and will thereby be able to control Reorganized OCD.

                  The Asbestos Personal Injury Trust will beneficially own more than 50% of the issued and outstanding shares of New OCD Common Stock. Accordingly, the Asbestos Personal Injury Trust will have significant control over Reorganized OCD and have the power to elect the majority of the Reorganized OCD directors, and, by virtue of its ability to elect a majority of directors, to appoint new management and approve any action requiring the approval of the holders of New OCD Common Stock, including adopting amendments to the Amended and Restated Certificate of Incorporation and approving mergers or sales of all or substantially all of Reorganized OCD's assets. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized OCD, and, consequently, could have an impact upon the value of the New OCD Common Stock. There can be no assurance that the interests of the Asbestos Personal Injury Trust will not conflict with the interests of Reorganized OCD's other stakeholders.

         2.       The financial projections are inherently uncertain.

                  The Financial Projections set forth in Appendix B hereto cover the Debtors' projected future operations through fiscal 2008. The Financial Projections contain statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in the Financial Projections include the intent, belief or current expectations of OC and members of its management team with respect to the timing and completion of the implementation of the Plan, the feasibility of the Business Plan, the availability of bank and other financing, the conditions of the debt and equity markets, the state of general business and economic conditions, and OC's future liquidity, as well as the assumptions upon which such statements are based. While OC believes that these expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, parties in interest are cautioned that any such forward-looking statements are not guaranties of future performance, and involve risks and uncertainties, and that actual results are likely to differ materially from those contemplated by such forward-looking statements.

                  Important factors currently known to OC's management that could cause actual results to differ materially from those contemplated by the forward-looking statements in the Financial Projections include, but are not limited to, adverse developments with respect to the liquidity position of OC or operations of the various businesses of OC, adverse developments in the bank financing or public or private markets for debt or equity securities of OCD, adverse developments in the timing or results of the implementation of the Business Plan (including the time to emerge from Chapter 11), the difficulty in controlling industry costs and integrating new operations, the ability of the OC to realize the anticipated general and administrative expense savings and overhead reductions contemplated in the Financial Projections, the ability of OC to maintain profitability of their operations, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to exiting certain markets and consolidating and closing certain operations, and the possible negative effects of a change in applicable legislation. See Section V.3 of this Disclosure Statement.

         3. There can be no assurance that the Reorganized Debtors will be able to refinance certain indebtedness.

                  Following the Effective Date of the Plan, the Debtors' working capital needs and letter of credit requirements are anticipated to be funded under the new Exit Facility. See Section VII.H of this Disclosure Statement. Obtaining the Exit Facility is a condition precedent to the Effective Date. There can be no assurance, however, that the Reorganized Debtors will be able to obtain replacement financing for such facility to fund future working capital needs and letters of credit, or that replacement financing, if obtained, would be on terms equally as favorable to the Reorganized Debtors. Furthermore, there can be no assurance that the Reorganized Debtors will be able to refinance the Senior Notes upon their maturity, should such a need arise.

         4. Retention of key management and technical personnel may be important to the future performance of the Reorganized Debtors.

                  Many aspects of the business of the Debtors require personnel with significant experience or technical expertise. In addition, the past business performance of the Debtors has been achieved, in part, by the skills of key management personnel who possess very particular knowledge and expertise relating to the Debtors' business. There can be no assurance that such personnel can be retained or, that if any such personnel do not continue in the employ of the Reorganized Debtors, that the Reorganized Debtors will be able to replace such key personnel.

         5. There can be no assurance that Reorganized OCD will pay dividends.

                  The Debtors cannot anticipate whether Reorganized OCD will pay any dividends on the New OCD Common Stock in the foreseeable future. In addition, restrictive covenants in certain debt instruments to which Reorganized OCD will be a party, including the Exit Facility, may limit the ability of Reorganized OCD to pay dividends.

         6. The Reorganized Debtors are subject to environmental regulation and failure to comply with environmental regulation could harm its business.

                  The Reorganized Debtors will remain subject to a variety of environmental laws and regulations governing, among other things, discharges to air and water, the handling, storage, and disposal of hazardous or solid waste materials, and may also be required to undertake the remediation of contamination associated with releases of hazardous substances. Such laws and regulations and the risk of attendant litigation can cause significant delays and add significantly to the cost of operations. Violations of these environmental laws and regulations could subject the Reorganized Debtors and their management to civil and criminal penalties and other liabilities based on their post-petition conduct. There can be no assurance that such laws and regulations will not become more stringent, or more stringently implemented, in the future.

                  Various federal, state and local environmental laws and regulations, as well as common law, may impose liability for property damage and costs of investigation and cleanup of hazardous or toxic substances on property currently or previously owned by the Debtors or arising out of the Debtors' waste management activities. Such laws may impose responsibility and liability without regard to knowledge of or causation of the presence of the contaminants, and the liability under such laws is joint and several. The Debtors have potential liabilities associated with their past waste disposal activities and with their current and prior ownership of certain property. In general, the Debtors believe that the likely amount of such liabilities will not be material, because the Debtors may have a valid defense to liability with respect to a given site or the Debtors should only be responsible for a small percentage of the total cleanup costs with respect to a given site. However, because liability under such laws is joint and several, no assurances can be given that the Reorganized Debtors will not eventually be responsible for all or a substantial portion of the liabilities associated with one or more of these sites, which liabilities could be material either individually or in the aggregate.

         7. The IRS may challenge OC, OC's tax reserves may be insufficient and any revision to these reserves may adversely affect OC's financial position.

                  In accordance with generally accepted accounting principles, OC maintains tax reserves to cover audit issues. While OC believes that the existing reserves are appropriate in light of the audit issues involved, its defenses, its prior experience in resolving audit issues, and its ability to realize certain challenged deductions in subsequent tax returns if the IRS were successful, there can be no assurance that such reserves will be sufficient. OC will continue to review its tax reserves on a periodic basis and make such adjustments as may be appropriate. Any such revision could be material to OC's consolidated financial position and results of operations in any given period.

         8. The performance of OC's business reflects the impact of business cycles.

                  Sales of OC's products are correlated to business activity in the new construction and remodeling markets, which are highly sensitive to national and regional economic conditions. From time to time, the construction industry has been adversely affected in various parts of the country by unfavorable economic conditions, low use of manufacturing capacity, high vacancy rates, changes in tax laws affecting the real estate industry, high interest rates and the unavailability of financing. In addition, sales of OC's products may be adversely affected by weakness in demand within particular customer groups or a recession in the general construction industry or in particular geographic regions. OC cannot predict the timing or severity of future economic or industry downturns. Any economic downturn, particularly in states where many of OC's sales are made, could have a material adverse effect on its results of operations and financial condition.

         9. Particular risks involving international operations may affect the performance of the Reorganized Debtors.

                  OC pursues project opportunities throughout the world through foreign and domestic subsidiaries as well as agreements with foreign joint-venture partners. These foreign operations are subject to special risks, including: uncertain political and economic environments, potential incompatibility with foreign joint-venture partners, foreign currency controls and fluctuations, war and military operations, civil disturbances and labor strikes.

        XVI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         The Debtors believe that the Plan affords holders of Claims the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such holders.

         If, however, the requisite acceptances are not received, or the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (a) formulation of an alternative plan or plans of reorganization, or
(b) liquidation of the Debtors under Chapter 7 or 11 of the Bankruptcy Code.

         A.       Alternative Plan(s) of Reorganization or Liquidation

         If the requisite acceptances are not received by the Voting Deadline or if the Plan is not confirmed, the Debtors (or, if the Debtors' exclusive periods in which to file and solicit acceptances of a plan of reorganization have expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of the Debtors' assets.

         With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan enables the holders of Claims against the Debtors to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

         B.       Liquidation Under Chapter 7 or Chapter 11

         If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution to claimants in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors.

         The Debtors believe that in a liquidation under Chapter 7, before claimants receive any distribution, additional administrative expenses arising from the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors' Estates. The assets available for distribution to claimants would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, arising by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' Estates.

         The Debtors could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially. Moreover, without the support of the holders of Asbestos Personal Injury Claims, the purchaser or purchasers of assets from the Debtors would not be assured the protection from liability for asbestos-related claims available under Section 524(g) of the Bankruptcy Code, thus potentially diminishing the value of such assets in a sale under Chapter 11.

         The Debtors believe that any alternative liquidation under Chapter 11, if feasible at all, is a much less attractive alternative to creditors than the Plan. THE COMPANY BELIEVES THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS THAN WOULD A LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11 OF THE BANKRUPTCY CODE.

         The Liquidation Analysis, prepared by the Debtors with the assistance of Lazard, is premised upon a liquidation in a Chapter 7 case. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

         The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors' assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the Debtors' opinion, the recoveries projected to be available in liquidation are not likely to afford holders of Claims as great a realization potential as does the Plan.

         Because the Unsecured Creditors' Committee contends that the liquidation analysis is not permitted to assume any payment to future asbestos claimants in a Chapter 7 liquidation, and based on certain other assumptions, the Unsecured Creditors' Committee contends that creditors would receive more in a Chapter 7 liquidation than under the Plan. Therefore, the Unsecured Creditors' Committee contends that the Plan fails to satisfy the "best interests test" of Section 1129(a)(7).The Plan Proponents and Lazard disagree with this analysis. For a more detailed discussion of this dispute, see Appendix C to this Disclosure Statement. The Bankruptcy Court or the District Court will determine, in conjunction with confirmation, whether the Plan satisfies the "best interests test" of Section 1129(a)(7).

                   XVII. THE SOLICITATION; VOTING PROCEDURE

         The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or to be made in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law and, under Rule 3020(b)(2) of the Bankruptcy Rules, it may do so without receiving evidence if no objection is timely filed.

         In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of the Classes of Impaired Claims unless approval will be sought under
Section 1129(b) of the Bankruptcy Code despite the dissent of one or more such classes, which will be the case under the Plan, (b) the Plan is "feasible," which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization, and (c) the Plan is in the "best interests" of all holders of Claims and Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all Classes of Impaired Claims and Interests accept the Plan by the requisite votes, the Bankruptcy Court must make an independent finding that the Plan conforms to the requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of Claims against, and Interests in, the Debtors. These statutory conditions to confirmation are discussed above.

         By Order dated __________ (the "Voting Procedures Order") , the Court has approved certain Voting Procedures which govern, among other things, the manner in which votes on the Plan will be solicited and Ballots and Master Ballots on the Plan tabulated. A copy of the Voting Procedures is attached hereto as Appendix H. For further information regarding Voting Procedures and rules concerning the calculation of the amount of Claims voting in a Class of Claims, see Section XIV.B of this Disclosure Statement entitled "Feasibility of the Plan and Best Interests of Creditors-Acceptance of the Plan."

         A.       Parties in Interest Entitled to Vote

         Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be impaired under a Plan unless (1) the Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

         In general, a holder of a claim or interest may vote to accept or to reject a plan if (1) the claim or interest is allowed, which means generally that no party in interest has objected to such claim or interest, and (2) the claim or interest is impaired by the plan. If the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder's vote.

         The holder of a Claim against a Debtor that is Impaired under the Plan is entitled to vote to accept or reject the Plan if (i) the Plan provides a distribution in respect to such Claim and (ii) (a) the Claim has been Scheduled by the Debtors (and such claim is not Scheduled at zero or as disputed, contingent, or unliquidated) or (b) it has filed a Proof of Claim on or before the bar date applicable to such holder, pursuant to Sections 502(a) and 1126(a) of the Bankruptcy Code and Bankruptcy Rules 3003 and 3018. Any Claim as to which an objection has been timely filed and has not been withdrawn or dismissed or denied by Final Order is not entitled to vote unless the Bankruptcy Court, pursuant to Federal Rule of Bankruptcy Procedure 3018(a), upon application of the holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan.

         A vote may be disregarded if the Bankruptcy Court determines, pursuant to Section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Voting Procedures Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

         B.       Classes Impaired under the Plan

         Classes 3, 4, 5, 6, 7, 8, and 9 are entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. The Plan provides that the holders of Intercompany Claims in Class 10, Subordinated Claims in Class 11, and OCD Interests in Class 12 will not receive any distributions of property or retain any interest in the Debtors. By operation of law, Classes 10, 11 and 12, therefore, are deemed to have rejected the Plan and therefore are not entitled to vote to accept or reject the Plan.

         C.       Waivers of Defects, Irregularities, etc.

         Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots or Master Ballots will be determined by the Voting Agent or the Special Voting Agent, as applicable, and the Debtors in accordance with the Voting Procedures in their sole discretion, which determination will be final and binding. The Debtors also reserve the right to reject any and all Ballots and Master Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot or Master Ballot.

         D.       Withdrawal of Ballots; Revocation

         Any party who has delivered a valid Ballot or Master Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent or Special Voting Agent, as applicable, at any time prior to the Voting Deadline in accordance with the Voting Procedures. The Debtors intend to consult with the Voting Agent or Special Voting Agent to determine whether any withdrawals of Ballots or Master Ballots were received and whether the requisite acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots and Master Ballots.

         E.       Further Information; Additional Copies

         If you have any questions about (1) the Voting Procedures for voting your Claim or Interest or with respect to the packet of materials that you have received or (2) the amount of your Claim, or if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement or any appendices or Exhibits to such documents, please contact:

                                 OWENS CORNING
                   c/o Robert L. Berger & Associates, L.L.C.
                        16501 Ventura Blvd., Suite 440
                               Encino, CA 91436
                             818-906-8300 (phone)
                              818-783-2737 (fax)

                     XVIII. RECOMMENDATION AND CONCLUSION

         For all of the reasons set forth in this Disclosure Statement, the Plan Proponents believe that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Plan Proponents urge all holders of Classes 3, 4, 5, 6, 7, 8, and 9 Allowed Claims to vote to ACCEPT the Plan, and to complete and return their Ballots or Master Ballots so that they will be actually RECEIVED by the Voting Agent or Special Voting Agent, as applicable, on or before 4:00 p.m. prevailing Eastern Time on the Voting Deadline.


Dated:   August 8, 2003



                                      OWENS CORNING, et al.
                                      (for itself and on behalf of the
                                      Subsidiary Debtors)


                                      By: /s/ Stephen Krull
                                         _______________________________
                                      Name:  Stephen Krull
                                      Title: Senior Vice President
                                             and General Counsel


SAUL EWING LLP                                            SKADDEN, ARPS, SLATE, MEAGHER
Norman L. Pernick (I.D. # 2290)                           & FLOM LLP
J. Kate Stickles (I.D. #2917)                             Ralph Arditi
222 Delaware Avenue                                       D.J. Baker
P.O. Box 1266                                             Four Times Square
Wilmington, DE 19899-1266                                 New York, NY 10036-6522
(302) 421-6800                                            (212) 735-3000

Charles O. Monk, II                                       Special Counsel to Debtors
Jay A. Shulman                                            and Debtors-in-Possession
Edith K. Altice
100 South Charles Street
Baltimore, MD 21201-2773
(410) 332-8600

Adam H. Isenberg                                          COVINGTON & BURLING
MaryJo Bellew                                             1201 Pennsylvania Avenue, N.W.
Centre Square West                                        Mitchell F. Dolin
1500 Market Street, 38th Floor                            Anna P. Engh
Philadelphia, PA 19102-2186                               Washington, D.C. 20004-2401
(215) 972-7777                                            (202) 662-6000

Attorneys for the Debtors and                             Special Insurance Counsel to Debtors
Debtors-in-Possession                                     and Debtors-in-Possession

KAYE SCHOLER LLP                                          CAPLIN & DRYSDALE, CHARTERED
Michael J. Crames                                         Elihu Inselbuch
Jane W. Parver                                            399 Park Avenue
Andrew A. Kress                                           New York, NY 10022
Edmund M. Emrich                                          (212) 319-7125
425 Park Avenue
New York, NY 10022                                        Peter Van N. Lockwood
(212) 836-8000                                            Julie W. Davis
                                                          One Thomas Circle, N.W.
YOUNG, CONAWAY,                                           Washington, D.C. 20005
STARGATT & TAYLOR LLP                                     (202) 862-5000
James L. Patton, Jr. (I.D. # 2202)
Edwin J. Harron (I.D. # 3396)                             CAMPBELL & LEVINE, LLC
The Brandywine Building                                   Marla Eskin  (I.D. # 2989)
1000 West Street, 17th Floor                              Mark T. Hurford (I.D. # 3299)
Wilmington, DE 19899-0391                                 800 King Street
(302) 571-6600                                            Wilmington, DE 19801
                                                          (302) 426-1900

Attorneys for James J. McMonagle,                         Attorneys for the Official
Legal Representative for Future Claimants                 Committee of Asbestos Claimants

                              TABLE OF APPENDICES

APPENDIX                                      NAME

Appendix A                 Third Amended Joint Plan of Reorganization of
                           Owens Corning and its Affiliated Debtors and
                           Debtors-in-Possession, dated as of August 8, 2003

Appendix A-1               Glossary of Additional Terms

Appendix B                 Pro Forma Financial Projections and Reorganization
                           Balance Sheet

Appendix C                 Liquidation Analysis

Appendix D                 Owens Corning Annual Report on Form 10-K for the
                           period ending December 31,2002. NOTE: THIS DOCUMENT
                           IS AVAILABLE, FREE OF CHARGE,THROUGH OC'S WEBSITE AT
                           WWW.OWENSCORNING.COM. COPIES MAY ALSO BE OBTAINED BY
                           WRITTEN REQUEST. SEE THE DIRECTIONS SET FORTH AT
                           APPENDIX D.

Appendix E                 Principal Terms and Conditions of Senior Notes

Appendix F                 Current Corporate Structure of Company

Appendix G                 Proposed Corporate Structure of the Reorganized
                           Debtors

Appendix H                 Voting Procedures [THIS DOCUMENT WILL BE INSERTED
                           UPON APPROVAL OF VOTING PROCEDURES]

                                   APPENDIX A

                          THIRD AMENDED JOINT PLAN OF
                      REORGANIZATION OF OWENS CORNING AND
                           ITS AFFILIATED DEBTORS AND
                       DEBTORS-IN-POSSESSION, DATED AS OF
                                 AUGUST 8, 2003


              (See Exhibit 2 to the Current Report on Form 8-K,
                  filed by Owens Corning on August 8, 2003.)

                                  APPENDIX A-1

                          GLOSSARY OF ADDITIONAL TERMS

                          GLOSSARY OF ADDITIONAL TERMS

"ADDITIONAL SITES" means, in connection with the draft Environmental Settlement Agreement between the Debtors and the EPA, those waste disposal sites used by the Debtors before the Petition Date that are not discovered until after confirmation of the Plan or where the Debtors' use of the site has been confirmed but an allocable share of liability cannot yet be determined.

"ADMINISTRATIVE DEPOSITS" means those amounts deposited by OCD and Fibreboard prior to the Petition date in settlement accounts to facilitate claims processing under the NSP.

"ANNUAL SECTION 382 LIMITATION" means certain rules under Section 382 of the IRC limiting the ability of corporate taxpayers to utilize NOLs when there has been an "ownership change."

"ARMSTRONG" means Armstrong World Industries, Inc.

"B&B" means Baron & Budd, P.C., a law firm which was a participant in the NSP.

"BANKRUPTCY EXCEPTION" means the exception to the application of the Annual
Section 382 Limitation provided for in Section 382(l)(5) of the IRC when a corporation is under the jurisdiction of a court in a Title 11 case.

"CASH MANAGEMENT MOTION" means the motion filed by the Debtors on October 6, 2000 for interim and final orders (1) authorizing (a) the maintenance of certain existing bank accounts, (b) the continued use of existing business forms, (c) the use of a modified cash management system and (d) the transfer of funds to Non-Debtor Subsidiaries and (2) waiving certain investment and deposit requirements of Section 345(b) of the Bankruptcy Code.

"CASE MANAGEMENT ORDER" means the order of the Honorable Alfred M. Wolin of the United States District Court for the District of New Jersey (sitting by designation), dated December 23, 2002, which, among other things, withdrew the reference with respect to the Bank Holders Action and the Substantive Consolidation Motion.

"CHINA LENDERS" means KBC Bank, N.V., Standard Chartered Bank and Societe Generale.

"CHINA STANDSTILL AGREEMENT" means the Standstill and Amendment Agreement entered into between OCD, Owens-Corning (Guangzhou) Fiberglas Co., Ltd., Owens-Corning (Shanghai) Fiberglas Co., Ltd. and the China Lenders, of which the Bankruptcy Court authorized execution on December 9, 2002.

"CLAIMS AGENT" means Robert L. Berger & Associates, L.L.C., appointed by the Bankruptcy Court pursuant to 28 U.S.C. ss. 156(c).

"CLEAN WATER ACT" means The Federal Water Pollution Control Act, 33 U.S.C.S. ss.ss. 1251 et seq.

"COMPANY" means OCD and its Subsidiaries.

"CONSULTANTS ORDER" means the order of the District Court, dated December 28, 2001, appointing the Court Appointed Consultants.

"CONTINENTAL" means Continental Casualty Company.

"COURT APPOINTED CONSULTANTS" means William A. Drier, Esq., David R. Gross, Esq., C. Judson Hamlin, Esq., John E. Keefe, Esq., and Professor Francis E. McGovern, being the consultants appointed by the District Court to advise the District Court and to undertake certain duties in connection with the Chapter 11 cases of the Debtors and the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc. and USG Corporation.

"CRITICAL VENDOR ORDER" means the order of the Bankruptcy Court, dated October 6, 2000, which authorized, but did not require, the Debtors to pay the pre-petition claims of certain critical suppliers of raw and processed materials, goods and services with whom the Debtors continued to do business and whose material, goods and services were essential to the Debtors' business operations.

"CURRENTLY DISPUTED CLAIMS" means those Proofs of Claim that the Debtors have identified which they believe should be disallowed by the Bankruptcy Court, primarily because such claims appear to be duplicate or amended claims or claims that are not related to any of the Debtors' cases.

"DESIGNATED MEMBERS" means the Bondholders and trade creditor members of the Unsecured Creditors' Committee.

"DIP ORDER" means the Final Order Authorizing Post-Petition Financing on a Superpriority Administrative Claim Basis Pursuant to 11 U.S.C. ss. 364(c)(1) and Granting Relief from the Automatic Stay Pursuant to 11 U.S.C. ss. 362, approved by the Bankruptcy Court on November 17, 2000, which, among other things, authorized the Debtors to obtain the DIP Facility from the DIP Lenders.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss. 1301-1462.

"EXCESS RECOVERIES" means Excess Available Cash, Excess Senior Notes Amount, Excess New OCD Common Stock and Excess Litigation Trust Recoveries.

"EXCLUSIVE PERIOD" means the period during which the Debtors have the exclusive right to file a plan of reorganization under Section 1121(b) of the Bankruptcy Code.

"FEE AUDITOR" means Warren H. Smith & Associates, P.C., appointed by the Bankruptcy Court to act as a special consultant to the Court for professional fee and expense review and analysis.

"FINAL CMO" means the final cash management order approved by the Bankruptcy Court, which became effective on February 25, 2002 and is to continue in effect until confirmation of the Plan.

"FINAL NSP SETTLEMENTS" means the approximately 150,000 Initial Claims which, as of the Petition Date, had satisfied all conditions to final settlement, including receipt of executed releases, or other resolution.

"FINANCIAL PROJECTIONS" means certain financial information with respect to the projected future operations of OC, attached as Appendix B to the Disclosure Statement.

"FUTURE CLAIMANTS' MOTION" means the motion filed by the Future Claimants' Representative on September 6, 2002, for an order authorizing the Future Claimants' Representative (either alone or in combination with other creditor constituencies) to commence certain avoidance actions on behalf of the Debtors' Estates under Sections 544, 545, 547, 548 and/or 553 of the Bankruptcy Code.

"GENERAL BAR DATE" means April 15, 2002, as the date set by the Bankruptcy Court as the last date by which holders of certain pre-petition Claims against the Debtors were required to file Proofs of Claim.

"GENERAL CLAIMS" means the approximately 5,500 claims, totaling approximately $5.6 billion, alleging rights to payment for financial, environmental, trade and other matters.

"HANCOCK LITIGATION" means the securities-related class action lawsuit pending in the United States District Court for the District of Massachusetts, commenced on or about April 30, 2001, on behalf of purchasers of certain securities against certain of OCD's current and former directors and officers, as well as certain underwriters, and captioned John Hancock Life Insurance Company, et al. v. Goldman, Sachs & Co., et al., CA No. 01-10729-RWZ.

"INITIAL CLAIMS" means those claims relating to existing asbestos claims, including unfiled claims pending with the law firm participating in the NSP at the time it entered into an NSP Agreement, which claims were resolved pursuant to the NSP Agreement.

"INFORMATION DEPOSITORY" means the information and document depository established by the Debtors at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York City in connection with the Inter-creditor Project.

"INSURANCE SETTLEMENT" means the insurance settlement entered into in 1993 by Fibreboard, Continental Casualty Company and Pacific Indemnity Company, which became effective in 1999.

"INTEGREX" means Integrex, a Delaware corporation, which is a Debtor and a Subsidiary Guarantor.

"INTER-CREDITOR ISSUES" means potential inter-creditor issues, including any and all claims, objections, motions, contested matters, adversary proceedings or any other proceedings involving, related to or affecting issues of the amount, validity, enforceability or priority of Claims by the Bank Holders against any of the Debtors or any Non-Debtor Subsidiary (to the extent the Bankruptcy Court has jurisdiction to affect the Claims against Non-Debtor Subsidiaries) which is a Subsidiary Guarantor of the Debtors' obligations to the Bank Holders, including without limitation: (1) any claims relating to substantive consolidation of the Debtors; (2) any claims relating to the validity, enforcement or priority of the Pre-petition Bonds; (3) any claims relating to the validity or enforceability of a License Agreement, dated as October 1, 1991, by and between OCD and OCFT (as amended) and a License Agreement, dated as of April 27, 1999, by and between OCFT and Amerimark Building Products, Inc.; (4) any claims regarding the amount, validity, enforceability or priority of the Subsidiary Guarantees; (5) any claims against any direct or indirect Subsidiary of OCD in respect of OCD's asbestos liability; and (6) any claims as to the amount, validity, enforceability, priority or avoidability of any intercompany transfers.

"INTER-CREDITOR ISSUES ORDER" means the order of the Bankruptcy Court, dated March 18, 2002, which established a schedule for addressing the resolution of Inter-Creditor Issues.

"INTER-CREDITOR PROJECT" means the Debtors' voluntary production of a documentary record designed to be a compilation of relevant documents that would be useful in reviewing and investigating each Debtor or Subsidiary Guarantor's corporate history, major creditor relationships, and significant cash and value transfers in connection with the analysis of the Inter-Creditor Issues.

"INVESTMENT PROCEEDS" means any investment income from the funds in settlement accounts maintained by B&B pursuant to a certain settlement agreement between OCD, Fibreboard and B&B which required OCD and Fibreboard to pay Administrative Deposits into such settlement accounts.

"LAZARD" means Lazard Freres & Co. LLC, the investment banker and financial advisor to the Debtors.

"LIQUIDATED SITES" means the existing known sites at which waste materials of the Debtors were disposed before the Petition Date, for which the draft Environmental Settlement Agreement between the Debtors and the EPA quantifies liability as Pre-petition Claims, with respect to some of which the EPA would have an Allowed Class 6 Claim.

"LIQUIDATION ANALYSIS" means the analysis prepared by Lazard and attached to the Disclosure Statement as Appendix C, subject in all respects to the assumptions set forth in Appendix D attached to the Disclosure Statement, describing the value that would be received by holders of Allowed Claims in Classes 3, 4, 5, 6, 7, 8 and 9 if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code as of the Effective Date.

"MEDIATOR" means Professor Francis E. McGovern, appointed as mediator for certain purposes by the Bankruptcy Court, effective May 1, 2002, and appointed as mediator pursuant to the Case Management Order for the Bank Holders Action and Substantive Consolidation Motion.

"MERGED PLAN" means the Owens Corning Merged Retirement Plan.

"NOLS" means net operating losses.

"NON-NSP AGREEMENT" means an agreement, other than an NSP Agreement, between one or more of the Debtors and one or more holders or representatives of Asbestos Personal Injury Claims.

"NON-UNITED STATES PERSON" is any person or entity that is not a United States Person.

"OC AND FIBREBOARD RESIDUAL BALANCE" means the principal balance remaining in the B&B settlement account, after deducting the Qualifying OC and Fibreboard Balance.

"OCFT" means Owens-Corning Fiberglas Technology Inc.

"OCIL" means Owens-Corning (India) Limited.

"PACIFIC" means Pacific Indemnity Company.

"PARTICIPATING LENDERS" means those Bank Holders that executed the Standstill Agreement.

"PARTICIPATING PARTIES" means those parties who, having entered into a confidentiality agreement with the Company to assure the protection of privileged and confidential material included in the production of documents to the Information Depository, were provided access to the materials in the Information Depository.

"PBGC" means the Pension Benefit Guaranty Corporation, an agency of the United States.

"PLANT" means Plant Insulation Company.

"PLANT MOTION" means the motion, filed by Plant on September 28, 2001, for an order appointing a disinterested examiner to conduct an examination of Fibreboard, including an investigation as to whether Fibreboard assets were diverted to pay OCD debts.

"PRE-PETITION AGENT" means Credit Suisse First Boston, the agent for the Bank Holders under the 1997 Credit Agreement.

"PROFESSIONAL FEE CLAIMS" means those final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise, as described in Section VII.K.5 of the Disclosure Statement and Section 14.1 of the Plan.

"PRP" means a Potentially Responsible Party, as such term is defined in the Superfund.

"QUALIFYING OC AND FIBREBOARD BALANCE" means the principal balance of the settlement payments made by OCD and Fibreboard to B&B, representing amounts due to the Qualifying OC and Fibreboard Plaintiffs under a certain settlement agreement between OCD, Fibreboard and B&B.

"QUALIFYING OC AND FIBREBOARD PLAINTIFFS" means those plaintiffs under the NSP who received written notice of approval for payment from OCD or Fibreboard prior to the Petition Date pursuant to a certain settlement agreement between OCD, Fibreboard and B&B, and who received payment of the first installment of their settlement prior to the Petition Date.

"REVOLVING LOAN FACILITY" means the Loan Facility Agreement, dated March 12, 1998, among the China Lenders, Owens Corning (China) Investment Company, Ltd., Owens-Corning (Guangzhou) Fiberglas Co., Ltd., Owens-Corning (Shanghai) Fiberglas Co., Ltd., as borrowers, and OCD as guarantor.

"SCB" means Standard Chartered Bank, the agent and coordinating arranger for the Revolving Loan Facility.

"SEC" means the United States Securities and Exchange Commission.

"SETOFF MOTION" means the motion filed in the Bankruptcy Court by the Bank Holders on February 15, 2002, entitled Motion of Credit Suisse First Boston, as Agent, for an Order Modifying the Automatic Stay to Permit Setoff of Frozen Funds, whereby the Bank Holders requested relief from the automatic stay to exercise setoff rights against 22 frozen bank accounts of certain Debtors and Non-Debtor Subsidiaries, totaling approximately $35 million.

"SITE PARTICIPATION AGREEMENT" means the pre-petition agreement pursuant to which the Debtors were obligated for a percentage of the environmental clean-up costs incurred by the Holliday Remediation Task Force at the Doepke-Holliday disposal site in Johnson County, Kansas.

"SOLICITATION PERIOD" means the period during which the Debtors have the exclusive right to solicit and obtain acceptances of a plan of reorganization filed by the Debtors during the Exclusive Period under Section 1121(c) of the Bankruptcy Code.

"SPECIAL VOTING AGENT" means Innisfree M&A Incorporated, whom the Debtors have sought to retain to address notice issues related to securities.

"STANDSTILL ADVERSARY PROCEEDING" means the adversary proceeding commenced by the Debtors on the Petition Date in the Bankruptcy Court against the Bank Holders (entitled Owens Corning, et al. v. Credit Suisse First Boston, et al., Adv. Proc. No. A-00-1575) to enjoin the Bank Holders from, among other things, exercising certain rights and remedies under the 1997 Credit Agreement.

"STANDSTILL AGREEMENT" means that certain Standstill and Waiver Agreement entered into among the Debtors, certain Non-Debtor Subsidiaries and the Bank Holders party to the 1997 Credit Agreement.

"STANDSTILL AMENDMENT" means the Stipulation and Order to Amend the Standstill and Waiver Agreement, approved by the Bankruptcy Court on November 25, 2002, which amended the Standstill Agreement.

"STANDSTILL ORDER" means the order of the Bankruptcy Court, dated June 19, 2001, which, among other things, authorized the Debtors to enter into the Standstill Agreement and dismissed, without prejudice, the Standstill Adversary Proceeding.

"SUBSIDIARY GUARANTEES" means the obligations that were incurred by the Subsidiary Guarantors under the 1997 Credit Agreement.

"SUBSIDIARY GUARANTORS" means the Subsidiaries of OCD that guaranteed the obligations under the 1997 Credit Agreement.

"SUBSTANTIVE CONSOLIDATION MOTION" means the Debtors' Motion for Approval of Substantive Consolidation as Part of Proposed Chapter 11 Plan of
Reorganization, which was filed on January 17, 2003.

"SUPERFUND" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as the Superfund Act, 42 U.S.C. ss. 9601 et seq.

"TAX ATTRIBUTES" means, collectively, NOLs, general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer's assets and foreign tax credit tax carryforwards.

"TREASURY REGULATIONS" means those certain proposed, temporary and final regulations promulgated by the U.S. Treasury Department under the IRC.

"UNSECURED COMMITTEE MOTION" means the motion filed by the Unsecured Creditors' Committee on September 10, 2002, for an order authorizing it to commence certain avoidance actions on behalf of the Debtors' Estates.

"UNITED STATES PERSON" means, for purposes of federal income tax consequences to Claim holders, any person or entity (1) who is a citizen or resident of the United States, (2) that is a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (3) that is an estate, the income of which is subject to United States federal income taxation regardless of its source or (4) that is a trust (a) the administration over which a United States person can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control; or (b) that has elected to be treated as a United States Person for United States federal income tax purposes.

"VOTING AGENT" means Robert L. Berger & Associates, L.L.C., appointed by the Bankruptcy Court pursuant to 28 U.S.C. ss. 156(c).

"W&K" means Waters & Kraus, LLP, a law firm participating in the NSP, which filed a response in opposition to the Unsecured Committee Motion.

                                   APPENDIX B

        PRO FORMA FINANCIAL PROJECTIONS AND REORGANIZATION BALANCE SHEET

                                   APPENDIX B

                      PROJECTED FINANCIAL INFORMATION(1)

                             OWENS CORNING, ET. AL.

         The Debtors believe that the Plan meets the Bankruptcy Code's feasibility requirement that Plan confirmation is not likely to be followed by liquidation, or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of the Plan, and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. Management, with Lazard's assistance, developed and refined a business plan and prepared financial projections (the "Projections") for the calendar years ending December 31, 2003 through 2005 (the "Projection Period").

         The Debtors do not, as a matter of course, publish their business plans and strategies or projections, anticipated financial position or results of operations. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or Interests after the Confirmation Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public.

         In connection with the planning and development of the Plan, the Projections were prepared by the Debtors, with Lazard's assistance, to present the anticipated impact of the Plan. The Projections assume that the Plan will be implemented in accordance with its stated terms. The Projections are based on forecasts of key economic variables and may be significantly affected by changes in the competitive environment, the Company's ability to create the efficiency gains it is forecasting, and a variety of other factors. Accordingly, the estimates and assumptions underlying the Projections are inherently uncertain and are subject to significant business, economic and competitive uncertainties. Therefore, such Projections, estimates and assumptions are not necessarily indicative of current values or future performance, which may be significantly less favorable or more favorable than as set forth. The Projections included herein were prepared in June 2003.

         The projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below and with the audited consolidated financial statements for the fiscal year ended December 31, 2002, contained in the 2002 Form 10-K, and with Owens Corning's first quarter 2003 Form 10-Q. The Forms 10-K and 10-Q are available free of charge from Owens Corning's website, www.owenscorning.com.

         ALTHOUGH EVERY REASONABLE EFFORT WAS MADE TO BE ACCURATE, THE PROJECTIONS ARE ONLY AN ESTIMATE, AND ACTUAL RESULTS MAY VARY CONSIDERABLY FROM THE PROJECTIONS. IN ADDITION, THE UNCERTAINTIES WHICH ARE INHERENT IN THE PROJECTIONS INCREASE FOR LATER YEARS IN THE PROJECTION PERIOD, DUE TO INCREASED DIFFICULTY ASSOCIATED WITH FORECASTING LEVELS OF ECONOMIC ACTIVITY AND PERFORMANCE AT MORE DISTANT POINTS IN THE FUTURE. CONSEQUENTLY, THE PROJECTED INFORMATION INCLUDED HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE DEBTORS, THE DEBTORS' ADVISORS, OR ANY OTHER PERSON THAT THE DEBTORS WILL ACHIEVE THE PROJECTED RESULTS. ALTHOUGH EVERY EFFORT WAS MADE TO PREPARE THE PROJECTIONS IN COMPLIANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY THE DEBTORS' INDEPENDENT CERTIFIED ACCOUNTANTS. CREDITORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FOLLOWING PROJECTIONS IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

-----------------

1 Any capitalized term used but not defined in this Exhibit "B" will have the meaning ascribed to such term in the Plan.

1.       Pro Forma Projected Balance Sheet (Unaudited) (a)
         (As of December 31, 2003)

OWENS CORNING AND SUBSIDIARIES                                            REORGANIZATION ADJUSTMENTS
                                                                         ------------------------------
($ in millions)                                            ESTIMATED                                       PRO FORMA
                                                           PRE-REORG                        "FRESH        REORGANIZED
                                                            BALANCE          REORG          START"          BALANCE
                                                             SHEET            ADJ.           ADJ.            SHEET
                                                         --------------- --------------  --------------  ---------------
ASSETS:

Cash and equivalents..............................       $     792       $    (412)   (b)        -       $     380
Accounts receivable, net..........................             487               -               -             487
Inventories.......................................             358               -             150    (l)      508
Other current assets..............................              23               -               -              23
                                                         --------------- --------------  --------------  ---------------
    TOTAL CURRENT ASSETS                                     1,660            (412)            150           1,398

Property, plant and equipment, net................           1,986               -             250    (m)    2,236
Goodwill..........................................             133               -            (133)   (n)        -
Intangible assets.................................              16               -               -    (n)       16
Excess reorganization value.......................               -               -             914    (n)      914
Debt issuance costs...............................               1               5    (c)        -               6
Fibreboard trust and restricted cash..............           1,399          (1,399)   (d)        -               -
OC restricted cash and insurance escrow...........             170            (170)   (e)        -               -
Deferred tax assets...............................           1,291               -            (984)   (o)      307
Other non-current assets..........................             266               -             (28)   (p)      238
                                                         --------------- --------------  --------------  ---------------
     TOTAL ASSETS                                        $   6,922       $  (1,976)      $     170       $   5,116
                                                         =============== ==============  ==============  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable..................................       $     294               -               -       $     294
Accrued liabilities...............................             352               -               -             352
New debt - current portion........................               -              23    (f)        -              23
Existing debt - short term and current portion....              95             (74)   (g)        -              21
Chapter 11 liabilities............................              63             (63)   (h)        -               -
                                                         --------------- --------------  --------------  ---------------
     TOTAL CURRENT LIABILITIES                                 804            (114)              -             690

New debt..........................................               -           1,374    (f)        -           1,374
Existing debt.....................................              82               -    (g)        -              82
Liabilities subject to compromise.................           9,272          (9,272)   (i)        -               -
                                                         --------------- --------------  --------------  ---------------
     TOTAL LONG TERM DEBT                                    9,354          (7,898)              -           1,456

Pension plan liabilities..........................             306               -               -             306
Post-retirement benefit liabilities...............             398               -             135    (q)      533
Other non-current liabilities.....................             131               -               -             131
                                                         --------------- --------------  --------------  ---------------
     TOTAL LIABILITIES                                      10,993          (8,013)            135           3,116

Monthly income preferred securities (MIPS)........             200            (200)   (j)        -               -

Shareholders' equity..............................          (4,271)          6,236    (k)       35    (k)    2,000
                                                         --------------- --------------  --------------  ---------------
     TOTAL LIAB. AND SHAREHOLDERS' EQUITY                $   6,922       $  (1,976)      $     170       $   5,116
                                                         =============== ==============  ==============  ===============

                   NOTES TO PRO FORMA PROJECTED BALANCE SHEET

a.       The pro forma balance sheet adjustments contained herein account for
         (i) the reorganization and related transactions pursuant to the Plan of Reorganization, and (ii) the implementation of "fresh start" accounting pursuant to Statement of Position 90-7 ("SOP 90-7") as issued by the American Institute of Certified Public Accountants (the "AICPA"). The fresh start adjustments are based on an estimated Reorganized Owens Corning equity value of $2.0 billion as more fully described in the Disclosure Statement (see Section XIV.E - Valuation of the Reorganized Debtors). Under SOP 90-7, reorganization value is generally allocated first to tangible assets, then to identifiable intangible assets, and lastly to excess reorganization value. Please note that although management has followed the principles of fresh start accounting, the actual adjustments will be determined at a later date and may be materially different from those presented herein upon completion of the required asset appraisals.

b. The Company's cash and cash equivalents reflects the use of $412 million to implement the Plan of Reorganization. This amount includes
         (i) $372 million to be distributed pursuant to the Plan, (ii) an estimated $5 million for the Exit Facility fees, and (iii) $35 million for employee retention and emergence payments previously approved by the Court. The balance of $380 million at the Effective Date will be used to fund working capital requirements (estimated to be up to $200 million during the first and second quarters, consistent with historical requirements) and to fund an anticipated $177 million pension plan payment in September 2004.

c. The Company is projected to incur estimated debt issuance costs of $5 million related to the Exit Facility which will replace the existing debtor-in-possession financing.

d. The Fibreboard Insurance Settlement Trust and Fibreboard Restricted Cash will be transferred to the Asbestos Personal Injury Trust or otherwise distributed pursuant to the Plan.

e. The OCD Restricted Cash and the OCD Insurance Escrow will be transferred to the Asbestos Personal Injury Trust or otherwise distributed pursuant to the Plan.

f. Approximately $1.4 billion of new debt will be issued pursuant to the Plan. It is anticipated that new debt will include Senior Notes (in one or more series - to be determined) less the aggregate principal amount of the debt issued to the IRS for their Allowed Priority Tax Claim. In addition, it is anticipated that the Debtors will obtain an Exit Facility as of the Effective Date (no amounts are projected to be outstanding at emergence or at year-end during the projection period other than letters of credit).

g. Existing debt includes debt owed primarily by Non-Debtor Foreign Subsidiaries including consolidated joint ventures. A portion of the existing debt will be discharged pursuant to the Plan.

h. This adjustment reflects payment of Chapter 11 related accrued expenses pursuant to the Plan, including professional fees ($28 million) and employee retention and emergence bonuses ($35 million) previously approved by the Court.

i. The Debtors liabilities subject to compromise, including the asbestos related liabilities, will be eliminated at emergence pursuant to the Plan's discharge, channeling injunction, and other injunction provisions. For purposes of these projections, the liabilities subject to compromise related to asbestos liabilities reflects the Debtors current reserve amount of $5.874 billion (for both Owens Corning and Fibreboard). It is currently anticipated that the asbestos liability will be determined as a result of negotiations involving the various asbestos and creditor constituencies or, if necessary, the Bankruptcy Court or District Court. At this time, it is not possible to predict the outcome of these negotiations. Given the nature of the Chapter 11 proceedings, the asbestos liability ultimately established in the Chapter 11 proceedings may be higher or lower than the Company's reserve (see Section IV.D.1 and 2 for additional information on the asbestos liability and related reserve).

j. The Debtors' Monthly Income Preferred Securities (MIPS) will be discharged at emergence pursuant to the Plan.

k. The increase in shareholders' equity reflects the gain from the cancellation of indebtedness pursuant to the Plan. New Common Stock of Reorganized Owens Corning will be issued with an estimated value of $2.0 billion, prior to dilution for any options issued to management. The existing Owens Corning Common Stock will be cancelled pursuant to the Plan.

l. In adjusting the balance sheet accounts to fair market value in accordance with SOP 90-7, the Company's preliminary estimate indicates that Inventories should be increased by $150 million to approximate fair market value.

m. In adjusting the balance sheet accounts to fair market value in accordance with SOP 90-7, the Company's preliminary estimate indicates that PP&E should be increased by $250 million to approximate fair market value. The Company estimates that this adjustment will result in a $20 million annual increase in depreciation expense. The actual fresh start adjustment to PP&E will be determined at a later date following the completion of asset appraisals.

n. In accordance with SOP 90-7, existing goodwill is eliminated and excess reorganization value is recorded for amounts in excess of value allocable to identifiable assets. It is likely that a portion of excess reorganization value will be allocated to intangible assets following an appraisal of the Company's intangible assets.

o. As described more fully in Section XIII entitled "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN," it is expected that Reorganized OC will receive tax deductions for cash and the value of stock distributed to the Asbestos Personal Injury Trust upon such distribution. With respect to debt securities distributed to the Asbestos Personal Injury Trust, tax deductions are taken as the debt securities are repaid. These tax deductions may result in tax net operating loss carryovers ("NOLs"). The NOL carryovers may be reduced by the amount of debt cancellation (excluding asbestos liabilities) including certain other pre-petition liabilities cancelled in the reorganization. Based upon numerous assumptions, the Debtors estimate that Reorganized OC will have deferred tax assets of approximately $307 million at emergence.

p. Based on a fiscal year-end 2002 actuarial valuation, a $135 million adjustment is required to record post-retirement benefits liability at fair value, in accordance with SOP 90-7.

2.       Projected Statements of Operations (Unaudited)


OWENS CORNING AND SUBSIDIARIES                                                             PROJECTED
                                                                                FISCAL YEAR ENDED DECEMBER 31,
                                                                       --------------------------------------------------
($ in millions)
                                                                           2003             2004               2005
                                                                       -------------    --------------    ---------------

Net sales...................................................           $     5,051      $     5,123       $     5,461
Cost of sales...............................................                 4,139            4,159             4,384
Other cost of sales.........................................                    27               44                 -
                                                                       -------------    --------------    ---------------
    GROSS PROFIT                                                               885              920             1,077

Marketing and administrative expenses.......................                   473              461               492
Science and technology expenses.............................                    44               43                44
Chapter 11 reorganization items.............................                   103               15                 -
Restructuring costs ........................................                     2                -                 -
Provision for asbestos claims...............................                     -                -                 -
Other expenses..............................................                     5               10                10
                                                                       -------------    --------------    ---------------
    INCOME FROM OPERATIONS                                                     258              391               530

Cost of borrowed funds, net.................................                    17               90                85
                                                                       -------------    --------------    ---------------
    INCOME BEFORE TAXES                                                        241              301               445

Income tax expense .........................................                   103              121               178
                                                                       -------------    --------------    ---------------
    INCOME AFTER TAXES                                                         138              180               267

Minority interest ..........................................                    (6)              (3)               (3)
Equity in net income (loss) of affiliates...................                    (2)              (2)               (2)
                                                                       -------------    --------------    ---------------
    NET INCOME (A)                                                     $       130      $       176       $       263
                                                                       -------------    --------------    ---------------


MEMO:

    INCOME FROM OPERATIONS                                                     258              391               530
Plus: Other cost of sales...................................                    27               44                 -
Plus: Chapter 11 reorganization items.......................                   103               15                 -
Plus: Restructuring costs...................................                     2                -                 -
                                                                       -------------    --------------    ---------------
    ADJUSTED INCOME FROM OPERATIONS (b)                                        390              450               530
Plus: Depreciation and amortization.........................                   209              241               249
                                                                       -------------    --------------    ---------------
    ADJUSTED EBITDA (c)                                                $       599      $       691       $       779
                                                                       -------------    --------------    ---------------

(a) Net income for 2003 before gain on debt discharge

(b) Adjusted to exclude non-recurring items (see attached assumptions)

(c) Earnings before interest, taxes, depreciation and amortization

3.       Projected Balance Sheets (Unaudited)

OWENS CORNING AND SUBSIDIARIES                                                     PROJECTED
                                                                         FISCAL YEAR ENDED DECEMBER 31
                                                              ----------------------------------------------------
($ in millions)                                                    2003*              2004             2005

ASSETS:

Cash and equivalents..............................            $     380          $     470        $     704
Accounts receivable, net..........................                  487                478              509
Inventories.......................................                  508                489              521
Other current assets..............................                   23                 23               23
                                                              ----------------   ---------------  ----------------
    TOTAL CURRENT ASSETS                                          1,398              1,461            1,757

Property, plant and equipment, net................                2,236              2,218            2,198
Intangible assets.................................                   16                 16               16
Excess reorganization value.......................                  914                914              914
Debt issuance costs...............................                    6                  5                3
Deferred tax assets...............................                  307                306              295
Other non-current assets..........................                  238                241              257
                                                              ----------------   ---------------  ----------------
     TOTAL ASSETS                                             $   5,116          $   5,161        $   5,441
                                                              ================   ===============  ================

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable..................................            $     294          $     292        $     310
Accrued liabilities...............................                  352                344              336
New debt - current portion........................                   23                 23               23
Existing debt - current portion...................                   21                 33               16
                                                              ----------------   ---------------  ----------------
     TOTAL CURRENT LIABILITIES                                      690                692              685

New debt..........................................                1,374              1,351            1,328
Existing debt.....................................                   82                 56               55
                                                              ----------------   ---------------  ----------------
     TOTAL DEBT                                                   1,456              1,407            1,383

Pension plan liabilities..........................                  306                189              198
Post-retirement benefit liabilities...............                  533                565              597
Other non-current liabilities.....................                  131                133              141
                                                              ----------------   ---------------  ----------------
     TOTAL LIABILITIES                                            3,116              2,985            3,003

Shareholders' equity..............................                2,000              2,176            2,438
                                                              ----------------   ---------------  ----------------
     TOTAL LIAB. AND SHAREHOLDERS' EQUITY                     $   5,116          $   5,161        $   5,441
                                                              ================   ===============  ================

*  Estimated post-reorganization balance sheet

4.       Projected Statements of Cash Flow (Unaudited)

OWENS CORNING AND SUBSIDIARIES                                             PROJECTED
                                                                FISCAL YEAR ENDED DECEMBER 31,

($ in millions)                                                      2004               2005
                                                                     ----               ----
    CASH FLOWS FROM OPERATING ACTIVITIES

Net income............................................          $     176          $      263

Depreciation and amortization ........................                241                 249
Deferred income taxes ................................                  1                  11

(Increase) decrease in receivables....................                  9                 (31)
(Increase) decrease in inventories....................                 19                 (31)
Increase (decrease) in accounts payable...............                 (2)                 18
Increase (decrease) in accrued liabilities............                 (8)                 (8)
(Increase) decrease in other non-current assets.......                 (3)                (16)
Increase (decrease) in other non-current liabilities..                  2                   9
Pension fund contribution.............................               (177)                (51)
Increase in pension plan liabilities..................                 60                  60
Increase (decrease) in post-retirement benefit liabilities             32                  32
Other.................................................                  1                   1
                                                                ---------------    ----------------
    NET CASH FLOW PROVIDED (USED BY) OPERATING ACTIVITIES             350                 505

    CASH FLOWS FROM INVESTING ACTIVITIES

Capital expenditures..................................               (222)               (230)
                                                                ---------------    ----------------
    NET CASH FLOW PROVIDED (USED BY) INVESTING ACTIVITIES            (222)               (230)

    CASH FLOWS FROM FINANCING ACTIVITIES

New debt..............................................                (23)                (23)
Existing debt.........................................                (14)                (18)
                                                                ---------------    ----------------
    NET CASH FLOW PROVIDED (USED BY) FINANCING ACTIVITIES             (37)                (41)

    BEGINNING CASH AND CASH EQUIVALENTS BALANCE                       380                 470
Net increase in cash..................................                 90                 234
                                                                ---------------    ----------------
    ENDING CASH AND EQUIVALENTS BALANCE                         $     470          $      704
                                                                ---------------    ----------------

                      ASSUMPTIONS TO FINANCIAL PROJECTIONS

PROJECTIONS

         The Debtors, with Lazard's assistance, prepared the attached projected consolidated financial results (the "Projections") for the three years ending December 31, 2003, December 31, 2004 and December 31, 2005. The Projections are based on a number of assumptions made by management with respect to the future performance of the Company's various lines of business. The Projections should be reviewed in conjunction with a review of these assumptions, including the qualifications and footnotes, set forth herein. While management has prepared the Projections in good faith and believes the assumptions to be reasonable, it is important to note that the Debtors can provide no assurance that such assumptions will be realized. As outlined in Section XV, a variety of risk factors could affect the Company's financial results and must be considered.

         The following summarizes the underlying assumptions behind the Projections.

KEY ASSUMPTIONS

A.       GENERAL

1. Methodology. The Projections were prepared using a "bottoms-up" methodology. Management prepared operating forecasts for each of 23 distinct operating segments, which were then combined into four primary business lines (Insulating Systems, Composite Solutions, Exterior Systems, and Siding Solutions).

2. Plan Consummation. The operating assumptions assume the Plan will be confirmed and consummated by the end of 2003. The "fresh start" accounting adjustments are more specifically based on an emergence as of December 31, 2003.

3. Macroeconomic and Industry Environment. The Projections reflect a cyclical improvement in the overall economic environment over the projected period on a basis consistent with historical ranges in the building products and composites business cycles.

B.       PROJECTED STATEMENTS OF OPERATIONS

1. Revenues. Consolidated revenues are projected to increase by 1.4% to $5.123 billion in 2004, and increase by 6.6% to $5.461 billion in 2005. The solid revenue growth in 2005 reflects improvement in business conditions for both building products and composites.

      o Composite Solutions revenues are forecasted to increase by 0.4% in 2004 and increase by 6.9% in 2005.

      o Exterior Systems revenues are projected to decrease by 1.9% in 2004 and increase by 7.1% in 2005

      o Insulating Systems revenues are projected to increase by 0.6% in 2004 and increase by 5.0% in 2005.

      o Siding Solutions revenues are projected to increase by 13.7% in 2004 and 4.8% in 2005.

2. Other Cost of Sales. During 2003, the Company recorded a $27 million charge to cost of sales related to the write-down of two groups of assets in the Building Materials segment to net realizable value. As part of the fresh start adjustments, manufacturing profit in finished goods inventory will be adjusted to fair value. During fiscal 2004, disposal of this inventory is projected to increase cost of sales by approximately $44 million. For purposes of these financial projections, these expenses have been described as other cost of sales to highlight the one-time nature of the expense

3. Gross Margin. Gross margin is projected to improve from 17.5% in 2003, to 18.0% in 2004 and to 19.7% in 2005. Excluding the non-recurring items in "Other Cost of Sales", gross margin would be projected to improve from 18.1% in 2003, to 18.8% in 2004 and to 19.7% in 2005.
         Gross margin improvement is driven by efficiency improvements throughout the Company, particularly in the Composite Solutions business. Technology transfers among Company plants and the shifting of production to low cost locations are the primary drivers of this projected improvement in efficiency.

4. Depreciation. Depreciation is projected based on estimates of useful life of the Company's PP&E. In adjusting the balance sheet accounts to fair market value in accordance with SOP 90-7, the Company's preliminary analysis indicates that PP&E should be increased by $250 million. The Company estimates that this adjustment will result in a $20 million annual increase in depreciation expense which is included in the 2004 and 2005 depreciation expense.

5. Marketing and Administrative Expenses. Marketing and administration expenses are projected to decline from 9.4% of revenues in 2003 to 9.0% in 2004 and 2005. This improvement reflects continued cost-cutting initiatives and efficiency improvements.

6. Chapter 11 Reorganization Items. Restructuring costs of $103 million in 2003 consist primarily of costs relating to professional fees and employee retention programs. An estimated $15 million of restructuring costs are forecast during 2004.

7. Provision for Asbestos Claims. For purposes of these projections, the liabilities subject to compromise related to asbestos liabilities reflects the Debtors current reserve amount of $5.874 billion (for both Owens Corning and Fibreboard). It is currently anticipated that the asbestos liability will be determined as a result of negotiations involving the various asbestos and creditor constituencies or, if necessary, the Bankruptcy Court. At this time, it is not possible to predict the outcome of these negotiations. Given the nature of the Chapter 11 proceedings, the asbestos liability ultimately established in the Chapter 11 proceedings may be higher or lower than the Company's reserve. In the event that the asbestos liability were to be determined to be larger than the reserve amount, the Debtors would be required to record a charge in the amount by which the asbestos liability exceeds the reserve (see Section IV.D.1 and 2 for additional information on the asbestos liability and related reserve).

8. Cost of Borrowed Funds, Net. Reflects interest expense on (i) the Company's New Senior Notes assuming a blended rate of 6.5% per annum, and (ii) on the existing indebtedness of non-debtor subsidiaries and joint ventures at a blended rate of 7.5% per annum. Cost of borrowed funds is shown net of interest income assuming a rate of 1.5% per annum.

9. Income Tax Expense. Income tax expense assumes a 40% effective rate and includes a statutory federal income tax rate of 35% and an additional 5% due primarily to foreign and state income taxes.

C.       PROJECTED BALANCE SHEETS

1. Cash. For purposes of these projections, increases in cash are not used to prepay Reorganized Owens Corning's indebtedness.

2. Property, Plant and Equipment. Capital expenditures during 2003 included approximately $84 million related to the restructuring of the Company's leases with respect to its corporate headquarters. Capital expenditures are projected to remain relatively constant at $222 million in 2004 and $230 million in 2005.

3. Deferred Tax Assets. As described more fully in Section XIII of the Disclosure Statement, entitled "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN," it is expected that Reorganized OC will receive tax deductions for cash and the value of stock distributed to the Asbestos Personal Injury Trust upon such distribution. With respect to debt securities distributed to the Asbestos Personal Injury Trust, tax deductions are taken as the debt securities are repaid. These tax deductions may result in tax net operating loss carryovers ("NOLs"). The NOL carryovers may be reduced by the amount of debt cancellation (excluding asbestos liabilities) including certain other pre-petition liabilities cancelled in the reorganization. Based upon numerous assumptions (including the ultimate asbestos related claims, the ultimate recovery of unsecured creditors, the form of consideration received by the Asbestos Personal Injury Trust, etc.), the Debtors estimate that Reorganized OC will have NOL carryovers between $200 million and $500 million available following the year after emergence (after reduction for cancellation of indebtedness). For purposes of these financial projections, the Debtors have assumed that Reorganized OC's NOLs will be subject to the limitations imposed by Section 382 of the Internal Revenue Code (see Section XIII). Accordingly, the Debtors have assumed that $87 million of NOLs are available annually through expiration to reduce taxable income. Based upon a 40% income tax rate, the usage of NOLs result in a decrease in deferred tax assets of approximately $35 million in 2004 and 2005.

4. New Debt. Approximately $1.4 billion of new debt will be issued pursuant to the Plan. It is anticipated that new debt will include Senior Notes (in one or more series - to be determined) less the aggregate principal amount of the debt issued to the IRS for their Allowed Priority Tax Claim. The Tax Notes will be repaid in annual installments over a six-year period.

5. Pension Plan Liabilities. Pension plan liabilities are projected to decrease from $500 million in 2002 to $306 million in 2003, to $189 million in 2004, and to increase to $198 million in 2005. The decrease in pension plan liability is related to the Company's expected pension plan contributions of $250 million in 2003, $177 million in 2004 and $51 million in 2005. Offsetting these contributions are projected annual pension expenses of $56 million in 2003, $60 million in 2004 and $60 million in 2005.

6. Post-Retirement Benefit Liabilities. Post-retirement liabilities are projected to increase by approximately $32 million annually from 2003 through 2005.

                                   APPENDIX C

                              LIQUIDATION ANALYSIS

                                   APPENDIX C

                              LIQUIDATION ANALYSIS

         Pursuant to section 1129(a)(7) of the Bankruptcy Code (often called the "Best Interests Test"), each holder of an impaired Claim or Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan's Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors' assets in chapter 7. For purposes of this liquidation analysis, the value of the Non-Debtor Subsidiaries is included in the value of the operating businesses, as described below. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the commencement of their chapter 7 cases. Such amount then would be reduced by the costs and expenses of the liquidation. Prior to determining whether the Best Interests Test has been met, further reductions would be required to reflect amounts to satisfy secured, Administrative, Tax, and Priority Claims that are senior to General Unsecured Claims, including any incremental Administrative Claims that may result from the termination of the Debtors' business and the liquidation of their assets. Any remaining cash would be available for distribution to general unsecured creditors and shareholders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

         The Liquidation Analysis below reflects the estimated cash proceeds, net of liquidation-related costs that would be available to the Debtors' creditors if they were to be liquidated in chapter 7 cases. Underlying the Liquidation Analysis are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by management and Lazard, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Company and its management. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS (TOGETHER WITH THE NON-DEBTOR SUBSIDIARIES) WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS WOULD BE LIKELY TO VARY MATERIALLY FROM THOSE SHOWN HERE.

         The Liquidation Analysis was prepared by Lazard with the assistance of management and the Debtors' other advisors, and assumes that the Debtors cases would convert to chapter 7 as of December 31, 2003. The Liquidation Analysis also assumes that the liquidation of the Debtors would commence under the direction of a Court-appointed chapter 7 trustee and continue for 24 months, during which time all of the Company's major assets would be sold and the cash proceeds, net of liquidation-related costs, would be distributed to creditors.

         The following Liquidation Analysis should be read in conjunction with the accompanying notes.

         IMPORTANT CONSIDERATIONS AND ASSUMPTIONS

         1. Substantive consolidation of the Debtors. For purposes of the Plan (See Section VII (B) of the Disclosure Statement), the Liquidation Analysis has been prepared assuming the substantive consolidation of the various Debtors. The assets and liabilities of each of the Debtors (but not the Fibreboard Insurance Settlement Trust) are treated for this analysis as if they were merged.

         2. Treatment of the Non-Debtor Subsidiaries. For purposes of the Plan, the Liquidation Analysis has been prepared assuming that certain of the Non-Debtor Subsidiaries (IPM, Vytec Corp., and Owens-Corning Fiberglas Sweden Inc.) file for relief under chapter 11 of the Bankruptcy Code, and their cases are converted to chapter 7. Accordingly, the assets and liabilities of each of these Non-Debtor Subsidiaries are treated for this analysis as if they were merged with the Debtors. More specifically, IPM is a Delaware holding company that owns the common stock of a substantial portion of the foreign Non-Debtor Subsidiaries with manufacturing operations. For purposes of this Liquidation Analysis, the value attributable to the foreign Non-Debtor Subsidiaries was assumed to reside with the Debtors.

         3. Distressed sale of the Debtors as a bulk sale. Unlike the typical company in chapter 7, the Debtors are profitable enterprises with significant liquidity resources. For the year ended December 31, 2002, the Debtors (collectively, excluding the Non-Debtors) generated $226 million of EBITDA (earnings before interest, taxes, depreciation and amortization - also excludes restructuring expenses and asbestos charges) and had unrestricted cash of approximately $622 million. A traditional liquidation of the Debtors, assuming a cessation of operations, would be unprecedented and would destroy value that would otherwise be available to creditors.

         For purposes of the Liquidation Analysis, Lazard assumed that the chapter 7 trustee would seek to maximize the liquidation value of the Debtors' estates through one or more bulk sales of the Debtors' assets. Under this assumption, operations would continue and the chapter 7 Trustee would likely capture some "going-concern" value in excess of the liquidation value of the Debtors' assets on a stand-alone basis. Lazard assumed that the assets would be marketed and sold within a period of six months.

         The conversion of these cases to chapter 7 and the forced sale of the Debtors' assets in one or more bulk sales by the chapter 7 trustee would likely result in the Debtors' and Non-Debtors' businesses being sold at a significant discount to their inherent value absent the bankruptcy proceedings. It is probable that the sudden pendency of these bulk sales would have adverse effects on employee morale, customer willingness to order goods, and vendor willingness to ship supplies and extend trade credit. The likely result would be a deterioration in near-term financial performance of the Debtors and a corresponding decline in value.

         In addition, although it is assumed that the Bankruptcy Court would enter an order that the assets would be sold "free and clear" of all asbestos liabilities, a Section 524(g) channeling injunction is only available in chapter 11 cases and there is no certainty that the purchaser(s) could be insulated from future claims. The risk of continued asbestos liabilities would be of particular concern to likely strategic purchasers who could not easily insulate themselves from future asbestos liabilities. As a result, many likely purchasers would either avoid bidding or do so at a reduced level. Consequently, it is unclear whether a chapter 7 trustee could successfully accomplish sales in the manner assumed in this liquidation analysis, which is premised on proceeds being set aside for pro rata participation to both present and future asbestos claims and an attempt by the Bankruptcy Court to impose a commensurate restriction on the right of any such claimants to pursue the purchaser(s).

         4. Execution risk of a liquidation. A liquidation of the Debtors would be unprecedented in scale and scope. The assets of the Debtors include billions of dollars worth of manufacturing assets which utilize proprietary technology and are strategically placed worldwide to create an integrated product sourcing matrix. The assets are located throughout the world, cross many national borders, and would be subject to the laws of numerous states within the United States and numerous foreign jurisdictions. Given the complexity of such an undertaking, the Debtors believe significant execution risk exists if a liquidation were actually pursued. The Debtors are not aware of any successful liquidation of similar magnitude or complexity.

         5. Wind-down costs and length of liquidation process. The Debtors have assumed that the bulk sales would be concluded within a six month period. The Debtors have also assumed that the chapter 7 Trustee would need an additional eighteen months to complete the liquidation process, resolve litigation and determine a mechanism for distributing liquidation proceeds to thousands of asbestos plaintiffs, both known and unknown. There can be no assurances that all assets would be completely liquidated during this time period.

                                 OWENS CORNING

                       HYPOTHETICAL LIQUIDATION PROCEEDS

LIQUIDATION                                                                   ________VALUE________

                                                                                 ($ IN MILLIONS)

     ASSETS                                                                    Low              High          Note

     Operating Businesses Before Distressed Sale Discount                $    3,200        $    3,600          A
     Less:  Distressed Sale Discount (33%)                                   (1,056)           (1,188)         B
           Operating Businesses, Net                                          2,144             2,412

     Plus:  Unrestricted Cash                                                   742               742          C
     Less:  Debt Obligations at Non-Debtor Subsidiaries                        (100)             (100)         D
           Liquidation Value of Assets                                        2,786             3,054

     CLAIMS AND EXPENSES PRIOR TO UNSECURED CLAIMS

     Chapter 7 Trustee Fee                                                       21                24          E
     Chapter 7 Trustee Professional Expenses                                     51                54          F
     Administrative Claims                                                       96                96          G
     Priority Tax Claims                                                        135               135          H
     Secured Claims                                                              11                11          I
                                                                               --------          ------
            Total Claims and Expenses                                           315               320
                                                                               --------          ------
           Proceeds Available to Unsecured Creditors                     $    2,471        $    2,734
                                                                         ==============    ============


RECOVERIES UNDER CHAPTER 7 LIQUIDATION

     UNSECURED CLAIMS

     Convenience Claims                                                  $        -        $        -          J
     Bank Claims                                                              1,480             1,480          K
     Bond Claims                                                              1,335             1,335          L
     General Unsecured Claims                                                   943               943          M
     OC Asbestos Personal Injury Claims                                      10,532            10,532          N
     FB Asbestos Personal Injury Claims                                       3,908             3,908          O
                                                                          ----------       ----------
         Total Unsecured Claims                                          $   18,198        $   18,198

         %Recovery to Unsecured Creditors                                        14%               15%

     EQUITY INTERESTS

         Proceeds Available to Equity Interests                          $        0        $        0          P

         %Recovery to Equity Interests                                            0%                0%



                         NOTES TO LIQUIDATION ANALYSIS

         A.       Operating Businesses Before Distressed Sale Discount

         "Operating Businesses" is defined to include all assets of the Debtors and the Non-Debtor Subsidiaries required to operate in the normal course. The value of the Operating Businesses includes the net working capital associated with the businesses. Net working capital would include the receivables, inventories, post-petition accrued expenses, and post-petition accounts payable of the Debtors and Non-Debtor Subsidiaries. It is assumed that $50 million of post-petition liabilities would not be assumed by the buyer(s) and would be treated as Administrative Claims. It is assumed that a buyer would be responsible for providing seasonal working capital financing.

         The value of the Operating Businesses was determined by Lazard in conjunction with the formulation of the Plan (See Section XIV.E entitled "Valuation of the Reorganized Debtors"). Lazard determined that the likely reorganization value of the Reorganized Debtors was between $3.2 billion and $3.6 billion (excluding value attributable to NOLs which would have no value in a liquidation). Accordingly, these values have been utilized as the low and high range of "Value of Operating Businesses Before Distressed Sale Discount".

         B.       Distressed Sale Discount

         As discussed above, the conversion of these cases to chapter 7 and the forced sale of the Debtors' assets in one or more bulk sales by the chapter 7 trustee would adversely affect the value of the Debtors' businesses. Factors adversely affecting value could include:

      o Companies sold out of bankruptcy are often sold at a discount. Buyers who would otherwise be interested in acquiring a business are often reluctant to purchase assets out of a bankruptcy estate due to a perceived taint of bankruptcy, as well as the constraints likely to be imposed by a court-supervised auction (for example, limited or no exclusivity, limitations on breakup fees and expense reimbursements, etc.). The result would be lower demand and lower prices for the Debtors' assets.

      o The conversion of these cases to chapter 7 and the pressure to convert the businesses to cash would likely necessitate a shorter marketing and due diligence period than is customary. The forced nature of the sale and expedited sale process could be expected to adversely impact value.

      o The sudden pendency of these bulk sales would have adverse effects on employee morale, customer willingness to order goods, and vendor willingness to ship supplies and extend trade credit. The likely result would be a deterioration in near-term financial performance of the Debtors and a corresponding decline in value.

      o Although it is assumed that the Bankruptcy Court would enter an order that the assets would be sold "free and clear" of all asbestos liabilities, a Section 524(g) channeling injunction is only available in chapter 11 cases and there is no certainty that the purchaser(s) could be insulated from future claims, many likely purchasers would either avoid bidding or do so at a reduced level. The risk of continued asbestos liabilities would be of particular concern to likely strategic purchasers who could not easily insulate themselves from future asbestos liabilities.

         Accordingly, for purposes of computing the hypothetical liquidation proceeds, Lazard assumed that the realized liquidation values would reflect a discount of 33% from the values that would exist in the absence of a forced sale pursuant to chapter 7. The precise discount factor to attribute to the factors described above represents Lazard's best judgment in the face of complex uncertainties and in the absence of comparables. For purposes of this analysis, Lazard assumed that the asset sale(s) would provide for proceeds to be paid to both present and future asbestos claimants and that the Bankruptcy Court would, as a result, attempt to to impose a commensurate restriction on the right of any such claimants to pursue the purchaser(s). The discounts that would result if the sales were actually made in chapter 7 would vary from business to business and, in the aggregate, could result in a discount percentage which could be larger or smaller than 33%.

         In Lazard's judgment, any liquidation which neither provided for payments to future claimants nor attempted to restrict future claimant's right to sue the purchaser for successor liability would render such sale(s) extremely more difficult and result in a much larger discount than 33%. In fact, such sale asset sale(s) would not likely generate proceeds in sufficient amount to provide a recovery for unsecured creditors approaching the recovery projected under this liquidation analysis or the Plan.

         C.       Unrestricted Cash

         Unrestricted cash is assumed to total $742 million at December 31, 2003, of which $200 million represents cash from Non-Debtor Subsidiaries. Cash held at the Non-Debtor Subsidiaries of approximately $250 million less a $50 million allowance is assumed to be distributed upstream to OC. A 20% allowance has been made for potential offsets, limitations or taxes related to the repatriation of cash held outside of the United States.

         It is assumed that during the six month liquidation period, the Debtors' operations break-even on a cash flow basis. The adverse impact of the conversion to chapter 7 and the resulting deterioration in employee morale and customer support lead to a deterioration in profitability.

         Administrative Deposits of $110 million held by law firms on behalf of Owens Corning asbestos plaintiffs are assumed to be not recoverable by the chapter 7 Trustee and reduces Class 7 claims. Administrative Deposits of $130 million held by law firms on behalf of Fibreboard asbestos plaintiffs are assumed to be not recoverable by the chapter 7 Trustee and reduces Class 8 claims. The Fibreboard Insurance Settlement Trust with funds totaling $1.262 billion is assumed to be not an asset of the Debtors' estates and is used to reduce Class 8 claims.

         D.       Debt Obligations at Non-Debtor Subsidiaries

         Approximately $100 million of debt obligations owed by foreign Non-Debtor Subsidiaries are assumed to be repaid in full prior to the sale of the assets held by these Non-Debtor Subsidiaries. Accordingly, the liquidation proceeds from the Operating Business are reduced by the $100 million of debt obligations. It is assumed that third party trade payables will be assumed by the buyer(s).

         E.       Chapter 7 Trustee Fees

         Compensation for the chapter 7 Trustee will be limited to fee guidelines in section 326 of the Bankruptcy Code. For purposes of this analysis, management has assumed trustee fees of 1.0% of the proceeds recovered from non-cash assets in the liquidation.

         F.       Chapter 7 Trustee Professional Expenses

         Compensation for the chapter 7 Trustee's counsel and other legal, accounting, and professional advice during the chapter 7 proceedings is estimated to be approximately $30 million ($3 million a month for six months, $1 million a month for six months, and $0.5 million for twelve months). In addition, it is assumed that the chapter 7 Trustee will retain investment bankers to assist with the disposition of the operating businesses. Compensation would be expected to total 1.0% of the proceeds recovered from non-cash assets.

         G.       Administrative Claims

         Administrative Claims are assumed to include (i) an estimated $46 million of professional fees and cure costs as detailed in the Plan, and (ii) an estimated $50 million of claims related to post-petition liabilities that buyer(s) might be expected to not assume pursuant to an acquisition.

         H.       Priority Tax Claims

         Priority Tax Claims are assumed to be $135 million, equal to the amount included in the Plan.

         I.       Secured Tax and Other Claims

         Secured Claims are assumed to be $11 million, equal to the amount included in the Plan.

         J.       Convenience Claims

         There are assumed to be no Convenience Claims in the chapter 7 liquidation. The $18 million of convenience claims in the Plan are assumed to be General Unsecured Claims in the event of a chapter 7 liquidation.

         K.       Bank Claims

         Bank holders are assumed to have an allowed claim of $1.480 billion in a chapter 7 liquidation, with no recovery related to their guarantees or post-petition accrued interest.

         L.       Bond Claims

         Bond holders are assumed to have an allowed claim of $1.335 billion, equal to the amount included in the Plan.

         M.       General Unsecured Claims

         General Unsecured Claimants are assumed to have an allowed claim of $943 million, including (i) $375 million of General Unsecured Claims in the chapter 11 cases, (ii) $18 million of Convenience Claims, (iii) an additional claim from the PBGC estimated at $450 million (similar to the proof of claim filed in these cases) in connection with the assumed termination of the Debtors' pension plans, and (iv) an additional claim estimated at $100 million related to the rejection of certain executory contracts and operating leases that a buyer(s) would likely be expected to not assume pursuant to an acquisition.

         N.       OC Asbestos Personal Injury Claims

         For the purpose of this liquidation analysis, the OC Asbestos Personal Injury Claimants are assumed to assert a claim of $10.7 billion. As these claimants are assumed to receive Restricted Cash of $110 million and the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets of $58 million, the net claim asserted in a chapter 7 proceeding would be $10.532 billion.

         O.       FB Asbestos Personal Injury Claims

         For the purpose of this liquidation analysis, the FB Asbestos Personal Injury Claimants are assumed to assert a claim of $5.3 billion and to receive the entire Fibreboard Insurance Settlement Trust (assumed to be $1.262 billion) and the $130 million of FB Restricted Cash. The remaining claim of $3.908 billion is assumed to be asserted as a general unsecured deficiency claim.

  Position of the Unsecured Creditors' Committee and Plan Proponents' Response

         The Unsecured Creditors' Committee contends that the liquidation analysis is not permitted to assume any payment to future asbestos claimants in a chapter 7 liquidation. According to the Unsecured Creditors' Committee, future asbestos claims are not claims under the Bankruptcy Code according to its interpretation of In re Frenville, 744 F.2d 332 (3d Cir. 1984). Under the Unsecured Creditors' Committee view, a chapter 11 trustee can only distribute to holders of "claims" and a proper liquidation analysis for purposes of
Section 1129(a)(7) of the Bankruptcy Code must proceed on the assumption that future asbestos claimants would receive no distribution or proceeds from the Debtors' liquidation. The Unsecured Creditors' Committee makes certain assumptions as to what percent of the Debtors' asbestos liabilities constitute future claims and asserts that if such claims are excluded, the recoveries to all unsecured creditors, using Lazard's assumed 33% discount upon liquidation, would exceed the payments under the Plan. Thus, the Committee asserts, the Plan fails to satisfy the "best interests test" of Section 1129(a)(7).

         The Plan Proponents and Lazard disagree with this analysis. The Frenville decision itself acknowledged that its analysis, which has been criticized outside the Third Circuit, might require an exception for mass tort cases. These issues are unsettled. Additionally, the Plan Proponents and Lazard do not understand the Unsecured Creditors' Committee's methodology for computing present and future asbestos claims. Most importantly, the Plan Proponents and Lazard do not believe that such asset sale(s) would likely generate proceeds equal to 67% of reorganization value if no provision was made to pay future claimants and restrict the right of future claimants to sue any purchaser for successor liability. In fact, the Plan Proponents and Lazard believe such asset sale(s) would not likely generate proceeds in sufficient amount to provide a recovery for unsecured creditors approaching the recovery projected under the liquidation analysis prepared by Lazard or the Plan. Under the Plan, providing there are sufficient acceptances by asbestos claimants, all present and future asbestos claims will be subject to Asbestos Personal Injury Permanent Channeling Injunction, thus preserving the enterprise value of the Debtors for the creditors.

         The Court will determine, in conjunction with confirmation, whether the Plan satisfies the "best interests test" of Section 1129(a)(7).

                                   APPENDIX D

 OWENS CORNING ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31,2002

 ALTHOUGH THIS DOCUMENT IS INCORPORATED BY REFERENCE AS PART OF THE DISCLOSURE STATEMENT, THE PLAN PROPONENTS WILL NOT ATTACH THIS DOCUMENT TO THE COPIES OF
      THE DISCLOSURE STATEMENT THAT WILL BE MAILED TO CREDITORS ALONG WITH
        THEIR BALLOTS. COPIES OF THIS DOCUMENT MAY BE OBTAINED, FREE OF
       CHARGE, THROUGH OC'S WEBSITE AT WWW.OWENSCORNING.COM OR BY SENDING
             A WRITTEN REQUEST, INCLUDING BY TELECOPY OR E-MAIL TO:

                                 OWENS CORNING
                   C/O ROBERT L. BERGER & ASSOCIATES, L.L.C.
                         16501 VENTURA BLVD., SUITE 440
                                ENCINO, CA 91436
                               818-783-2737 (FAX)
                           alex@bergerassociates.com

                     THIS DOCUMENT MAY ALSO BE OBTAINED AT
                          THE SECURITIES AND EXCHANGE
                        COMMISSION'S "EDGAR" WEBSITE AT
                            WWW.SEC.GOV/EDGAR.SHTML.

                                   APPENDIX E

                 PRINCIPAL TERMS AND CONDITIONS OF SENIOR NOTES

                                   APPENDIX E

                        PRINCIPAL TERMS OF SENIOR NOTES

     The following is a general description of the principal terms of the Senior Notes that would be issued by Reorganized OC. These are indicative terms only, and the actual terms of the Senior Notes will depend upon the credit rating assigned to the Senior Notes, prevailing market conditions at the time of issuance, and other factors. The definitive terms of the Senior Notes will not be determined until shortly before the confirmation of the Plan.

AMOUNT: $1.4 billion in aggregate, subject to adjustment in accordance with the Plan.

SECURITIES:                        Senior unsecured notes of Reorganized OC,
                                   issued in up to three (3) series, with
                                   maturities to be determined by the Company prior to the Effective Date.

                                   The Company anticipates that the maturities will be no less than five and no more than ten years, with the actual maturities depending upon market conditions for securities of this type and rating prevailing at the time of issuance.

INDENTURE TRUSTEE:                 To be designated by the Company.

INTEREST RATE:                     Interest rates to be determined (the
                                   rates will be set prior to the Effective
                                   Date so that the securities trade at or near
                                   par). Interest will be payable in cash
                                   semi-annually in arrears on the basis of a 360 day year.

SECURITY/PRIORITY:                 The Senior Notes will be unsecured senior
                                   obligations of Reorganized OC. The Company anticipates that the Senior Notes will rank pari passu with a new revolving credit facility and any refinancing thereof.

MANDATORY
REDEMPTION:                        Upon a change of control, to be defined,
                                   Reorganized OC will be obligated to offer to repurchase the Senior Notes at 101% of principal amount plus accrued and unpaid interest to the date of repurchase.

OPTIONAL REDEMPTION:               The Senior Notes will be redeemable by
                                   Reorganized OC on terms and at prices
                                   determined at the time of issuance in
                                   accordance with prevailing market conditions for securities of this type and rating. In addition, at any time prior to the third anniversary of the issuance date,
                                   Reorganized OC may redeem up to 35% of the aggregate principal amount of the Senior
                                   Notes at a fixed redemption price with the net cash proceeds of an equity offering.

SINKING FUND:                      None.

RATING: The Senior Notes will be rated by a nationally recognized rating agency prior to issuance. The Company anticipates that the Senior Notes will be rated "investment grade" by the rating agencies.

COVENANTS; REPRESENTATIONS:        The Senior Notes will contain customary
                                   covenants in accordance with market
                                   convention for similarly rated securities.

CLOSING DATE:                      The Effective Date of the Plan.

                                   APPENDIX F

                     CURRENT CORPORATE STRUCTURE OF COMPANY

                                   APPENDIX G

            PROPOSED CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS

                                   APPENDIX G

                      PROPOSED RESTRUCTURING TRANSACTIONS

OVERVIEW

                  OC has determined to effect an internal restructuring in order to adopt a holding company structure. The restructuring will be implemented at the Effective Date and so will become effective only upon OC's emergence from bankruptcy. The internal restructuring is designed to implement a corporate legal structure that is expected to facilitate improved management reporting and information systems as well as budgeting and operating plan processes that will enhance OC's ability to develop and implement its business plans for its various businesses.

                  As a result of the internal restructuring, OCD will become a holding company which will own, directly or indirectly, subsidiaries representing OC's different businesses. OCD will also own substantially all the intellectual property rights used by OCD's businesses, including the intellectual property rights which have historically been held by OCFT.

IMPLEMENTATION OF THE RESTRUCTURING

                  In order to implement the restructuring, OCD will transfer to existing or newly organized subsidiaries the stock or assets and liabilities relating to different businesses. Certain assets, such as intellectual property, that are used in more than one business, will be shared. At present, substantially all of the United States domestic intellectual property owned by OCD is held by its wholly-owned subsidiary, Owens-Corning Fiberglas Technology, Inc. ("OCFT"), which in turn grants licenses to OCD for use of such intellectual property by OCD and other members of the OC group. In the restructuring, OCFT will be merged into (or its assets and liabilities transferred to) OCD and intellectual property assets of other subsidiaries will be transferred to OCD with the result that most of the intellectual property will be held by the parent company. Appropriate arrangements will then be made to permit the use of such intellectual property by the various business units that use it. Central ownership by the parent company is expected to permit more flexibility in structuring future licensing rights or dispositions, and may permit OCD to take advantage of international treaties designed to minimize administrative and filing fees.

                  The internal restructuring will also affect the structure of OCD's foreign operations. Substantially all of OCD's non-U.S. subsidiaries and affiliates are presently consolidated under IPM, Inc. ("IPM"), which is responsible for the maintenance and administration of such foreign entities. The foreign operations presently owned by IPM will be transferred in the restructuring to holding companies for the applicable business lines in which those foreign entities operate.

                  Section 1123 of the Bankruptcy Code provides that a plan must contain adequate means for its implementation and include appropriate provisions that are not inconsistent with the Bankruptcy Code. The Debtors may transfer any or all of the property of their estates to one or more entities, whether organized before or after confirmation, merge or consolidate the Debtors with one or more Persons and effect the amendment and modifications of the Debtors' charters. With respect to the actions of the Debtors necessary to effectuate Restructuring Transactions, including transactions necessary to effect the internal restructuring. Section 5.6 of the Plan expressly authorizes the Debtors to enter into Restructuring Transactions and to take such actions as may be necessary or appropriate to effect such Restructuring Transactions. Pursuant to this provision, the Debtors will file a summary of the corporate actions necessary to accomplish the Restructuring Transactions at least ten
(10) Business Days prior to the Objection Deadline. The Confirmation Order will constitute authorization of the Bankruptcy Court or District Court for the Debtors to execute any necessary corporate documents and implement the Restructuring Transactions. To the extent that Non-Debtor Subsidiaries must similarly take steps to effectuate the Restructuring Transactions, such actions will be implemented in accordance with the procedures of applicable non-bankruptcy law.

                  To the extent that it involves transactions affecting the Debtors, the internal restructuring will be part of the Plan and, thus, subject to review by holders of Claims entitled to vote on the Plan. In this regard, OCD does not expect the internal restructuring to have a significant financial impact upon the respective rights of the holders of Claims in any Class to recoveries in accordance with the Plan. In addition, OCD does not expect that there will be any material U.S. federal income tax costs in connection with implementation of the internal restructuring, and OCD does not currently anticipate that there will be any material ongoing tax costs associated with the internal restructuring relative to the structure that is currently in place.

The internal restructuring described above is expected to be refined further as steps are taken to implement it. Subject to Bankruptcy Court approval and confirmation of the Plan, OCD does not believe that the internal restructuring will require a shareholder vote.

                                   APPENDIX H

                               VOTING PROCEDURES

           [THIS DOCUMENT WILL BE INSERTED WHEN THE VOTING PROCEDURES
                          ARE APPROVED BY THE COURT]